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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)




                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 28, 1998

                                 $650,503,848.62

                       Mortgage Pass-Through Certificates
                                 Series 1998-17


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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions .....................................................
Section 1.02.  Acts of Holders .................................................
Section 1.03.  Effect of Headings and Table of Contents ........................
Section 1.04.  Benefits of Agreement ...........................................


                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans ....................................
Section 2.02.  Acceptance by Trustee ...........................................
Section 2.03.  Representations and Warranties of the
                  Master Servicer and the Seller ...............................
Section 2.04.  Execution and Delivery of Certificates ..........................
Section 2.05.  Designation of Certificates; Designation of
                  Startup Day and Latest Possible Maturity Date ................


                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS

Section 3.01.  Certificate Account .............................................
Section 3.02.  Permitted Withdrawals from the Certificate Account ..............
Section 3.03.  Advances by Master Servicer and Trustee .........................
Section 3.04.  Trustee to Cooperate; Release of Owner Mortgage Loan Files ......
Section 3.05.  Reports to the Trustee; Annual Compliance Statements ............
Section 3.06.  Title, Management and Disposition of Any REO Mortgage Loan ......
Section 3.07.  Amendments to Servicing Agreements, Modification
                  of Standard Provisions .......................................
Section 3.08.  Oversight of Servicing ..........................................
Section 3.09.  Termination and Substitution of Servicing Agreements ............
Section 3.10.  Application of Net Liquidation Proceeds .........................
Section 3.11.  1934 Act Reports ................................................


                                   ARTICLE IV

    DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01.  Distributions ...................................................
Section 4.02.  Allocation of Realized Losses ...................................
Section 4.03.  Paying Agent ....................................................
Section 4.04.  Statements to Certificateholders;Reports to
                  the Trustee and the Seller ...................................
Section 4.05.  Reports to Mortgagors and the Internal Revenue Service ..........
Section 4.06.  Calculation of Amounts; Binding Effect of
                  Interpretations and Actions of Master Servicer ...............
Section 4.07.  Determination of LIBOR ..........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates ................................................
Section 5.02.  Registration of Certificates ....................................
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates ...............
Section 5.04.  Persons Deemed Owners ...........................................
Section 5.05.  Access to List of Certificateholders' Names and Addresses .......
Section 5.06.  Maintenance of Office or Agency .................................
Section 5.07.  Definitive Certificates .........................................
Section 5.08.  Notices to Clearing Agency ......................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.  Liability of the Seller and the Master Servicer .................
Section 6.02.  Merger or Consolidation of the Seller or the Master Servicer ....
Section 6.03.  Limitation on Liability of the Seller, the Master
                  Servicer and Others ..........................................
Section 6.04.  Resignation of the Master Servicer ..............................
Section 6.05.  Compensation to the Master Servicer .............................
Section 6.06.  Assignment or Delegation of Duties by Master Servicer ...........
Section 6.07.  Indemnification of Trustee and Seller by Master Servicer ........


                                   ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default ...............................................
Section 7.02.  Other Remedies of Trustee .......................................
Section 7.03.  Directions by Certificateholders and Duties
                  of Trustee During Event of Default ...........................
Section 7.04.  Action upon Certain Failures of the Master Servicer and upon Event of Default ....................................
Section 7.05.  Trustee to Act; Appointment of Successor ........................
Section 7.06.  Notification to Certificateholders ..............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee ...............................................
Section 8.02.  Certain Matters Affecting the Trustee ...........................
Section 8.03.  Trustee Not Required to Make Investigation ......................
Section 8.04.  Trustee Not Liable for Certificates or Mortgage Loans ...........
Section 8.05.  Trustee May Own Certificates ....................................
Section 8.06.  The Master Servicer to Pay Fees and Expenses ....................
Section 8.07.  Eligibility Requirements ........................................
Section 8.08.  Resignation and Removal .........................................
Section 8.09.  Successor .......................................................
Section 8.10.  Merger or Consolidation .........................................
Section 8.11.  Authenticating Agent ............................................
Section 8.12.  Separate Trustees and Co-Trustees ...............................
Section 8.13.  Appointment of Custodians .......................................
Section 8.14.  Tax Matters; Compliance with REMIC Provisions ...................
Section 8.15.  Monthly Advances ................................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01.  Termination upon Purchase by the Seller or
                  Liquidation of All Mortgage Loans ............................
Section 9.02.  Additional Termination Requirements .............................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.  Amendment ......................................................
Section 10.02.  Recordation of Agreement .......................................
Section 10.03.  Limitation on Rights of Certificateholders .....................
Section 10.04.  Governing Law; Jurisdiction ....................................
Section 10.05.  Notices ........................................................
Section 10.06.  Severability of Provisions .....................................
Section 10.07.  Special Notices to Rating Agencies .............................
Section 10.08.  Covenant of Seller .............................................
Section 10.09.  Recharacterization .............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.  Class A Fixed Pass-Through Rate ................................
Section 11.02.  Cut-Off Date ...................................................
Section 11.03.  Cut-Off Date Aggregate Principal Balance .......................
Section 11.04.  Original Class A Percentage ....................................
Section 11.05.  Original Principal Balances of the Classes
                   of Class A Certificates .....................................
Section 11.05(a).  Original Class A-8 Components ...............................
Section 11.06.  Original Class A Non-PO Principal Balance ......................
Section 11.07.  Original Subordinated Percentage ...............................
Section 11.08.  Original Class B-1 Percentage ..................................
Section 11.09.  Original Class B-2 Percentage ..................................
Section 11.10.  Original Class B-3 Percentage ..................................
Section 11.11.  Original Class B-4 Percentage ..................................
Section 11.12.  Original Class B-5 Percentage ..................................
Section 11.13.  Original Class B-6 Percentage ..................................
Section 11.14.  Original Class B Principal Balance .............................
Section 11.15.  Original Principal Balances of the Classes
                   of Class B Certificates .....................................
Section 11.16.  Original Class B-1 Fractional Interest .........................
Section 11.17.  Original Class B-2 Fractional Interest .........................
Section 11.18.  Original Class B-3 Fractional Interest .........................
Section 11.19.  Original Class B-4 Fractional Interest .........................
Section 11.20.  Original Class B-5 Fractional Interest .........................
Section 11.21.  Closing Date ...................................................
Section 11.22.  Right to Purchase ..............................................
Section 11.23.  Wire Transfer Eligibility ......................................
Section 11.24.  Single Certificate .............................................
Section 11.25.  Servicing Fee Rate .............................................
Section 11.26.  Master Servicing Fee Rate ......................................

                                    EXHIBITS
                                    --------


EXHIBIT A-1     -     Form of Face of Class A-1 Certificate
EXHIBIT A-2     -     Form of Face of Class A-2 Certificate
EXHIBIT A-3     -     Form of Face of Class A-3 Certificate
EXHIBIT A-4     -     Form of Face of Class A-4 Certificate
EXHIBIT A-5     -     Form of Face of Class A-5 Certificate
EXHIBIT A-6     -     Form of Face of Class A-6 Certificate
EXHIBIT A-7     -     Form of Face of Class A-7 Certificate
EXHIBIT A-8     -     Form of Face of Class A-8 Certificate
EXHIBIT A-9     -     Form of Face of Class A-9 Certificate
EXHIBIT A-10    -     Form of Face of Class A-10 Certificate
EXHIBIT A-PO    -     Form of Face of Class A-PO Certificate
EXHIBIT A-R     -     Form of Face of Class A-R Certificate
EXHIBIT A-LR    -     Form of Face of Class A-LR Certificate
EXHIBIT B-1     -     Form of Face of Class B-1 Certificate
EXHIBIT B-2     -     Form of Face of Class B-2 Certificate
EXHIBIT B-3     -     Form of Face of Class B-3 Certificate
EXHIBIT B-4     -     Form of Face of Class B-4 Certificate
EXHIBIT B-5     -     Form of Face of Class B-5 Certificate
EXHIBIT B-6     -     Form of Face of Class B-6 Certificate
EXHIBIT C       -     Form of Reverse of Series 1998-17 Certificates
EXHIBIT D       -     Reserved
EXHIBIT E       -     Custodial Agreement
EXHIBIT F-1     -     Schedule of Mortgage Loans Serviced by Norwest Mortgage
                         from locations other than Frederick, Maryland
EXHIBIT F-2     -     Schedule of Mortgage Loans Serviced by Norwest Mortgage
                         in Frederick Maryland
EXHIBIT F-3     -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G       -     Request for Release
EXHIBIT H       -     Affidavit Pursuant to Section 860E(e)(4) of the
                         Internal Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I       -     Letter from Transferor of Residual Certificates
EXHIBIT J       -     Transferee's Letter (Class [A-8][A-PO][B-4] [B-5] [B-6]
                         Certificates)
EXHIBIT K       -     Transferee's Letter (Class [B-1] [B-2] [B-3] Certificates)
EXHIBIT L       -     Servicing Agreements
EXHIBIT M       -     Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of July 28, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.



                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.       Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-5 Certificates has been reduced to zero or (ii) the Cross-Over Date.

     Accrual Portion: With respect to each Distribution Date, prior to the Accretion Termination Date, a portion of the interest accrued on the Class A-8 Scheduled Accrual Component equal to the product of 81.4814814815% and the Interest Accrual Amount for the Class A-8 Scheduled Accrual Component for such Distribution Date.

     Accrual Component Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the product of
(a) 81.4814814815% and (b) the Class A Interest Percentage of such Class A-8 Scheduled Accrual Component of the Current Class A Interest Distribution Amount and (ii) the product of (a) 81.4814814815% and (b) the Class A Interest Shortfall Percentage of such Class A-8 Scheduled Accrual Component of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

     Additional Collateral: As defined in the MLCC Servicing Agreement.

     Additional Collateral Mortgage Loan: As defined in the MLCC Servicing Agreement.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $206,805.44 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates and Class A-9 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-8 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-8 Certificates, the sum of (i) (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Class A-8 Certificates, with respect to the Accrual Portion of the Class A-8 Scheduled Accrual Component pursuant to the provisos in Paragraphs first and second of
Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Class A-8 Certificates, with respect to the Accrual Portion of the Class A-8 Scheduled Accrual Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i) and (ii) the amount distributable to the Class A-8 Certificates with respect to the non-Accrual Portion of the Class A-8 Scheduled Accrual Component and the IO Components pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates) and any Class A-8 Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including, in the case of the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component prior to the Accretion Termination Date, the amount included in the Accrual Component Distribution Amount pursuant to clause (i) of the definition thereof.

     As to any Distribution Date and Class A-8 Component, the product of (a) the Class A Interest Shortfall Amount of the Class A-8 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount of the Class A-8 Certificates.

     Class A Interest Shortfall Distribution: As to any Distribution Date and Class of Class A Certificates, the amount distributed in respect of such Class (or in the case of the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component prior to the Accretion Termination Date, the amount included in the Accrual Component Distribution Amount pursuant to clause (ii) of the definition thereof) pursuant to Paragraph second of Section 4.01(a)(i).

     As to any Distribution Date and Class A-8 Component, the product of (a) the Class A Interest Shortfall Distribution for the Class A-8 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Class A Unpaid Interest Shortfall for such Component and the denominator of which is the Class A Unpaid Interest Shortfall for the Class A-8 Certificates.

     Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates and any Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the sum of the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Class A-8 and the Class A-PO Certificates) and (ii) the lesser of the Principal Balance of the Class A-8 Scheduled Accrual Component and the Original Principal Balance of such Component.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-8 Certificates and Class A-PO Certificates) or the Class A-8 Scheduled Accrual Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of the Class A-8 Scheduled Accrual Component, the Original Principal Balance of such Component, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Component Distribution Amount, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Pass-Through Rate: As to the Class A-1, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-2 Certificates, 6.250%. As to the Class A-3 and Class A-4 Certificates, 6.350%. As to the Class A-5 Certificates, 6.500%. As to the Class A-6, Class A-7, Class A-9 and Class A-10 Certificates, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate, the Class A-9 Pass-Through Rate and the Class A-10 Pass-Through Rate, respectively. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2003, 100%. As to any Distribution Date subsequent to July 2003 to and including the Distribution Date in July 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of
(a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after August 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9
Certificates, Class A-10 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates and any Component, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of Class A Interest Shortfall Distributions for such Class or Component on prior Distribution Dates.

     Class A-1 Amount: The product of (i) the Class A Non-PO Principal Amount for such Distribution Date and (ii) the Principal Balance of the Class A-1 Certificates divided by the Class A Non-PO Principal Balance.

     Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-6 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 6.556% per annum. With respect to each succeeding
Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 0.900% plus LIBOR subject to a minimum rate of 0.900% and a maximum rate of 8.500%.

     Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-7 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 7.498% per annum. With respect to each succeeding
Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 29.314286% minus the product of 3.85714286 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 29.314286%.

     Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-8 Component: Any of the Class A-8 Scheduled Accrual Component, Class A-8 IO A Component, Class A-8 IO B Component or Class A-8 IO C Component.

     Class A-8 IO A Component Notional Amount: As to any Distribution Date, the Principal Balance of the Class A-2 Certificates.

     Class A-8 IO B Component Notional Amount: As to any Distribution Date, the sum of the Principal Balances of the Class A-3 and Class A-4 Certificates.

     Class A-8 IO C Component Notional Amount: As to any Distribution Date, the Principal Balance of the Class A-5 Certificates.

     Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-9 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 6.656% per annum. With respect to each succeeding
Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 1.000% plus LIBOR subject to a minimum rate of 1.000% and a maximum rate of 8.000%.

     Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-10 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 7.258% per annum. With respect to each succeeding
Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 37.800% minus the product of 5.40 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 37.800%.

     Class A-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L8 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LPO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
     2.02 or 2.03;

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Component: Any Class A-8 Component.

     Component Rate: With respect to (i) the Class A-8 Scheduled Accrual Component 6.75%, (ii) the Class A-8 IO A Component 0.50%, (iii) the Class A-8 IO B Component 0.40% and (iv) the Class A-8 IO C Component 0.25%.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trustee, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Corresponding Upper-Tier Class, Classes, Component or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components as follows:

     Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class,
                                           Classes, Component or Components


     Class A-L1 Interest                   Class A-1 Certificates

     Class A-L2 Interest                   Class A-2 Certificates  and
                                           Class A-8 IO A Component

     Class A-L3 Interest                   Class A-3 Certificates, Class A-4
                                           Certificates and Class A-8 IO B
                                           Component

     Class A-L5 Interest                   Class A-5 Certificates and Class A-8
                                           IO C Component

     Class A-L6 Interest                   Class A-6 Certificates, Class A-7
                                           Certificates, Class A-9 Certificates
                                           and Class A-10 Certificates

     Class A-L8 Interest                   Class A-8 Scheduled Accrual Component

     Class A-LPO Interest                  Class A-PO Certificates

     Class A-LUR Interest                  Class A-R Certificate

     Class B-L1 Interest                   Class B-1 Certificates

     Class B-L2 Interest                   Class B-2 Certificates

     Class B-L3 Interest                   Class B-3 Certificates

     Class B-L4 Interest                   Class B-4 Certificates

     Class B-L5 Interest                   Class B-5 Certificates

     Class B-L6 Interest                   Class B-6 Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is August 25, 2028 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fitch: Fitch IBCA, Inc., or its successor in interest.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $13,010,076.97 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Group Reduction Principal Balance: As defined in Section 4.01(b).

     Group Reduction Amount: As defined in Section 4.01(b).

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-8 and Class A-PO Certificates) or any Component, (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class or Component Rate for such Component and (ii) the Principal Balance or Notional Amount of such Class or Component, as applicable, as of the
Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class or Component of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-8 Certificates will equal the sum of the Interest Accrual Amounts for the Class A-8 Scheduled Accrual Component, the Class A-8 IO A Component, the Class A-8 IO B Component and the Class A-8 IO C Component. The Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month Eurodollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

     MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement or with respect to the Merrill Lynch Credit Corp. Servicing Agreement, the amount defined as "Compensating Interest".

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage  100sm  Pledge  Agreement:   As  defined  in  the  MLCC  Servicing
Agreement.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v) the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x) the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

          (xv) the Master Servicing Fee;

          (xvi) Fixed Retained Yield, if applicable; and

          (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(g).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Notional Amount: Any of the Class A-8 IO A Component Notional Amount, the Class A-8 IO B Component Notional Amount or the Class A-8 IO C Component Notional Amount.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Group Reduction Principal Balance: The sum of the Original Principal Balances of the Class A-5 and Class A-8 Certificates.

     Original PAC Group Principal Balance: The sum of the Original Principal Balances of the Class A-2, Class A-3 and Class A-4 Certificates.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-8 Components as set forth in Section 11.05(a); the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Merrill Lynch Credit Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Parent Power(R) Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

     Parent Power(R) Guaranty and Security Agreement for Securities Account: As defined in the MLCC Servicing Agreement.

     PAC Certificates: The Class A-2, Class A-3 and Class A-4 Certificates.

     PAC Group Principal Amount: As defined in Section 4.01(b).

     PAC Group Principal Balance: As defined in Section 4.01(b).

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Accretion Amount: With respect to the Class A-8 Scheduled Accrual Component and as to any Distribution Date prior to the Accretion Termination Date, an amount with respect to such Component equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Component Distribution Amount with respect to such Distribution Date.

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-8 Certificates) or the Class A-8 Scheduled Accrual Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-8 and Class A-PO Certificates) or the Class A-8 Scheduled Accrual Component, the Original Principal Balance of such Class or Component (increased in the case of the Class A-8 Scheduled Accrual Component by the Principal Accretion Amounts with respect to prior Distribution Dates for such Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Component Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     The Principal Balance of the Class A-8 Certificates at any time will be equal to the Principal Balance of the Class A-8 Scheduled Accrual Component.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day prior to the beginning of the month preceding the month in which such Distribution Date occurs.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Reduction Amount: As defined in Section 4.01(b).

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's

     Scheduled Certificates: The Class A-5 Certificates.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, People's Bank, The Huntington Mortgage Company, FT Mortgage Companies, First Bank National Association, Farmers State Bank and Trust Company of Superior, Banc One Mortgage Corp., Bank of Oklahoma, N.A., Brenton Mortgage Inc., Merrill Lynch Credit Corp., America First Credit Union and Suntrust Mortgage Inc., as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (1) normal wear and tear;

          (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $6,505,038.49 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02.

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Surety Bond: As defined in the MLCC Servicing Agreement.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), and the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: First Union National Bank, a national banking association, or any successor Trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person: As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates will be entitled to a pro rata portion of the Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.       Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.       Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.       Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.       Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100sm Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.       Acceptance by Trustee.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.       Execution and Delivery of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L5 Interest, Class A-L6 Interest, Class A-L8 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is August 25, 2028 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01.       Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of a Mortgage 100sm Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02.       Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
     Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become
     Nonrecoverable   Advances   provided,   however,   that  any   portion   of
     Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
     Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.       Advances by Master Servicer and Trustee.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.       Trustee to Cooperate; Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05.       Reports to the Trustee; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

Section 3.06.       Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.       Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.       Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.       Application of Net Liquidation Proceeds.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Section 3.11.       1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-8 and Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01.       Distributions.

     (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-8 Certificates with respect to the Accrual Portion of the Class A-8 Scheduled Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of the Class A-5 Certificates and the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component, in each case in accordance with Section 4.01(b);

     second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Class A-8 Certificates with respect to the Accrual Portion of the Class A-8 Scheduled Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of the Class A-5 Certificates and the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component, in each case in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

     fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

     twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-8, Class A-R or Class A-LR Certificates) has been reduced to zero or, in the case of the Class A-8 Certificates, after the latter to occur of (i) the Principal Balance of such Class has been reduced to zero or
(ii) the Class A-8 IO A Component Notional Amount, Class A-8 IO B Component Notional Amount and Class A-8 IO C Component Notional Amount have been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

     (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest (or, in the case of the Class A-L8 Interest (with respect to the Accrual Portion of the Class A-8 Scheduled Accrual Component) shall have such amount added to its principal balance) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

     The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L5 Interest, Class A-L6 Interest, Class A-L8 Interest, Class B-L1 Interest, Class BL-2 Interest, Class BL-3 Interest, Class BL-4 Interest, Class BL-5 Interest and Class BL-6 Interest shall be 6.750% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b) On each Distribution Date occurring prior to the Accretion Termination Date, an amount equal to the Accrual Component Distribution Amount, if any, for such Distribution Date will be allocated as follows: first, to the Class A-5 Certificates up to their Reduction Amount for such Distribution Date and second, concurrently to the Class A-5 Certificates and the Class A-8 Scheduled Accrual Component, pro rata, without regard to the Reduction Amount for the Class A-5 Certificates or the Group Reduction Amount, until the Principal Balances of such Class and such Component have been reduced to zero.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Class A-PO Certificates) as follows:

     first, to the Class A-1 Certificates, up to the Class A-1 Amount for such Distribution Date;

     second, sequentially, to the Class A-R and Class A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

     third,   sequentially,   to  the  Class  A-2,   Class  A-3  and  Class  A-4
Certificates, in that order, up to the PAC Group Principal Amount for such Distribution Date;

     fourth, sequentially, in an amount up to the Group Reduction Amount for such Distribution Date, (i) to the Class A-5 Certificates up to their Reduction Amount for such Distribution Date, (ii) to the extent the Principal Balance of the Class A-5 Certificates is greater than zero, concurrently, to the Class A-5 Certificates without regard to their Reduction Amount for such Distribution Date and the Class A-8 Scheduled Accrual Component, pro rata, until the Principal Balances of such Class and such Component have been reduced to zero and (iii) to the Class A-8 Scheduled Accrual Component until the Principal Balance thereof has been reduced to zero;

     fifth, concurrently, to the Class A-6, Class A-7, Class A-9 and Class A-10 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

     sixth, sequentially, without regard to the Group Reduction Amount for such Distribution Date, (i) to the Class A-5 Certificates, up to their Reduction Amount for such Distribution Date, (ii) to the extent the Principal Balance of the Class A-5 Certificates is greater than zero, concurrently, to the Class A-5 Certificates without regard to their Reduction Amount for such Distribution Date and the Class A-8 Scheduled Accrual Component, pro rata, until the Principal Balances of such Class and such Component have been reduced to zero and (iii) to the Class A-8 Scheduled Accrual Component until the Principal Balance thereof has been reduced to zero; and

     seventh, sequentially, to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, without regard to the PAC Group Principal Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero.

     For purposes of the foregoing, the pro rata allocation between the Class A-5 Certificates and the Class A-8 Scheduled Accrual Component shall be based on the Principal Balance of the Class A-5 Certificates after the payment of the Reduction Amount for such Distribution Date and the Principal Balance of the Class A-8 Scheduled Accrual Component after the addition of the Accrual Component Distribution Amount for such Distribution Date.

     As used above, the "PAC Group Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-2, Class A-3 and Class A-4 Certificates (such sum, the "PAC Group Principal Balance") to the percentage of its Original PAC Group Principal Balance shown in the table set forth below with respect to such Distribution Date.

     As used above, the "Reduction Amount" for any Distribution Date and the Class A-5 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

     As used above, the "Group Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-5 and Class A-8 Scheduled Accrual Component (such sum, the "Group Reduction Principal Balance") to the percentage of the Original Group Reduction Principal Balance shown in the table set forth below with respect to such Distribution Date.

     The following tables set forth for each Distribution Date the planned PAC Group Principal Balance, the Scheduled Principal Balances for the Scheduled Certificates and the Scheduled Group Reduction Principal Balance, expressed as a percentage of the Original PAC Group Principal Balance, the Original Principal Balance of such Class or the Original Group Reduction Principal Balance.

                      Planned PAC Group Principal Balances
              as Percentages of Initial PAC Group Principal Balance

                          Percentage of                             Percentage of                                 Percentage of
                             Initial                                   Initial                                      Initial
                            PAC Group                                 PAC Group                                    PAC Group
  Distribution Date      Principal Balance    Distribution Date    Principal Balance        Distribution Date    Principal Balance
  -----------------      -----------------    -----------------    -----------------        -----------------    -----------------
August 1998...........     99.69570115%    June 2001..............   66.12635493%        April 2004............    24.05505826%
September 1998........     99.34767100     July 2001..............   64.77837678         May 2004..............    22.93501221
October 1998..........     98.95606386     August 2001............   63.43722023         June 2004.............    21.82064676
November 1998.........     98.52101894     September 2001.........   62.10285066         July 2004.............    20.71193277
December 1998.........     98.04266734     October 2001...........   60.77523361         August 2004...........    19.61364822
January 1999..........     97.52116267     November 2001..........   59.45433482         September 2004........    18.52092748
February 1999.........     96.95668098     December 2001..........   58.14012020         October 2004..........    17.43374184
March 1999............     96.34942068     January 2002...........   56.83255583         November 2004.........    16.36374028
April 1999............     95.69960246     February 2002..........   55.53160800         December 2004.........    15.32804956
May 1999..............     95.00746918     March 2002.............   54.23724314         January 2005..........    14.32561532
June 1999.............     94.27328575     April 2002.............   52.94942788         February 2005.........    13.35541497
July 1999.............     93.49733897     May 2002...............   51.66812902         March 2005............    12.41645674
August 1999...........     92.67993739     June 2002..............   50.39331354         April 2005............    11.50777877
September 1999........     91.82142869     July 2002..............   49.12494859         May 2005..............    10.62844820
October 1999..........     90.92216402     August 2002............   47.86300148         June 2005.............     9.77756035
November 1999.........     89.98251563     September 2002.........   46.60743971         July 2005.............     8.95423782
December 1999.........     89.00287668     October 2002...........   45.35823096         August 2005...........     8.20047663
January 2000..........     87.98366091     November 2002..........   44.11534304         September 2005........     7.47122960
February 2000.........     86.92536599     December 2002..........   42.87874399         October 2005..........     6.76572857
March 2000............     85.82846278     January 2003...........   41.64840195         November 2005.........     6.08322891
April 2000............     84.69346607     February 2003..........   40.42428529         December 2005.........     5.42300881
May 2000..............     83.52098139     March 2003.............   39.20636252         January 2006..........     4.78436857
June 2000.............     82.31164244     April 2003.............   37.99460230         February 2006.........     4.16662995
July 2000.............     81.06630551     May 2003...............   36.78897349         March 2006............     3.56913554
August 2000...........     79.78583326     June 2003..............   35.58944509         April 2006............     2.99124810
September 2000........     78.47129057     July 2003..............   34.39598627         May 2006..............     2.43234995
October 2000..........     77.12471006     August 2003............   33.22347749         June 2006.............     1.89184240
November 2000.........     75.75093222     September 2003.........   32.05691864         July 2006.............     1.36914517
December 2000.........     74.35944013     October 2003...........   30.89627917         August 2006...........     0.89771961
January 2001..........     72.96979476     November 2003..........   29.74152869         September 2006........     0.44149775
February 2001.........     71.58718266     December 2003..........   28.59263695         October 2006..........
March 2001............     70.21156810     January 2004...........   27.44957389         and thereafter........     0.00000000
April 2001............     68.84291550     February 2004..........   26.31230957
May 2001..............     67.48118951     March 2004.............   25.18081423

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance


                             Class A-5 Certificates


                         Percentage of                             Percentage of                                Percentage of
                           Initial                                   Initial                                      Initial
   Distribution Date    Principal Balance     Distribution Date   Principal Balance        Distribution Date   Principal Balance
   -----------------    -----------------     -----------------   -----------------        -----------------   -----------------
August 1998...........   99.49343772%      May 2000..............   70.10365452%        February 2002.........  25.37518678%
September 1998........   98.89988806       June 2000.............   67.94927025         March 2002............  23.59926293
October 1998..........   98.21953210       July 2000.............   65.74588427         April 2002............  21.85761364
November 1998.........   97.45272912       August 2000...........   63.49713418         May 2002..............  20.14966656
December 1998.........   96.59992090       September 2000........   61.20706972         June 2002.............  18.47485738
January 1999..........   95.66170281       October 2000..........   58.88159016         July 2002.............  16.83262970
February 1999.........   94.63882380       November 2000.........   56.53186227         August 2002...........  15.22243496
March 1999............   93.53218589       December 2000.........   54.17758397         September 2002........  13.64373227
April 1999............   92.34284342       January 2001..........   51.85694182         October 2002..........  12.09598836
May 1999..............   91.07200186       February 2001.........   49.57949685         November 2002.........  10.57867746
June 1999.............   89.72101625       March 2001............   47.34455163         December 2002.........   9.09128117
July 1999.............   88.29138935       April 2001............   45.15141853         January 2003..........   7.63328840
August 1999...........   86.78476932       May 2001..............   42.99941951         February 2003.........   6.20419521
September 1999........   85.20298277       June 2001.............   40.88788606         March 2003............   4.80350479
October 1999..........   83.54795859       July 2001.............   38.81615901         April 2003............   3.43072728
November 1999.........   81.82176206       August 2001...........   36.78358843         May 2003..............   2.08537975
December 1999.........   80.02659123       September 2001........   34.78953350         June 2003.............   0.76770927
January 2000..........   78.16477287       October 2001..........   32.83336239         July 2003 and
February 2000.........   76.23888278       November 2001.........   30.91445212         thereafter ...........   0.00000000
March 2000............   74.25151974       December 2001.........   29.03218843
April 2000............   72.20544271       January 2002..........   27.18596570

                  Scheduled Group Reduction Principal Balances as Percentages of Initial Group Reduction Principal Balance

                        Percentage of                              Percentage of                               Percentage of
                          Initial Group                              Initial Group                               Initial Group
   Distribution Date   Principal Balance      Distribution Date   Principal Balance       Distribution Date   Principal Balance
   -----------------   -----------------      -----------------   -----------------       -----------------   -----------------
August 1998...........   99.85464748%      February 2003.........   52.02179551%       July 2007.............  25.42593246
September 1998........   99.65565780       March 2003............   51.36609747        August 2007...........  24.71669203
October 1998..........   99.40314785       April 2003............   50.72887439        September 2007........  24.01756956
November 1998.........   99.09734605       May 2003..............   50.10982875        October 2007..........  23.32842473
December 1998.........   98.73853243       June 2003.............   49.50866730        November 2007.........  22.64911910
January 1999..........   98.32708313       July 2003.............   48.92510100        December 2007.........  21.97951614
February 1999.........   97.86347041       August 2003...........   48.37893122        January 2008..........  21.31948119
March 1999............   97.34826230       September 2003........   47.84963119        February 2008.........  20.66888142
April 1999............   96.78212215       October 2003..........   47.33692462        March 2008............  20.02758583
May 1999..............   96.16580788       November 2003.........   46.84053921        April 2008............  19.39546519
June 1999.............   95.50017102       December 2003.........   46.36020659        May 2008..............  18.77239208
July 1999.............   94.78615551       Janaury 2004..........   45.89566225        June 2008.............  18.15824077
August 1999...........   94.02479631       February 2004.........   45.44664551        July 2008.............  17.55288729
September 1999........   93.21724002       March 2004............   45.01289946        August 2008...........  16.95620936
October 1999..........   92.36469724       April 2004............   44.59417088        September 2008........  16.36808636
November 1999.........   91.46846396       May 2004..............   44.19021026        October 2008..........  15.78839933
December 1999.........   90.52991921       June 2004.............   43.80077165        November 2008.........  15.21703094
January 2000..........   89.55052261       July 2004.............   43.42561270        December 2008.........  14.65386547
February 2000.........   88.53188957       August 2004...........   43.07066011        January 2009..........  14.09878878
March 2000............   87.47564991       September 2004........   42.72941563        February 2009.........  13.55168829
April 2000............   86.38353368       October 2004..........   42.40164810        March 2009............  13.01245296
May 2000..............   85.25742355       November 2004.........   42.07739311        April 2009............  12.48097328
June 2000.............   84.09927240       December 2004.........   41.74212228        May 2009..............  11.95714125
July 2000.............   82.91133300       January 2005..........   41.39646999        June 2009.............  11.44085032
August 2000...........   81.69588522       February 2005.........   41.04104746        July 2009.............  10.93199542
September 2000........   80.45546677       March 2005............   40.67644348        August 2009...........  10.43047292
October 2000..........   79.19377254       April 2005............   40.30322520        September 2009........   9.93618061
November 2000.........   77.91779305       May 2005..............   39.92193879        October 2009..........   9.44901768
December 2000.........   76.63985634       June 2005.............   39.53311008        November 2009.........   8.96888469
January 2001..........   75.38385787       July 2005.............   39.13724531        December 2009.........   8.49568359
February 2001.........   74.15578358       August 2005...........   38.71786960        January 2010..........   8.02931764
March 2001............   72.95520124       September 2005........   38.29325487        February 2010.........   7.56969147
April 2001............   71.78168477       October 2005..........   37.86382855        March 2010............   7.11671097
May 2001..............   70.63481411       November 2005.........   37.43000140        April 2010............   6.67028336
June 2001.............   69.51417518       December 2005.........   36.99216802        May 2010..............   6.23031712
July 2001.............   68.41935976       January 2006..........   36.55070744        June 2010.............   5.79672198
August 2001...........   67.34996543       February 2006.........   36.10598358        July 2010.............   5.36940891
September 2001........   66.30559550       March 2006............   35.65834582        August 2010...........   4.94829011
October 2001..........   65.28585891       April 2006............   35.20812942        September 2010........   4.53327897
November 2001.........   64.29037016       May 2006..............   34.75565605        October 2010..........   4.12429010
December 2001.........   63.31874923       June 2006.............   34.30123418        November 2010.........   3.72123925
January 2002..........   62.37062152       July 2006.............   33.84515961        December 2010.........   3.32404333
February 2002.........   61.44561777       August 2006...........   33.37598770        January 2011..........   2.93262042
March 2002............   60.54337395       September 2006........   32.90668413        February 2011.........   2.54688969
April 2002............   59.66353125       October 2006..........   32.43739110        March 2011............   2.16677145
May 2002..............   58.80573598       November 2006.........   31.61209517        April 2011............   1.79218708
June 2002.............   57.96963946       December 2006.........   30.79874397        May 2011..............   1.42305906
July 2002.............   57.15489803       Janaury 2007..........   29.99716973        June 2011.............   1.05931092
August 2002...........   56.36117292       February 2007.........   29.20720697        July 2011.............   0.70086726
September 2002........   55.58813019       March 2007............   28.42869252        August 2011...........   0.34765369
October 2002..........   54.83544071       April 2007............   27.66146545        September 2011
November 2002.........   54.10278001       May 2007..............   26.90536706        and thereafter........   0.00000000
December 2002.........   53.38982831       June 2007.............   26.16024085
January 2003..........   52.69627037

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-7,Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero or, in the case of the Class A-8 Certificates, upon the later of (a) the Principal Balance of such Class being reduced to zero or (b) the Class A-8 IO A Component Notional Amount, Class A-8 IO B Component Notional Amount and Class A-8 IO C Component Notional Amount being reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02        Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

     second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-8 and Class A-PO Certificates) and the Class A-8 Scheduled Accrual Component in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates (other than the Class A-8 Certificates) and the Class A-8 Components based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates (other than the Class A-8 Certificates) and the Class A-8 Components based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03        Paying Agent.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

Section 4.04. Statements to Certificateholders; Reports to the Trustee and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) the Class A-PO Deferred Amount, if any;

          (xxiv) in the case of the Class A-8 Certificates, the Class A-8 IO A Notional Amount, the Class A-8 IO B Notional Amount and the Class A-8 IO C Notional Amount;

          (xxv) in the case of the Class A-6, Class A-7, Class A-9 and Class A-10 Certificates, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate, the Class A-9 Pass-Through Rate and the Class A-10 Pass-Through Rate; and

          (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns.


and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05.       Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

Section 4.07.       Determination of LIBOR.

     On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the second succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

     If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the second succeeding month will be whichever is higher of
(x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

     If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the second succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.656%.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Class A-6, Class A-7, Class A-9 and Class A-10 Certificates, in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the Class A-6, Class A-7, Class A-9 and Class A-10 Certificates for the related Distribution Date to Beneficial Owners or Holders of Class A-6, Class A-7, Class A-9 and Class A-10 Certificates who place a telephone call to the Trustee at (704) 590-6161 and make a request therefor.

ARTICLE V

THE CERTIFICATES

Section 5.01.       The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate
Original  Principal  Balance or notional  amount of such Class,  as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-PO, A-R, A-LR, B-1, B-2,
B-3, B-4, B-5, B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02.       Registration of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-8, Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-8, Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-8, Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-8, Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of
Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     (e) No transfer of a Class A-8 Certificate shall be made unless the Trustee shall have received a representation letter in the form of Exhibit J hereto to the effect that if the transferee is a Plan or a person acting on behalf of or using the assets of a Plan such transferee is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer.

Section 5.03.       Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04.       Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05.       Access to List of Certificateholders' Names and Addresses.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06.       Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07.       Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.       Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01.       Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.       Merger  or   Consolidation  of  the  Seller  or  the  Master
                    Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04.       Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.       Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06.       Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07.       Indemnification of Trustee and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.       Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02.       Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.       Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.       Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01.       Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its respective Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.       Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

          (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of Trustee as successor Master Servicer; and

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03.       Trustee Not Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04.       Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05.       Trustee May Own Certificates.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

Section 8.06.       The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07.       Eligibility Requirements.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in Section 8.08.

Section 8.08.       Resignation and Removal.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.       Successor.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.       Merger or Consolidation.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11.       Authenticating Agent.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.       Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.       Appointment of Custodians.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14.       Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, Class A-8 Scheduled Accrual Component, Class A-8 IO A Component, Class A-8 IO B Component, Class A-8 IO C Component, the Class A-9, Class A-10, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L3, Class A-L5, Class A-L6, Class A-L8, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master
Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

     In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15.       Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.       Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.      Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

Section 10.02.      Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.      Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.      Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.      Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

Section 10.06.      Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.      Special Notices to Rating Agencies .

     (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the  resignation  or removal of the  Trustee  pursuant to Section
     8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

Section 10.08.      Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.      Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.      Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 6.750% per annum.

Section 11.02.      Cut-Off Date.

     The Cut-Off Date for the Certificates is July 1, 1998.

Section 11.03.      Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $650,503,848.62.

Section 11.04.      Original Class A Percentage.

     The Original Class A Percentage is 95.99564823%

Section 11.05.      Original  Principal  Balances  of the  Classes  of  Class  A
                    Certificates.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
             Class                      Principal Balance
             -----                      -----------------
           Class A-1                    $ 131,360,000.00
           Class A-2                    $ 108,084,000.00
           Class A-3                    $  90,373,000.00
           Class A-4                    $   2,000,000.00
           Class A-5                    $ 150,419,000.00
           Class A-6                    $  20,468,700.00
           Class A-7                    $   5,306,700.00
           Class A-8                    $  90,000,000.00
           Class A-9                    $  21,756,600.00
           Class A-10                   $   4,029,000.00
           Class A-PO                   $     685,745.91
           Class A-R                    $          50.00
           Class A-LR                   $          50.00

Section 11.05(a).   Original Principal Balances of the Class A-8 Components.

     As to the Class A-8 Components, the Principal Balance of such Component as of the Cut-Off Date, is as follows:

     + Original Principal Balance Class A-8 Scheduled Accrual Component $ 90,000,000.00

Section 11.06.      Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $623,797,100.00.

Section 11.07.      Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.00435177%.

Section 11.08.      Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.50165099%.

Section 11.09.      Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 1.30128723%.

Section 11.10.      Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.50060163%.

Section 11.11.      Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.30023787%.

Section 11.12.      Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.15019588%.

Section 11.13.      Original Class B-6 Percentage.

     The Original Class B-6 Percentage is 0.25037818%.

Section 11.14.      Original Class B Principal Balance.

     The Original Class B Principal Balance is $26,021,002.71.

Section 11.15.      Original  Principal  Balances  of the  Classes  of  Class  B
                    Certificates.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                            Original
            Class                       Principal Balance
            -----                       -----------------
         Class B-1                      $ 9,758,000.00
         Class B-2                      $ 8,456,000.00
         Class B-3                      $ 3,253,000.00
         Class B-4                      $ 1,951,000.00
         Class B-5                      $   976,000.00
         Cl$ss B-6 1,627,002.71


Section 11.16.      Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 2.50270077%.

Section 11.17.      Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 1.20141354%.

Section 11.18.      Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.70081191%.

Section 11.19.      Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.40057405%.

Section 11.20.      Original Class B-5 Fractional Interest.

     The Original Class B-5 Fractional Interest is 0.25037817%.

Section 11.21.      Closing Date.

     The Closing Date is July 28, 1998.

Section 11.22.      Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $65,050,384.86 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.23.      Wire Transfer Eligibility.

     With respect to the Class A (other than the Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

Section 11.24.      Single Certificate.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $685,745.91 Denomination.

Section 11.25.      Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

Section 11.26.      Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        NORWEST ASSET SECURITIES CORPORATION
                                        as Seller

                                        By:_________________________________
                                             Name:
                                             Title:

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                        as Master Servicer

                                        By:_________________________________
                                             Name:
                                             Title:

                                        FIRST UNION NATIONAL BANK
                                        as Trustee

                                        By:_________________________________
                                             Name:
                                             Title:

Attest:
By:___________________________
Name:_________________________
Title:________________________

STATE OF NEW YORK   )
                         ss.:
COUNTY OF NEW YORK  )

     On this 28th day of July, 1998, before me, a notary public in and for the State of New York, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


______________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK   )
                         ss.:
COUNTY OF NEW YORK  )

     On this 28th day of July, 1998, before me, a notary public in and for the State of New York, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


______________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                              ss.:
COUNTY OF                )

     On this 28th day of July, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


______________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                              ss.:
COUNTY OF                )

     On this 28th day of July, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


______________________________
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

 Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                 Series 1998-17
                 Applicable Unscheduled Principal Receipt Period

                                        Full Unscheduled    Partial Unscheduled
Servicer                               Principal Receipts   Principal Receipts
------------------------------------   ------------------   ------------------
Norwest Mortgage, Inc. (Exhibit F-1)      Prior Month          Prior Month
Norwest Mortgage, Inc. (Exhibit F-2)      Mid Month            Mid Month
The Huntington Mortgage Company           Prior Month          Prior Month
First Bank National Association           Prior Month          Prior Month
FT Mortgage Companies                     Mid-Month            Prior Month
Suntrust Mortgage Inc.                    Prior Month          Prior Month
Farmers State Bank and Trust of Superior  Mid Month            Prior Month
People's Bank                             Mid Month            Prior Month
Banc One Mortgage Corp.                   Mid Month            Prior Month
Bank of Oklahoma, N.A.                    Mid Month            Prior Month
Brenton Mortgage Inc.                     Mid Month            Prior Month
Merrill Lynch Credit Corp.                Mid Month            Prior Month
America First Credit Union                Mid Month            Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: August 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  September 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.200% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
        OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
       CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH
         OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
       DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
      TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
        ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   August 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  September 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.200% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:                                  First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
        OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
       CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH
         OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
       DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
      TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
        ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: August 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  September 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.400% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
          REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
       ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
          CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   August 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
        ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
       OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
           CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
       IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: August 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
        OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
       CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH
         OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
       DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
      TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
        ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   August 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in August 1998 will be 6.556% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.900% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.900% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in August 1998 will be 7.498% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to (i) 29.314286% minus (ii) the product of 3.85714286 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.00% and a maximum rate of 29.314286%. The amount of interest which accrues on this Certificate will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, and based on its issue price of 90.06235%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and
(b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.00013333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.62%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01941153%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT
FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     A PURCHASER OF THIS CERTIFICATE THAT IS A PLAN (AS DEFINED IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT) OR PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN WILL BE REQUIRED TO REPRESENT THAT IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1) OF REGULATION D UNDER THE ACT.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-8 Certificates consist of four components (each, a "Component" and individually, the "Class A-8 Scheduled Accrual Component," "Class A-8 IO A Component," the "Class A-8 IO B Component" and the "Class A-8 IO C Component"). The amount of interest which accrues on the Class A-8 Certificates in any month will equal the sum of the interest which accrues on the Class A-8 Components. The component rate (the "Component Rate") on (i) the Class A-8 Scheduled Accrual Component applicable to each Distribution Date will be 6.750% per annum, (ii) the Class A-8 IO A Component applicable to each Distribution Date will be 0.500% per annum, (iii) the Class A-8 IO B Component applicable to each Distribution Date will be 0.400% per annum and (iv) the Class A-8 IO C Component applicable to each Distribution Date will be 0.250% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class A-8 Scheduled Accrual Component or the outstanding notional amount in the case of the Class A-8 IO A Component, Class A-8 IO B Component or Class A-8 IO C Component. Prior to the Accretion Termination Date, the Accrual Portion (as defined in the Agreement) of the Class A-8 Scheduled Accrual Component will not be distributed as interest on this Certificate. Prior to the Accretion Termination Date, the Accrual Portion of the Class A-8 Scheduled Accrual Component otherwise available for distribution on this Certificate will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates with respect to their Components.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-8 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with the Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Act, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee will also require if the transferee is a Plan or a person acting on behalf of or investing the assets of a Plan, a representation letter, in the form as described in the Agreement, stating that such transferee is an "accredited investor" as defined in Rule 501(a)(1) of the Act.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, at an issue price of 100.80093%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance plus all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that the interest rate at which distributions of interest on this Certificate actually will be made will change as the Principal Balances of the Classes and Component upon which the Interest Accrual Amount of the Class A-8 Certificates is based are increased or reduced in accordance with the Prepayment Assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 79.48529440%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.20%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.54406174%.

     Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
        REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
       COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE
        OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
         WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in August 1998 will be 6.656% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 1.000% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 1.000% and a maximum rate of 8.000%. The amount of interest which accrues on this Certificate will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in August 1998 will be 7.258% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to (i) 37.800% minus (ii) the product of 5.400 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 37.800%. The amount of interest which accrues on this Certificate will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, and based on its issue price of 86.04435%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 14.01613333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.85%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02645415%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-17, CLASS A-PO


            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, at an issue price of 61.42525% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 38.57475000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.74%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.40255042%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $50.00
by this Certificate: 100%

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee


                                        By____________________________
                                             Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-17, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $50.00
by this Certificate: 100%

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to Holders of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee


                                        By____________________________
                                             Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17, CLASS B-1


     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17, CLASS B-2


     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17, CLASS B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date: July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, and based on its issue price of 97.10000%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.95625000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.15%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01460090%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17, CLASS B-4


     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, and based on its issue price of 90.50625%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.12%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04496211%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17, CLASS B-5


     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, and based on its issue price of 71.02187%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.03438000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.71%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11735967%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-17, CLASS B-6


     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 28, 1998, and based on its issue price of 34.50625%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus three days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 250% SPA (as defined in the Prospectus Supplement dated July 21, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 65.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 25.60%; and (iii) the amount of OID allocable to the short first accrual period (July 28, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15558861%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-17 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-17

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other  Identifying  Number of Assignee:

--------------------------------------------------------------------------------

Dated:

                                        -------------------------------------
                                        Signature by or on behalf of assignor

                                        -------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
-----------------------------------------------------------------     for    the
account  of   -----------------------------------------------   account   number
_____________,        or,       if        mailed       by       check,        to
-------------------------------------------------------.  Applicable  statements
should          be           mailed          to           ----------------------
----------------------------------------------------------------.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H   T H A T

     WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of July 28, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-17 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                FIRST UNION NATIONAL BANK

230 South Tryon Street                  By:________________________________
Charlotte, North Carolina,  28288       Name:______________________________
                                        Title:_____________________________



Address:                                NORWEST ASSET SECURITIES
                                        CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703              By:________________________________
                                        Name:______________________________
                                        Title:_____________________________



Address:                                NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

7485 New Horizon Way
Frederick, Maryland  21703              By:________________________________
                                        Name:______________________________
                                        Title: ____________________________



Address:                                [CUSTODIAN]


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

STATE OF            )
                    :    ss.:
COUNTY OF           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ___________________________________
                                                  Notary Public



[NOTARIAL SEAL]

STATE OF            )
                    :    ss.:
COUNTY OF           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ___________________________________
                                                  Notary Public



[NOTARIAL SEAL]

STATE OF            )
                    :    ss.:
COUNTY OF           )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ___________________________________
                                                  Notary Public



[NOTARIAL SEAL]

STATE OF            )
                    :    ss.:
COUNTY OF           )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ___________________________________
                                                  Notary Public



[NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]


NASCOR
NMI / 1998-17  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS


                                                                                     NET
MORTGAGE                                                              MORTGAGE     MORTGAGE   CURRENT     ORIGINAL
LOAN                                               ZIP     PROPERTY   INTEREST     INTEREST   MONTHLY      TERM TO
NUMBER       CITY                        STATE     CODE      TYPE       RATE         RATE     PAYMENT     MATURITY
------       ----                        -----     ----      ----       ----         ----     -------     --------
6286713      HIGHLANDS RANCH              CO      80126      SFD        7.875       6.750     $1,768.44      360
6287634      DENVER                       CO      80206      LCO        7.625       6.750     $5,662.35      360
6287678      CARMEL                       IN      46032      SFD        7.875       6.750     $1,943.19      360
6291326      SE WINTER HAVEN              FL      33884      PUD        6.625       6.358     $2,416.85      360
6294265      SPRINGDALE                   UT      84767      SFD        7.625       6.750     $1,560.69      360
6302037      SIOUX FALLS                  SD      57108      SFD        7.625       6.750     $2,381.73      360
6321922      BRIGHTON                     CO      80601      SFD        7.375       6.750     $2,210.16      360
6322245      SIOUX FALLS                  SD      57106      SFD        7.500       6.750     $1,953.95      360
6326744      ZEPHYR COVE                  NV      89448      SFD        7.750       6.750     $2,401.41      360
6333484      WINCHESTER                   VA      22601      SFD        7.750       6.750     $4,527.73      360
6342847      SANDIA PARK                  NM      87047      SFD        7.125       6.750     $2,088.53      360
6350345      LAFAYETTE                    CO      80026      PUD        7.375       6.750     $2,762.70      360
6353309      COLORADO SPRINGS             CO      80908      SFD        7.250       6.750     $3,001.58      360
6355980      LAGUNA NIGUEL                CA      92677      SFD        7.500       6.750     $4,544.89      360
6356701      ANGOLA                       IN      46703      SFD        8.125       6.750     $2,124.66      360
6362505      OMAHA                        NE      68132      SFD        7.875       6.750     $7,250.69      360
6365401      MEDIA                        PA      19063      SFD        6.875       6.608     $2,166.42      360
6372711      SAN JOSE                     CA      95135      SFD        7.500       6.750     $2,729.73      360
6373394      SAN JOSE                     CA      95135      SFD        7.625       6.750     $2,774.62      360
6377587      BRANCHBURG                   NJ      08876      SFD        7.500       6.750     $2,964.67      360
6387514      STILLWATER                   MN      55082      SFD        7.250       6.750     $3,717.86      360
6392658      EDEN PRAIRIE                 MN      55347      SFD        7.250       6.750     $2,046.53      360
6394272      TACOMA                       WA      98422      SFD        7.375       6.750     $4,144.05      360
6405453      BERNARDS TWP                 NJ      07920      SFD        7.625       6.750     $2,533.90      360
6407707      PLANO                        TX      75093      SFD        7.125       6.750     $2,215.19      360
6410206      SAN JOSE                     CA      95135      SFD        7.375       6.750     $2,457.28      360
6423117      BILLINGS                     MT      59106      SFD        7.750       6.750     $2,864.72      360
6426925      SOUTHLAKE                    TX      76092      SFD        7.500       6.750     $3,093.32      360
6428103      MARION                       IA      52302      SFD        7.500       6.750     $1,680.56      360
6762948      SOUTH BARRINGTON             IL      60010      SFD        7.375       6.750     $2,431.18      360
6781139      TONKA BAY                    MN      55331      PUD        7.375       6.750     $2,866.30      360
6821640      PLYMOUTH                     MN      55442      SFD        7.250       6.750     $1,964.67      360
6895317      CHICAGO                      IL      60637      LCO        7.750       6.750     $2,568.34      360
6906933      TONKA BAY                    MN      55331      PUD        7.500       6.750     $2,272.45      360
6955248      CINCINNATI                   OH      45242      SFD        7.375       6.750     $1,867.59      360
6955863      PLYMOUTH                     MN      55446      SFD        7.375       6.750     $2,182.54      360
6999611      CHANHASSEN                   MN      55317      SFD        7.375       6.750     $3,108.04      360
6999617      AUSTIN                       TX      78746      SFD        7.500       6.750     $3,215.05      360
6999620      SALEM                        OR      97302      SFD        7.625       6.750     $3,078.90      360
6999623      VIRGINIA BEACH               VA      23454      SFD        7.000       6.733     $2,328.56      360


                                CUT-OFF
MORTGAGE   SCHEDULED              DATE                               MORTGAGE                    T.O.P.       MASTER        FIXED
LOAN        MATURITY            PRINCIPAL                            INSURANCE     SERVICE      MORTGAGE     SERVICE      RETAINED
NUMBER       DATE               BALANCE       LTV        SUBSIDY       CODE          FEE          LOAN         FEE          YIELD
------       ----               -------       ---        -------       ----          ---          ----         ---          -----
6286713     1-Nov-27          $242,525.97    90.00                      11          0.250                     0.017         0.858
6287634     1-May-28          $798,838.28    79.39                                  0.250                     0.017         0.608
6287678     1-Oct-27          $266,295.00    86.81                      12          0.250                     0.017         0.858
6291326     1-May-28          $376,782.14    80.00                                  0.250                     0.017         0.000
6294265     1-May-28          $220,179.79    61.25                                  0.250                     0.017         0.608
6302037     1-Mar-28          $335,170.64    75.49                                  0.250                     0.017         0.608
6321922     1-Apr-28          $319,265.02    79.01                                  0.250                     0.017         0.358
6322245     1-Feb-28          $278,400.02    90.00                      12          0.250                     0.017         0.483
6326744     1-May-28          $334,723.87    73.83                                  0.250                     0.017         0.733
6333484     1-Jun-28          $631,553.94    80.00                                  0.250                     0.017         0.733
6342847     1-May-28          $309,502.72    72.94                                  0.250                     0.017         0.108
6350345     1-Jun-28          $399,695.63    76.63                                  0.250                     0.017         0.358
6353309     1-May-28          $439,311.43    80.00                                  0.250                     0.017         0.233
6355980     1-Jun-28          $649,517.61    66.46                                  0.250                     0.017         0.483
6356701     1-Mar-28          $285,393.62    89.42                      13          0.250                     0.017         1.108
6362505     1-Jul-27          $991,437.03    60.61                                  0.250                     0.017         0.858
6365401     1-May-28          $329,224.30    80.00                                  0.250                     0.017         0.000
6372711     1-May-28          $389,818.73    79.99                                  0.250                     0.017         0.483
6373394     1-May-28          $391,439.74    80.00                                  0.250                     0.017         0.608
6377587     1-May-28          $423,368.69    80.00                                  0.250                     0.017         0.483
6387514     1-Apr-28          $543,716.83    79.56                                  0.250                     0.017         0.233
6392658     1-May-28          $299,174.92    53.10                                  0.250                     0.017         0.233
6394272     1-Sep-27          $595,306.13    75.47                                  0.250                     0.017         0.358
6405453     1-May-28          $357,480.14    79.98                                  0.250                     0.017         0.608
6407707     1-Mar-28          $327,738.84    80.00                                  0.250                     0.017         0.108
6410206     1-Apr-28          $354,848.36    80.00                                  0.250                     0.017         0.358
6423117     1-Jun-28          $399,587.77    90.00                      33          0.250                     0.017         0.733
6426925     1-Apr-28          $441,408.87    76.28                                  0.250                     0.017         0.483
6428103     1-May-28          $239,992.14    84.99                      12          0.250                     0.017         0.483
6762948     1-Apr-28          $351,191.51    80.00                                  0.250                     0.017         0.358
6781139     1-May-28          $414,366.50    58.04                                  0.250                     0.017         0.358
6821640     1-May-28          $287,549.30    78.69                                  0.250                     0.017         0.233
6895317     1-Jun-28          $358,246.97    75.00                                  0.250                     0.017         0.733
6906933     1-Jun-28          $324,758.80    79.27                                  0.250                     0.017         0.483
6955248     1-Jul-28          $270,400.00    80.00                                  0.250                     0.017         0.358
6955863     1-Jun-28          $315,759.54    80.00                                  0.250                     0.017         0.358
6999611     1-Apr-28          $448,966.42    62.50                                  0.250                     0.017         0.358
6999617     1-Mar-28          $458,431.18    79.97                                  0.250                     0.017         0.483
6999620     1-May-28          $434,368.32    76.32                                  0.250                     0.017         0.608
6999623     1-Jun-28          $349,713.11    56.77                                  0.250                     0.017         0.000

                                               $15,985,449.82

COUNT:        40
WAC:           7.482092828
WAM:         356.7404501
WALTV:        75.81564164

                                   EXHIBIT F-2


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]


NASCOR
NMI / 1998-17  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

                                                                             NET
MORTGAGE                                                        MORTGAGE   MORTGAGE    CURRENT    ORIGINAL
LOAN                                          ZIP    PROPERTY   INTEREST   INTEREST    MONTHLY    TERM TO
NUMBER   CITY                         STATE   CODE     TYPE       RATE       RATE      PAYMENT    MATURITY
------   ----                         -----   ----     ----       ----       ----      -------    --------
4572680  GRAYSON                        GA   30221     SFD       8.000      6.750      $2,009.78    360
4588805  GOLDEN BRIDGE                  NY   10526     SFD       7.500      6.750      $2,447.25    360
4625436  FLANDERS                       NJ   07836     SFD       7.250      6.750      $1,982.41    360
4626169  SACRAMENTO                     CA   95831     SFD       7.500      6.750      $3,321.27    360
4660599  SILVER SPRING                  MD   20905     SFD       7.375      6.750      $2,865.27    360
4660690  GLENDALE HEIGHTS               IL   60139     SFD       7.850      6.750        $506.34    360
4662660  COLUMBUS                       OH   43221     SFD       7.875      6.750      $1,957.69    360
4662931  ISSAQUAH                       WA   98029     SFD       7.250      6.750      $2,090.88    360
4664253  TINTON FALLS                   NJ   07724     SFD       7.375      6.750      $1,768.13    360
4669693  COROLLA                        NC   27927     SFD       7.750      6.750      $1,899.93    360
4677432  BOROUGH OF RAMSEY              NJ   07446     SFD       7.250      6.750      $1,740.92    360
4680207  NORTHRIDGE                     CA   91325     SFD       7.800      6.750      $1,711.14    360
4681055  TOWNSHIP OF UPPER PROVIDE      PA   19063     SFD       7.125      6.750      $2,021.16    360
4684781  FRANKLIN                       TN   37069     SFD       7.750      6.750      $2,235.21    360
4688434  STONY BROOK                    NY   11790     SFD       7.500      6.750        $961.42    360
4689373  BELLE MEAD                     NJ   08502     SFD       7.250      6.750      $1,982.41    360
4690829  WARREN                         NJ   07059     SFD       7.375      6.750      $3,444.75    360
4691843  CHESTER                        NJ   07930     LCO       7.250      6.750      $2,728.71    360
4692382  LAKE LURE                      NC   28746     SFD       7.375      6.750      $2,983.72    360
4693980  STONY POINT                    NY   10980     SFD       7.500      6.750      $1,857.12    360
4694193  WEST CHESTER                   PA   19342     SFD       7.250      6.750      $2,558.17    360
4694210  WELLESLEY                      MA   02181     SFD       7.500      6.750      $3,321.27    360
4696532  LEAWOOD                        KS   66224     SFD       7.500      6.750      $1,897.39    360
4696857  CORTLANDT MANOR                NY   10566     SFD       7.250      6.750      $1,661.10    360
4697183  MILLBRAE                       CA   94030     SFD       8.000      6.750      $3,382.66    360
4698865  GLEN RIDGE                     NJ   07028     SFD       7.625      6.750      $1,949.27    360
4700315  LONGPORT                       NJ   08403     SFD       7.250      6.750      $3,206.23    360
4701287  SNOHOMISH                      WA   98296     SFD       7.000      6.733      $2,095.70    360
4701897  HILLSBOROUGH                   CA   94010     SFD       6.875      6.608      $3,021.88    360
4703345  UPPER BROOKVILLE               NY   11771     SFD       7.625      6.750      $3,291.24    360
4703744  FORT WORTH                     TX   76107     SFD       7.250      6.750      $1,935.07    360
4706582  GLENDALE                       AZ   85308     SFD       8.000      6.750      $3,164.36    360
4706762  THOUSAND OAKS                  CA   91362     SFD       8.000      6.750      $1,992.18    360
4706938  LOS ANGELES                    CA   90025     SFD       7.750      6.750      $2,980.28    360
4707288  RANCHO PALOS VERDES            CA   90275     SFD       7.750      6.750      $4,871.60    360
4707371  LOS ANGELES                    CA   90046     SFD       7.500      6.750      $2,433.27    360
4707740  RANDOLPH TOWNSHIP              NJ   07869     SFD       7.375      6.750      $2,417.37    360
4707823  RENO                           NV   89511     SFD       7.500      6.750      $2,037.16    360
4708642  ALAMO                          CA   94507     SFD       7.125      6.750      $5,389.75    360
4710343  TRACY                          CA   95376     SFD       7.750      6.750      $2,335.51    360
4710441  BEVERLY SHORES                 IN   46301     SFD       7.250      6.750        $818.62    360
4710839  NEW YORK                       NY   10022     COP       7.250      6.750        $375.20    360
4711255  DARIEN                         IL   60561     LCO       7.375      6.750        $621.61    360
4711390  ALLENDALE                      NJ   07401     SFD       7.500      6.750      $3,845.68    360
4711633  MEDIA                          PA   19063     SFD       7.875      6.750      $2,006.63    360
4711861  WARWICK                        RI   02818     SFD       7.500      6.750      $2,045.21    360
4712140  RIDGEFIELD                     CT   06877     SFD       7.500      6.750      $2,447.26    360
4714472  BETHLEHEM                      NJ   08827     SFD       7.625      6.750      $1,925.20    360
4716397  ST AUGUSTINE                   FL   32086     SFD       7.750      6.750        $812.41    360
4716879  WOODBURY                       MN   55125     SFD       7.625      6.750      $2,366.16    360
4717055  GATLINBURG                     TN   37738     SFD       7.250      6.750        $409.31    360
4717696  CHAPPAQUA                      NY   10514     SFD       7.000      6.733      $3,257.33    360
4718013  DEER PARK                      NY   11729     SFD       7.875      6.750        $977.01    240
4718017  SOUTH JAMESPORT                NY   11970     SFD       7.375      6.750      $2,092.75    360
4718034  DENVILLE TOWNSHIP              NJ   07834     SFD       7.625      6.750      $1,790.72    360
4718471  CHESTERFIELD                   VA   23838     SFD       7.875      6.750      $1,925.06    360
4718885  BENTONVILLE                    AR   72712     SFD       7.375      6.750      $2,074.10    360
4719185  PASADENA                       CA   91106     SFD       7.500      6.750      $4,139.35    360
4719196  SANTA MONICA                   CA   90403     SFD       7.375      6.750      $3,556.98    360
4719504  GREENWICH                      CT   06830     LCO       7.375      6.750      $1,769.69    360
4719849  LAS VEGAS                      NV   89129     SFD       7.500      6.750      $2,073.18    360
4720866  TRUCKEE                        CA   96161     SFD       7.625      6.750      $2,384.56    360
4720883  BRIDGEWATER                    MA   02324     SFD       7.625      6.750      $1,769.49    360
4721547  HOHOCUS                        NJ   07423     SFD       7.375      6.750      $1,779.18    360
4721600  COLLEYVILLE                    TX   76034     SFD       7.625      6.750      $1,698.71    360
4722077  CRANFORD                       NJ   07016     SFD       7.250      6.750      $1,739.55    360
4722503  EUGENE                         OR   97403     SFD       7.375      6.750      $3,453.38    360
4722589  KENNARD                        NE   68034     SFD       7.375      6.750      $1,874.84    360
4722605  PASADENA                       CA   91106     SFD       7.250      6.750      $3,847.48    360
4723157  DAYTON                         MN   55327     SFD       7.000      6.733      $2,328.56    360
4723435  HARTSDALE                      NY   10530     SFD       7.750      6.750      $2,149.24    360
4723455  CLINTON                        NJ   08801     SFD       8.000      6.750      $2,304.03    360
4723838  SOUTH SALEM                    NY   10590     SFD       7.125      6.750      $2,290.65    360
4723906  LOS GATOS                      CA   95032     SFD       7.375      6.750      $2,348.30    360
4723993  MAHWAH                         NJ   07430     SFD       7.375      6.750      $2,641.84    360
4724276  SHELBY                         NC   28150     SFD       7.000      6.733      $1,929.38    360
4724476  DARIEN                         CT   06820     SFD       7.250      6.750      $3,172.12    360
4724519  LA JOLLA                       CA   92037     SFD       7.375      6.750      $6,906.76    360
4725012  VERONA                         WI   53593     SFD       7.500      6.750      $2,436.77    360
4725103  BROOKFIELD                     CT   06804     SFD       7.250      6.750      $2,251.19    360
4726029  MINNEAPOLIS                    MN   55405     SFD       7.000      6.733      $2,721.09    360
4726151  CAPTIVA                        FL   33924     SFD       7.250      6.750      $3,111.41    360
4726623  CHESTERFIELD                   MO   63017     SFD       7.500      6.750      $2,489.20    360
4726708  FORT WASHINGTON                MD   20744     SFD       7.000      6.733      $1,995.91    360
4727275  PHILADELPHIA                   PA   19103     SFD       6.875      6.608      $2,128.45    360
4727655  MOUND                          MN   55364     THS       7.250      6.750      $2,371.24    360
4727678  MAHWAH TOWNSHIP                NJ   07430     SFD       7.500      6.750      $1,789.29    360
4727904  SANTA BARBARA                  CA   93110     SFD       7.125      6.750      $4,884.46    360
4727973  HILLSDALE                      NJ   07642     SFD       7.625      6.750      $2,415.36    240
4728026  RANDOLPH                       NJ   07869     SFD       7.625      6.750      $2,385.27    360
4728376  BLUFFTON                       SC   29910     SFD       7.500      6.750      $2,726.94    360
4729327  LOUISVILLE                     KY   40299     SFD       7.500      6.750      $2,608.08    360
4729415  CARMEL                         IN   46033     SFD       7.500      6.750      $2,151.49    360
4729419  PASADENA                       CA   91105     SFD       7.375      6.750      $3,487.91    360
4729422  NEWPORT BEACH                  CA   92625     SFD       7.375      6.750      $3,287.61    360
4729537  MASON                          OH   45040     SFD       7.625      6.750      $1,992.44    360
4729576  BENTONVILLE                    AR   72712     SFD       7.375      6.750      $2,226.74    360
4729804  MANHATTAN BEACH                CA   90266     SFD       7.250      6.750      $3,069.80    360
4730558  LOS ANGELES                    CA   90045     SFD       7.250      6.750      $1,693.85    360
4731099  WHITE PLAINS                   NY   10605     SFD       7.500      6.750      $1,908.86    360
4731114  MARYVILLE                      TN   37803     SFD       7.000      6.733      $1,916.08    360
4731172  FORT LAUDERDALE                FL   33308     SFD       7.850      6.750        $938.17    360
4731241  LANTANA                        FL   33462     SFD       7.750      6.750        $321.67    360
4731262  OCEAN RIDGE                    FL   33435     SFD       7.750      6.750      $1,154.15    360
4731278  CULVER CITY                    CA   90230     PUD       7.500      6.750      $2,374.54    360
4731784  BIRMINGHAM                     MI   48009     SFD       7.750      6.750      $2,351.99    360
4731902  DARNESTOWN                     MD   20878     SFD       7.500      6.750      $1,838.94    360
4732131  MORRISON                       CO   80465     SFD       7.500      6.750      $3,216.39    360
4732148  UNIVERSITY PARK                TX   75225     SFD       7.250      6.750      $2,694.60    360
4732526  IOWA CITY                      IA   52246     SFD       7.250      6.750      $1,631.77    360
4732563  KINGS POINT                    NY   11024     SFD       7.250      6.750      $4,434.15    360
4732837  DALLAS                         TX   75248     SFD       7.625      6.750      $2,689.62    360
4732843  LITTLE ROCK                    AR   72227     SFD       7.500      6.750      $2,936.70    360
4733293  MONTGOMERY TOWNSHIP            NJ   08502     SFD       7.750      6.750      $2,922.97    360
4733300  LOS ANGELES                    CA   90025     SFD       7.500      6.750      $2,517.17    360
4733743  CHARLOTTE                      NC   28211     SFD       7.375      6.750      $1,978.79    360
4733761  LEES SUMMIT                    MO   64081     SFD       7.625      6.750      $2,090.12    360
4733949  MONTARA                        CA   94037     SFD       7.250      6.750      $2,264.83    360
4734142  WESTON                         FL   33331     SFD       7.500      6.750      $1,611.00    360
4734294  EAST HAMPTON                   NY   11937     SFD       8.000      6.750      $1,614.29    360
4734590  NORWALK                        CT   06851     SFD       8.375      6.750      $2,061.32    360
4735318  SARASOTA                       FL   34242     SFD       7.375      6.750      $6,216.08    360
4735394  ST DAVIDS                      PA   19087     SFD       6.875      6.608      $3,284.64    360
4735573  LOS ANGELES                    CA   90027     SFD       7.500      6.750      $3,286.31    360
4735652  COLTS NECK TOWNSHIP            NJ   07722     SFD       7.625      6.750      $2,264.94    360
4735711  SANTA BARBARA                  CA   93110     SFD       7.250      6.750      $2,271.65    360
4735721  NAHANT                         MA   01908     SFD       7.750      6.750      $3,152.22    360
4736066  CHAPPAQUA                      NY   10514     SFD       7.125      6.750      $4,042.31    360
4736094  CHERRY HILL TOWNSHIP           NJ   08003     SFD       7.875      6.750      $1,812.67    360
4736172  SCOTTS VALLEY                  CA   95066     SFD       7.625      6.750      $2,105.69    360
4736280  BATON ROUGE                    LA   70817     SFD       7.375      6.750      $1,820.62    360
4736581  ANNAPOLIS                      MD   21403     SFD       8.125      6.750      $2,613.60    360
4736811  PINE PLAINS                    NY   12567     SFD       7.500      6.750      $2,181.55    360
4737015  LITTLETON                      CO   80124     SFD       7.375      6.750      $1,838.51    360
4737083  EASTON                         MA   02356     SFD       7.250      6.750      $2,000.82    360
4737131  LOS ANGELES                    CA   90077     SFD       7.625      6.750      $4,183.07    360
4737162  POINT LOOKOUT                  NY   11569     SFD       7.750      6.750      $2,149.24    360
4737350  BROOKLYN                       NY   11234     SFD       7.750      6.750      $2,206.55    360
4737381  ACTON                          MA   01718     SFD       7.625      6.750      $2,653.17    360
4737450  CINCINNATI                     OH   45249     SFD       7.750      6.750      $2,103.74    360
4737529  MYRTLE BEACH                   SC   29572     SFD       7.375      6.750      $2,072.03    360
4737671  SAN JOSE                       CA   95120     SFD       7.500      6.750      $2,925.52    360
4738133  SCARSDALE                      NY   10583     SFD       7.750      6.750      $2,435.81    360
4738476  CENTERVILLE                    DE   19802     SFD       7.000      6.733      $1,896.12    360
4738553  FRANKLIN PARK                  NJ   08823     SFD       7.750      6.750      $2,005.96    360
4738626  SAINT LOUIS                    MO   63141     SFD       7.750      6.750      $2,278.19    360
4738813  TENAFLY                        NJ   07670     SFD       7.500      6.750      $2,125.62    360
4739081  MITCHELLVILLE                  MD   20721     SFD       7.750      6.750      $3,225.29    360
4739091  COLLEYVILLE                    TX   76034     SFD       7.375      6.750      $1,850.32    360
4739160  UPPER SADDLE RIVER             NJ   07458     SFD       7.625      6.750      $4,657.28    360
4739225  NEW YORK                       NY   10031     MF2       7.625      6.750      $2,197.70    360
4739255  UPPER MONTCLAIR                NJ   07043     SFD       7.625      6.750      $1,751.79    360
4739349  SAN FRANCISCO                  CA   94122     SFD       7.500      6.750      $2,517.18    360
4739379  SCARSDALE                      NY   10583     LCO       7.125      6.750      $2,182.85    360
4739552  SAN DIEGO                      CA   92109     SFD       7.625      6.750      $1,415.59    360
4739658  DOVER TOWNSHIP                 NJ   08753     SFD       7.875      6.750      $1,957.69    360
4739721  DIX HILLS                      NY   11746     SFD       7.000      6.733      $1,643.30    360
4739831  SOUTHERN SHORES                NC   27949     SFD       7.625      6.750      $2,264.94    360
4740202  BETHESDA                       MD   20817     SFD       7.500      6.750      $6,782.38    360
4740723  FORT LAUDERDALE                FL   33301     HCO       7.750      6.750        $456.35    360
4740771  ARLINGTON                      WA   98223     SFD       7.250      6.750      $1,809.14    360
4740804  LOS ANGELES                    CA   90034     SFD       7.500      6.750      $1,615.19    360
4740839  WEST LONG BRANCH               NJ   07764     SFD       6.750      6.483      $2,167.04    240
4740986  FRONTENAC                      MO   63131     SFD       7.625      6.750      $2,130.46    360
4741714  FORT SMITH                     AR   72903     SFD       7.375      6.750      $4,713.86    360
4741743  CHAPPAQUA                      NY   10514     SFD       7.250      6.750      $1,978.32    360
4741776  AVENTURA                       FL   33180     HCO       7.600      6.750      $1,720.71    360
4741922  CHEVY CHASE                    MD   20815     SFD       7.125      6.750      $1,494.99    360
4741938  SEATTLE                        WA   98199     SFD       7.250      6.750      $1,910.09    360
4741941  SANTA MONICA                   CA   90402     SFD       7.500      6.750      $5,985.28    360
4742119  BEDFORD                        NH   03110     SFD       6.875      6.608      $1,806.56    360
4742132  TEMECULA                       CA   92592     SFD       7.300      6.750      $2,632.60    360
4742275  CROTON ON HUDSON               NY   10566     SFD       7.000      6.733      $2,993.86    360
4742282  SEARINGTOWN                    NY   11507     LCO       7.375      6.750      $2,196.35    360
4742459  JACKSON                        TN   38305     SFD       7.375      6.750      $3,287.61    360
4742462  LIVERMORE                      CA   94550     SFD       7.375      6.750      $2,265.41    360
4742465  MAMARONECK TOWN                NY   10543     SFD       7.625      6.750      $2,229.56    360
4742494  ANDOVER TOWNSHIP               NJ   07821     SFD       7.625      6.750      $2,010.14    360
4742519  PLAINSBORO TOWNSHIP            NJ   08540     SFD       7.500      6.750      $1,748.04    360
4742536  ENGLEWOOD                      CO   80112     SFD       7.250      6.750      $1,707.49    360
4742605  VILLAGE OF RIDGEWOOD           NJ   07451     SFD       7.500      6.750      $2,052.90    360
4742809  SHIP BOTTOM                    NJ   08008     SFD       7.750      6.750      $3,152.21    360
4742889  LOS ANGELES                    CA   90024     LCO       7.625      6.750      $2,229.56    360
4742972  PAYSON                         UT   84651     SFD       6.875      6.608      $1,136.49    360
4743283  NEEDHAM                        MA   02192     SFD       7.500      6.750      $1,588.27    360
4743534  FRANKLIN LAKES                 NJ   07417     SFD       7.875      6.750      $1,993.95    360
4743645  RIDGEFIELD                     CT   06877     SFD       7.625      6.750      $1,995.98    360
4743781  FORT SMITH                     AR   72908     SFD       7.375      6.750      $3,315.24    360
4743883  RYE                            NY   10580     SFD       6.875      6.608      $2,956.18    360
4744016  SAN PEDRO                      CA   90731     LCO       7.375      6.750      $1,768.13    360
4744040  CARY                           NC   27511     SFD       7.250      6.750      $1,811.18    360
4744200  DOYLESTOWN                     PA   18901     SFD       7.125      6.750      $1,579.20    360
4744253  SPARKS                         NV   89436     SFD       7.750      6.750      $2,017.27    360
4744495  MELVILLE                       NY   11747     SFD       7.625      6.750      $1,806.29    360
4744515  SANTA CRUZ                     CA   95060     SFD       6.875      6.608      $5,255.43    360
4744525  MOORPARK                       CA   93021     SFD       7.500      6.750      $1,706.09    360
4744778  RYE                            NY   10580     COP       7.750      6.750      $2,614.90    360
4744784  NEWTOWN                        CT   06470     SFD       7.125      6.750      $1,728.09    360
4745100  SAN ANSELMO                    CA   94960     SFD       7.875      6.750      $2,900.28    360
4745103  TORRANCE                       CA   90505     SFD       7.125      6.750      $1,792.10    360
4745104  ANNANDALE                      VA   22003     SFD       7.750      6.750      $2,063.27    360
4745111  AURORA                         CO   80015     SFD       7.125      6.750      $1,770.53    360
4745225  RANCHO CUCAMONGA               CA   91739     SFD       7.625      6.750      $1,700.83    360
4745353  BEVERLY HILLS                  CA   90210     SFD       7.375      6.750      $6,216.08    360
4745355  LARCHMONT                      NY   10538     SFD       6.750      6.483      $2,497.11    360
4745383  SHAKOPEE                       MN   55379     SFD       7.500      6.750      $1,640.88    360
4745541  SARATOGA                       CA   95070     SFD       7.625      6.750      $5,874.69    360
4745648  JOPLIN                         MO   64801     SFD       7.375      6.750      $2,309.62    360
4745731  NOBLESVILLE                    IN   46060     LCO       7.375      6.750        $690.68    360
4745943  DEWEY BEACH                    DE   19971     LCO       7.750      6.750      $2,172.17    360
4746080  LEBANON                        TN   37087     SFD       7.250      6.750      $2,520.65    360
4746259  CLOSTER                        NJ   07624     SFD       7.875      6.750      $2,356.48    360
4746263  SCARSDALE                      NY   10583     SFD       7.500      6.750      $3,496.08    360
4746308  BROOKVILLE                     MD   20833     SFD       7.500      6.750      $2,145.89    360
4746317  BELLPORT                       NY   11713     SFD       7.625      6.750      $1,815.50    360
4746367  RIDGEFIELD                     CT   06877     SFD       7.500      6.750      $1,824.95    360
4746505  PALOS VERDES ESTATES           CA   90274     SFD       7.500      6.750      $6,852.30    360
4746694  FAIR HAVEN                     NJ   07704     SFD       7.500      6.750      $1,901.87    360
4746708  MEMPHIS                        TN   38135     SFD       7.375      6.750      $1,647.26    360
4746710  FAIRFIELD                      CT   06430     SFD       7.500      6.750      $3,048.58    360
4746712  WARSON WOODS                   MO   63122     SFD       7.500      6.750      $1,917.60    360
4746729  PORTLAND                       OR   97225     SFD       7.250      6.750      $2,783.28    360
4746730  ELLICOTT CITY                  MD   21043     SFD       7.250      6.750      $1,773.66    360
4746782  ELBURN                         IL   60019     SFD       6.750      6.483      $1,589.07    360
4746899  BOWIE                          MD   20721     SFD       7.500      6.750      $2,377.33    360
4746942  OAK BLUFFS                     MA   02557     SFD       7.500      6.750      $3,705.84    360
4746952  LONG HILL TOWNSHIP             NJ   07946     SFD       7.375      6.750      $2,258.51    360
4746955  NAGS HEAD                      NC   27957     SFD       7.750      6.750        $832.83    360
4746966  SAN JOSE                       CA   95123     SFD       7.500      6.750      $1,817.96    360
4747107  WESTPORT                       CT   06880     SFD       7.500      6.750      $6,292.94    360
4747182  CULVER CITY                    CA   90232     SFD       7.625      6.750      $1,719.94    360
4747219  HIGHLAND                       MD   20777     SFD       6.875      6.608      $1,970.79    360
4747238  NIWOT                          CO   80503     PUD       7.500      6.750      $2,349.37    360
4747319  HO-HO-KUS                      NJ   07423     SFD       7.750      6.750      $2,077.60    360
4747516  BOONTON TOWNSHIP               NJ   07005     SFD       7.875      6.750      $1,703.92    360
4747546  CARMEL                         CA   93923     LCO       7.375      6.750      $2,113.47    360
4747612  KATONAH                        NY   10536     SFD       7.125      6.750      $3,028.37    360
4748115  MANHATTAN BEACH                CA   90266     SFD       7.625      6.750      $2,522.23    360
4748279  LEXINGTON                      MA   02173     SFD       7.750      6.750      $3,582.06    360
4748284  PENNINGTON                     NJ   08534     SFD       7.500      6.750      $2,433.27    360
4748456  BARGERSVILLE                   IN   46106     SFD       7.500      6.750      $3,517.42    352
4748460  MT. JULIET                     TN   37122     SFD       7.750      6.750      $1,669.24    360
4748483  LOS ANGELES                    CA   90004     SFD       7.500      6.750      $4,422.53    360
4748720  SAN JOSE                       CA   95138     SFD       7.375      6.750      $2,107.95    360
4748732  CHELSEA                        AL   35043     SFD       7.250      6.750      $3,088.22    360
4748879  EDGEWATER                      NJ   07020     HCO       8.000      6.750      $1,357.47    360
4748947  BELMONT                        CA   94002     SFD       7.300      6.750      $2,358.37    360
4749379  REDWOOD CITY                   CA   94061     SFD       7.150      6.750      $1,822.25    360
4749407  PLACITAS                       NM   87043     SFD       7.500      6.750      $1,817.96    360
4749420  LINCOLN                        MA   01773     SFD       7.750      6.750      $2,507.45    360
4749521  PARKLAND                       FL   33076     SFD       7.125      6.750      $1,751.67    360
4749531  TULSA                          OK   74105     SFD       7.750      6.750      $4,119.38    360
4749535  MOUNT LAUREL                   NJ   08054     SFD       7.625      6.750      $1,741.18    360
4749573  KENT                           CT   06757     SFD       7.500      6.750      $2,722.91    240
4749586  ARVADA                         CO   80007     SFD       7.250      6.750      $1,743.65    360
4749643  LEAWOOD                        KS   66224     SFD       6.750      6.483      $2,010.65    360
4749653  RENO                           NV   89509     SFD       7.375      6.750      $1,899.36    360
4749709  SIMI VALLEY                    CA   93063     SFD       7.875      6.750      $1,825.37    360
4749799  EL DORADO HILLS                CA   95762     SFD       7.500      6.750      $1,957.81    360
4749901  SYOSSET                        NY   11791     SFD       8.000      6.750      $1,467.53    360
4749908  RIVER VALE                     NJ   07675     SFD       7.375      6.750      $1,795.76    360
4749927  OMAHA                          NE   68152     SFD       7.375      6.750      $6,906.75    360
4749944  LOUISVILLE                     CO   80027     SFD       7.125      6.750      $1,692.05    360
4750025  MANDEVILLE                     LA   70471     SFD       7.500      6.750      $1,762.03    360
4750064  TARZANA                        CA   91356     SFD       7.500      6.750      $2,791.27    360
4750073  LEESBURG                       VA   20176     SFD       7.500      6.750      $1,814.46    360
4750074  HALF MOON BAY                  CA   94019     SFD       7.250      6.750      $2,132.83    360
4750241  SHORT HILLS                    NJ   07078     SFD       7.125      6.750      $2,459.08    360
4750263  VIENNA                         VA   22182     SFD       7.625      6.750      $2,106.39    360
4750265  HOWELL TWP                     NJ   07728     SFD       7.500      6.750      $1,873.89    360
4750302  EAST HAMPTON                   NY   11937     SFD       7.875      6.750      $2,465.24    360
4750307  STONINGTON                     CT   06378     SFD       7.375      6.750      $3,232.36    360
4750380  LIBERTYVILLE                   IL   60048     SFD       7.125      6.750      $2,526.45    360
4750447  OSSINING                       NY   10562     SFD       7.375      6.750      $1,726.69    360
4750460  SCOTTSDALE                     AZ   85254     SFD       7.625      6.750      $1,908.92    360
4750466  SCOTTSDALE                     AZ   85260     SFD       7.250      6.750      $1,840.52    360
4750468  FOUNTAIN VALLEY                CA   92708     SFD       7.500      6.750      $1,936.12    360
4750556  HIGHLAND PARK                  TX   75205     SFD       7.500      6.750      $2,796.86    360
4750669  RIVERWOODS                     IL   60015     SFD       7.375      6.750      $3,108.04    360
4750698  SOUTHLAKE                      TX   76092     SFD       7.250      6.750      $1,746.38    360
4750858  SKILLMAN                       NJ   08558     SFD       7.750      6.750      $2,240.58    360
4750897  BELLE PLAINE                   MN   56011     SFD       7.250      6.750      $2,135.21    360
4751023  TACOMA                         WA   98446     SFD       7.375      6.750      $1,740.50    360
4751030  PLEASANTVILLE                  NY   10570     SFD       7.500      6.750      $2,139.60    360
4751211  LITTLETON                      CO   80124     SFD       7.250      6.750      $1,641.66    360
4751223  SCOTTSDALE                     AZ   85259     SFD       7.750      6.750      $1,733.00    360
4751263  ROCKPORT                       MA   01966     SFD       6.750      6.483      $1,686.36    360
4751323  VISTA                          CA   92084     SFD       7.375      6.750      $1,851.01    360
4751397  GOLETA                         CA   93117     SFD       7.500      6.750      $2,740.93    360
4751524  FAIRFIELD                      IA   52556     SFD       7.125      6.750      $1,856.10    360
4751588  MASON                          OH   45040     SFD       7.500      6.750      $2,622.05    360
4751598  CHINO HILLS                    CA   91709     SFD       8.000      6.750      $2,700.26    360
4751711  WEST PALM BEACH                FL   33409     SFD       7.500      6.750        $865.28    360
4751941  WYCKOFF                        NJ   07481     SFD       7.375      6.750      $2,963.00    360
4751954  LOS ANGELES                    CA   90004     SFD       7.625      6.750      $1,840.26    360
4751987  CAVE CREEK                     AZ   85331     SFD       7.375      6.750      $1,703.90    360
4752020  JERICHO                        NY   11753     SFD       7.750      6.750      $2,399.99    360
4752128  NEW ROCHELLE                   NY   10801     SFD       7.375      6.750      $1,771.59    360
4752172  UPLAND                         CA   91784     SFD       7.375      6.750      $3,025.16    360
4752512  SANTA ANA                      CA   92705     SFD       7.750      6.750      $2,349.84    360
4752519  MANHATTAN BEACH                CA   90266     SFD       7.375      6.750      $3,218.55    360
4752532  CHICAGO                        IL   60614     LCO       7.625      6.750      $2,194.17    360
4752552  LAGUNA HILLS                   CA   92653     SFD       7.375      6.750      $2,676.37    360
4752575  NEW ORLEANS                    LA   70118     SFD       7.625      6.750      $2,434.81    360
4752583  CLEARWATER                     FL   33759     SFD       7.500      6.750      $2,150.08    360
4752656  HEBER CITY                     UT   84032     SFD       7.375      6.750      $1,933.90    360
4752702  ISSAQUAH                       WA   98029     SFD       7.375      6.750      $2,486.09    360
4752717  CONCORD                        MA   01742     SFD       7.625      6.750      $2,080.91    360
4752724  SKILLMAN                       NJ   08558     SFD       7.500      6.750      $2,125.62    360
4752731  GREENVILLE                     MS   38701     SFD       7.500      6.750      $2,013.74    360
4752858  NORFOLK                        MA   02056     SFD       7.250      6.750      $1,976.34    360
4752984  MELROSE                        MA   02176     SFD       7.500      6.750      $1,882.29    360
4753144  HO-HO-KUS                      NJ   07423     SFD       7.625      6.750      $2,632.99    360
4753150  BROOKFIELD                     WI   53045     SFD       7.375      6.750      $1,840.65    360
4753294  SPRINGFIELD                    VA   22153     SFD       7.500      6.750      $3,076.55    360
4753410  HASTINGS-ON-HUDSON             NY   10706     SFD       7.250      6.750      $1,944.21    360
4753551  WYCKOFF                        NJ   07481     SFD       8.250      6.750      $2,561.82    360
4753623  BIRMINGHAM                     AL   35242     SFD       7.125      6.750      $3,654.93    360
4753666  GLENDALE                       CA   91201     SFD       7.375      6.750      $1,920.08    360
4753783  NEWCASTLE                      WA   98059     SFD       7.250      6.750      $2,194.56    360
4753947  ENCINITAS                      CA   92024     SFD       7.750      6.750      $2,507.45    360
4754011  BENTLEYVILLE                   OH   44022     SFD       7.625      6.750      $3,063.34    360
4754039  NORCROSS                       GA   30092     SFD       7.250      6.750      $1,910.10    360
4754096  BROAD RUN                      VA   20137     SFD       7.375      6.750      $1,920.71    240
4754188  SAN JOSE                       CA   95133     SFD       7.750      6.750      $1,861.24    360
4754216  CALABASAS                      CA   91302     SFD       7.450      6.750      $2,435.28    360
4754281  SEAFORD                        NY   11783     SFD       7.750      6.750        $644.78    360
4754408  AUSTIN                         TX   78730     SFD       7.250      6.750      $1,848.70    360
4754528  SAN DIEGO                      CA   92117     SFD       7.250      6.750      $2,179.56    360
4754739  LOS ANGELES                    CA   90068     SFD       7.625      6.750      $1,769.49    360
4754742  NEWPORT BEACH                  CA   92663     SFD       7.000      6.733      $2,133.63    360
4754833  ALISO VIEJO AREA               CA   92656     SFD       7.625      6.750      $2,264.94    360
4754898  PORTLAND                       OR   97230     SFD       7.750      6.750        $823.88    360
4754905  PACIFIC PALISADES              CA   90272     SFD       7.375      6.750      $1,833.75    360
4754924  OKLAHOMA CITY                  OK   73135     SFD       7.500      6.750      $1,957.80    360
4754955  JERICHO                        NY   11753     SFD       7.250      6.750      $1,944.21    360
4754960  SAN DIEGO                      CA   92130     SFD       7.250      6.750      $2,435.37    360
4754987  CORONA                         CA   91720     SFD       7.875      6.750      $1,856.18    360
4754992  RANCHO CUCAMONGA               CA   91739     SFD       7.375      6.750      $1,775.73    360
4755010  COEUR D'ALENE                  ID   83814     SFD       6.625      6.358      $1,972.16    360
4755046  STONY BROOK                    NY   11790     SFD       7.750      6.750        $874.03    360
4755072  GREENWICH                      CT   06830     SFD       6.875      6.608      $1,970.79    360
4755175  SPRINGFIELD                    NE   68059     SFD       7.500      6.750      $1,909.21    360
4755235  ROSLYN HEIGHTS                 NY   11577     SFD       8.125      6.750      $1,336.49    360
4755309  CUPERTINO                      CA   95014     SFD       7.800      6.750      $2,752.79    360
4755316  MURRELLS INLET                 SC   29576     LCO       7.625      6.750        $559.87    360
4755327  SOUTH HADLEY                   MA   01075     SFD       7.250      6.750      $1,910.09    360
4755342  WILTON                         CT   06897     SFD       7.500      6.750      $3,419.16    360
4755357  ORINDA                         CA   94563     PUD       7.800      6.750      $1,799.68    360
4755372  EDGEWATER                      MD   21037     SFD       7.500      6.750      $2,098.69    360
4755378  LITTLE FALLS                   NJ   07424     SFD       7.375      6.750      $2,210.17    360
4755604  SEBASTOPOL                     CA   95472     SFD       7.125      6.750      $2,795.94    360
4755646  LOS ANGELES                    CA   90049     SFD       7.625      6.750      $4,507.24    360
4755672  MILLERTON                      NY   12546     SFD       7.375      6.750      $2,679.82    360
4755960  CHATHAM                        NJ   07928     SFD       7.500      6.750      $1,762.03    360
4755978  HUNTINGTON BEACH               CA   92646     SFD       7.375      6.750      $1,726.69    360
4755994  INDIANAPOLIS                   IN   46208     SFD       7.625      6.750      $2,689.62    360
4756014  SILVER SPRING                  MD   20905     SFD       7.625      6.750      $2,123.74    360
4756028  SOUTHAMPTON                    NY   11968     SFD       7.500      6.750      $2,006.75    360
4756048  AURORA                         CO   80015     PUD       7.500      6.750      $1,756.78    360
4756054  NORWALK                        CT   06854     SFD       7.250      6.750      $4,365.93    360
4756065  TALLMAN                        NY   10982     SFD       7.625      6.750      $1,698.70    360
4756074  MISSION VIEJO                  CA   92692     SFD       7.375      6.750      $1,941.49    360
4756082  BROKEN ARROW                   OK   74011     SFD       7.500      6.750      $1,835.44    360
4756124  PALO ALTO                      CA   94301     SFD       7.625      6.750      $3,107.22    360
4756145  POMPANO BEACH                  FL   33062     SFD       7.375      6.750      $1,892.45    360
4756156  SOMERS                         NY   10589     SFD       7.500      6.750      $1,748.04    360
4756174  LARCHMONT                      NY   10538     SFD       7.250      6.750      $1,705.44    360
4756317  RANCHO CUCAMONGA               CA   91737     SFD       7.375      6.750      $1,768.13    360
4756327  COVINGTON                      WA   98042     SFD       7.500      6.750      $1,799.78    360
4756402  SCOTTS VALLEY                  CA   95066     SFD       7.625      6.750      $2,725.01    360
4756411  ANNAPOLIS                      MD   21401     SFD       7.625      6.750      $1,968.37    360
4756412  POTOMAC                        MD   20854     SFD       7.375      6.750      $2,652.19    360
4756415  MONTGOMERY                     MN   56069     SFD       7.250      6.750      $2,967.47    360
4756420  SEATTLE                        WA   98115     SFD       7.500      6.750      $2,016.53    360
4756431  MORGANVILLE                    NJ   07751     SFD       7.375      6.750      $1,764.68    360
4756432  DAVIE                          FL   33324     LCO       7.625      6.750        $318.51    360
4756435  PLANO                          TX   75093     SFD       7.250      6.750      $2,387.62    360
4756449  LIVERMORE                      CA   94550     SFD       7.375      6.750      $2,244.70    360
4756450  SEATTLE                        WA   98122     SFD       7.375      6.750      $2,165.96    360
4756453  LOS ANGELES                    CA   90069     SFD       7.250      6.750      $3,833.83    360
4756551  PEQUANNOCK                     NJ   07440     SFD       7.500      6.750        $734.18    360
4756637  DARIEN                         CT   06820     SFD       7.250      6.750      $1,773.66    360
4756744  THE WOODLANDS                  TX   77381     SFD       7.000      6.733      $1,668.92    360
4756745  LITTLE SILVER BOROUGH          NJ   07739     SFD       6.750      6.483      $1,978.23    360
4756761  MARTINEZ                       CA   94553     SFD       7.375      6.750      $1,795.76    360
4756927  SAN DIEGO                      CA   92130     PUD       7.750      6.750      $2,471.63    360
4757023  WAYNE                          NJ   07470     SFD       7.500      6.750      $1,706.08    360
4757088  LOUDONVILLE                    NY   12211     SFD       7.625      6.750      $1,702.25    360
4757175  WADING RIVER                   NY   11792     SFD       7.250      6.750      $1,091.49    360
4757258  PORT WASHINGTON                NY   11050     SFD       7.500      6.750      $2,097.64    360
4757378  HUDSON                         OH   44236     SFD       7.125      6.750        $963.42    360
4757380  WASHINGTON                     DC   20007     SFD       7.000      6.733      $2,709.11    360
4757528  ISSAQUAH                       WA   98027     SFD       7.500      6.750      $2,272.45    360
4757565  LONG VALLEY                    NJ   07853     SFD       7.375      6.750      $2,520.97    360
4757568  KEY LARGO                      FL   33037     SFD       7.875      6.750      $1,972.19    360
4757595  MONTCLAIR                      NJ   07042     SFD       7.125      6.750      $2,512.98    360
4757791  ST LOUIS                       MO   63131     SFD       7.375      6.750      $1,775.04    360
4757796  LOS ALTOS                      CA   94024     SFD       7.000      6.733      $2,581.38    360
4757797  SAN RAFAEL                     CA   94901     SFD       7.375      6.750      $1,692.16    360
4757810  EVERGREEN                      CO   80439     SFD       7.125      6.750      $2,964.37    360
4757839  EDMONDS                        WA   98026     SFD       7.750      6.750      $1,823.99    360
4757999  SOUTH SAN FRANCISCO            CA   94080     SFD       7.500      6.750      $2,055.70    360
4758015  SHELTER ISLAND                 NY   11964     SFD       7.750      6.750      $2,464.46    360
4758019  EDMOND                         OK   73013     SFD       7.500      6.750      $2,503.19    360
4758030  OKLAHOMA CITY                  OK   73013     SFD       7.375      6.750      $1,926.99    360
4758112  NANTUCKET                      MA   02554     SFD       7.375      6.750      $2,538.24    360
4758145  LITTLETON                      CO   80127     SFD       7.125      6.750      $1,398.12    240
4758157  HARTSDALE                      NY   10530     SFD       7.625      6.750      $2,257.87    360
4758160  MORGAN HILL                    CA   95037     SFD       7.625      6.750      $1,988.91    360
4758184  ALAMO                          CA   94507     SFD       7.375      6.750      $2,234.31    240
4758186  GENEVA                         IL   60134     SFD       7.625      6.750      $1,826.11    360
4758202  PACIFIC PALISADES              CA   90272     SFD       7.750      6.750      $5,186.11    360
4758271  LEWES                          DE   19958     SFD       6.875      6.608      $1,839.41    360
4758278  HILTON HEAD ISLAND             SC   29928     SFD       7.625      6.750      $4,940.41    360
4758374  ZIONSVILLE                     IN   46077     SFD       7.250      6.750      $1,730.69    360
4758550  FRONTENAC                      MO   63131     SFD       7.375      6.750      $2,320.67    360
4758568  BRIDGEHAMPTON                  NY   11937     SFD       8.000      6.750      $2,773.64    360
4758682  PLANO                          TX   75024     SFD       7.250      6.750      $1,782.53    360
4758755  PLEASANTON                     CA   94588     SFD       7.375      6.750      $2,037.49    360
4758791  SANDY HOOK                     CT   06482     SFD       7.625      6.750      $2,006.60    360
4758830  WOODBURY                       NY   11997     SFD       7.125      6.750      $2,968.57    360
4758838  HUNTERSVILLE                   NC   28078     SFD       7.375      6.750      $3,102.06    351
4758895  EAST HILLS                     NY   11577     SFD       7.375      6.750      $2,175.63    360
4758919  PLYMOUTH                       VT   05056     SFD       7.875      6.750      $1,774.97    360
4758972  VIRGINIA BEACH                 VA   23454     SFD       7.250      6.750      $3,342.67    360
4759012  JERICHO                        NY   11753     LCO       7.500      6.750      $2,992.64    360
4759025  MISSION VIEJO                  CA   92691     PUD       7.625      6.750      $1,688.09    360
4759060  DIX HILLS                      NY   11746     SFD       7.500      6.750      $1,717.98    360
4759120  DUVALL                         WA   98019     SFD       7.375      6.750      $2,520.96    360
4759162  LEESBURG                       VA   20176     SFD       7.250      6.750      $1,652.58    360
4759196  CHERRY HILL                    NJ   08034     SFD       7.125      6.750      $1,583.24    360
4759229  SEDONA                         AZ   86336     SFD       7.500      6.750        $520.91    360
4759339  DANVILLE                       CA   94526     SFD       7.250      6.750      $2,346.69    360
4759473  PLANO                          TX   75093     SFD       7.625      6.750      $2,123.39    360
4759488  ATLANTA                        GA   30331     SFD       7.500      6.750      $1,864.81    360
4759571  WELLESLEY                      MA   02181     SFD       7.875      6.750      $2,320.22    360
4759683  RICHMOND                       CA   94803     SFD       7.500      6.750      $1,678.12    360
4759729  KIRKLAND                       WA   98033     SFD       7.500      6.750      $2,615.06    360
4759757  MILFORD                        CT   06460     SFD       7.250      6.750      $1,023.27    360
4759787  SANTA BARBARA                  CA   93108     SFD       7.500      6.750      $4,544.90    360
4759838  HIGHLANDS RANCH                CO   80126     PUD       7.750      6.750      $2,220.88    360
4759912  NEEDHAM                        MA   02192     SFD       7.375      6.750      $1,933.89    360
4759942  SOUTHBORO                      MA   01772     SFD       7.750      6.750      $3,295.50    360
4760017  GREAT FALLS                    VA   22066     SFD       7.375      6.750      $3,232.36    360
4760028  PHOENIX                        AZ   85044     SFD       7.875      6.750      $2,032.01    360
4760035  LEVITTOWN                      NY   11756     SFD       7.625      6.750        $877.66    360
4760170  BOCA RATON                     FL   33433     SFD       7.500      6.750        $804.10    360
4760182  CLARKSDALE                     AZ   86324     SFD       7.500      6.750      $1,293.55    360
4760200  DANVILLE                       CA   94526     SFD       7.625      6.750      $2,335.72    360
4760360  DANVILLE                       CA   94526     SFD       7.375      6.750      $1,878.64    360
4760369  OOLTEWAH                       TN   37363     SFD       7.500      6.750      $1,702.59    360
4760452  GRANITE BAY                    CA   95746     SFD       7.625      6.750      $2,152.80    360
4760459  LAGUNA BEACH                   CA   92651     SFD       7.250      6.750      $3,325.61    360
4760511  FOSTER CITY                    CA   94404     SFD       7.625      6.750      $2,264.94    360
4760524  SANTA CLARA                    CA   95051     SFD       7.625      6.750      $3,383.26    360
4760556  BRIER                          WA   98036     SFD       7.500      6.750      $2,030.17    360
4760577  GRAND LAKE                     CO   80447     SFD       7.875      6.750      $1,859.80    360
4760675  BOCA RATON                     FL   33496     SFD       7.375      6.750      $2,059.60    360
4760755  MIAMI BEACH                    FL   33139     LCO       7.750      6.750        $365.38    360
4760787  OMAHA                          NE   68154     SFD       7.500      6.750      $2,013.74    360
4760796  KNOXVILLE                      TN   37922     SFD       7.750      6.750      $2,700.88    360
4760822  MOSS BEACH                     CA   94038     SFD       7.625      6.750      $2,210.44    360
4760854  WICHITA                        KS   67206     SFD       7.250      6.750      $2,854.91    360
4760865  SAN DIEGO                      CA   92130     SFD       7.500      6.750      $1,908.86    360
4760886  LAFAYETTE                      CA   94549     SFD       7.500      6.750      $1,789.99    360
4760908  LAKEWOOD                       CA   90712     SFD       7.375      6.750      $3,591.52    360
4760963  SHREVEPORT                     LA   71107     SFD       7.750      6.750      $2,149.24    360
4761045  SAN JOSE                       CA   95135     SFD       7.625      6.750      $4,905.02    360
4761160  HAILEY                         ID   83333     SFD       7.375      6.750      $1,657.63    360
4761161  WYCKOFF                        NJ   07481     SFD       7.375      6.750      $1,963.32    360
4761197  WOODBURY                       MN   55125     SFD       7.500      6.750      $2,020.73    360
4761231  BOISE                          ID   83703     SFD       7.125      6.750      $2,115.48    360
4761284  FANWOOD                        NJ   07023     SFD       7.750      6.750      $1,705.06    360
4761400  BROOKLYN                       NY   11210     SFD       7.625      6.750      $2,795.79    360
4761455  CHICAGO                        IL   60611     HCO       7.750      6.750      $2,549.36    360
4761470  CORONA DEL MAR                 CA   92625     SFD       7.500      6.750      $3,482.09    360
4761475  FAIRFAX                        VA   22030     SFD       6.875      6.608      $1,734.30    360
4761516  NEWTOWN                        CT   06470     SFD       7.500      6.750      $2,153.58    360
4761520  ARLINGTON                      MA   02174     SFD       7.500      6.750      $1,817.96    360
4761527  HALLANDALE                     FL   33009     SFD       7.625      6.750      $2,923.19    360
4761578  HOUSTON                        TX   77024     SFD       7.375      6.750      $2,733.04    240
4761583  BOISE                          ID   83713     SFD       7.375      6.750      $1,740.50    360
4761608  FAIRFIELD                      CT   06490     SFD       7.500      6.750      $1,957.80    360
4761611  COSTA MESA                     CA   92626     SFD       7.875      6.750      $1,943.19    360
4761694  SOUTHPORT                      CT   06490     SFD       7.125      6.750      $3,301.22    360
4761713  MONTGOMERY TOWNSHIP            NJ   08558     SFD       7.500      6.750      $2,712.95    360
4761724  BLOOMFIELD HILLS               MI   48302     SFD       7.500      6.750      $4,464.49    360
4761731  FARMINGDALE                    NY   11735     SFD       7.125      6.750      $1,616.92    360
4761740  WESTPORT                       CT   06880     SFD       7.500      6.750      $2,517.17    360
4761785  DIX HILLS                      NY   11746     SFD       7.750      6.750      $3,725.34    360
4761786  EDEN PRAIRIE                   MN   55347     SFD       7.000      6.733      $3,259.99    360
4761793  NEW YORK                       NY   10021     COP       8.000      6.750      $2,935.06    360
4761899  POUGHKEEPSIE                   NY   12603     SFD       7.250      6.750      $2,046.53    360
4762029  UPPER SADDLE RIVER             NJ   07458     SFD       7.375      6.750      $3,515.54    360
4762038  LOCUST                         NJ   07760     SFD       7.375      6.750      $2,072.03    360
4762115  REDMOND                        WA   98072     SFD       7.375      6.750      $1,657.63    360
4762120  SAN JOSE                       CA   95119     SFD       7.500      6.750      $2,125.61    360
4762162  JUPITER                        FL   33477     SFD       6.875      6.608      $4,270.04    360
4762182  WAYZATA                        MN   55391     SFD       7.375      6.750      $1,864.82    360
4762189  LEXINGTON                      MA   02173     SFD       7.375      6.750      $2,348.30    360
4762222  SEATTLE                        WA   98119     SFD       7.500      6.750      $3,496.07    360
4762253  SALT LAKE CITY                 UT   84109     SFD       7.375      6.750      $1,849.98    360
4762262  SHERMAN                        CT   06784     SFD       7.125      6.750      $1,212.70    360
4762287  BRIGHTWATERS                   NY   11718     SFD       7.375      6.750      $1,740.51    360
4762288  SAN JOSE                       CA   95129     SFD       7.250      6.750      $2,029.47    360
4762291  HARVARD                        MA   01451     SFD       7.250      6.750      $1,965.67    240
4762294  ISSAQUAH                       WA   98029     SFD       7.500      6.750      $2,701.07    360
4762296  BOTHELL                        WA   98011     SFD       7.375      6.750      $1,714.26    360
4762353  ATLANTA                        GA   30327     SFD       7.375      6.750      $2,624.57    360
4762418  WHEATON                        IL   60187     SFD       7.250      6.750      $1,691.80    360
4762470  LAS VEGAS                      NV   89134     SFD       7.375      6.750      $4,489.39    360
4762471  BOSTON                         MA   02116     SFD       7.750      6.750      $7,164.12    360
4762487  LIVINGSTON                     NJ   07039     SFD       7.125      6.750      $1,343.77    300
4762546  LA JOLLA                       CA   92037     SFD       7.750      6.750      $2,851.32    360
4762561  CASCADE                        MI   49505     SFD       7.500      6.750      $1,859.22    360
4762567  LAFAYETTE                      CA   94549     SFD       6.750      6.483      $1,945.79    360
4762677  FOXBORO                        MA   02035     SFD       7.000      6.733      $1,896.12    360
4762710  GLOUCESTER                     MA   01930     SFD       7.500      6.750      $1,882.29    360
4762747  BELLE MEAD                     NJ   08502     SFD       8.000      6.750        $440.26    360
4762847  NOVATO                         CA   94947     SFD       7.625      6.750      $2,180.01    360
4762942  CINCINNATI                     OH   45243     SFD       6.750      6.483      $4,215.89    360
4762986  ORINDA                         CA   94563     PUD       7.500      6.750      $2,789.87    360
4763084  SCOTCH PLAINS                  NJ   07076     SFD       7.500      6.750      $2,181.55    360
4763089  ELLICOTT CITY                  MD   21042     SFD       7.750      6.750      $1,837.60    360
4763115  TOWNSHIP OF PARSIPPANY-TR      NJ   07950     SFD       7.125      6.750      $1,684.30    360
4763317  RIDGEWOOD                      NJ   07450     SFD       7.000      6.733      $2,182.20    360
4763325  AGOURA                         CA   91301     SFD       7.625      6.750      $5,520.80    360
4763367  EDWARDS                        CO   81632     LCO       7.625      6.750      $2,208.32    360
4763425  NEW YORK                       NY   10036     HCO       7.500      6.750      $1,903.62    360
4763464  WESTON                         CT   06883     SFD       7.450      6.750      $3,131.08    360
4763718  KENT                           WA   98042     SFD       7.250      6.750      $1,828.24    360
4763725  GLASTONBURY                    CT   06033     SFD       7.000      6.733      $1,868.17    360
4763729  BRENTWOOD                      TN   37027     SFD       7.250      6.750      $2,148.86    360
4763738  OAK PARK                       IL   60302     SFD       7.500      6.750      $2,517.18    360
4763800  KEY WEST                       FL   33040     SFD       7.625      6.750      $2,441.89    360
4763887  RESTON                         VA   20194     SFD       7.625      6.750      $2,477.28    360
4763961  RIESTERSTOWN                   MD   21136     SFD       7.625      6.750      $1,764.89    360
4763977  WEST CHESTER                   PA   19382     SFD       7.375      6.750      $1,746.38    360
4763982  MILBURN                        NJ   07078     SFD       7.750      6.750      $3,761.16    360
4763998  GLEN ELLEN                     CA   95442     SFD       7.700      6.750      $2,851.85    360
4764012  LOS OSOS                       CA   93402     SFD       7.600      6.750      $2,146.47    360
4764268  VALLEY CENTER                  CA   92082     SFD       7.875      6.750      $1,794.55    360
4764269  NAPLES                         FL   34103     SFD       7.750      6.750      $2,043.21    360
4764408  NORWOOD                        NJ   07648     SFD       7.625      6.750      $2,123.38    360
4764446  WINDSOR                        CT   06095     SFD       7.125      6.750        $909.52    360
4764455  SALT LAKE CITY                 UT   84103     SFD       7.250      6.750      $2,728.71    360
4764562  DANVERS                        MA   01923     SFD       7.625      6.750      $1,769.48    360
4764663  NEWPORT BEACH                  CA   92660     SFD       7.375      6.750      $2,659.10    360
4764665  LAKE MARG                      FL   32746     SFD       7.625      6.750      $1,811.96    360
4764715  SAN DIEGO                      CA   92121     SFD       7.250      6.750      $1,745.69    360
4764745  ROCKVILLE                      MD   20850     SFD       7.625      6.750      $3,083.50    360
4764825  BOCA RATON                     FL   33428     SFD       7.375      6.750      $1,997.44    360
4764910  WALDEN                         NY   12586     SFD       6.625      6.358        $960.47    360
4764974  THOUSAND OAKS                  CA   91360     SFD       7.600      6.750      $2,167.65    360
4764990  CORONADO                       CA   92118     SFD       7.250      6.750      $1,910.10    360
4765028  HOUSTON                        TX   77030     SFD       7.700      6.750      $2,149.58    360
4765032  STUDIO CITY                    CA   91604     SFD       7.700      6.750      $1,711.11    360
4765065  SAN MARTIN                     CA   95046     SFD       7.550      6.750      $4,215.85    360
4765067  SAN JOSE                       CA   95126     SFD       7.450      6.750      $1,642.08    360
4765104  CINCINNATI                     OH   45240     SFD       7.500      6.750      $1,857.11    360
4765158  DANVILLE                       CA   94526     SFD       7.800      6.750      $2,015.64    360
4765195  ORANGE                         CA   92869     SFD       7.250      6.750      $1,937.39    360
4765238  LA GRANGE                      IL   60525     SFD       7.500      6.750      $2,377.33    360
4765245  SALT LAKE CITY                 UT   84121     SFD       7.250      6.750      $2,251.19    360
4765440  MASSAPEQUA                     NY   11758     SFD       7.500      6.750      $2,097.64    360
4765508  COTO DE CAZA                   CA   92679     SFD       7.625      6.750      $2,725.01    360
4765521  HENDERSON                      NV   89014     SFD       7.625      6.750      $1,981.83    360
4765522  SALT LAKE CITY                 UT   84106     SFD       7.375      6.750      $1,906.27    360
4765564  BOULDER                        CO   80302     SFD       7.250      6.750      $2,232.09    360
4765652  ATLANTA                        GA   30305     SFD       7.375      6.750      $1,754.31    360
4765657  LAGUNA NIGUEL                  CA   92677     SFD       7.625      6.750      $1,875.65    360
4765667  LAGUNA NIGUEL                  CA   92677     SFD       7.500      6.750      $2,115.12    360
4765690  LAKE OSWEGO                    OR   97034     SFD       7.750      6.750      $4,592.20    360
4765718  FORT SALONGA                   NY   11754     SFD       7.500      6.750      $1,566.25    360
4765807  LAS VEGAS                      NV   89134     SFD       7.750      6.750      $2,272.73    360
4765872  SHREVEPORT                     LA   71106     SFD       7.250      6.750      $2,062.90    360
4765908  VALLEY STREAM                  NY   11580     SFD       7.625      6.750      $1,387.28    360
4765911  WEST JORDAN                    UT   84084     SFD       7.875      6.750        $500.30    360
4765937  SEATTLE                        WA   98103     SFD       7.500      6.750      $2,027.72    360
4765981  SAN JOSE                       CA   95138     SFD       7.500      6.750      $4,544.90    360
4766035  LOS ALTOS                      CA   94024     SFD       7.625      6.750      $2,647.15    360
4766071  TORRANCE                       CA   90505     SFD       7.250      6.750      $2,455.84    360
4766133  WARREN TOWNSHIP                NJ   07059     SFD       7.375      6.750      $1,933.90    360
4766153  GERMANTOWN                     TN   38139     SFD       7.375      6.750      $3,453.38    360
4766252  NORCROSS                       GA   30092     SFD       7.125      6.750      $2,031.27    360
4766370  ZIONSVILLE                     IN   46077     SFD       7.375      6.750      $2,348.30    360
4766421  LA JOLLA                       CA   92037     SFD       7.625      6.750      $2,344.57    360
4766452  NEW MILFORD                    CT   06776     SFD       7.000      6.733      $2,288.65    360
4766460  COLORADO SPRINGS               CO   80920     SFD       7.125      6.750        $862.36    360
4766491  SAN DIEGO                      CA   92122     SFD       7.500      6.750      $1,957.81    360
4766517  SAN DIEGO                      CA   92103     MF2       7.625      6.750      $2,229.55    360
4766534  PORTLAND                       OR   97202     SFD       7.500      6.750      $2,104.64    360
4766537  LEESBURG                       VA   20175     SFD       7.750      6.750      $2,490.97    360
4766550  PELHAM                         NY   10803     SFD       7.250      6.750      $2,264.83    360
4766575  GREAT FALLS                    VA   22066     SFD       7.500      6.750      $3,006.63    360
4766616  FOREST HILLS                   NY   11375     SFD       7.500      6.750      $2,466.48    360
4766645  FAIRFAX                        VA   22030     SFD       7.375      6.750      $1,899.36    360
4766650  PORTLAND                       OR   97225     SFD       7.375      6.750      $1,813.02    360
4766653  OAKLAND                        NJ   07436     SFD       7.375      6.750      $1,761.22    360
4766656  SEATTLE                        WA   98109     SFD       7.250      6.750      $2,510.41    360
4766658  SNOQUALMIE                     WA   98065     SFD       7.375      6.750      $2,072.03    360
4766667  CLOSTER                        NJ   07624     SFD       7.875      6.750      $3,371.58    360
4766671  SEATTLE                        WA   98177     SFD       7.250      6.750      $1,782.19    360
4766684  BEL AIR                        MD   21015     SFD       7.625      6.750      $1,925.20    360
4766726  SAN MARINO                     CA   91108     SFD       7.375      6.750      $2,914.65    360
4766738  MUTTONTOWN                     NY   11791     SFD       7.500      6.750      $2,971.67    360
4766764  EAST HAMPTON                   NY   11937     SFD       8.000      6.750      $2,806.65    360
4766772  WYCKOFF                        NJ   07481     SFD       7.625      6.750      $2,017.22    360
4766884  NORMANDY PARK                  WA   98166     SFD       7.375      6.750      $2,121.75    360
4767002  SEATTLE                        WA   98126     SFD       7.375      6.750      $2,063.74    360
4767057  ANNAPOLIS                      MD   21401     SFD       7.000      6.733      $3,991.81    360
4767058  THE PLAINS                     VA   20198     SFD       7.375      6.750      $4,489.39    360
4767068  BRYON                          CA   94514     SFD       7.625      6.750      $1,741.18    360
4767128  SUGARLAND                      TX   77479     SFD       6.875      6.608      $1,668.60    360
4767132  WEST HARTFORD                  CT   06107     SFD       7.500      6.750      $2,799.14    360
4767133  PORTLAND                       OR   97229     SFD       7.375      6.750      $1,961.52    360
4767143  PORTLAND                       OR   97229     SFD       7.250      6.750      $2,292.12    360
4767185  DURHAM                         NC   27705     SFD       7.250      6.750      $2,496.77    360
4767206  ROCKPORT                       MA   01966     SFD       7.250      6.750      $2,674.14    360
4767226  REDMOND                        WA   98053     SFD       7.125      6.750      $1,907.64    360
4767227  SEATTLE                        WA   98199     SFD       7.250      6.750      $1,855.52    360
4767335  DIAMOND BAR                    CA   91765     SFD       7.250      6.750      $4,434.15    360
4767400  MYRTLE BEACH                   SC   29577     SFD       7.500      6.750      $2,489.21    360
4767405  MAHWAH                         NJ   07430     SFD       7.000      6.733      $2,195.50    360
4767616  PROVO                          UT   84604     SFD       7.500      6.750      $1,985.77    360
4767634  SANDY                          UT   84070     LCO       8.000      6.750        $551.42    360
4767811  SAN PEDRO                      CA   90732     SFD       7.625      6.750      $1,698.00    360
4767829  ARLINGTON                      TN   38002     SFD       7.500      6.750      $1,769.72    360
4767833  PARKER                         CO   80137     SFD       7.375      6.750      $1,972.57    360
4768042  PARSIPPANY-TROY HILLS          NJ   07054     SFD       7.500      6.750      $1,774.61    360
4768094  CHESTER SPRINGS                PA   19425     PUD       7.375      6.750      $1,628.62    360
4768163  STEILACOOM                     WA   98388     SFD       7.250      6.750      $1,835.06    360
4768174  ATLANTA                        GA   30339     SFD       7.750      6.750      $2,686.55    360
4768181  MARLBORO                       NJ   07746     SFD       7.750      6.750      $2,091.92    360
4768201  HUNTINGTON BEACH               CA   92648     PUD       7.375      6.750      $2,659.10    360
4768220  ST LOUIS                       MO   63124     SFD       7.750      6.750      $3,209.53    360
4768232  READING                        PA   19606     SFD       6.875      6.608      $1,642.33    360
4768260  ROCHESTER HILLS                MI   48306     SFD       7.375      6.750      $1,878.64    360
4768262  LOS ANGELES                    CA   90035     MF2       7.750      6.750      $2,632.82    360
4768268  FORT COLLINS                   CO   80528     SFD       7.250      6.750      $1,957.85    360
4768270  EDEN PRAIRIE                   MN   55347     SFD       7.125      6.750        $661.49    240
4768291  SARATOGA                       CA   95070     SFD       7.375      6.750      $3,439.56    360
4768352  NEWTON                         MA   02161     SFD       7.625      6.750      $1,645.63    360
4768358  SWARTHMORE                     PA   19081     SFD       7.750      6.750      $2,149.24    360
4768359  SAN BRUNO                      CA   94066     SFD       7.750      6.750      $1,321.06    360
4768364  CAMPBELL                       CA   95008     SFD       7.750      6.750      $1,685.01    360
4768377  SAN JOSE                       CA   95124     SFD       7.375      6.750      $1,768.13    360
4768426  GLENN DALE                     MD   20769     SFD       7.500      6.750      $1,880.89    360
4768445  MEMPHIS                        IN   47143     SFD       7.375      6.750      $1,740.51    360
4768458  CUPERTINO                      CA   95014     SFD       7.875      6.750      $2,019.32    360
4768471  WINSTON-SALEM                  NC   27106     SFD       7.875      6.750      $2,044.70    360
4768493  SANIBEL                        FL   33957     LCO       8.125      6.750      $1,717.40    360
4768530  KEY BISCAYNE                   FL   33149     SFD       8.000      6.750      $2,586.53    360
4768532  UNIVERSITY PLACE               WA   98466     SFD       7.375      6.750      $1,657.63    360
4768542  MEMPHIS                        TN   38119     SFD       7.500      6.750      $1,776.00    360
4768544  OAKDALE                        CA   95361     SFD       7.875      6.750      $2,407.24    360
4768563  SUNNYVALE                      CA   94086     LCO       7.750      6.750      $1,343.99    360
4768704  SAN MATEO                      CA   94402     SFD       8.000      6.750      $1,995.84    360
4768797  RUIDOSO                        NM   88345     SFD       7.750      6.750      $2,170.73    360
4768815  SPRING GROVE                   PA   17362     SFD       7.250      6.750      $1,991.95    360
4768822  NEWPORT BEACH                  CA   92662     MF2       7.250      6.750      $2,182.97    360
4768825  REDWOOD CITY                   CA   94065     SFD       7.750      6.750      $1,837.60    360
4768839  DANA POINT                     CA   92629     PUD       7.500      6.750      $2,118.63    360
4768851  FISHERS                        IN   46038     SFD       7.750      6.750      $1,805.36    360
4768962  ANDOVER                        MA   01810     SFD       7.500      6.750      $2,796.86    360
4768970  SUMMERFIELD                    NC   27358     SFD       7.250      6.750      $1,880.08    360
4768973  SAN JOSE                       CA   95126     SFD       7.875      6.750      $2,309.35    360
4768984  UNION CITY                     CA   94587     PUD       7.750      6.750      $2,185.06    360
4768996  COLTS NECK                     NJ   07722     SFD       8.000      6.750      $2,333.38    360
4769000  BLACKSBURG                     VA   24060     SFD       7.375      6.750      $1,726.69    360
4769038  MORAGA                         CA   94556     SFD       7.500      6.750      $3,272.33    360
4769200  SARATOGA                       CA   95070     SFD       7.375      6.750      $3,411.94    360
4769217  REDWOOD CITY                   CA   94065     PUD       7.250      6.750      $2,626.38    360
4769382  HUNTINGTON BEACH               CA   92646     SFD       7.500      6.750      $2,215.12    360
4769413  LOS ALAMITOS                   CA   90720     SFD       7.250      6.750      $2,112.02    360
4769435  LOS ALAMITOS                   CA   90720     SFD       7.250      6.750      $2,128.39    360
4769466  ARCADIA                        CA   91006     SFD       7.750      6.750      $1,748.05    360
4769468  PLEASANTON                     CA   94588     SFD       7.500      6.750      $1,704.34    360
4769551  INDIAN HEAD PARK               IL   60525     SFD       7.500      6.750      $2,782.88    360
4769558  WEST HILLS                     CA   91304     SFD       7.125      6.750      $2,608.64    360
4769572  TARZANA                        CA   91356     SFD       7.375      6.750      $2,320.67    360
4769751  AGOURA HILLS                   CA   91301     SFD       7.250      6.750      $1,916.92    360
4769776  MANHATTAN BEACH                CA   90266     MF2       7.625      6.750      $3,411.57    360
4769847  SAN MATEO                      CA   94401     SFD       7.250      6.750      $2,009.01    360
4769890  GERMANTOWN                     TN   38138     SFD       7.250      6.750      $1,875.99    360
4769995  CAPITOLA                       CA   95010     SFD       7.125      6.750      $1,731.46    360
4770022  SANTA CRUZ                     CA   95060     SFD       7.125      6.750      $1,876.31    360
4770033  SANTA CRUZ                     CA   95062     SFD       7.125      6.750      $1,906.63    360
4770037  SANTA CRUZ                     CA   95060     SFD       7.250      6.750      $2,251.19    360
4770184  LAGUNA NIGUEL                  CA   92677     SFD       7.750      6.750      $2,127.75    360
4770218  ANNAPOLIS                      MD   21401     SFD       7.625      6.750      $2,491.44    360
4770232  SAN JOSE                       CA   95135     SFD       7.875      6.750      $2,465.24    360
4770246  CHESTERFIELD                   MO   63005     SFD       7.250      6.750      $2,648.90    360
4770249  WELLESLEY                      MA   02181     SFD       7.500      6.750      $2,070.38    360
4770265  POWAY                          CA   92064     SFD       7.500      6.750      $1,663.43    360
4770270  HAMPTON FALLS                  NH   03844     SFD       7.250      6.750      $1,671.34    360
4770279  CARLSBAD                       CA   92008     SFD       7.250      6.750      $2,390.35    360
4770289  WILDWOOD                       MO   63005     SFD       7.375      6.750      $2,662.56    360
4770303  GLEN ALLEN                     VA   23060     SFD       7.375      6.750      $1,695.61    360
4770311  CAMPBELL                       CA   95008     SFD       7.750      6.750      $1,868.41    360
4770353  LADUE                          MO   63124     SFD       7.125      6.750      $2,621.44    360
4770357  JACKSON                        WY   83001     SFD       7.625      6.750      $1,828.94    360
4770363  ORINDA                         CA   94563     SFD       7.125      6.750      $1,654.66    360
4770543  DALY CITY                      CA   94014     SFD       7.375      6.750      $1,740.51    360
4770641  REDONDO BEACH                  CA   90278     SFD       7.250      6.750      $1,705.45    360
4770652  LYNNWOOD                       WA   98037     PUD       7.625      6.750      $1,700.47    360
4770669  LOS ANGELES                    CA   90048     LCO       7.500      6.750      $2,272.45    360
4770693  CALIFON                        NJ   07830     SFD       7.750      6.750      $1,934.32    360
4770760  SCARSDALE                      NY   10583     COP       7.875      6.750        $833.83    360
4770794  HIGLEY                         AZ   85236     SFD       7.500      6.750      $1,773.56    360
4770817  BASKING RIDGE                  NJ   07920     SFD       7.250      6.750      $1,991.96    360
4770857  VISTA                          CA   92084     SFD       7.500      6.750      $1,789.99    360
4770870  BLUE BELL                      PA   19422     SFD       6.875      6.608      $1,708.02    360
4770906  SAN JOSE                       CA   95135     SFD       7.500      6.750      $2,710.16    360
4770931  SAN DIEGO                      CA   92124     SFD       7.250      6.750      $1,364.35    360
4770946  BATON ROUGE                    LA   70809     SFD       7.375      6.750      $3,453.38    360
4770983  NASHVILLE                      TN   37205     SFD       7.375      6.750      $3,108.04    360
4770994  REDMOND                        WA   98053     PUD       7.250      6.750      $1,705.44    360
4770998  MUKILTEO                       WA   98275     SFD       7.375      6.750      $2,104.83    360
4771000  MIDDLETON                      MA   01949     SFD       7.875      6.750      $2,999.61    353
4771191  BETHESDA                       MD   20814     PUD       7.375      6.750      $1,795.76    360
4771207  NEW HOPE                       PA   18938     SFD       7.000      6.733      $2,162.24    360
4771276  WATCHUNG                       NJ   07060     SFD       7.250      6.750      $1,924.42    360
4771315  RIDGEFIELD                     CT   06877     SFD       7.500      6.750      $2,483.61    360
4771385  VANCOUVER                      WA   98664     SFD       7.000      6.733      $1,616.69    360
4771392  SEATTLE                        WA   98144     SFD       7.750      6.750      $2,109.84    360
4771456  GILBERT                        AZ   85296     SFD       7.875      6.750      $1,660.41    360
4771472  ALEXANDRIA TOWNSHIP            NJ   08867     SFD       7.250      6.750      $1,330.25    360
4771516  POULSBO                        WA   98370     SFD       7.250      6.750      $1,977.97    360
4771601  PORT WASHINGTON                NY   11050     SFD       7.000      6.733      $2,262.03    360
4771624  MERCER ISLAND                  WA   98040     SFD       7.500      6.750      $2,265.46    360
4771751  LAS VEGAS                      NV   89118     SFD       7.625      6.750      $2,198.76    360
4771850  COLORADO SPRINGS               CO   80919     SFD       6.875      6.608      $2,167.87    360
4771881  DANVILLE                       CA   94506     SFD       7.625      6.750      $1,727.02    360
4771926  LANCASTER                      PA   17603     SFD       6.875      6.608      $1,968.82    360
4771933  YORBA LINDA                    CA   92886     SFD       7.250      6.750      $2,483.13    360
4772012  BRECKENRIDGE                   CO   80424     SFD       7.250      6.750      $1,730.35    360
4772156  REDMOND                        WA   98053     SFD       7.500      6.750      $1,730.56    360
4772236  HERMOSA BEACH                  CA   90254     SFD       7.250      6.750      $1,985.14    360
4772327  WILDWOOD                       MO   63038     SFD       7.875      6.750      $2,755.27    360
4772350  SAN JOSE                       CA   95120     SFD       7.750      6.750      $3,545.88    360
4772368  HENDERSONVILLE                 NC   28739     SFD       7.750      6.750      $1,325.37    360
4772372  ASHBURN                        VA   20147     PUD       7.500      6.750      $2,094.15    360
4772391  SAN LEANDRO                    CA   94579     PUD       7.125      6.750      $1,820.39    360
4772405  MOUNTAIN VIEW                  CA   94041     SFD       7.750      6.750      $2,505.29    360
4772440  SHREWSBURY                     MA   01545     SFD       7.500      6.750      $1,842.44    360
4772525  ACTON                          CA   93510     SFD       7.375      6.750      $2,002.96    360
4772577  ALLAMUCHY                      NJ   07820     PUD       7.875      6.750        $996.98    360
4772648  PORT WASHINGTON                NY   11050     SFD       7.250      6.750      $2,455.84    360
4772732  OAKLAND                        CA   94619     SFD       7.875      6.750      $1,537.15    360
4772748  ATLANTA                        GA   30306     SFD       7.500      6.750      $1,677.77    360
4772793  SAN JOSE                       CA   95124     SFD       7.000      6.733      $1,738.44    360
4772804  SANTA ANA AREA                 CA   92705     SFD       7.250      6.750      $1,735.46    360
4772968  UNION CITY                     CA   94587     SFD       7.875      6.750      $2,211.46    360
4772977  CORONADO                       CA   92118     SFD       7.875      6.750      $2,985.47    360
4773001  FLOSSMOOR                      IL   60422     SFD       7.750      6.750      $2,041.78    360
4773013  SAN DIEGO                      CA   92109     SFD       7.875      6.750      $2,494.24    360
4773044  GLEN ROCK BOROUGH              NJ   07452     SFD       7.375      6.750      $1,989.15    360
4773055  NORTH POTOMAC                  MD   20878     SFD       8.000      6.750      $2,366.39    360
4773069  SUNNYVALE                      CA   94086     SFD       7.750      6.750      $2,113.42    360
4773082  SALT LAKE CITY                 UT   84117     SFD       7.625      6.750      $3,542.51    360
4773088  LAKE GROVE                     NY   11755     SFD       7.375      6.750      $2,141.09    360
4773103  ISSAQUAH                       WA   98027     SFD       7.250      6.750      $2,101.11    360
4773125  MCLEAN                         VA   22101     SFD       8.000      6.750      $2,714.93    360
4773153  SIMI VALLEY                    CA   93063     SFD       7.750      6.750      $2,114.50    360
4773274  LONG BEACH                     CA   90807     SFD       7.625      6.750      $1,981.82    360
4773405  LITTLETON                      CO   80123     PUD       7.625      6.750      $1,547.24    360
4773414  DANVILLE                       CA   94526     PUD       8.250      6.750      $2,446.13    360
4773500  BOCA RATON                     FL   33431     SFD       7.500      6.750      $2,512.98    360
4773521  BARGERSVILLE                   IN   46106     SFD       7.500      6.750      $2,097.65    360
4773556  SCOTTSDALE                     AZ   85258     SFD       8.125      6.750      $2,199.65    360
4773657  SEATTLE                        WA   98119     SFD       7.375      6.750      $2,016.78    360
4773658  PORTLAND                       OR   97272     SFD       7.250      6.750      $2,346.35    360
4773686  LONG BEACH                     CA   90803     PUD       7.625      6.750      $2,123.39    360
4773871  STOCKBRIDGE                    GA   30281     SFD       7.750      6.750        $500.77    360
4773873  EL PASO                        TX   79902     SFD       7.250      6.750      $1,387.55    360
4773928  DAPHNE                         AL   36526     SFD       7.125      6.750      $2,344.55    360
4773942  LONG BEACH                     CA   90803     SFD       7.500      6.750      $1,181.68    360
4773989  TAMPA                          FL   33626     SFD       7.375      6.750      $1,851.71    360
4774060  BETHESDA                       MD   20817     SFD       7.500      6.750      $5,943.33    360
4774061  ANNAPOLIS                      MD   21403     SFD       7.625      6.750      $2,986.89    360
4774072  MENLO PARK                     CA   94025     SFD       8.000      6.750      $4,461.29    360
4774148  CHARLESTON                     SC   29401     SFD       7.500      6.750      $4,195.12    360
4774176  GREENSBORO                     GA   30642     SFD       7.500      6.750      $2,613.32    360
4774344  DANA POINT                     CA   92629     SFD       7.750      6.750      $2,730.96    360
4774373  ISSAQUAH                       WA   98029     SFD       7.375      6.750      $2,020.22    360
4774380  LOS ALAMITOS                   CA   90720     SFD       7.000      6.733      $1,554.15    360
4774428  SAN DIEGO                      CA   92130     SFD       7.625      6.750      $3,107.22    360
4774447  IRVINE                         CA   92620     SFD       7.375      6.750      $1,625.51    360
4774449  MISSION VIEJO                  CA   92692     LCO       7.625      6.750        $392.83    360
4774640  HEWLETT BAY PARK               NY   11557     SFD       7.875      6.750      $3,335.32    360
4774657  WADDELL                        AZ   85355     PUD       7.750      6.750      $2,041.77    360
4774742  LAGUNA BEACH                   CA   92651     SFD       7.750      6.750      $2,865.65    360
4774776  SANDY                          UT   84092     SFD       7.250      6.750      $2,046.53    360
4774798  NASHVILLE                      TN   37205     SFD       7.250      6.750      $2,029.48    360
4774905  SAN FRANCISCO                  CA   94112     LCO       7.875      6.750      $2,022.95    360
4774927  NEW ORLEANS                    LA   70124     SFD       7.375      6.750      $2,514.06    360
4774935  MADISON                        CT   06443     SFD       7.500      6.750      $1,258.59    360
4775138  WOODLAND HILLS                 CA   91364     SFD       7.625      6.750      $1,755.33    360
4775247  SAN JOSE                       CA   95129     SFD       7.500      6.750      $2,307.41    360
4775264  DANVILLE                       CA   94506     SFD       7.000      6.733      $1,663.26    360
4775379  CASTLE ROCK                    CO   80104     SFD       7.625      6.750      $4,600.66    360
4775397  CHINO HILLS                    CA   91709     SFD       7.625      6.750      $1,677.47    360
4775448  SAN MATEO                      CA   94403     SFD       7.500      6.750      $1,657.14    360
4775477  MENLO PARK                     CA   94025     SFD       8.000      6.750      $2,825.00    360
4775572  OAKLAND                        CA   94618     SFD       7.125      6.750      $2,358.02    360
4775610  PELL CITY                      AL   35125     SFD       7.250      6.750      $4,147.64    360
4775713  SAN DIEGO                      CA   92106     SFD       7.625      6.750      $3,661.77    360
4775769  MAPLE VALLEY                   WA   98038     SFD       8.000      6.750      $2,293.39    360
4775790  FORT LAUDERDALE                FL   33312     SFD       7.375      6.750      $2,172.18    360
4775793  SAN FRANCISCO                  CA   94123     LCO       7.750      6.750      $2,002.37    360
4775811  FOX ISLAND                     WA   98333     SFD       7.250      6.750      $3,274.45    360
4775855  SAN JOSE                       CA   95135     SFD       7.750      6.750      $2,441.54    360
4775948  LUDLOW                         VT   05149     LCO       7.500      6.750      $1,873.90    360
4775949  LIVERMORE                      CA   94550     SFD       7.500      6.750      $2,146.59    360
4775989  NEWTON                         MA   02159     SFD       7.625      6.750      $2,250.79    360
4776049  NORTH ARLINGTON                NJ   07031     MF2       7.500      6.750      $1,076.80    360
4776055  HINSDALE                       IL   60521     SFD       8.000      6.750      $3,265.26    360
4776078  LOS ALTOS                      CA   94022     SFD       7.125      6.750      $2,398.44    360
4776129  ROSWELL                        GA   30075     SFD       7.375      6.750      $1,773.31    360
4776151  CAPE CORAL                     FL   33991     SFD       7.125      6.750      $1,010.58    360
4776161  WOODSTOCK                      NY   12498     SFD       7.625      6.750      $2,838.25    360
4776204  PEORIA                         IL   61604     SFD       7.875      6.750        $406.04    360
4776241  SEATTLE                        WA   98115     SFD       7.250      6.750      $1,637.22    360
4776246  BELLEVUE                       WA   98004     SFD       7.125      6.750      $2,876.78    360
4776291  ISSAQUAH                       WA   98029     SFD       7.750      6.750      $2,102.67    360
4776436  MAITLAND                       FL   32751     SFD       7.125      6.750      $2,021.16    360
4776463  LOS ALTOS                      CA   94024     SFD       7.625      6.750      $7,077.94    360
4776585  WOODBRIDGE                     VA   22192     SFD       7.250      6.750      $1,745.69    360
4776714  GLEN MILLS                     PA   19342     SFD       7.625      6.750      $2,010.14    360
4776721  BRONX                          NY   10471     COP       7.625      6.750        $569.78    360
4776825  PARAMUS                        NJ   07652     SFD       7.625      6.750      $1,875.66    360
4776834  BETHPAGE                       NY   11714     SFD       7.750      6.750      $1,074.62    360
4776922  SEATTLE                        WA   98102     SFD       7.250      6.750      $2,264.83    360
4777026  PROVO                          UT   84604     SFD       7.375      6.750      $2,175.63    360
4777206  DALLAS                         TX   75225     SFD       7.375      6.750      $3,453.38    360
4777220  FAIRVIEW                       TX   75069     SFD       7.125      6.750      $2,230.01    360
4777288  COLLIERVILLE                   TN   38017     SFD       7.375      6.750      $2,072.03    360
4777297  NAPLES                         FL   34102     SFD       7.125      6.750      $2,654.46    360
4777379  SKILLMAN                       NJ   08558     SFD       7.375      6.750      $1,699.07    360
4777559  CINCINNATI                     OH   45249     SFD       7.625      6.750      $3,715.92    360
4777577  GREAT NECK                     NY   11021     SFD       7.125      6.750      $4,042.32    360
4777584  HARTSDALE                      NY   10530     SFD       7.750      6.750      $2,321.18    360
4777588  BRONXVILLE                     NY   10708     SFD       7.000      6.733      $2,162.24    360
4777615  PLYMOUTH                       MN   55446     SFD       7.375      6.750      $2,210.17    360
4777644  OAKLAND                        CA   94611     SFD       7.500      6.750      $2,681.49    360
4777689  SAN JOSE                       CA   95118     SFD       8.000      6.750      $2,113.25    360
4777703  RANDOLPH                       NJ   07869     SFD       7.250      6.750      $3,356.31    360
4777741  HILTON HEAD ISLAND             SC   29926     LCO       7.750      6.750        $699.22    360
4777779  BETHESDA                       MD   20814     SFD       7.375      6.750      $1,899.36    360
4777791  SEATTLE                        WA   98102     SFD       7.250      6.750      $3,547.32    360
4777882  ISSAQUAH                       WA   98027     SFD       7.500      6.750      $1,730.56    360
4777899  WATSONVILLE                    CA   95076     SFD       7.625      6.750      $2,213.63    360
4778076  PORTSMOUTH                     VA   23703     LCO       7.500      6.750        $655.51    360
4778151  ULSTER PARK                    NY   12487     SFD       7.500      6.750      $2,796.86    360
4778197  ARLINGTON                      WA   98223     SFD       7.375      6.750      $1,823.04    360
4778201  FALL CITY                      WA   98024     SFD       7.250      6.750      $1,904.30    360
4778204  BOTHELL                        WA   98012     SFD       7.375      6.750      $1,916.62    360
4778208  FEDERAL WAY                    WA   98003     SFD       7.375      6.750      $2,735.08    360
4778229  REHOBOTH                       DE   19971     SFD       7.500      6.750      $2,712.96    360
4778230  WALNUT CREEK                   CA   94598     SFD       7.375      6.750      $3,798.71    360
4778237  BATTLE GROUND                  WA   98064     SFD       7.375      6.750      $1,902.82    360
4778261  SOUTH SALEM                    NY   10590     SFD       7.875      6.750      $1,811.59    360
4778269  SEATTLE                        WA   98116     SFD       7.250      6.750      $2,327.59    360
4778314  NAPLES                         FL   34109     SFD       7.625      6.750      $2,300.33    360
4778319  DEL MAR                        CA   92014     MF2       7.000      6.733      $3,077.03    360
4778342  VIENNA                         VA   22180     SFD       7.875      6.750      $1,761.92    360
4778368  DALLAS                         TX   75240     SFD       7.750      6.750      $1,792.46    360
4778385  PEACHTREE CITY                 GA   30269     SFD       7.375      6.750      $2,745.44    360
4778474  SANIBEL                        FL   33957     SFD       7.375      6.750      $1,838.58    360
4778521  PASADENA                       MD   21122     SFD       7.500      6.750      $1,678.12    360
4778583  BIG BEAR LAKE                  CA   92315     SFD       8.000      6.750        $344.87    360
4778609  COCKEYSVILLE                   MD   21030     SFD       7.500      6.750      $2,097.64    360
4778768  ST.CLOUD                       MN   56301     SFD       7.250      6.750      $2,865.14    360
4778779  MUKILTEO                       WA   98275     SFD       7.375      6.750      $2,055.45    360
4778793  CORONADO                       CA   92118     LCO       7.250      6.750      $1,330.25    360
4778834  DOVE CANYON                    CA   92679     PUD       7.250      6.750      $2,614.10    360
4778919  MISSION VIEJO                  CA   92692     SFD       7.625      6.750      $2,034.91    360
4778922  SANTA CRUZ                     CA   95060     SFD       7.625      6.750      $2,200.53    360
4778927  RANCHO PALOS VERDES            CA   90275     SFD       7.625      6.750      $3,199.23    360
4778933  LAGUNA HILLS                   CA   92656     SFD       7.625      6.750      $1,823.28    360
4778955  SAN DIEGO                      CA   92127     SFD       7.500      6.750      $1,787.89    360
4779067  CORAL GABLES                   FL   33134     SFD       7.500      6.750      $2,307.41    360
4779092  QUOGUE                         NY   11959     SFD       7.500      6.750      $2,866.78    360
4779111  CHESTERFIELD                   MO   63017     SFD       7.375      6.750      $2,072.03    360
4779119  MARYSVILLE                     WA   98270     SFD       7.500      6.750      $2,076.67    360
4779206  KATONAH                        NY   10536     SFD       7.250      6.750      $2,711.66    360
4779288  REDONDO BEACH                  CA   90277     SFD       7.375      6.750      $2,265.42    360
4779313  BOXFORD                        MA   01921     SFD       7.375      6.750      $3,349.78    360
4779317  EAST HAMPTON                   NY   11937     SFD       7.625      6.750        $637.02    360
4779390  BELLAIRE                       TX   77401     SFD       7.125      6.750      $2,249.55    360
4779404  DANVILLE                       CA   94526     SFD       7.750      6.750      $3,044.75    360
4779412  ORANGE BEACH                   AL   36561     SFD       7.500      6.750      $2,852.80    360
4779463  SAN JOSE                       CA   95131     SFD       7.500      6.750      $1,894.87    360
4779472  STEVENSON RANCH                CA   91381     SFD       7.375      6.750      $1,885.54    360
4779508  SPRINGBORO                     OH   45066     SFD       7.500      6.750      $1,748.04    360
4779564  TORRANCE                       CA   90505     SFD       7.250      6.750      $1,794.81    360
4779565  SALT LAKE CITY                 UT   84117     SFD       7.250      6.750      $2,203.43    360
4779589  ALEXANDRIA                     VA   22315     SFD       7.500      6.750      $2,097.65    360
4779610  MCLEAN                         VA   22102     SFD       6.875      6.608      $1,832.84    360
4779612  WALNUT CREEK                   CA   94598     SFD       7.750      6.750      $3,123.56    360
4779622  VIENNA                         VA   22182     SFD       6.875      6.608      $1,891.96    360
4779670  PROSPER                        TX   75078     SFD       7.875      6.750      $1,985.24    360
4779679  BELLVUE                        WA   98006     SFD       7.250      6.750      $1,958.53    360
4779736  RANCHO PALOS VERDES            CA   90275     SFD       7.500      6.750      $2,622.06    360
4779808  SAN GABRIEL                    CA   91775     SFD       7.750      6.750      $2,253.51    240
4779956  VENTURA                        CA   93001     SFD       7.375      6.750      $1,851.01    360
4779961  SAN MATEO                      CA   94403     SFD       7.625      6.750      $2,084.45    360
4780088  DANVILLE                       CA   94526     SFD       7.750      6.750      $2,836.99    360
4780101  SUNNYVALE                      CA   94087     SFD       7.625      6.750      $1,769.48    360
4780108  CYPRESS                        CA   90630     SFD       7.875      6.750      $1,914.18    360
4780126  CARNELIAN BAY                  CA   96148     SFD       7.000      6.733      $2,381.78    360
4780132  OAKLAND                        CA   94611     SFD       7.750      6.750      $2,256.70    360
4780139  STUDIO CITY                    CA   91604     SFD       7.375      6.750      $1,809.57    360
4780150  FREMONT                        CA   94539     SFD       7.500      6.750      $3,146.47    360
4780159  BURBANK                        CA   91504     SFD       7.500      6.750      $1,762.02    360
4780168  BERKELEY                       CA   94708     SFD       7.125      6.750      $2,409.22    360
4780170  LOS GATOS                      CA   95032     SFD       7.625      6.750      $2,477.28    360
4780275  VIENNA                         VA   22182     SFD       7.250      6.750      $1,944.21    360
4780464  UNIVERSITY PARK                TX   75205     SFD       7.500      6.750      $3,496.08    360
4780590  WALNUT CREEK                   CA   94598     SFD       7.125      6.750      $1,886.41    360
4780663  WEST COVINA                    CA   91791     SFD       7.500      6.750      $2,321.40    360
4780697  SUNNYVALE                      CA   94087     SFD       7.375      6.750      $2,939.51    360
4780710  FAIRFIELD                      CA   94533     SFD       7.500      6.750      $1,866.90    360
4780732  SIMI VALLEY                    CA   93065     SFD       7.625      6.750      $2,109.23    360
4780737  MISSION VIEJO                  CA   92691     SFD       7.500      6.750      $1,780.20    360
4780756  SAN JOSE                       CA   95123     SFD       7.625      6.750      $1,741.17    360
4780766  CASTRO VALLEY                  CA   94546     SFD       7.625      6.750      $1,670.39    360
4780889  EAST HAMPTON                   NY   11937     SFD       7.500      6.750      $1,922.84    360
4780946  SAN JOSE                       CA   95135     SFD       7.000      6.733      $2,480.25    360
4780965  SAN FRANCISCO                  CA   94111     LCO       7.375      6.750      $1,740.51    360
4780974  SAN JOSE                       CA   95118     SFD       7.500      6.750      $1,859.91    360
4780976  LEXINGTON                      MA   02173     SFD       6.875      6.608      $1,970.79    360
4780987  FREMONT                        CA   94537     SFD       7.750      6.750      $2,070.43    360
4781261  SEATTLE                        WA   98105     SFD       7.250      6.750      $1,711.41    360
4781281  GLENDALE                       CA   91201     SFD       7.250      6.750      $1,841.88    360
4781300  SAN RAMON                      CA   94583     SFD       7.750      6.750      $1,848.70    360
4781301  SANTA CLARITA                  CA   91351     SFD       7.500      6.750      $1,720.07    360
4781319  LAS VEGAS                      NV   89117     SFD       7.875      6.750      $1,943.19    360
4781327  IRVINE                         CA   92612     SFD       7.375      6.750      $2,082.39    360
4781419  REDWOOD CITY                   CA   94065     LCO       7.625      6.750      $1,884.50    360
4781424  EL CAJON                       CA   92019     SFD       7.750      6.750      $1,697.90    360
4781433  LOS GATOS                      CA   95032     PUD       7.250      6.750      $2,005.60    360
4781441  WOODLAND HILLS                 CA   91364     SFD       7.500      6.750      $2,517.17    360
4781454  MARCO ISLAND                   FL   34145     HCO       7.500      6.750      $2,817.84    360
4781552  SACRAMENTO                     CA   95864     SFD       7.500      6.750      $1,887.88    360
4781642  FREEHOLD                       NJ   07728     SFD       7.750      6.750      $1,776.70    360
4781649  LAS VEGAS                      NV   89128     PUD       7.875      6.750      $1,848.93    360
4781658  LAKE OSWEGO                    OR   97035     SFD       7.000      6.733      $2,075.74    360
4781664  EASTON                         MA   02356     SFD       7.125      6.750      $2,274.47    360
4781670  SPOKANE                        WA   99212     SFD       7.375      6.750      $3,094.22    360
4781694  SAN DIEGO                      CA   92703     SFD       7.625      6.750      $2,947.96    360
4781723  PORTLAND                       OR   97221     SFD       7.375      6.750      $2,417.36    360
4781804  STAMFORD                       CT   06905     SFD       7.250      6.750      $1,637.23    360
4781869  CARLE PLACE                    NY   11514     SFD       7.875      6.750      $1,087.61    360
4781897  CLAREMONT                      CA   91711     SFD       7.875      6.750      $4,712.96    360
4781953  BELLEVUE                       WA   98006     SFD       7.250      6.750      $1,874.62    360
4781989  ATLANTIC BEACH                 NC   28512     SFD       7.250      6.750      $1,862.35    360
4782026  ANNETTA NORTH                  TX   76008     SFD       7.500      6.750      $1,566.24    360
4782036  RICHMOND                       VA   23233     SFD       7.750      6.750      $2,579.09    360
4782084  SHERMAN OAKS                   CA   91403     LCO       7.750      6.750        $651.94    360
4782218  PLAINVIEW                      NY   11803     SFD       7.625      6.750      $1,800.63    360
4782281  FAIRFAX STATION                VA   22039     SFD       7.375      6.750      $2,666.01    360
4782440  HUDSON                         OH   44236     SFD       7.250      6.750      $2,353.51    360
4782491  LA JOLLA                       CA   92037     SFD       7.750      6.750      $2,794.01    360
4782494  MENOMONEE FALLS                WI   53051     SFD       6.875      6.608      $1,839.40    360
4782592  MARANA                         AZ   85653     SFD       7.625      6.750      $1,783.29    360
4782598  VILLA PARK                     CA   92861     SFD       7.625      6.750      $2,454.63    360
4782608  SCOTTS VALLEY                  CA   95066     SFD       7.250      6.750      $2,087.46    360
4782610  SANTA MONICA                   CA   90403     LCO       7.375      6.750      $1,854.46    360
4782623  HONOLULU                       HI   96825     SFD       7.500      6.750      $3,216.39    360
4782625  HONOLULU                       HI   96816     SFD       7.000      6.733      $3,991.81    360
4782631  SANTA CLARITA                  CA   91354     SFD       7.375      6.750      $1,958.76    360
4782641  MOSS BEACH                     CA   94038     SFD       7.125      6.750      $1,857.44    360
4782649  ARMONK                         NY   10504     SFD       7.375      6.750      $4,282.19    360
4782651  REDONDO BEACH                  CA   90278     SFD       7.375      6.750      $1,795.76    360
4782653  LOS ANGELES                    CA   90049     SFD       7.375      6.750      $4,144.05    360
4782656  SEAL BEACH                     CA   90740     SFD       7.375      6.750      $2,707.45    360
4782661  WOODBINE                       MD   21797     SFD       7.375      6.750      $2,110.70    360
4782663  REDONDO BEACH                  CA   90278     SFD       7.625      6.750      $2,342.80    360
4782667  DALLAS                         TX   75230     SFD       7.625      6.750      $3,924.72    360
4782676  MELVILLE                       NY   11747     SFD       7.625      6.750      $1,808.42    360
4782689  VALENCIA AREA                  CA   91354     SFD       7.625      6.750      $1,840.27    360
4782703  MANHATTAN BEACH                CA   90266     SFD       7.625      6.750      $2,222.47    360
4782739  HUNTINGTON BEACH               CA   92648     PUD       7.250      6.750      $4,434.15    360
4782814  AUSTIN                         TX   78746     SFD       7.500      6.750      $3,986.57    360
4782883  HENDERSON                      NV   89014     SFD       7.125      6.750      $1,788.72    360
4782972  MILLSTONE                      NJ   08510     SFD       7.500      6.750      $2,447.25    360
4782977  SOQUEL                         CA   95073     SFD       7.000      6.733      $3,113.62    360
4782987  MILPITAS                       CA   95035     SFD       7.125      6.750      $1,953.78    360
4782992  LOS ALTOS                      CA   94024     SFD       7.625      6.750      $3,765.47    360
4783187  NANUET                         NY   10954     SFD       7.875      6.750      $1,740.17    360
4783188  SAN JOSE                       CA   95132     SFD       7.750      6.750      $2,229.83    360
4783244  AURORA                         CO   80014     SFD       7.500      6.750      $2,657.02    360
4783253  SAN BRUNO                      CA   94066     SFD       7.500      6.750      $2,416.78    240
4783263  NORTH LITTLE ROCK              AR   72116     SFD       7.250      6.750      $1,875.99    360
4783264  LUTZ                           FL   33549     SFD       7.500      6.750      $4,248.43    360
4783267  BENTONVILLE                    AR   72712     SFD       7.125      6.750      $1,665.44    360
4783273  OVERLAND PARK                  KS   66209     SFD       7.500      6.750      $1,873.20    360
4783275  LOS ANGELES                    CA   90210     SFD       7.375      6.750      $1,983.62    360
4783282  NOVATO                         CA   94947     SFD       7.500      6.750      $2,936.70    360
4783294  SAN RAMON                      CA   94583     SFD       7.750      6.750      $1,841.18    360
4783300  AVON LAKE                      OH   44012     SFD       7.250      6.750      $1,885.88    360
4783303  LOS AGNELES                    CA   91604     SFD       7.375      6.750      $2,127.28    360
4783328  ARCADIA                        CA   91006     SFD       7.375      6.750      $2,041.64    360
4783348  LAKEVILLE                      MN   55044     SFD       7.500      6.750      $1,966.55    360
4783356  SHREVEPORT                     LA   71106     SFD       7.250      6.750      $1,692.48    360
4783362  ST LOUIS                       MO   63141     SFD       7.500      6.750      $1,873.89    360
4783366  MARCO ISLAND                   FL   34145     SFD       7.250      6.750      $1,719.09    360
4783368  LITTLE ROCK                    AR   72211     SFD       7.125      6.750      $1,793.78    360
4783374  SOUTH SAN FRANCISCO            CA   94080     SFD       7.625      6.750      $2,087.99    360
4783377  GREENSBORO                     NC   27455     SFD       7.125      6.750      $1,616.92    360
4783389  MIDLOTHIAN                     VA   23113     SFD       7.500      6.750      $2,076.67    360
4783396  BERLIN                         MD   21811     SFD       7.250      6.750      $1,705.44    360
4783401  COLORADO SPRINGS               CO   80919     SFD       6.750      6.483      $2,140.38    360
4783408  BATON ROUGE                    LA   70810     SFD       7.375      6.750      $1,761.22    360
4783420  MANAKIN-SABOT                  VA   23103     SFD       7.375      6.750      $1,726.69    360
4783430  PITTSBURGH                     PA   15241     SFD       7.500      6.750      $2,305.66    300
4783473  SCARSDALE                      NY   10583     LCO       7.625      6.750      $2,038.45    360
4783476  LAWRENCE                       KS   66047     SFD       7.375      6.750      $3,315.24    360
4783479  ST LOUIS                       MO   63112     SFD       7.625      6.750      $2,194.16    360
4783493  WOOLFORD                       MD   21677     SFD       7.500      6.750      $1,789.99    360
4783499  OAKTON                         VA   22124     SFD       7.500      6.750      $1,671.12    360
4783505  DENVER                         CO   80206     SFD       7.375      6.750      $1,909.72    360
4783515  SANIBEL                        FL   33957     SFD       7.625      6.750      $5,556.19    360
4783519  TOWNSHIP OF READINGTON         NJ   08822     SFD       7.625      6.750      $2,194.17    360
4783535  GREAT FALLS                    VA   22066     SFD       7.500      6.750      $2,982.15    360
4783558  BLUE SPRINGS                   MO   64015     SFD       7.500      6.750      $2,062.69    360
4783761  PACIFICA                       CA   94044     SFD       7.875      6.750      $1,902.59    360
4783772  WESTLAKE VILLAGE               CA   91362     SFD       7.500      6.750      $3,496.07    360
4783947  BEAVERTON                      OR   97007     SFD       7.875      6.750      $1,060.41    360
4783954  SUGAR LAND                     TX   77479     SFD       7.000      6.733      $1,922.72    360
4783967  PHOENIX                        AZ   85044     SFD       7.375      6.750      $1,851.01    360
4784008  GRAFTON                        VA   23692     SFD       7.000      6.733      $1,596.73    360
4784054  HUNTINGTON BEACH               CA   92646     SFD       7.750      6.750      $2,113.42    360
4784064  FRAMINGHAM                     MA   01701     SFD       7.875      6.750      $2,117.57    360
4784069  SANDY                          UT   84092     SFD       7.625      6.750      $1,882.74    360
4784094  ALLENDALE BOROUGH              NJ   07401     SFD       7.625      6.750      $2,123.39    360
4784105  COLORADO SPRINGS               CO   80906     SFD       7.500      6.750      $1,717.28    360
4784118  DANA POINT                     CA   92629     PUD       7.000      6.733      $1,816.28    360
4784123  ST LOUIS                       MO   63105     SFD       7.500      6.750      $1,704.34    360
4784129  LADUE                          MO   63141     SFD       7.000      6.733      $1,636.64    360
4784136  KIRKWOOD                       MO   63122     SFD       7.500      6.750      $2,622.05    360
4784139  ST LOUIS                       MO   63124     SFD       7.500      6.750      $2,167.57    360
4784144  BETHESDA                       MD   20817     SFD       7.500      6.750      $2,412.30    360
4784153  FINKSBURG                      MD   21048     SFD       7.500      6.750      $1,783.00    360
4784160  GLENWOOD                       MD   21738     SFD       7.500      6.750      $1,852.92    360
4784167  CARY                           NC   27511     SFD       7.250      6.750      $1,910.09    360
4784176  LARCHMONT                      NY   10538     SFD       7.375      6.750      $2,648.74    360
4784199  CUPERTINO                      CA   95014     SFD       7.000      6.733      $2,524.83    360
4784210  OAK HARBOR                     WA   98277     SFD       7.125      6.750      $2,042.71    360
4784220  LUTZ                           FL   33549     SFD       8.000      6.750      $2,256.33    360
4784221  CHARLESTON                     WV   25304     SFD       7.500      6.750      $2,697.32    300
4784223  NORWICH                        VT   05055     SFD       7.250      6.750      $2,128.39    360
4784243  IOWA CITY                      IA   52240     SFD       6.875      6.608      $2,966.69    360
4784248  LAWRENCE                       KS   66044     SFD       7.375      6.750      $1,942.53    360
4784251  SUDBURY                        MA   01776     SFD       7.000      6.733      $2,195.50    360
4784257  TUSTIN                         CA   92680     SFD       7.625      6.750      $1,766.65    360
4784266  BURKE                          VA   22015     SFD       7.250      6.750      $1,664.52    360
4784267  CUPERTINO                      CA   95014     SFD       7.500      6.750      $3,216.39    360
4784271  LOUISVILLE                     CO   80027     SFD       7.375      6.750      $1,740.51    360
4784274  CHESTERFIELD                   MO   63017     SFD       7.500      6.750      $1,929.84    360
4784280  METAIRIE                       LA   70005     SFD       7.500      6.750      $3,194.18    240
4784289  REISTERSTOWN                   MD   21136     SFD       7.250      6.750      $1,739.55    360
4784290  ANDOVER                        MA   01810     SFD       7.500      6.750      $1,817.96    360
4784295  RANDOLPH TOWNSHIP              NJ   07869     SFD       7.000      6.733      $1,756.40    360
4784346  NAPLES                         FL   34113     SFD       7.375      6.750      $1,864.83    360
4784390  BERKELEY                       CA   94708     SFD       7.750      6.750      $2,423.63    360
4784397  SALT LAKE CITY                 UT   84124     SFD       7.500      6.750      $2,167.56    360
4784410  EVERETT                        WA   98203     SFD       7.375      6.750      $1,892.45    360
4784443  EDMONDS                        WA   98026     SFD       7.000      6.733      $1,995.91    360
4784632  BEND                           OR   97701     SFD       7.375      6.750      $2,168.72    360
4784659  AUSTIN                         TX   78737     SFD       7.250      6.750      $1,783.21    360
4784668  WINDSOR                        CT   06085     SFD       7.500      6.750      $1,746.99    360
4784715  BETHANY BEACH                  DE   19930     LCO       7.625      6.750        $707.80    360
4784790  SMITHTOWN                      NY   11787     SFD       7.625      6.750      $1,755.33    360
4784814  WEST END                       NC   27376     SFD       7.250      6.750      $2,660.49    360
4784820  LITTLETON                      CO   80126     SFD       7.250      6.750      $1,664.52    360
4784832  LUTHERVILLE                    MD   21093     SFD       7.500      6.750      $1,786.50    360
4784840  INVER GROVE HEIGHTS            MN   55076     SFD       7.500      6.750      $2,248.68    360
4784847  ST LOUIS                       MO   63141     SFD       7.500      6.750      $1,799.78    360
4784850  RICHMOND                       VA   23233     SFD       7.625      6.750      $1,702.60    360
4784886  ST LOUIS                       MO   63128     SFD       7.500      6.750      $2,132.61    360
4784890  LAKE OZARK                     MO   65049     SFD       7.500      6.750      $2,310.91    360
4784892  DUNCAN                         SC   29334     SFD       7.125      6.750      $3,368.60    360
4784903  CLIFTON                        VA   22024     SFD       7.375      6.750      $1,817.86    360
4784909  SAN DIEGO                      CA   92120     SFD       7.500      6.750      $1,856.07    360
4785004  SANTA CRUZ                     CA   95060     SFD       7.250      6.750      $1,988.55    360
4785054  PALM BEACH GARDENS             FL   33418     SFD       7.375      6.750      $2,016.78    360
4785057  SANTA CRUZ                     CA   95060     SFD       7.500      6.750      $2,684.99    360
4785071  ISSAQUAH                       WA   98029     SFD       7.000      6.733      $1,724.80    360
4785076  PLEASANTON                     CA   94566     SFD       7.250      6.750      $1,664.52    360
4785124  MIDDLETOWN                     NJ   07748     SFD       7.500      6.750      $1,842.44    360
4785170  SAN JOSE                       CA   95124     SFD       7.250      6.750      $2,060.18    360
4785490  DANVILLE                       CA   94526     SFD       7.125      6.750      $1,805.57    360
4785495  ENGLEWOOD                      FL   34224     SFD       7.625      6.750      $2,017.22    360
4785662  SAN MATEO                      CA   94403     SFD       7.250      6.750      $2,421.73    360
4785669  YORKTOWN HEIGHTS               NY   10598     SFD       7.625      6.750      $1,981.83    360
4785679  LOS ALTOS                      CA   94024     SFD       7.750      6.750      $3,669.82    360
4785733  ESCONDIDO                      CA   92027     SFD       7.500      6.750      $1,841.73    360
4785802  ALPHARETTA                     GA   30022     SFD       7.125      6.750      $2,593.82    360
4785807  MEQUON                         WI   53092     SFD       7.375      6.750      $1,926.99    360
4786076  OLYMPIA                        WA   98502     SFD       7.375      6.750      $3,487.91    360
4786124  POUND RIDGE                    NY   10576     SFD       7.625      6.750      $2,195.94    360
4786220  MADISON                        AL   35758     SFD       7.250      6.750      $1,964.67    360
4786401  SAN JOSE                       CA   95117     LCO       7.375      6.750      $1,652.10    360
4786438  PALM HARBOR                    FL   34684     SFD       7.375      6.750      $1,906.27    360
4786440  HOUSTON                        TX   77025     SFD       7.375      6.750      $2,375.93    360
4786555  PLAINVIEW                      NY   11803     SFD       7.500      6.750        $769.14    360
4786568  IRVINE                         CA   92714     PUD       7.875      6.750      $2,146.21    360
4786595  AGOURA AREA                    CA   91301     SFD       7.375      6.750      $2,156.98    360
4786610  LOS ANGELES                    CA   91356     SFD       7.375      6.750      $2,411.15    360
4786642  HOOVER                         AL   35226     SFD       6.875      6.608      $1,806.56    360
4786702  MANHASSET                      NY   11030     SFD       7.125      6.750      $4,150.11    360
4786867  SAN RAMON                      CA   94583     SFD       7.750      6.750      $2,166.44    360
4787140  REDWOOD CITY                   CA   94061     LCO       7.625      6.750      $1,300.58    360
4787146  LOS ANGELES                    CA   90064     SFD       7.875      6.750      $1,758.30    360
4787158  SAN DIEGO                      CA   92131     SFD       7.875      6.750      $1,848.93    360
4787304  LOS ANGELES                    CA   91302     PUD       6.875      6.608      $1,492.21    360
4787320  FALL CITY                      WA   98024     SFD       7.250      6.750      $1,719.09    360
4787327  RIVERSIDE                      CA   92509     SFD       7.625      6.750      $1,678.53    360
4787333  FOUNTAIN VALLEY                CA   92708     SFD       7.250      6.750      $1,773.66    360
4787372  SAN DIEGO                      CA   92130     PUD       7.875      6.750      $1,943.19    360
4787385  LOS ANGELES                    CA   90731     SFD       7.375      6.750      $1,974.99    360
4787395  LOS ANGELES                    CA   90064     SFD       7.750      6.750      $2,043.21    360
4787407  HUNTINGTON BEACH               CA   92646     SFD       7.750      6.750      $1,791.03    360
4787414  MANHATTAN BEACH                CA   90266     SFD       7.250      6.750      $2,073.82    360
4787426  TRABUCO CANYON                 CA   92679     PUD       7.625      6.750      $1,994.92    360
4787493  LOS ANGELES                    CA   90732     SFD       7.375      6.750      $1,922.84    360
4787500  LOS ANGELES                    CA   90731     SFD       7.375      6.750      $1,938.73    360
4787504  DIAMOND BAR                    CA   91789     SFD       7.375      6.750      $1,685.25    360
4787509  SAN DIEGO                      CA   92120     SFD       7.250      6.750      $3,786.08    360
4787515  WEST POINT                     MS   39773     SFD       7.750      6.750      $2,407.15    360
4787608  NEW ROCHELLE                   NY   10804     SFD       6.625      6.358      $2,177.06    360
4787611  TULSA                          OK   74137     SFD       7.750      6.750      $1,805.36    360
4787621  FAYETTEVILLE                   AR   72703     SFD       6.250      5.983      $1,842.53    360
4787817  LOS ANGELES                    CA   90034     SFD       7.250      6.750      $3,322.20    360
4787819  SAN GABRIEL                    CA   91775     SFD       7.375      6.750      $2,659.10    360
4787869  BOISE                          ID   83713     SFD       6.875      6.608      $1,040.58    360
4787886  BEND                           OR   97701     SFD       7.375      6.750      $3,038.97    360
4788079  PLEASANTON                     CA   94566     SFD       7.375      6.750      $2,145.93    360
4788089  DIX HILLS                      NY   11746     SFD       7.375      6.750      $2,072.03    360
4788135  COPPELL                        TX   75019     SFD       7.500      6.750      $2,097.64    360
4788138  CAMPBELL                       CA   95008     SFD       7.250      6.750      $2,046.53    360
4788187  BRENTWOOD                      CA   94513     SFD       7.625      6.750      $1,698.70    360
4788203  CALISTOGA                      CA   94515     SFD       7.250      6.750      $2,687.09    360
4788213  BELLEVUE                       WA   98006     SFD       7.375      6.750      $4,489.39    360
4788234  SEAL BEACH                     CA   90740     SFD       7.375      6.750      $1,664.18    360
4788238  MIAMI BEACH                    FL   33139     HCO       7.625      6.750      $2,469.85    360
4788276  CORO DE CAZA                   CA   92679     SFD       7.375      6.750      $2,486.43    360
4788287  SAN JOSE                       CA   95125     SFD       7.875      6.750      $2,080.95    360
4788307  TOPSFIELD                      MA   01983     SFD       7.250      6.750      $2,217.08    360
4788332  BETHESDA                       MD   20816     SFD       7.250      6.750      $2,292.12    360
4788508  EAST LANSING                   MI   48912     SFD       7.375      6.750        $595.19    360
4788528  MINNEAPOLIS                    MN   55410     SFD       7.500      6.750      $1,835.44    360
4788531  SAN FRANCISCO                  CA   94122     SFD       7.250      6.750      $1,951.03    360
4788574  VAN NUYS                       CA   91401     SFD       7.125      6.750      $1,920.10    360
4788702  BETHESDA                       MD   20817     SFD       7.000      6.733      $2,315.26    360
4788827  MCLEAN                         VA   22101     SFD       6.625      6.358      $1,888.92    360
4788906  POTOMAC                        MD   20854     SFD       6.875      6.608      $3,757.64    360
4788966  SAN DIEGO                      CA   92131     SFD       7.500      6.750      $2,427.67    360
4788975  HUNTINGTON BEACH               CA   92648     SFD       7.125      6.750      $2,128.28    360
4788986  MANHATTAN BEACH                CA   90266     SFD       7.875      6.750      $1,812.67    360
4789000  SAN JUAN CAPISTRANO            CA   92675     SFD       7.750      6.750      $3,976.09    360
4789022  THOUSAND OAKS AREA             CA   91360     SFD       7.750      6.750      $2,722.37    360
4789029  SANTA ANA                      CA   92705     SFD       7.375      6.750      $2,072.03    360
4789037  IRVINE                         CA   92620     PUD       6.875      6.608      $1,760.57    360
4789091  GREAT NECK                     NY   11024     SFD       6.875      6.608      $3,284.65    360
4789241  TORRANCE                       CA   90505     SFD       7.250      6.750      $1,678.16    360
4789258  SARATOGA                       CA   95070     SFD       7.500      6.750      $3,482.09    360
4789309  WEST LINN                      OR   97068     SFD       7.000      6.733      $2,062.44    360
4789623  TARZANA                        CA   91356     SFD       7.625      6.750      $2,696.70    360
4789688  SAN CLEMENTE                   CA   92672     SFD       7.500      6.750      $2,249.72    360
4789694  SIMI VALLEY                    CA   93063     SFD       7.625      6.750      $2,056.85    360
4789698  CAMARILLO                      CA   93012     SFD       7.625      6.750      $2,909.03    360
4789701  NEWPORT BEACH                  CA   92660     SFD       7.500      6.750      $4,509.94    360
4789720  WALNUT CREEK                   CA   94598     SFD       7.375      6.750      $2,279.23    360
4789983  IRVINE                         CA   92612     SFD       7.250      6.750      $2,558.17    360
4790070  DEVON                          PA   19333     SFD       7.625      6.750      $3,503.58    360
4790110  SAN DIEGO                      CA   92117     SFD       7.375      6.750        $366.06    360
4790116  MISSION VIEJO                  CA   92692     SFD       7.375      6.750      $1,761.23    360
4790524  SAN JOSE                       CA   95120     SFD       7.000      6.733      $1,896.12    360
4790557  ALEDO                          TX   76008     SFD       7.375      6.750      $1,615.28    360
4790620  WESTMINSTER                    CO   80021     LCO       7.250      6.750        $837.72    360
4790721  WASHINGTON                     DC   20012     SFD       7.500      6.750      $2,307.41    360
4790934  NEWPORT COAST                  CA   92657     SFD       7.000      6.733      $1,945.01    360
4790941  BURLINGAME                     CA   94010     SFD       7.250      6.750      $2,066.99    360
4790953  LOS ANGELES                    CA   90035     HCO       7.250      6.750        $559.39    360
4791346  SUNNYVALE                      CA   94087     SFD       7.500      6.750      $1,922.84    360
4791368  SUNNYVALE                      CA   94087     SFD       8.000      6.750      $3,470.71    360
4791560  LINCOLN                        MA   01773     SFD       7.500      6.750      $4,293.18    360
4791599  KAILUA-KONA                    HI   96740     SFD       7.625      6.750      $3,454.03    360
4791605  FREMONT                        CA   94539     SFD       7.375      6.750      $2,375.93    360
4791678  MIAMI                          FL   33158     SFD       7.375      6.750      $1,968.43    360
4791750  MONMOUTH BEACH                 NJ   07750     SFD       7.750      6.750      $2,378.49    360
4791780  EUGENE                         OR   97405     SFD       7.375      6.750      $1,864.83    360
4791929  DANVILLE                       CA   94506     SFD       7.000      6.733      $3,326.51    360
4792215  SARASOTA                       FL   34238     SFD       7.750      6.750      $1,937.90    360
4792218  AUSTIN                         TX   78746     SFD       7.125      6.750      $2,149.17    360
4792287  MALABAR                        FL   32950     SFD       7.375      6.750      $1,670.06    360
4792288  SUNNYVALE                      CA   94087     SFD       8.000      6.750      $2,714.93    360
4792705  IRVINE                         CA   92620     SFD       7.625      6.750      $2,328.64    360
4792721  LOS ANGELES                    CA   90046     SFD       7.375      6.750      $4,489.39    360
4792731  SAN DIEGO                      CA   92124     SFD       7.500      6.750      $2,097.65    360
4792742  BEVERLY HILLS                  CA   90212     SFD       7.625      6.750      $2,732.09    360
4792747  GRANDVILLE                     MI   49418     SFD       7.500      6.750      $1,732.65    360
4792751  REDONDO BEACH                  CA   90277     SFD       6.875      6.608      $1,970.79    360
4792753  CALABASAS                      CA   91302     SFD       6.875      6.608      $1,773.71    360
4792762  COSTA MESA                     CA   92626     SFD       7.625      6.750      $1,949.97    360
4792765  CAMARILLO                      CA   93012     SFD       7.625      6.750      $3,317.79    360
4792971  SAN CLEMENTE                   CA   92672     SFD       7.250      6.750      $1,734.77    360
4793301  BELLE MEAD                     NJ   08502     SFD       6.875      6.608      $1,748.70    240
4793455  FULLERTON                      CA   92833     SFD       7.625      6.750      $1,925.20    360
4793581  MT AIRY                        MD   21771     SFD       7.500      6.750      $1,648.75    360
4793651  NEW YORK                       NY   10011     LCO       7.750      6.750      $3,761.16    360
4793819  ORLANDO                        FL   32806     SFD       7.375      6.750      $2,141.10    360
4793966  KELLER                         TX   76248     SFD       7.375      6.750      $2,779.97    360
4795293  LOS ANGELES                    CA   91326     SFD       7.250      6.750      $1,684.98    360
4796014  OJAI                           CA   93023     SFD       7.750      6.750      $3,671.62    360
4796778  PORT ORCHARD                   WA   98366     SFD       7.250      6.750      $1,773.66    360
4796935  LOS ANGELES                    CA   91344     SFD       7.375      6.750      $1,839.27    360
4797167  KETCHUM                        ID   83340     SFD       7.125      6.750      $2,358.02    360
4797692  BOISE                          ID   83702     SFD       7.375      6.750        $704.49    360
4797912  BELMONT                        CA   94002     SFD       7.375      6.750      $3,425.75    360
4798258  LONG BEACH                     CA   90807     SFD       7.375      6.750      $1,802.67    360
4798332  SAN JOSE                       CA   95125     SFD       7.250      6.750      $2,182.96    360
4798395  NEWARK                         DE   19713     SFD       7.750      6.750        $588.89    360
4798407  POTOMAC                        MD   20854     SFD       7.875      6.750      $2,102.71    360
4798722  LARGO                          FL   33777     SFD       7.000      6.733      $2,661.21    360
4798848  LORTON                         VA   22079     SFD       7.750      6.750      $2,074.02    360
4798930  FLOWER MOUND                   TX   75028     SFD       7.250      6.750      $2,856.96    360
4799358  PACIFIC PALISADES              CA   90272     LCO       7.500      6.750      $1,943.82    360
4799804  GAITHERSBURG                   MD   20878     SFD       7.500      6.750      $1,678.12    360
4800384  NEW YORK                       NY   10016     HCO       7.625      6.750        $768.31    360
4802126  OAKLAND                        CA   94611     SFD       7.375      6.750      $2,396.65    360
4803988  AUSTIN                         TX   78703     SFD       7.000      6.733      $2,072.42    360
4806050  WEST COVINA                    CA   91791     SFD       7.750      6.750      $2,194.01    360
6170551  PARADISE VALLEY                AZ   85253     SFD       7.375      6.750      $5,180.06    360
6415002  BOULDER                        CO   80302     SFD       7.375      6.750      $2,072.03    360
6440428  CASTLE ROCK                    CO   80104     PUD       7.500      6.750      $2,066.18    360
6445095  EDEN PRAIRIE                   MN   55112     SFD       7.500      6.750      $3,048.58    360
6445256  COROLLA                        NC   27927     PUD       7.875      6.750      $3,045.29    360
6448013  LAS VEGAS                      NV   89134     SFD       7.750      6.750      $2,796.16    360
6450121  FORT COLLINS                   CO   80526     SFD       7.375      6.750      $1,917.31    360
6459997  RIDGEWAY                       CO   81432     SFD       7.375      6.750      $3,038.97    360
6463540  BERNARDS TOWNSHIP              NJ   07920     SFD       7.500      6.750      $1,922.84    360
6469008  SANTEE                         CA   92071     SFD       7.625      6.750      $1,747.90    360
6478635  CHAPEL HILL                    NC   27514     SFD       7.250      6.750      $2,558.16    360
6480980  SHREWSBURY                     MA   01545     SFD       7.750      6.750      $1,736.58    360
6483480  ISANTI                         MN   55040     SFD       7.250      6.750      $1,970.13    360
6493009  SAN JOSE                       CA   95135     SFD       7.125      6.750      $1,724.38    360
6493806  SAN JOSE                       CA   95135     SFD       7.375      6.750      $2,483.05    360
6497111  COROLLA                        NC   27927     SFD       8.000      6.750      $2,063.71    360
6498650  PURDYS                         NY   10578     SFD       7.875      6.750      $3,589.09    360
6498762  GREEN BAY                      WI   54313     SFD       7.750      6.750      $2,156.40    360
6498775  SANTEE                         CA   92071     SFD       7.750      6.750      $1,818.25    360
6504381  NOGAL                          NM   88341     SFD       7.250      6.750      $2,217.07    360
6505702  LAKEWOOD                       CO   80227     SFD       7.500      6.750      $2,237.49    360
6521923  DANBURY                        CT   06811     SFD       7.250      6.750      $2,217.07    360
6528191  LAGUNA BEACH                   CA   92651     SFD       7.250      6.750      $2,315.99    360
6529818  KITTY HAWK                     NC   27949     SFD       7.750      6.750      $1,080.35    360
6530104  GLENELG                        MD   21737     SFD       7.750      6.750      $3,166.54    360
6539247  FOUNTAINVILLE                  PA   18923     SFD       7.875      6.750      $2,755.26    360
6539756  SOUTHLAKE                      TX   76092     SFD       7.125      6.750      $1,684.30    360
6544071  BOULDER                        CO   80301     SFD       7.375      6.750      $2,037.49    360
6546133  LAS CRUCES                     NM   88011     SFD       7.125      6.750      $1,684.30    360
6548560  ALAMEDA                        CA   94501     SFD       7.000      6.733      $2,228.76    360
6549365  CARLSBAD                       CA   92009     PUD       7.125      6.750      $2,241.80    360
6550794  CARLSBAD                       CA   92009     SFD       7.250      6.750      $2,559.87    360
6564888  SAN JOSE                       CA   95138     SFD       7.125      6.750      $2,464.46    360
6570245  SHOREWOOD                      MN   55331     SFD       7.250      6.750      $2,455.83    360
6570794  WINCHESTER                     MA   01890     SFD       7.625      6.750      $2,418.53    360
6572132  OAK PARK                       CA   91301     PUD       7.250      6.750      $3,022.72    360
6573279  SAN JOSE                       CA   95138     SFD       7.250      6.750      $1,957.85    360
6577864  BERNARDS TWP                   NJ   07920     SFD       7.000      6.733      $2,328.56    360
6578729  STILLWATER                     MN   55082     SFD       7.375      6.750      $3,453.38    360
6581206  ATLANTA                        GA   30319     SFD       7.750      6.750      $3,159.38    360
6581638  SAN PEDRO                      CA   90732     LCO       7.750      6.750      $1,707.57    360
6583917  JUPITER                        FL   33458     SFD       7.750      6.750      $2,937.29    360
6589409  GILROY                         CA   95020     SFD       7.250      6.750      $1,672.98    360
6589544  MISSION VIEJO                  CA   92692     PUD       7.375      6.750      $2,413.91    360
6589652  PHOENIX                        AZ   85045     SFD       7.500      6.750      $1,901.86    360
6592023  CUMBERLAND                     ME   04021     SFD       7.875      6.750      $1,833.70    360
6596798  MIDDLETOWN                     NJ   07748     SFD       7.750      6.750      $2,579.08    360
6599084  ROCKY HILL                     CT   06067     SFD       7.125      6.750      $1,821.73    360
6603294  SAN JOSE                       CA   95135     SFD       7.375      6.750      $2,436.70    360
6603387  HILLTOWN                       PA   18927     SFD       7.875      6.750      $2,635.63    360
6604089  MENDHAM                        NJ   07945     SFD       7.250      6.750      $4,404.13    360
6604562  BIRMINGHAM                     AL   35242     PUD       7.375      6.750      $2,210.16    360
6609313  PACIFICA                       CA   94044     SFD       7.375      6.750      $2,106.56    360
6609645  KIRKLAND                       WA   98034     SFD       7.500      6.750      $1,622.18    360
6611684  BAYTOWN TOWNSHIP               MN   55082     SFD       7.375      6.750      $1,994.67    360
6615385  EVERGREEN                      CO   80439     SFD       7.500      6.750      $3,272.32    360
6618305  LAGUNA NIGUEL                  CA   92677     SFD       7.375      6.750      $1,726.69    360
6621793  GILBERT                        AZ   85233     PUD       7.500      6.750      $2,796.86    360
6626042  NANUET                         NY   10954     SFD       7.375      6.750      $1,875.18    360
6626567  NEWPORT COAST                  CA   92657     SFD       7.250      6.750      $3,226.69    360
6628399  ST HELENA                      CA   94574     SFD       7.500      6.750      $2,393.41    360
6631826  EDEN PRAIRIE                   MN   55347     SFD       7.250      6.750      $1,705.44    360
6632511  COLORADO SPRINGS               CO   80930     SFD       7.250      6.750      $1,719.08    360
6635595  WILBRAHAM                      MA   01095     SFD       7.625      6.750      $2,439.76    360
6638566  PHOENIX                        AZ   85018     SFD       7.625      6.750      $2,477.28    360
6638572  GRAND ISLAND                   NE   68801     SFD       7.375      6.750      $3,770.40    240
6638690  MORGAN HILL                    CA   95037     SFD       7.375      6.750      $1,781.94    360
6644396  YORBA LINDA                    CA   92886     SFD       7.375      6.750      $2,762.70    360
6650674  SARASOTA                       FL   34242     PUD       7.500      6.750      $2,577.90    240
6651462  ISSAQUAH                       WA   98029     SFD       7.375      6.750      $2,276.47    360
6651614  HAYWARD                        CA   94541     SFD       7.750      6.750      $2,729.53    360
6652199  DEL MAR                        CA   92014     SFD       7.500      6.750      $4,127.27    300
6656652  PACIFICA                       CA   94404     SFD       7.875      6.750      $2,247.72    360
6658060  FORT COLLINS                   CO   80525     SFD       7.125      6.750      $2,209.80    360
6658335  BOULDER                        CO   80302     SFD       7.500      6.750      $1,814.23    360
6659329  HOMEWOOD                       IL   60430     SFD       7.875      6.750      $2,352.85    360
6661350  PARK CITY                      UT   84060     LCO       7.875      6.750      $2,447.83    360
6664784  MINNEAPOLIS                    MN   55403     HCO       7.500      6.750      $1,913.05    360
6666166  HOLMDEL                        NJ   07733     SFD       7.625      6.750      $1,769.48    360
6666442  INDIAN WELLS                   CA   92210     SFD       7.000      6.733      $2,084.73    360
6671080  EAGLE                          ID   83616     SFD       7.375      6.750      $1,746.72    360
6673629  MONTGOMERY TWP                 NJ   08558     SFD       7.750      6.750      $2,014.91    360
6675807  KEY WEST                       FL   33040     SFD       7.625      6.750      $1,677.47    360
6678248  WASHINGTON                     DC   20015     SFD       7.375      6.750      $2,596.94    360
6680958  SEATTLE                        WA   98103     SFD       7.000      6.733      $1,836.23    360
6682226  CHATHAM                        NJ   07928     SFD       7.250      6.750      $1,838.47    360
6682955  RED BANK                       NJ   07701     SFD       7.500      6.750      $1,977.03    360
6683061  SPRING VALLEY                  CA   91977     SFD       7.500      6.750      $1,685.11    360
6684961  MEDFIELD                       MA   02052     SFD       7.625      6.750      $2,746.24    360
6685062  ALAMO                          CA   94507     SFD       7.250      6.750      $3,154.38    360
6685134  INVER GROVE HEIGHTS            MN   55077     SFD       7.250      6.750      $1,729.32    360
6686041  SAN JOSE                       CA   95135     SFD       7.500      6.750      $2,672.58    360
6688710  ALLENDALE                      NJ   07401     LCO       7.500      6.750      $2,003.25    360
6688719  NORTH POTOMAC                  MD   20878     SFD       7.375      6.750      $2,406.31    360
6689460  LIVINGSTON                     NJ   07039     SFD       7.625      6.750      $6,228.58    360
6695799  POWHATAN                       VA   23139     SFD       8.000      6.750      $1,612.81    360
6699252  LAWRENCE                       NY   11559     SFD       7.375      6.750      $2,710.14    240
6699712  NEW ORLEANS                    LA   70130     SFD       7.250      6.750      $2,387.62    360
6701647  RIDGEFIELD                     CT   06877     SFD       7.625      6.750      $1,911.04    360
6702512  DENVER                         CO   80209     HCO       7.500      6.750      $2,447.25    360
6704279  OMAHA                          NE   68130     SFD       7.625      6.750      $1,755.33    360
6704417  ROANN                          IN   46974     SFD       7.875      6.750      $2,534.12    360
6707353  LAFAYETTE                      CO   80027     SFD       7.125      6.750      $2,983.23    360
6711517  MONTE SERENO                   CA   95030     SFD       7.375      6.750      $2,728.17    360
6711701  OAKHILL                        VA   20171     SFD       6.750      6.483      $1,686.36    360
6714222  WEST HILLS                     CA   91364     SFD       7.375      6.750      $1,936.65    360
6715261  SAN JOSE                       CA   95135     SFD       7.625      6.750      $2,831.17    360
6715909  MINNETONKA                     MN   55305     SFD       7.500      6.750      $1,965.84    360
6720396  BERKELEY                       CA   94708     SFD       7.000      6.733      $1,995.91    360
6721348  MASON                          OH   45040     SFD       7.500      6.750      $1,835.44    360
6721672  WOODCLIFF LAKE                 NJ   07675     SFD       7.375      6.750      $2,451.90    360
6721793  SAN LUIS OBISPO                CA   93401     SFD       7.250      6.750      $3,410.88    360
6722476  OCEAN ISLE BEACH               NC   28222     SFD       7.375      6.750      $2,762.70    360
6724960  GREENWOOD                      IN   46143     SFD       7.625      6.750      $1,895.12    360
6725282  FAIRFAX                        VA   22031     SFD       7.000      6.733      $2,001.52    360
6727173  ROSWELL                        GA   30075     SFD       7.250      6.750      $1,637.22    360
6729286  MORRIS TOWNSHIP                NJ   07950     SFD       7.000      6.733      $2,873.44    360
6730038  SEQUIM                         WA   98382     SFD       7.750      6.750      $1,853.72    360
6734312  SILVERTHORNE                   CO   80498     SFD       7.375      6.750      $3,453.38    360
6735701  WHITEHOUSE STATIO              NJ   08889     SFD       7.750      6.750      $1,611.93    360
6737308  SAN JOSE                       CA   95135     SFD       7.500      6.750      $2,740.64    360
6737646  CHEVY CHASE                    MD   20815     SFD       7.375      6.750      $2,541.68    360
6738458  OAK PARK                       CA   91301     SFD       7.500      6.750      $2,787.77    360
6739736  SPARTA                         NJ   07871     SFD       7.375      6.750      $1,726.69    360
6739741  PACIFICA                       CA   94044     SFD       7.250      6.750      $2,585.87    360
6740350  ABSECON                        NJ   08201     SFD       6.875      6.608      $1,708.01    360
6743401  BRIDGEWATER                    NJ   08807     SFD       7.625      6.750      $1,918.12    360
6744772  WAYLAND                        MA   01778     LCO       7.750      6.750      $2,650.37    360
6745201  BOWIE                          MD   20720     SFD       7.500      6.750      $1,601.20    360
6750340  LEBANON                        NH   03766     SFD       7.500      6.750      $1,762.02    360
6751103  EDINA                          MN   55424     SFD       7.500      6.750      $1,667.63    360
6752178  FREMONT                        CA   94539     SFD       7.000      6.733      $3,246.68    360
6752230  GLENFORD                       NY   12433     SFD       7.750      6.750        $394.03    360
6755201  LITTLETON                      CO   80124     SFD       7.750      6.750      $1,769.54    360
6757004  WENATCHEE                      WA   98801     SFD       7.500      6.750      $2,252.87    360
6757387  RICHMOND                       TX   77469     SFD       7.250      6.750      $1,961.94    360
6757939  CAMBRIDGE                      MN   55008     SFD       7.000      6.733      $3,526.10    360
6758596  MINNEAPOLIS                    MN   55401     PUD       7.625      6.750      $2,264.94    360
6758665  CHULA VISTA                    CA   91910     SFD       7.500      6.750      $1,789.99    360
6758776  SAN RAMON                      CA   94583     PUD       7.250      6.750      $2,251.18    360
6760408  NEWPORT COAST                  CA   92657     SFD       7.375      6.750      $3,232.36    360
6761527  HIGHLANDS RANCH                CO   80126     SFD       7.375      6.750      $2,403.55    360
6762423  FORT WASHINGTON                MD   20746     SFD       7.500      6.750      $3,031.09    360
6763135  CHAPIN                         SC   29036     SFD       7.375      6.750      $1,585.10    360
6763314  LOS ANGELES                    CA   90066     SFD       7.250      6.750      $3,240.34    360
6765526  BELLAIRE                       TX   77401     SFD       7.500      6.750      $2,789.87    360
6766654  LAKEWOOD CENTER                WA   98498     SFD       7.250      6.750      $2,387.96    360
6766933  VENTURA                        CA   93001     MF2       7.500      6.750        $804.97    360
6768508  VALENCIA                       CA   91354     SFD       7.250      6.750      $2,045.16    360
6768602  ROCKVILLE                      MD   20852     SFD       7.500      6.750      $2,573.11    360
6768840  SAN JOSE                       CA   95117     SFD       7.375      6.750      $1,851.01    360
6770343  BRECKENRIDGE                   CO   80424     SFD       7.250      6.750      $2,019.24    360
6770871  LOVELAND                       OH   45140     SFD       7.500      6.750      $1,887.88    360
6771575  BRECKENRIDGE                   CO   80424     PUD       7.500      6.750      $2,447.25    360
6774557  SAN DIEGO                      CA   92037     SFD       7.250      6.750      $2,551.34    360
6774846  SAN JOSE                       CA   95125     SFD       7.250      6.750      $2,217.07    360
6774982  PACIFICA                       CA   94044     SFD       7.500      6.750      $2,478.17    360
6775537  RIVERSIDE                      CA   92506     SFD       7.625      6.750      $2,947.96    360
6775618  LOVELAND                       CO   80538     SFD       7.375      6.750      $2,175.63    360
6775633  CANNON FALLS                   MN   55009     SFD       7.500      6.750      $1,697.69    360
6777063  OVERLAND PARK                  KS   66213     SFD       7.625      6.750      $1,775.15    360
6777085  MEDINA                         TX   78055     SFD       6.875      6.608      $1,970.79    360
6778459  COLORADO SPRINGS               CO   80906     SFD       7.625      6.750      $2,146.74    360
6781639  SAN LUIS OBISPO                CA   93401     SFD       7.250      6.750      $2,080.64    360
6781683  SANTA ANA                      CA   92705     SFD       7.625      6.750      $2,406.50    360
6782728  HIGH POINT                     NC   27262     SFD       7.375      6.750      $2,928.46    360
6783222  CHICAGO                        IL   60657     SFD       7.000      6.733      $3,991.82    360
6784872  DOYLESTOWN                     PA   18901     SFD       7.500      6.750      $1,655.04    360
6785353  BETHESDA                       MD   20816     SFD       7.500      6.750      $2,175.96    360
6785872  CORONADO                       CA   92118     LCO       7.750      6.750      $2,622.07    360
6786038  PLANTATION                     FL   33323     SFD       7.250      6.750      $2,189.79    360
6787299  PACIFICA                       CA   94044     SFD       7.125      6.750      $2,373.59    360
6787580  PRESCOTT                       AZ   86303     SFD       7.750      6.750      $1,912.46    360
6788517  GRUNDY                         VA   24614     SFD       7.250      6.750      $1,911.46    360
6790472  MORAGA                         CA   94556     LCO       7.500      6.750        $977.50    360
6790506  SAN JOSE                       CA   95123     SFD       7.375      6.750      $2,446.37    360
6790628  LONGWOOD                       FL   32779     PUD       7.500      6.750      $2,299.02    360
6791224  NORMANDY BEACH                 NJ   08739     SFD       7.750      6.750      $1,293.12    360
6791362  WATERTOWN                      SD   57201     SFD       7.875      6.750      $2,311.16    360
6792302  PARK CITY                      UT   84098     SFD       7.625      6.750      $1,118.31    360
6792948  WALL                           NJ   08736     SFD       7.875      6.750        $775.82    360
6793086  SAN DIEGO                      CA   92130     SFD       7.375      6.750      $2,313.76    360
6793184  WEST CHESTER                   PA   19382     SFD       7.625      6.750      $2,250.78    360
6793377  RANCHO PALOS VERD              CA   90275     SFD       7.375      6.750      $2,914.65    360
6793521  TRABUCO CANYON                 CA   92679     SFD       7.500      6.750      $1,720.42    360
6793675  NEWPORT BEACH                  CA   92660     PUD       7.500      6.750      $2,814.34    360
6794295  ARVADA                         CO   80007     SFD       7.375      6.750      $2,072.03    360
6795966  FOLSOM                         CA   95630     SFD       7.500      6.750      $2,328.38    360
6796559  SPRINGFIELD                    VA   22153     SFD       7.375      6.750      $2,011.59    360
6797901  UPLAND                         CA   91786     SFD       7.500      6.750      $1,762.02    360
6798310  HERMOSA BEACH                  CA   90254     SFD       7.250      6.750      $2,237.54    360
6798499  PORTLAND                       OR   97225     SFD       7.375      6.750      $1,802.66    360
6799643  DUBLIN                         OH   43017     SFD       7.500      6.750      $1,699.09    360
6800182  PARADISE VALLEY                AZ   85253     SFD       7.750      6.750      $1,855.51    360
6800273  DUBLIN                         CA   94568     SFD       7.375      6.750      $1,685.25    360
6800344  MINNEAPOLIS                    MN   55405     SFD       7.375      6.750      $1,768.13    360
6800550  EVANSTON                       IL   60201     SFD       7.250      6.750      $2,080.64    360
6800987  SAN DIEGO                      CA   92119     SFD       7.250      6.750      $1,602.43    360
6801467  SAN JOSE                       CA   95133     SFD       7.625      6.750      $2,343.93    360
6801936  LIVINGSTON                     NJ   07039     SFD       7.875      6.750      $2,117.20    360
6802056  MONTCLAIR                      NJ   07043     SFD       7.500      6.750      $2,109.88    360
6802278  DES MOINES                     IA   50312     SFD       7.250      6.750      $1,964.67    360
6802427  OCEAN CITY                     NJ   08226     LCO       7.750      6.750      $2,682.25    360
6802569  COLORADO SPRINGS               CO   80906     SFD       7.250      6.750      $3,353.58    360
6802628  ALPHARETTA                     GA   30004     SFD       7.500      6.750      $2,538.15    360
6803226  LOVELAND                       CO   80537     SFD       7.500      6.750      $1,783.00    360
6803943  BENICIA                        CA   94510     SFD       7.500      6.750      $1,677.00    360
6804067  LA CANADA                      CA   91011     SFD       7.375      6.750      $3,718.59    360
6804407  BREA                           CA   92821     SFD       7.375      6.750      $1,723.93    360
6804519  ATHENS                         GA   30606     SFD       7.375      6.750      $2,072.03    360
6804932  SPRING VALLEY                  NY   10977     SFD       8.000      6.750        $953.89    360
6805699  DURANGO                        CO   81301     SFD       7.750      6.750      $2,391.03    360
6805727  SAN DIEGO                      CA   92130     SFD       7.000      6.733      $1,944.68    360
6806014  INDIAN WELLS                   CA   92210     PUD       7.500      6.750      $1,808.87    360
6806032  CAMANO ISLAND                  WA   98292     SFD       7.750      6.750      $2,142.07    360
6806354  WASHINGTON                     DC   20015     SFD       7.625      6.750      $2,618.84    360
6808291  CHARLOTTE                      NC   28203     SFD       7.375      6.750      $2,175.63    360
6808515  JEFFERSON TWP                  NJ   07885     SFD       7.750      6.750      $2,736.69    360
6809837  LAKEWOOD                       CO   80215     SFD       7.625      6.750      $1,782.93    360
6809958  GROTON                         MA   01450     SFD       7.625      6.750      $2,032.78    360
6810125  ISSAQUAH                       WA   98029     SFD       7.250      6.750      $2,217.07    360
6810269  MANHEIM                        PA   17545     SFD       7.375      6.750      $1,802.66    360
6811188  LOS ANGELES                    CA   90210     SFD       7.875      6.750      $3,625.35    360
6811247  SAN DIEGO                      CA   92106     SFD       7.625      6.750      $1,755.33    360
6811414  EAGLE-VAIL                     CO   81620     SFD       7.375      6.750      $1,408.98    360
6812844  CLAYTON                        CA   94517     SFD       7.625      6.750      $1,983.59    360
6813890  SOUTHBORO                      MA   01772     SFD       7.750      6.750      $2,411.44    360
6814047  HAYWARD                        CA   94541     SFD       7.250      6.750      $2,566.69    360
6816765  CHAPEL HILL                    NC   27516     SFD       7.375      6.750      $1,851.01    360
6817046  CHATHAM                        MA   02633     SFD       7.500      6.750      $6,992.15    360
6818352  SONOMA                         CA   95476     SFD       7.750      6.750      $2,643.56    360
6819641  LEESBURG                       VA   20176     SFD       6.625      6.358      $3,134.96    360
6819762  ATLANTA                        GA   30307     SFD       7.250      6.750      $3,050.69    360
6820981  MONTCLAIR                      NJ   07042     SFD       7.750      6.750      $2,220.88    360
6821885  RCHO PALOS VERDES              CA   90274     SFD       7.625      6.750      $2,559.86    360
6822461  CARLSBAD                       CA   92009     SFD       7.875      6.750      $2,175.14    360
6822663  WASHINGTON                     DC   20016     SFD       7.000      6.733      $1,900.10    360
6822982  VICTORIA                       TX   77904     SFD       7.875      6.750      $1,722.04    360
6823104  CARLSBAD                       CA   92009     SFD       7.250      6.750      $2,462.66    360
6823110  HOMER                          NE   68030     SFD       7.500      6.750      $1,678.11    360
6825415  SEATTLE                        WA   98122     SFD       7.500      6.750      $2,768.89    360
6825429  LOS ANGELES                    CA   90066     SFD       7.125      6.750      $1,616.92    360
6825775  BEDFORD                        NH   03110     SFD       7.250      6.750      $3,410.88    360
6825882  RANDOLPH TWP                   NJ   07869     SFD       7.625      6.750      $1,840.26    360
6826336  ST CHARLES                     IL   60175     SFD       7.375      6.750      $1,864.82    360
6826341  CHEVY CHASE                    MD   20815     SFD       7.000      6.733      $1,792.99    360
6827264  EDINA                          MN   55439     SFD       7.000      6.733      $2,767.66    360
6827828  MARBLEHEAD                     MA   01945     SFD       7.750      6.750      $2,265.99    300
6828632  KULA                           HI   96790     SFD       7.250      6.750      $3,410.88    360
6828676  STAMFORD                       CT   06905     SFD       7.500      6.750      $2,712.95    360
6828722  SAN FRANCISCO                  CA   94105     HCO       7.375      6.750      $3,094.22    360
6830072  YORBA LINDA                    CA   92887     SFD       7.375      6.750      $2,251.60    360
6830436  PALO ALTO                      CA   94303     SFD       7.625      6.750      $4,020.27    360
6831266  STOCKTON                       CA   95204     SFD       7.500      6.750      $2,884.26    360
6831331  PLEASANTON                     CA   94588     SFD       7.875      6.750      $1,859.80    360
6831757  TETON VILLAGE                  WY   83025     SFD       7.375      6.750      $4,489.39    360
6831968  ALPHARETTA                     GA   30004     SFD       7.250      6.750      $1,936.36    360
6832342  SAN JOSE                       CA   95123     SFD       7.625      6.750      $1,783.64    360
6832703  WASHINGTON                     DC   20016     SFD       7.000      6.733      $2,687.82    360
6832875  WHEATON                        IL   60187     SFD       7.750      6.750      $2,230.91    360
6833090  WATSONVILLE                    CA   95076     SFD       7.750      6.750      $2,406.43    360
6834812  BETHESDA                       MD   20816     SFD       7.125      6.750      $2,991.31    360
6834819  HAIKU                          HI   96708     SFD       7.250      6.750      $1,432.57    360
6835397  WATCHUNG                       NJ   07060     SFD       7.000      6.733      $2,288.64    360
6835545  BETHESDA                       MD   20817     SFD       7.250      6.750      $4,130.58    360
6835799  SANTA BARBARA                  CA   93109     SFD       7.375      6.750      $2,030.58    360
6835933  ANAHEIM                        CA   92808     PUD       7.375      6.750      $1,981.20    360
6836098  SANTA CLARITA                  CA   91350     SFD       7.250      6.750      $1,749.78    360
6836106  THOUSAND OAKS                  CA   91362     SFD       7.500      6.750      $6,937.61    360
6836353  REDMOND                        WA   98053     SFD       7.375      6.750      $3,840.15    360
6836649  ATLANTA                        GA   30342     SFD       7.375      6.750      $2,036.11    360
6837638  SAN FRANCISCO                  CA   94132     PUD       7.500      6.750      $1,724.26    360
6837674  SHERMAN OAKS                   CA   91403     SFD       7.250      6.750      $2,892.43    360
6838252  READINGTON                     NJ   08822     SFD       7.750      6.750      $1,819.69    360
6838770  MIDDLETOWN                     NJ   07748     SFD       7.500      6.750      $2,289.93    360
6838834  LAGUNA NIGUEL                  CA   92677     SFD       7.375      6.750      $2,313.76    360
6839856  VERADALE                       WA   99037     SFD       7.000      6.733      $1,743.09    360
6840008  ALBUQUERQUE                    NM   87107     SFD       7.375      6.750      $2,762.70    360
6840048  SAN JUAN ISLAND                WA   98250     SFD       7.500      6.750      $3,272.32    360
6842743  BERKELEY HEIGHTS               NJ   07922     SFD       7.625      6.750      $2,202.65    360
6842774  BROOKLYN PARK                  MN   55443     SFD       7.250      6.750      $1,708.17    360
6842824  SANTA ANA                      CA   92705     SFD       7.625      6.750      $2,066.76    360
6842990  BARRINGTON                     IL   60010     SFD       7.500      6.750      $2,992.64    360
6843662  LAKELAND                       TN   38002     SFD       6.875      6.608      $1,891.95    360
6844015  PLANO                          TX   75093     SFD       7.500      6.750      $1,999.40    360
6844962  MANALAPAN                      NJ   07726     SFD       7.500      6.750      $2,377.33    360
6845033  CUPERTINO                      CA   95014     SFD       7.250      6.750      $1,937.38    360
6845678  LONGMONT                       CO   80503     SFD       7.375      6.750      $2,072.03    360
6846337  SAN DIEGO                      CA   92103     SFD       7.375      6.750      $2,315.49    360
6846384  LAKESIDE                       MT   59922     SFD       7.375      6.750      $1,916.62    360
6846765  LEESBURG                       VA   20175     SFD       7.250      6.750      $2,128.39    360
6846779  MARTINEZ                       CA   94553     LCO       7.750      6.750        $358.21    360
6847519  SOUTHLAKE                      TX   76092     SFD       7.500      6.750      $2,380.83    360
6848948  GRAND JUNCTION                 CO   81506     SFD       7.375      6.750      $2,458.80    360
6849205  AVALON                         CA   90704     PUD       7.750      6.750      $1,998.79    360
6849516  ANNAPOLIS                      MD   21401     SFD       7.500      6.750      $2,936.14    360
6849650  ROWLEY                         MA   01969     SFD       7.750      6.750      $1,948.64    360
6849715  GILROY                         CA   95020     SFD       8.000      6.750      $1,948.15    360
6849724  FLUSHING                       NY   11355     MF2       8.000      6.750      $2,278.34    360
6850076  STERLING                       VA   20164     SFD       7.000      6.733      $1,649.95    360
6850343  MORGAN HILL                    CA   95037     PUD       7.500      6.750      $1,796.14    360
6850379  EDINA                          MN   55436     SFD       7.250      6.750      $1,644.04    360
6850391  LITTLETON                      CO   80127     SFD       7.375      6.750      $1,768.13    360
6850983  SAN JOSE                       CA   95148     SFD       7.625      6.750      $1,764.53    360
6851219  LOS ANGELES                    CA   91352     SFD       8.000      6.750        $433.65    360
6851999  FALLS CHURCH                   VA   22046     SFD       7.500      6.750      $1,985.77    360
6852328  LAGUNA NIGUEL                  CA   92677     SFD       7.500      6.750      $2,331.88    360
6852391  MONTCLAIR                      NJ   07042     SFD       7.500      6.750      $2,181.55    360
6853150  SPRINGFIELD                    VA   22153     SFD       7.000      6.733      $1,809.62    360
6853662  SUNNYVALE                      CA   94087     SFD       6.875      6.608      $3,279.39    360
6853995  CORONADO                       CA   92118     SFD       7.625      6.750      $1,755.33    360
6854164  SAN JOSE                       CA   95138     PUD       7.500      6.750      $1,997.31    360
6854342  HILLSBOROUGH                   CA   94010     SFD       7.250      6.750      $2,489.94    360
6855222  COLFAX                         CA   95713     SFD       7.125      6.750      $1,724.89    360
6855460  SEATTLE                        WA   98116     SFD       7.625      6.750      $2,010.49    360
6855792  HOUSTON                        TX   77057     PUD       7.375      6.750      $1,731.87    360
6855858  SAN MARINO                     CA   91108     SFD       7.875      6.750      $2,521.07    360
6856366  ELMHURST                       IL   60126     SFD       7.500      6.750      $1,871.10    360
6856384  ATLANTA                        GA   30319     SFD       7.375      6.750      $1,795.76    360
6856438  DILLON                         CO   80424     SFD       7.375      6.750      $1,671.43    360
6856556  MERCER ISLAND                  WA   98040     SFD       7.375      6.750      $1,768.13    360
6857753  CORAL SPRINGS                  FL   33071     SFD       7.500      6.750      $1,755.03    360
6857882  BENICIA                        CA   94510     SFD       7.750      6.750      $1,998.79    360
6858228  WEST ST PAUL                   MN   55118     SFD       7.750      6.750      $3,189.47    360
6858304  SAN JOSE                       CA   95120     SFD       7.250      6.750      $3,001.58    360
6858309  SEA ISLE CITY                  NJ   08243     LCO       7.750      6.750      $3,180.87    360
6858344  PEBBLE BEACH                   CA   93953     SFD       7.250      6.750      $2,394.44    360
6858347  NORTH POTOMAC                  MD   20878     SFD       7.125      6.750      $2,021.16    360
6858437  SEA ISLE CITY                  NJ   08243     LCO       7.875      6.750      $1,812.67    360
6858560  MISSION VIEJO                  CA   92692     SFD       7.500      6.750      $1,789.99    360
6858612  LAKEWOOD                       CO   80227     SFD       7.500      6.750      $2,447.25    360
6858798  WYCKOFF                        NJ   07481     SFD       7.125      6.750      $1,414.81    360
6859296  NEWTON HIGHLAND                MA   02161     SFD       7.625      6.750        $707.79    360
6859385  BRIMFIELD                      IL   61517     SFD       7.500      6.750      $1,991.58    300
6859652  PARK CITY                      UT   84060     SFD       7.875      6.750      $6,525.62    360
6859887  REDWOOD CITY                   CA   94062     SFD       7.625      6.750      $2,859.49    360
6860935  BOISE                          ID   83702     PUD       7.625      6.750      $1,953.51    360
6861720  ROSEVILLE                      CA   95746     SFD       7.625      6.750      $2,151.69    360
6861738  NORTH OAKS                     MN   55127     PUD       7.000      6.733      $1,995.91    360
6861743  JACKSON                        MI   49201     SFD       7.875      6.750      $1,894.24    360
6862198  OTTSVILLE                      PA   18942     SFD       7.625      6.750      $2,191.33    360
6862255  ROSLYN HEIGHTS                 NY   11577     SFD       7.500      6.750      $2,062.68    360
6862498  ALPINE                         CA   91901     SFD       8.250      6.750      $2,854.81    360
6862763  REDMOND                        WA   98053     SFD       8.000      6.750      $2,027.39    360
6862823  DANA POINT                     CA   92629     PUD       7.375      6.750      $1,599.95    360
6863210  LAKE OSWEGO                    OR   97035     SFD       7.375      6.750      $1,740.50    360
6863380  PORTLAND                       OR   97210     SFD       7.250      6.750      $2,450.38    360
6863874  RANCHO SANTA FE                CA   92067     SFD       7.000      6.733      $3,326.51    360
6864181  GIG HARBOR                     WA   98335     SFD       7.500      6.750      $2,167.56    360
6864480  LIVERMORE                      CA   94550     SFD       7.125      6.750      $2,118.84    360
6864488  STATE COLLEGE                  PA   16801     SFD       7.625      6.750      $2,349.88    360
6864611  AURORA                         CO   80016     PUD       7.750      6.750      $4,410.77    360
6864630  STONY POINT                    NY   10980     SFD       7.875      6.750        $717.82    360
6864777  EDEN PRARIE                    MN   55346     SFD       7.250      6.750      $2,380.80    360
6864863  GREENVILLE                     SC   29607     SFD       7.375      6.750      $1,740.50    360
6865016  BETHESDA                       MD   20816     SFD       7.500      6.750      $2,978.65    360
6865046  WOODSIDE                       CA   94061     SFD       7.000      6.733      $4,214.03    360
6865553  ROSEVILLE                      CA   95661     SFD       7.500      6.750      $1,964.79    360
6865651  HOLLY SPRINGS                  NC   27540     SFD       7.375      6.750      $1,790.23    360
6866391  MANSFIELD                      MA   02048     SFD       7.750      6.750      $1,865.32    360
6866433  TARPON SPRINGS                 FL   34689     SFD       7.500      6.750      $4,999.38    360
6866521  PORTLAND                       OR   97225     SFD       7.375      6.750      $2,289.59    360
6866562  DELLWOOD                       MN   55110     SFD       7.250      6.750      $2,660.49    360
6866977  SAN FRANCISCO                  CA   94114     SFD       7.250      6.750      $2,251.18    360
6867166  SAN LUIS OBISPO                CA   93401     SFD       7.375      6.750      $2,251.60    360
6867276  LOS ANGELES                    CA   90272     LCO       7.250      6.750      $2,633.88    360
6867666  RANCHO SANTA FE                CA   92067     SFD       7.625      6.750      $7,077.94    360
6867727  CORONADO                       CA   92118     HCO       7.375      6.750      $2,486.43    360
6867943  MARTINEZ                       GA   30907     SFD       7.250      6.750      $3,001.58    360
6868121  DENVER                         CO   80218     SFD       7.375      6.750      $2,992.70    360
6868275  BOGART                         GA   30622     PUD       7.250      6.750      $2,237.54    360
6868367  BAKERSFIELD                    CA   93311     PUD       7.375      6.750      $2,035.76    360
6868490  FORT WORTH                     TX   76107     SFD       7.250      6.750      $1,846.99    360
6868570  RENTON                         WA   98059     SFD       7.750      6.750      $2,176.10    360
6868695  BELLINGHAM                     WA   98226     SFD       7.250      6.750      $2,047.55    360
6869316  LITTLETON                      CO   80123     SFD       7.250      6.750      $2,144.76    360
6869384  KENT                           WA   98042     SFD       7.375      6.750      $2,033.35    360
6869835  RENO                           NV   89511     SFD       7.250      6.750      $1,844.60    360
6870545  CHESTERFIELD                   MO   63017     SFD       7.500      6.750      $1,852.92    360
6871295  ATLANTA                        GA   30309     SFD       7.375      6.750      $3,118.40    360
6871301  WAYZATA                        MN   55391     SFD       7.500      6.750      $3,793.24    360
6871574  SNOWMASS VILLAGE               CO   81615     PUD       7.500      6.750        $982.40    360
6874318  PARKTON                        MD   21120     SFD       7.250      6.750      $2,019.92    360
6874405  WASHINGTON                     DC   20016     SFD       7.375      6.750      $1,933.89    360
6874435  OLALLA                         WA   98359     SFD       7.500      6.750      $3,020.61    360
6874532  WOODBURY                       MN   55125     SFD       7.125      6.750      $2,576.97    360
6875400  WYCKOFF TOWNSHIP               NJ   07481     SFD       7.875      6.750      $2,088.20    360
6875769  LODI                           CA   95242     SFD       7.500      6.750      $2,517.17    360
6876580  THOUSAND OAKS                  CA   91362     SFD       7.750      6.750      $1,998.79    360
6877326  KINNELON                       NJ   07405     PUD       7.500      6.750      $2,153.58    360
6877886  AURORA                         CO   80016     PUD       7.250      6.750      $1,946.29    360
6878064  BRENTWOOD                      CA   94513     SFD       7.375      6.750      $1,022.03    360
6878210  CHAPEL HILL                    NC   27516     SFD       7.375      6.750      $1,858.61    360
6878389  FOUNTAIN HILLS                 AZ   85268     SFD       7.500      6.750      $1,887.88    360
6878405  KEWAUNEE                       WI   54216     SFD       7.875      6.750      $2,211.46    360
6878551  SAN DIEGO                      CA   92130     SFD       7.375      6.750      $2,458.80    360
6878853  PRESCOTT                       AZ   86301     SFD       7.625      6.750        $941.37    360
6878884  SAN DIEGO                      CA   92128     SFD       7.250      6.750      $2,793.51    360
6879534  BROOMFIELD                     CO   80020     SFD       7.750      6.750      $2,149.24    360
6881439  ESCONDIDO                      CA   92027     SFD       7.500      6.750      $1,944.52    360
6881456  SAN JOSE                       CA   95118     SFD       7.875      6.750      $2,016.42    360
6881914  GOLDEN                         CO   80401     SFD       7.500      6.750      $1,962.35    360
6881934  REDWOOD SHORES                 CA   94065     SFD       7.375      6.750      $4,199.30    360
6882114  COUPEVILLE                     WA   98239     SFD       7.500      6.750      $4,544.89    360
6882320  MONUMENT                       CO   80132     PUD       7.000      6.733      $2,016.66    360
6882538  MARBLEHEAD                     MA   01945     SFD       7.250      6.750      $1,725.91    360
6882625  DURANGO                        CO   81301     PUD       7.625      6.750      $1,909.63    360
6882704  PLEASANTON                     CA   94566     SFD       7.500      6.750      $2,167.56    360
6882860  MILL CREEK                     WA   98012     SFD       7.250      6.750      $1,933.29    360
6882970  OJAI                           CA   93023     SFD       7.375      6.750      $1,996.05    360
6883039  FIRCREST                       WA   98466     SFD       7.500      6.750      $1,132.73    360
6883288  MARIETTA                       GA   30067     SFD       7.375      6.750      $3,188.85    360
6883355  DAYTON                         MN   55327     SFD       7.750      6.750      $3,152.21    360
6883993  FOSTER CITY                    CA   94404     SFD       7.750      6.750      $2,632.81    360
6884047  SANTA MONICA                   CA   90403     SFD       7.625      6.750      $3,461.11    360
6884248  MAMMOTH LAKES                  CA   93546     SFD       7.500      6.750      $2,447.25    360
6884252  SNOWMASS VILLAGE               CO   81615     PUD       7.875      6.750      $2,410.86    360
6884504  OSAGE                          MN   56570     SFD       7.375      6.750      $1,036.01    360
6885698  WOODBURY                       MN   55125     SFD       7.375      6.750      $1,735.32    360
6885876  KIRKLAND                       WA   98033     SFD       7.625      6.750      $2,463.12    360
6886346  MEDINAH                        IL   60157     SFD       7.625      6.750      $2,494.97    360
6886548  LITTLETON                      CO   80120     SFD       7.750      6.750      $2,493.11    360
6886690  MAPLE VALLEY                   WA   98038     SFD       7.375      6.750      $1,823.38    360
6887232  BENICIA                        CA   94510     SFD       7.625      6.750      $1,853.06    360
6887479  WESTMINSTER                    CO   80030     PUD       7.500      6.750      $1,783.00    360
6887709  MARIETTA                       GA   30066     SFD       7.375      6.750      $1,795.76    360
6888039  SAN DIEGO                      CA   92128     SFD       7.375      6.750      $2,500.93    360
6889608  ATLANTA                        GA   30342     SFD       7.375      6.750      $2,072.03    360
6889671  LOVELAND                       CO   80538     SFD       7.625      6.750        $737.52    360
6890875  BROOKFIELD                     WI   53005     SFD       7.875      6.750      $1,812.67    360
6891671  FT WORTH                       TX   76109     SFD       7.375      6.750      $1,726.69    360
6891895  CULVER CITY                    CA   90230     SFD       7.250      6.750      $1,991.95    360
6892069  BETHESDA                       MD   20817     SFD       7.625      6.750      $2,156.29    360
6892119  BETHESDA                       MD   20817     SFD       7.375      6.750      $3,136.36    360
6893550  SHERIDAN                       OR   97378     SFD       7.500      6.750        $576.85    360
6894485  MARKLEEVILLE                   CA   96120     SFD       8.000      6.750      $2,142.59    360
6894700  HOLLISTER                      CA   95023     SFD       7.500      6.750      $2,076.67    360
6894842  VILLANOVA                      PA   19085     PUD       6.875      6.608      $2,135.02    360
6895158  PASADENA                       CA   91030     SFD       7.125      6.750      $2,080.44    360
6896967  WESTLAKE VILLAGE               CA   91361     SFD       7.375      6.750      $4,358.16    360
6897299  CHICAGO                        IL   60622     SFD       7.625      6.750      $1,815.49    360
6898134  SAN JOSE                       CA   95123     SFD       7.375      6.750      $2,004.34    360
6898573  ARGYLE                         TX   76226     SFD       7.250      6.750      $2,046.53    360
6898976  MAPLE GROVE                    MN   55311     SFD       7.500      6.750      $2,545.14    360
6898987  CARLSBAD                       CA   92009     SFD       7.625      6.750      $1,781.87    360
6899056  BAINBRIDGE ISLAND              WA   98110     SFD       7.375      6.750      $1,718.74    360
6899241  DURANGO                        CO   81301     SFD       7.375      6.750      $2,210.16    360
6899329  ROHNERT PARK                   CA   94928     SFD       7.000      6.733      $1,643.96    360
6899391  YORBA LINDA                    CA   92887     SFD       7.250      6.750      $2,387.62    360
6899895  HYPOLUXO                       FL   33462     PUD       7.875      6.750      $1,263.80    360
6900130  LAFAYETTE                      CA   94549     SFD       7.500      6.750      $2,517.17    360
6901178  HARWICH                        MA   02645     SFD       8.000      6.750      $1,104.32    360
6901211  LAGUNA NIGUEL                  CA   92677     SFD       7.375      6.750      $1,607.55    360
6902253  SAN MARCOS                     CA   92069     SFD       7.625      6.750      $1,840.26    360
6902728  GENOA                          NV   89411     PUD       7.750      6.750      $2,240.94    360
6903544  SNOWMASS VILLAGE               CO   81615     SFD       7.500      6.750      $4,544.89    360
6903654  GREEN BAY                      WI   54311     SFD       7.625      6.750      $3,468.19    360
6904335  HOULTON                        WI   54082     SFD       7.500      6.750      $2,013.74    360
6904702  SAN FRANCISCO                  CA   94115     SFD       7.375      6.750      $5,870.74    360
6905131  WILMINGTON                     DE   19806     LCO       7.000      6.733      $2,814.23    360
6905853  MAMMOTH LAKES                  CA   93546     LCO       8.000      6.750        $205.45    360
6905901  DENVER                         CO   80020     PUD       7.750      6.750      $2,095.51    360
6905944  ELLICOTT CITY                  MD   21042     SFD       7.500      6.750      $2,097.64    360
6906412  ARLINGTON                      VA   22201     SFD       7.125      6.750      $1,681.60    360
6906460  POTOMAC                        MD   20854     SFD       7.125      6.750      $1,616.92    360
6906784  KNOXVILLE                      TN   37909     SFD       7.250      6.750      $1,879.40    360
6907170  COLLIERVILLE                   TN   38017     SFD       7.500      6.750      $2,114.42    360
6908300  LORENA                         TX   76655     SFD       7.625      6.750      $2,261.40    360
6908341  LOS ANGELES                    CA   91401     SFD       7.250      6.750      $1,710.90    360
6908577  BETHESDA                       MD   20814     SFD       7.125      6.750      $3,512.50    360
6908643  DRIGGS                         ID   83422     SFD       8.000      6.750      $1,882.11    360
6908662  GREEN BAY                      WI   54313     SFD       7.875      6.750      $1,794.55    360
6909053  PLEASANT HILL                  CA   94523     SFD       7.250      6.750      $2,046.53    360
6910526  SNOWMASS VILLAGE               CO   81615     PUD       7.500      6.750      $2,796.86    360
6912860  LEXINGTON                      KY   40503     SFD       7.500      6.750      $3,041.58    360
6913168  KIRTLAND HILLS                 OH   44060     SFD       7.500      6.750      $2,989.14    360
6913956  SAN JOSE                       CA   95138     SFD       7.250      6.750      $1,693.50    360
6914166  PORTLAND                       OR   97201     SFD       7.625      6.750      $1,769.48    360
6914854  LAKEWOOD                       CO   80227     SFD       7.625      6.750      $2,458.17    360
6914895  OXNARD                         CA   93035     SFD       7.250      6.750      $1,978.31    360
6915049  DARNESTOWN                     MD   20874     SFD       7.500      6.750      $2,872.37    360
6915057  WESTLAKE VILLAGE               CA   91362     SFD       7.375      6.750      $4,351.25    360
6915072  GERMANTOWN                     MD   20876     SFD       6.750      6.483      $1,895.20    360
6915187  LONGHILL TOWNSHIP              NJ   07946     SFD       7.750      6.750        $852.53    360
6915628  FALLBROOK                      CA   92028     SFD       7.375      6.750      $1,719.78    360
6916319  HERNDON                        VA   20171     SFD       7.000      6.733      $1,841.56    360
6916523  CAMARILLO                      CA   93012     SFD       7.000      6.733      $1,653.94    360
6916784  ROCKLIN                        CA   95765     SFD       7.500      6.750      $1,836.14    360
6916920  SANDY                          UT   84092     SFD       7.375      6.750      $2,313.76    360
6917167  CORONADO                       CA   92118     SFD       7.625      6.750      $2,293.25    360
6917282  BEAVERTON                      OR   97007     SFD       7.500      6.750      $1,907.46    360
6917381  LITTLETON                      CO   80121     SFD       7.500      6.750      $2,251.47    360
6917527  PLYMOUTH                       MA   02360     SFD       8.000      6.750      $2,751.62    360
6917539  LOS ANGELES                    CA   91604     SFD       7.000      6.733      $1,995.91    360
6917643  CHEVY CHASE                    MD   20815     SFD       7.500      6.750      $1,992.76    360
6917666  SEATTLE                        WA   98103     SFD       7.250      6.750      $1,897.47    360
6917710  MORGAN HILL                    CA   95037     PUD       7.625      6.750      $2,463.12    360
6917716  MORGAN HILL                    CA   95037     SFD       7.250      6.750      $2,483.12    360
6917794  MORGAN HILL                    CA   95037     PUD       7.125      6.750      $2,038.34    360
6918488  EL DORADO HILLS                CA   95762     PUD       7.250      6.750      $2,114.75    360
6918498  SANTA ROSA                     CA   95404     SFD       7.375      6.750      $2,141.09    360
6918935  VACAVILLE                      CA   95687     SFD       7.375      6.750      $1,616.18    360
6919093  VACAVILLE                      CA   95687     SFD       7.625      6.750      $1,661.90    360
6919283  NAGS HEAD                      NC   27959     SFD       7.500      6.750      $2,097.64    360
6919342  MILPITAS                       CA   95035     SFD       7.750      6.750      $1,762.73    360
6919850  HUNTSVILLE                     UT   84317     LCO       7.750      6.750        $476.41    360
6919941  EL DORADO HILLS                CA   95762     PUD       7.250      6.750      $1,838.12    360
6920486  SAN JOSE                       CA   95125     SFD       7.375      6.750      $2,375.23    360
6920983  ALPHARETTA                     GA   30022     SFD       7.625      6.750      $1,826.11    360
6921109  DEPOE BAY                      OR   97341     SFD       7.500      6.750      $1,650.15    360
6921363  BLOOMINGTON                    MN   55438     SFD       7.375      6.750      $2,348.30    360
6921402  BLUE RIVER                     CO   80424     SFD       7.625      6.750      $2,123.38    360
6921447  ALLEN                          TX   75006     PUD       7.250      6.750      $1,910.09    360
6921737  COLLEYVILLE                    TX   76034     SFD       7.125      6.750      $1,643.87    360
6921803  MORGAN HILL                    CA   95037     SFD       7.375      6.750      $2,679.82    360
6922126  MUKILTEO                       WA   98275     SFD       7.500      6.750      $1,789.99    360
6922746  ALAMO                          CA   94507     SFD       7.375      6.750      $1,838.92    360
6923221  DENVER                         CO   80206     SFD       7.250      6.750      $3,069.79    360
6923337  TIMONIUM                       MD   21093     SFD       7.500      6.750      $2,041.71    360
6923740  LOS ANGELES                    CA   91325     SFD       7.500      6.750      $1,918.99    360
6923787  FOUNTAIN HILLS                 AZ   85268     SFD       7.750      6.750      $2,507.44    360
6923970  PLEASANTON                     CA   94566     SFD       7.625      6.750      $3,370.87    360
6924269  MITCHELLVILLE                  MD   20721     SFD       7.625      6.750      $1,849.11    360
6925514  SIERRA MADRE                   CA   91024     SFD       6.875      6.608      $2,627.72    360
6925857  ENCINITAS                      CA   92024     SFD       7.375      6.750      $2,762.70    360
6926086  CASTRO VALLEY                  CA   94552     PUD       7.375      6.750      $1,692.15    360
6926956  LAS VEGAS                      NV   89134     SFD       7.250      6.750      $4,365.93    360
6927535  WEST LINN                      OR   97068     SFD       7.625      6.750      $2,675.46    360
6928562  SUMMIT                         NJ   07090     LCO       7.750      6.750        $931.34    360
6929729  SHERWOOD                       OR   97140     SFD       7.250      6.750      $2,046.53    360
6931789  JONESBORO                      GA   30236     SFD       7.375      6.750      $1,804.39    360
6931886  NORTH SALT LAKE                UT   84054     SFD       7.250      6.750      $2,094.28    360
6931955  FRESNO                         CA   93720     SFD       7.375      6.750      $1,705.97    360
6932810  DES PLAINES                    IL   60016     SFD       7.500      6.750      $1,650.15    360
6932972  NAGS HEAD                      NC   27959     SFD       7.875      6.750      $2,376.41    360
6933245  LOOMIS                         CA   95650     SFD       7.375      6.750      $2,365.56    360
6935133  GIG HARBOR                     WA   98332     SFD       7.500      6.750      $1,971.78    360
6935289  CORNELIUS                      NC   28031     SFD       7.375      6.750      $2,106.56    360
6935880  WESTMINSTER                    CO   80234     SFD       7.500      6.750      $1,898.11    360
6937299  SUN CITY WEST                  AZ   85375     SFD       7.625      6.750      $1,670.39    360
6938659  EUGENE                         OR   97401     SFD       7.375      6.750      $1,657.62    360
6939117  SNOWMASS                       CO   81654     PUD       7.625      6.750      $1,698.70    360
6939186  SEATTLE                        WA   98112     SFD       7.500      6.750      $1,608.19    360
6939466  HARRISON                       NY   10528     LCO       7.875      6.750        $456.79    360
6940221  TUALATN                        OR   97062     LCO       7.000      6.733        $326.00    360
6940389  SAN JOSE                       CA   95138     SFD       7.125      6.750      $2,358.01    360
6941589  MALIBU                         CA   90265     SFD       7.125      6.750      $5,120.26    360
6944442  LOS GATOS                      CA   95030     SFD       6.500      6.233      $2,837.99    360
6945957  SHOREVIEW                      MN   55126     SFD       7.250      6.750      $1,800.95    360
6947269  ISSAQUAH                       WA   98029     PUD       7.250      6.750      $2,333.04    360
6947400  PARADISE VALLEY                AZ   85253     SFD       7.375      6.750      $6,906.75    360
6950386  BERTHOUD                       CO   80513     SFD       7.625      6.750      $1,957.05    360
6955641  MAMMOTH LAKES                  CA   93546     PUD       8.000      6.750      $2,311.36    360
6957011  NAPA                           CA   94558     LCO       8.000      6.750      $1,107.98    360
6957116  LOS GATOS                      CA   94022     LCO       7.000      6.733      $5,987.72    360
6960319  PASADENA                       CA   91104     SFD       7.500      6.750      $2,070.02    360
6964103  TUCSON                         AZ   85718     SFD       7.625      6.750      $2,256.09    360

                              CUT-OFF
MORTGAGE      SCHEDULED        DATE                         MORTGAGE             T.O.P.   MASTER     FIXED
LOAN          MATURITY       PRINCIPAL                     INSURANCE   SERVICE  MORTGAGE  SERVICE  RETAINED
NUMBER          DATE          BALANCE      LTV    SUBSIDY    CODE        FEE      LOAN      FEE      YIELD
------          ----          -------      ---    -------    ----        ---      ----      ---      -----
4572680       1-Feb-27      $269,842.28    79.99                        0.250              0.017     0.983
4588805       1-Jun-28      $348,940.25    73.92                        0.250              0.017     0.483
4625436       1-Jul-28      $290,600.00    79.79                        0.250              0.017     0.233
4626169       1-May-28      $474,292.76    79.97                        0.250              0.017     0.483
4660599       1-Jul-28      $414,850.00    79.99                        0.250              0.017     0.358
4660690       1-Sep-27       $68,713.99    70.00                        0.250              0.017     0.833
4662660       1-Nov-27      $268,209.56    79.44                        0.250              0.017     0.858
4662931       1-Jul-28      $306,500.00    89.98              17        0.250              0.017     0.233
4664253       1-Jul-28      $256,000.00    80.00                        0.250              0.017     0.358
4669693       1-Jun-28      $265,012.82    84.19              17        0.250              0.017     0.733
4677432       1-Jun-28      $255,000.91    80.00                        0.250              0.017     0.233
4680207       1-Nov-27      $236,050.52    74.98                        0.250              0.017     0.783
4681055       1-Jun-28      $299,760.09    64.52                        0.250              0.017     0.108
4684781       1-Jun-28      $311,779.79    61.08                        0.250              0.017     0.733
4688434       1-Jun-28      $137,397.96    73.33                        0.250              0.017     0.483
4689373       1-Jul-28      $290,600.00    84.23              17        0.250              0.017     0.233
4690829       1-Jun-28      $498,370.48    77.60                        0.250              0.017     0.358
4691843       1-Jul-28      $400,000.00    71.43                        0.250              0.017     0.233
4692382       1-Jun-28      $431,671.28    80.00                        0.250              0.017     0.358
4693980       1-Jun-28      $265,402.88    80.00                        0.250              0.017     0.483
4694193       1-Jul-28      $375,000.00    73.53                        0.250              0.017     0.233
4694210       1-Jul-28      $475,000.00    65.52                        0.250              0.017     0.483
4696532       1-Feb-28      $269,987.52    80.00                        0.250              0.017     0.483
4696857       1-Apr-28      $242,926.69    78.80                        0.250              0.017     0.233
4697183       1-Apr-28      $460,065.82    73.17                        0.250              0.017     0.983
4698865       1-Jul-28      $275,400.00    90.00    FX30YR    17        0.250              0.017     0.608
4700315       1-Jul-28      $470,000.00    78.33                        0.250              0.017     0.233
4701287       1-Jun-28      $313,837.50    64.95                        0.250              0.017     0.000
4701897       1-Mar-28      $458,203.77    33.82                        0.250              0.017     0.000
4703345       1-May-28      $464,324.75    29.06                        0.250              0.017     0.608
4703744       1-Apr-28      $282,992.10    53.52                        0.250              0.017     0.233
4706582       1-May-28      $429,802.23    75.00                        0.250              0.017     0.983
4706762       1-Mar-28      $270,763.96    77.57                        0.250              0.017     0.983
4706938       1-Mar-28      $414,814.12    72.10                        0.250              0.017     0.733
4707288       1-May-28      $679,037.04    64.76                        0.250              0.017     0.733
4707371       1-Mar-28      $346,957.20    68.24                        0.250              0.017     0.483
4707740       1-May-28      $349,465.70    89.97                        0.250              0.017     0.358
4707823       1-Apr-28      $290,697.27    73.30                        0.250              0.017     0.483
4708642       1-May-28      $798,716.70    58.18                        0.250              0.017     0.108
4710343       1-Jul-28      $326,000.00    79.51                        0.250              0.017     0.733
4710441       1-May-28      $119,812.19    69.77                        0.250              0.017     0.233
4710839       1-May-28       $54,913.92    35.48                        0.250              0.017     0.233
4711255       1-Mar-28       $89,723.51    53.57                        0.250              0.017     0.358
4711390       1-Apr-28      $548,767.79    61.11                        0.250              0.017     0.483
4711633       1-Jun-28      $276,559.54    90.00              06        0.250              0.017     0.858
4711861       1-Jun-28      $292,282.92    75.00                        0.250              0.017     0.483
4712140       1-Jul-28      $350,000.00    53.85                        0.250              0.017     0.483
4714472       1-Jun-28      $271,803.13    85.13              06        0.250              0.017     0.608
4716397       1-Apr-28      $113,158.34    70.00                        0.250              0.017     0.733
4716879       1-Jun-28      $334,058.04    83.58              17        0.250              0.017     0.608
4717055       1-Jul-28       $60,000.00    54.05                        0.250              0.017     0.233
4717696       1-Jun-28      $489,198.67    80.00                        0.250              0.017     0.000
4718013       1-Jun-18      $117,696.71    69.76                        0.250              0.017     0.858
4718017       1-Jun-28      $302,769.44    75.75                        0.250              0.017     0.358
4718034       1-May-28      $252,632.60    94.40              06        0.250              0.017     0.608
4718471       1-Apr-28      $264,948.24    90.00                        0.250              0.017     0.858
4718885       1-Jun-28      $300,071.49    77.60                        0.250              0.017     0.358
4719185       1-Apr-28      $590,673.70    62.32                        0.250              0.017     0.483
4719196       1-Apr-28      $513,817.13    57.22                        0.250              0.017     0.358
4719504       1-Jun-28      $256,030.03    94.90              33        0.250              0.017     0.358
4719849       1-Jun-28      $295,554.56    86.70              17        0.250              0.017     0.483
4720866       1-Jun-28      $336,656.16    66.71                        0.250              0.017     0.608
4720883       1-Jun-28      $249,819.05    94.34              06        0.250              0.017     0.608
4721547       1-Jun-28      $257,403.99    80.00                        0.250              0.017     0.358
4721600       1-Jun-28      $239,826.29    80.00                        0.250              0.017     0.608
4722077       1-Jul-28      $255,000.00    79.69                        0.250              0.017     0.233
4722503       1-Jun-28      $499,619.54    80.00                        0.250              0.017     0.358
4722589       1-Jun-28      $271,243.45    80.00                        0.250              0.017     0.358
4722605       1-Jun-28      $563,560.02    80.00                        0.250              0.017     0.233
4723157       1-Jun-28      $349,713.11    52.40                        0.250              0.017     0.000
4723435       1-May-28      $299,575.15    80.00                        0.250              0.017     0.733
4723455       1-Jun-28      $313,789.30    86.26              17        0.250              0.017     0.983
4723838       1-Jul-28      $340,000.00    44.74                        0.250              0.017     0.108
4723906       1-May-28      $339,428.96    52.71                        0.250              0.017     0.358
4723993       1-Jun-28      $382,208.95    90.00              06        0.250              0.017     0.358
4724276       1-Jul-28      $290,000.00    69.05                        0.250              0.017     0.000
4724476       1-Jul-28      $465,000.00    65.22                        0.250              0.017     0.233
4724519       1-Apr-28      $997,703.16    38.46                        0.250              0.017     0.358
4725012       1-Jun-28      $348,241.36    89.38              17        0.250              0.017     0.483
4725103       1-Jul-28      $330,000.00    79.48                        0.250              0.017     0.233
4726029       1-Jul-28      $409,000.00    69.32                        0.250              0.017     0.000
4726151       1-Jun-28      $455,744.19    73.56                        0.250              0.017     0.233
4726623       1-Jun-28      $355,735.80    56.96                        0.250              0.017     0.483
4726708       1-Apr-28      $299,257.96    80.00                        0.250              0.017     0.000
4727275       1-Apr-28      $323,178.71    80.00                        0.250              0.017     0.000
4727655       1-May-28      $347,056.05    80.00                        0.250              0.017     0.233
4727678       1-May-28      $255,518.98    79.99                        0.250              0.017     0.483
4727904       1-Apr-28      $720,009.66    59.18                        0.250              0.017     0.108
4727973       1-May-18      $295,940.30    77.14                        0.250              0.017     0.608
4728026       1-Jul-28      $337,000.00    84.25              06        0.250              0.017     0.608
4728376       1-Jun-28      $389,710.56    60.00                        0.250              0.017     0.483
4729327       1-Apr-28      $372,164.31    69.72                        0.250              0.017     0.483
4729415       1-Mar-28      $306,777.94    90.00              12        0.250              0.017     0.483
4729419       1-Apr-28      $503,840.11    60.12                        0.250              0.017     0.358
4729422       1-May-28      $475,273.39    61.03                        0.250              0.017     0.358
4729537       1-Apr-28      $280,884.88    79.98                        0.250              0.017     0.608
4729576       1-Jun-28      $322,154.68    80.00                        0.250              0.017     0.358
4729804       1-May-28      $449,295.58    63.38                        0.250              0.017     0.233
4730558       1-Jun-28      $248,106.30    78.83                        0.250              0.017     0.233
4731099       1-Apr-28      $272,388.36    54.60                        0.250              0.017     0.483
4731114       1-Apr-28      $287,287.63    80.00                        0.250              0.017     0.000
4731172       1-Nov-27      $128,918.96    74.97                        0.250              0.017     0.833
4731241       1-Jan-28       $44,706.75    74.96                        0.250              0.017     0.733
4731262       1-Jan-28      $160,406.61    74.93                        0.250              0.017     0.733
4731278       1-Jun-28      $339,347.96    65.94                        0.250              0.017     0.483
4731784       1-Apr-28      $327,600.35    69.85                        0.250              0.017     0.733
4731902       1-Jun-28      $262,804.81    63.53                        0.250              0.017     0.483
4732131       1-Jun-28      $459,658.61    57.57                        0.250              0.017     0.483
4732148       1-Apr-28      $394,069.97    69.91                        0.250              0.017     0.233
4732526       1-Jun-28      $239,013.40    80.00                        0.250              0.017     0.233
4732563       1-Jun-28      $649,492.93    71.63                        0.250              0.017     0.233
4732837       1-Jul-28      $380,000.00    80.00                        0.250              0.017     0.608
4732843       1-May-28      $419,374.65    79.25                        0.250              0.017     0.483
4733293       1-May-28      $407,110.57    85.00                        0.250              0.017     0.733
4733300       1-Apr-28      $358,992.23    45.00                        0.250              0.017     0.483
4733743       1-Jul-28      $286,500.00    75.00                        0.250              0.017     0.358
4733761       1-May-28      $294,871.17    89.48              01        0.250              0.017     0.608
4733949       1-Jul-28      $332,000.00    77.21                        0.250              0.017     0.233
4734142       1-Apr-28      $229,883.79    89.40              01        0.250              0.017     0.483
4734294       1-Jun-28      $219,852.38    80.00                        0.250              0.017     0.983
4734590       1-Jun-28      $271,031.43    94.99              17        0.250              0.017     1.358
4735318       1-May-28      $898,626.13    52.94                        0.250              0.017     0.358
4735394       1-May-28      $499,157.48    68.97                        0.250              0.017     0.000
4735573       1-Apr-28      $468,947.02    68.12                        0.250              0.017     0.483
4735652       1-Jun-28      $319,768.39    80.00                        0.250              0.017     0.608
4735711       1-May-28      $332,478.89    59.46                        0.250              0.017     0.233
4735721       1-Jun-28      $439,689.45    80.00                        0.250              0.017     0.733
4736066       1-May-28      $599,037.53    74.07                        0.250              0.017     0.108
4736094       1-May-28      $249,654.78    78.13                        0.250              0.017     0.858
4736172       1-Jun-28      $297,284.67    63.30                        0.250              0.017     0.608
4736280       1-Apr-28      $262,819.56    79.88                        0.250              0.017     0.358
4736581       1-Jun-28      $351,769.74    80.00                        0.250              0.017     1.108
4736811       1-Jun-28      $311,768.45    56.73                        0.250              0.017     0.483
4737015       1-Jun-28      $265,987.45    95.00              24        0.250              0.017     0.358
4737083       1-Jun-28      $293,071.20    89.98              06        0.250              0.017     0.233
4737131       1-Jun-28      $590,363.09    53.73                        0.250              0.017     0.608
4737162       1-May-28      $299,575.15    62.50                        0.250              0.017     0.733
4737350       1-Jul-28      $308,000.00    80.00                        0.250              0.017     0.733
4737381       1-Jul-28      $374,850.00    90.00              06        0.250              0.017     0.608
4737450       1-Jun-28      $293,442.75    79.99                        0.250              0.017     0.733
4737529       1-May-28      $299,542.04    57.14                        0.250              0.017     0.358
4737671       1-Jun-28      $418,089.48    80.00                        0.250              0.017     0.483
4738133       1-Jul-28      $340,000.00    80.00                        0.250              0.017     0.733
4738476       1-Jul-28      $285,000.00    65.52                        0.250              0.017     0.000
4738553       1-May-28      $279,603.47    79.58                        0.250              0.017     0.733
4738626       1-Apr-28      $317,322.33    49.69                        0.250              0.017     0.733
4738813       1-Jun-28      $303,774.38    80.00                        0.250              0.017     0.483
4739081       1-Apr-28      $449,240.58    79.40                        0.250              0.017     0.733
4739091       1-Jul-28      $267,900.00    75.46                        0.250              0.017     0.358
4739160       1-Jun-28      $657,523.76    65.00                        0.250              0.017     0.608
4739225       1-Jul-28      $310,500.00    90.00              06        0.250              0.017     0.608
4739255       1-Jul-28      $247,500.00    90.00              06        0.250              0.017     0.608
4739349       1-Jun-28      $359,732.82    80.00                        0.250              0.017     0.483
4739379       1-Jul-28      $324,000.00    80.00                        0.250              0.017     0.108
4739552       1-Jun-28      $199,855.24    59.70                        0.250              0.017     0.608
4739658       1-May-28      $269,627.16    90.00                        0.250              0.017     0.858
4739721       1-Jun-28      $246,572.71    52.00                        0.250              0.017     0.000
4739831       1-Apr-28      $319,300.75    80.00                        0.250              0.017     0.608
4740202       1-May-28      $968,555.74    69.29                        0.250              0.017     0.483
4740723       1-May-28       $63,609.81    70.00                        0.250              0.017     0.733
4740771       1-Jun-28      $264,993.11    72.66                        0.250              0.017     0.233
4740804       1-Apr-28      $230,482.45    60.00                        0.250              0.017     0.483
4740839       1-Jun-18      $284,436.09    66.28                        0.250              0.017     0.000
4740986       1-May-28      $300,562.90    71.67                        0.250              0.017     0.608
4741714       1-May-28      $681,458.16    75.00                        0.250              0.017     0.358
4741743       1-Jul-28      $290,000.00    76.32                        0.250              0.017     0.233
4741776       1-Mar-28      $242,984.12    74.98                        0.250              0.017     0.583
4741922       1-May-28      $220,514.03    70.00                        0.250              0.017     0.108
4741938       1-Apr-28      $279,340.76    68.29                        0.250              0.017     0.233
4741941       1-May-28      $854,725.47    57.07                        0.250              0.017     0.483
4742119       1-Jul-28      $275,000.00    68.75                        0.250              0.017     0.000
4742132       1-Mar-28      $382,802.73    80.00                        0.250              0.017     0.283
4742275       1-May-28      $449,260.13    78.26                        0.250              0.017     0.000
4742282       1-May-28      $317,514.57    73.95                        0.250              0.017     0.358
4742459       1-Apr-28      $472,391.37    80.00                        0.250              0.017     0.358
4742462       1-Apr-28      $327,246.67    80.00                        0.250              0.017     0.358
4742465       1-Jun-28      $314,772.00    90.00              06        0.250              0.017     0.608
4742494       1-May-28      $283,587.58    80.00                        0.250              0.017     0.608
4742519       1-Jun-28      $249,814.46    66.67                        0.250              0.017     0.483
4742536       1-May-28      $249,908.30    79.97                        0.250              0.017     0.233
4742605       1-Jun-28      $293,382.10    80.00                        0.250              0.017     0.483
4742809       1-May-28      $439,376.91    80.00                        0.250              0.017     0.733
4742889       1-May-28      $314,542.55    67.74                        0.250              0.017     0.608
4742972       1-May-28      $172,708.48    69.20                        0.250              0.017     0.000
4743283       1-Jun-28      $226,981.42    59.00                        0.250              0.017     0.483
4743534       1-Jun-28      $274,810.74    60.31                        0.250              0.017     0.858
4743645       1-Jun-28      $281,795.90    79.44                        0.250              0.017     0.608
4743781       1-May-28      $479,267.28    78.69                        0.250              0.017     0.358
4743883       1-Jun-28      $449,621.95    50.00                        0.250              0.017     0.000
4744016       1-Jun-28      $255,805.20    80.00                        0.250              0.017     0.358
4744040       1-Jun-28      $265,292.88    81.69              17        0.250              0.017     0.233
4744200       1-May-28      $234,023.99    80.00                        0.250              0.017     0.108
4744253       1-May-28      $281,181.25    90.00              05        0.250              0.017     0.733
4744495       1-May-28      $254,829.42    80.00                        0.250              0.017     0.608
4744515       1-May-28      $798,151.96    62.75                        0.250              0.017     0.000
4744525       1-Jun-28      $243,818.91    80.00                        0.250              0.017     0.483
4744778       1-Jun-28      $364,742.39    66.36                        0.250              0.017     0.733
4744784       1-May-28      $256,088.54    88.75              12        0.250              0.017     0.108
4745100       1-Jun-28      $399,724.72    72.73                        0.250              0.017     0.858
4745103       1-Jun-28      $265,787.28    65.52                        0.250              0.017     0.108
4745104       1-Jun-28      $287,796.73    90.00              17        0.250              0.017     0.733
4745111       1-May-28      $262,378.45    89.99              11        0.250              0.017     0.108
4745225       1-May-28      $239,951.05    90.00              24        0.250              0.017     0.608
4745353       1-Apr-28      $897,932.87    60.00                        0.250              0.017     0.358
4745355       1-Jul-28      $385,000.00    75.21                        0.250              0.017     0.000
4745383       1-Apr-28      $234,148.23    77.71                        0.250              0.017     0.483
4745541       1-May-28      $828,794.71    55.33                        0.250              0.017     0.608
4745648       1-Jul-28      $334,400.00    80.00                        0.250              0.017     0.358
4745731       1-Jun-28       $99,923.90    62.54                        0.250              0.017     0.358
4745943       1-Jul-28      $303,200.00    80.00                        0.250              0.017     0.733
4746080       1-May-28      $368,921.75    85.24              11        0.250              0.017     0.233
4746259       1-May-28      $324,551.19    57.02                        0.250              0.017     0.858
4746263       1-May-28      $499,255.52    78.13                        0.250              0.017     0.483
4746308       1-May-28      $306,443.05    90.00              01        0.250              0.017     0.483
4746317       1-May-28      $256,127.50    75.00                        0.250              0.017     0.608
4746367       1-Jun-28      $260,806.30    90.00              05        0.250              0.017     0.483
4746505       1-May-28      $978,540.85    43.56                        0.250              0.017     0.483
4746694       1-Jul-28      $272,000.00    80.00                        0.250              0.017     0.483
4746708       1-May-28      $238,135.94    90.00              24        0.250              0.017     0.358
4746710       1-Jun-28      $435,676.42    80.00                        0.250              0.017     0.483
4746712       1-May-28      $273,841.66    85.00              12        0.250              0.017     0.483
4746729       1-May-28      $407,361.52    80.00                        0.250              0.017     0.233
4746730       1-May-28      $259,593.13    84.21              13        0.250              0.017     0.233
4746782       1-Jun-28      $244,789.06    57.66                        0.250              0.017     0.000
4746899       1-Jun-28      $339,747.67    80.00                        0.250              0.017     0.483
4746942       1-May-28      $529,210.87    69.74                        0.250              0.017     0.483
4746952       1-May-28      $326,500.83    68.84                        0.250              0.017     0.358
4746955       1-May-28      $116,085.37    75.00                        0.250              0.017     0.733
4746966       1-Apr-28      $259,417.49    67.53                        0.250              0.017     0.483
4747107       1-Apr-28      $897,983.63    63.16                        0.250              0.017     0.483
4747182       1-Jun-28      $242,824.12    69.43                        0.250              0.017     0.608
4747219       1-Jul-28      $300,000.00    67.11                        0.250              0.017     0.000
4747238       1-May-28      $335,499.70    80.00                        0.250              0.017     0.483
4747319       1-Jun-28      $289,545.32    54.82                        0.250              0.017     0.733
4747516       1-Jun-28      $234,838.27    74.13                        0.250              0.017     0.858
4747546       1-May-28      $305,532.88    61.20                        0.250              0.017     0.358
4747612       1-Jul-28      $449,500.00    79.00                        0.250              0.017     0.108
4748115       1-Jun-28      $356,092.08    80.00                        0.250              0.017     0.608
4748279       1-Jun-28      $499,647.11    56.18                        0.250              0.017     0.733
4748284       1-Jul-28      $348,000.00    77.16                        0.250              0.017     0.483
4748456       1-Sep-27      $499,212.71    76.45                        0.250              0.017     0.483
4748460       1-Jun-28      $232,835.55    78.19                        0.250              0.017     0.733
4748483       1-May-28      $631,558.26    73.55                        0.250              0.017     0.483
4748720       1-Jun-28      $304,967.76    71.64                        0.250              0.017     0.358
4748732       1-May-28      $451,991.56    74.21                        0.250              0.017     0.233
4748879       1-Jun-28      $184,875.86    74.00                        0.250              0.017     0.983
4748947       1-Mar-28      $342,244.21    74.78                        0.250              0.017     0.283
4749379       1-Mar-28      $268,933.53    51.88                        0.250              0.017     0.133
4749407       1-Jul-28      $260,000.00    70.27                        0.250              0.017     0.483
4749420       1-Jul-28      $350,000.00    50.07                        0.250              0.017     0.733
4749521       1-Jun-28      $259,792.08    80.00                        0.250              0.017     0.108
4749531       1-Jun-28      $574,594.16    58.97                        0.250              0.017     0.733
4749535       1-Apr-28      $245,462.43    80.00                        0.250              0.017     0.608
4749573       1-Jun-18      $337,389.59    35.96                        0.250              0.017     0.483
4749586       1-May-28      $255,200.00    89.99              06        0.250              0.017     0.233
4749643       1-Jun-28      $309,733.10    47.84                        0.250              0.017     0.000
4749653       1-Jun-28      $274,790.74    55.78                        0.250              0.017     0.358
4749709       1-Jun-28      $251,576.74    95.00              17        0.250              0.017     0.858
4749799       1-May-28      $279,583.08    46.74                        0.250              0.017     0.483
4749901       1-Jun-28      $199,865.80    64.52                        0.250              0.017     0.983
4749908       1-May-28      $259,603.10    80.00                        0.250              0.017     0.358
4749927       1-Jun-28      $999,239.08    55.56                        0.250              0.017     0.358
4749944       1-Jun-28      $250,949.15    84.85              33        0.250              0.017     0.108
4750025       1-Jun-28      $251,812.97    44.52                        0.250              0.017     0.483
4750064       1-Jun-28      $398,903.73    80.00                        0.250              0.017     0.483
4750073       1-May-28      $259,113.63    89.97                        0.250              0.017     0.483
4750074       1-Jul-28      $312,650.00    55.83                        0.250              0.017     0.233
4750241       1-Jun-28      $364,708.11    63.15                        0.250              0.017     0.108
4750263       1-Jun-28      $297,384.61    80.00                        0.250              0.017     0.608
4750265       1-Jun-28      $267,801.11    80.00                        0.250              0.017     0.483
4750302       1-Jun-28      $339,766.01    80.00                        0.250              0.017     0.858
4750307       1-Jun-28      $467,643.89    36.00                        0.250              0.017     0.358
4750380       1-Jul-28      $375,000.00    60.48                        0.250              0.017     0.108
4750447       1-May-28      $249,618.37    71.43                        0.250              0.017     0.358
4750460       1-May-28      $269,308.35    63.46                        0.250              0.017     0.608
4750466       1-May-28      $268,697.88    55.63                        0.250              0.017     0.233
4750468       1-Apr-28      $276,279.66    94.99              17        0.250              0.017     0.483
4750556       1-Jun-28      $399,703.14    45.20                        0.250              0.017     0.483
4750669       1-May-28      $449,313.06    69.23                        0.250              0.017     0.358
4750698       1-May-28      $255,491.81    80.00                        0.250              0.017     0.233
4750858       1-Jun-28      $312,529.26    90.00              17        0.250              0.017     0.733
4750897       1-Jun-28      $312,755.83    59.62                        0.250              0.017     0.233
4751023       1-May-28      $251,615.32    80.00                        0.250              0.017     0.358
4751030       1-Jun-28      $305,772.90    90.00              11        0.250              0.017     0.483
4751211       1-May-28      $240,273.39    89.96              24        0.250              0.017     0.233
4751223       1-May-28      $241,557.45    79.99                        0.250              0.017     0.733
4751263       1-Jun-28      $259,776.14    66.67                        0.250              0.017     0.000
4751323       1-Jun-28      $263,337.05    78.82                        0.250              0.017     0.358
4751397       1-Jun-28      $391,709.07    80.00                        0.250              0.017     0.483
4751524       1-Jun-28      $275,279.68    79.86                        0.250              0.017     0.108
4751588       1-Jun-28      $374,721.70    78.95                        0.250              0.017     0.483
4751598       1-May-28      $367,504.50    80.00                        0.250              0.017     0.983
4751711       1-Jun-28      $123,658.16    75.00                        0.250              0.017     0.483
4751941       1-May-28      $428,345.13    78.00                        0.250              0.017     0.358
4751954       1-May-28      $259,622.46    65.00                        0.250              0.017     0.608
4751987       1-May-28      $246,323.39    90.78              17        0.250              0.017     0.358
4752020       1-Jun-28      $334,763.55    73.63                        0.250              0.017     0.733
4752128       1-Jul-28      $256,500.00    95.00              17        0.250              0.017     0.358
4752172       1-Jun-28      $437,666.71    80.00                        0.250              0.017     0.358
4752512       1-Jun-28      $327,768.49    80.00                        0.250              0.017     0.733
4752519       1-May-28      $465,288.64    77.02                        0.250              0.017     0.358
4752532       1-May-28      $309,549.82    56.36                        0.250              0.017     0.608
4752552       1-May-28      $386,584.85    79.49                        0.250              0.017     0.358
4752575       1-May-28      $343,500.46    80.00                        0.250              0.017     0.608
4752583       1-May-28      $307,042.17    87.23              01        0.250              0.017     0.483
4752656       1-May-28      $278,972.55    52.83                        0.250              0.017     0.358
4752702       1-May-28      $359,400.52    80.00                        0.250              0.017     0.358
4752717       1-Jun-28      $293,737.22    70.00                        0.250              0.017     0.608
4752724       1-Jul-28      $304,000.00    80.00                        0.250              0.017     0.483
4752731       1-Jun-28      $287,786.26    80.00                        0.250              0.017     0.483
4752858       1-Jun-28      $289,483.99    90.00              11        0.250              0.017     0.233
4752984       1-Jun-28      $269,000.21    94.49              33        0.250              0.017     0.483
4753144       1-Jun-28      $371,730.76    80.00                        0.250              0.017     0.608
4753150       1-Jun-28      $266,297.21    71.07                        0.250              0.017     0.358
4753294       1-May-28      $439,344.86    80.00                        0.250              0.017     0.483
4753410       1-Jul-28      $285,000.00    78.08                        0.250              0.017     0.233
4753551       1-Jun-28      $340,782.56    89.97                        0.250              0.017     1.233
4753623       1-May-28      $541,629.76    70.00                        0.250              0.017     0.108
4753666       1-Apr-28      $277,361.48    79.43                        0.250              0.017     0.358
4753783       1-May-28      $321,196.57    71.49                        0.250              0.017     0.233
4753947       1-Jul-28      $350,000.00    72.92                        0.250              0.017     0.733
4754011       1-Jun-28      $432,286.74    63.18                        0.250              0.017     0.608
4754039       1-Jul-28      $280,000.00    70.00                        0.250              0.017     0.233
4754096       1-Jun-18      $240,258.59    68.77                        0.250              0.017     0.358
4754188       1-Mar-28      $259,059.41    74.98                        0.250              0.017     0.733
4754216       1-Apr-28      $349,208.02    73.68                        0.250              0.017     0.433
4754281       1-Jul-28       $90,000.00    40.72                        0.250              0.017     0.733
4754408       1-May-28      $269,974.09    83.38              17        0.250              0.017     0.233
4754528       1-Mar-28      $318,493.94    90.00                        0.250              0.017     0.233
4754739       1-Jun-28      $249,819.05    60.98                        0.250              0.017     0.608
4754742       1-May-28      $320,172.71    72.07                        0.250              0.017     0.000
4754833       1-May-28      $319,535.31    80.00                        0.250              0.017     0.608
4754898       1-Jan-28      $114,505.04    69.70                        0.250              0.017     0.733
4754905       1-Jun-28      $265,297.97    25.29                        0.250              0.017     0.358
4754924       1-Jun-28      $279,792.20    77.78                        0.250              0.017     0.483
4754955       1-Jul-28      $285,000.00    66.28                        0.250              0.017     0.233
4754960       1-May-28      $356,441.33    60.00                        0.250              0.017     0.233
4754987       1-Jun-28      $255,323.82    84.49              33        0.250              0.017     0.858
4754992       1-Jun-28      $256,904.36    95.00                        0.250              0.017     0.358
4755010       1-Jun-28      $307,728.26    63.51                        0.250              0.017     0.000
4755046       1-Jul-28      $122,000.00    74.39                        0.250              0.017     0.733
4755072       1-Jul-28      $300,000.00    61.22                        0.250              0.017     0.000
4755175       1-Jun-28      $272,847.36    54.61                        0.250              0.017     0.483
4755235       1-May-28      $179,763.72    80.00                        0.250              0.017     1.108
4755309       1-Jan-28      $380,770.59    80.00                        0.250              0.017     0.783
4755316       1-Jun-28       $79,042.74    89.99              05        0.250              0.017     0.608
4755327       1-Jun-28      $279,781.58    80.00                        0.250              0.017     0.233
4755342       1-Jun-28      $488,637.09    76.53                        0.250              0.017     0.483
4755357       1-Mar-28      $249,294.44    58.82                        0.250              0.017     0.783
4755372       1-May-28      $299,652.40    77.36                        0.250              0.017     0.483
4755378       1-Jun-28      $319,756.50    72.73                        0.250              0.017     0.358
4755604       1-Jun-28      $414,668.12    69.75                        0.250              0.017     0.108
4755646       1-Jun-28      $636,339.09    79.60                        0.250              0.017     0.608
4755672       1-Jul-28      $388,000.00    67.48                        0.250              0.017     0.358
4755960       1-Jun-28      $251,812.97    80.00                        0.250              0.017     0.483
4755978       1-Jun-28      $249,809.77    62.50                        0.250              0.017     0.358
4755994       1-May-28      $379,448.19    80.00                        0.250              0.017     0.608
4756014       1-Jun-28      $299,832.83    86.72              01        0.250              0.017     0.608
4756028       1-May-28      $286,572.67    89.97              17        0.250              0.017     0.483
4756048       1-May-28      $250,875.91    95.00              24        0.250              0.017     0.483
4756054       1-Jun-28      $639,500.74    67.94                        0.250              0.017     0.233
4756065       1-Jun-28      $239,826.30    80.00                        0.250              0.017     0.608
4756074       1-Jun-28      $280,886.10    71.16                        0.250              0.017     0.358
4756082       1-May-28      $262,109.16    75.00                        0.250              0.017     0.483
4756124       1-Jun-28      $438,682.26    71.38                        0.250              0.017     0.608
4756145       1-May-28      $273,581.73    80.00                        0.250              0.017     0.358
4756156       1-May-28      $249,627.76    74.63                        0.250              0.017     0.483
4756174       1-Jun-28      $249,804.98    60.24                        0.250              0.017     0.233
4756317       1-May-28      $255,609.22    74.20                        0.250              0.017     0.358
4756327       1-Jun-28      $257,208.97    90.00              33        0.250              0.017     0.483
4756402       1-Jun-28      $384,721.34    71.30                        0.250              0.017     0.608
4756411       1-Jun-28      $277,898.73    77.04                        0.250              0.017     0.608
4756412       1-Jun-28      $383,707.81    80.00                        0.250              0.017     0.358
4756415       1-May-28      $434,319.26    68.50                        0.250              0.017     0.233
4756420       1-May-28      $287,970.60    79.99                        0.250              0.017     0.483
4756431       1-May-28      $255,109.97    88.43              01        0.250              0.017     0.358
4756432       1-May-28       $44,934.65    64.29                        0.250              0.017     0.608
4756435       1-May-28      $349,452.28    80.00                        0.250              0.017     0.233
4756449       1-May-28      $324,503.87    52.17                        0.250              0.017     0.358
4756450       1-May-28      $312,869.74    80.00                        0.250              0.017     0.358
4756453       1-May-28      $561,053.96    66.90                        0.250              0.017     0.233
4756551       1-Jun-28      $104,922.07    60.00                        0.250              0.017     0.483
4756637       1-Jun-28      $259,797.18    51.28                        0.250              0.017     0.233
4756744       1-Jun-28      $250,644.37    61.06                        0.250              0.017     0.000
4756745       1-Jun-28      $304,737.40    71.76                        0.250              0.017     0.000
4756761       1-May-28      $259,490.43    89.97              13        0.250              0.017     0.358
4756927       1-Jun-28      $344,756.49    53.08                        0.250              0.017     0.733
4757023       1-Jun-28      $243,818.92    80.00                        0.250              0.017     0.483
4757088       1-Jun-28      $240,325.93    60.13                        0.250              0.017     0.608
4757175       1-Jun-28      $159,875.18    59.26                        0.250              0.017     0.233
4757258       1-May-28      $297,455.69    73.17                        0.250              0.017     0.483
4757378       1-Jul-28      $143,000.00    66.36                        0.250              0.017     0.108
4757380       1-Jun-28      $406,866.22    77.12                        0.250              0.017     0.000
4757528       1-May-28      $324,516.09    43.80                        0.250              0.017     0.483
4757565       1-Jul-28      $365,000.00    59.84                        0.250              0.017     0.358
4757568       1-Jun-28      $271,812.81    80.00                        0.250              0.017     0.858
4757595       1-Jul-28      $373,000.00    78.53                        0.250              0.017     0.108
4757791       1-Jun-28      $256,804.44    63.14                        0.250              0.017     0.358
4757796       1-Jun-28      $387,681.95    53.52                        0.250              0.017     0.000
4757797       1-Jun-28      $244,813.57    65.33                        0.250              0.017     0.358
4757810       1-Jun-28      $439,648.13    80.00                        0.250              0.017     0.108
4757839       1-Jun-28      $254,420.30    95.00              06        0.250              0.017     0.733
4757999       1-Jul-28      $294,000.00    59.37                        0.250              0.017     0.483
4758015       1-Jun-28      $343,757.21    80.00                        0.250              0.017     0.733
4758019       1-May-28      $357,466.96    79.56                        0.250              0.017     0.483
4758030       1-Jun-28      $278,787.70    90.00                        0.250              0.017     0.358
4758112       1-Jul-28      $367,500.00    30.63                        0.250              0.017     0.358
4758145       1-Jun-18      $178,262.32    64.95                        0.250              0.017     0.108
4758157       1-Jun-28      $318,769.11    83.95                        0.250              0.017     0.608
4758160       1-Jun-28      $280,796.61    51.85                        0.250              0.017     0.608
4758184       1-May-18      $278,969.90    70.00                        0.250              0.017     0.358
4758186       1-Jun-28      $257,813.27    80.00                        0.250              0.017     0.608
4758202       1-May-28      $722,560.96    45.24                        0.250              0.017     0.733
4758271       1-Jul-28      $280,000.00    80.00                        0.250              0.017     0.000
4758278       1-Jun-28      $697,494.80    63.45                        0.250              0.017     0.608
4758374       1-May-28      $253,302.97    79.28                        0.250              0.017     0.233
4758550       1-Jun-28      $335,544.33    70.00                        0.250              0.017     0.358
4758568       1-Jul-28      $378,000.00    90.00              17        0.250              0.017     0.983
4758682       1-Jun-28      $261,096.16    79.99                        0.250              0.017     0.233
4758755       1-May-28      $294,549.68    74.68                        0.250              0.017     0.358
4758791       1-Jun-28      $283,294.81    90.00              17        0.250              0.017     0.608
4758830       1-Jul-28      $440,625.00    74.12                        0.250              0.017     0.108
4758838       1-Aug-27      $445,257.52    75.13                        0.250              0.017     0.358
4758895       1-Jun-28      $314,760.31    66.32                        0.250              0.017     0.358
4758919       1-Jul-28      $244,800.00    90.00              17        0.250              0.017     0.858
4758972       1-Jun-28      $489,617.75    79.67                        0.250              0.017     0.233
4759012       1-Jul-28      $428,000.00    80.00                        0.250              0.017     0.483
4759025       1-May-28      $238,153.66    74.53                        0.250              0.017     0.608
4759060       1-Jul-28      $245,700.00    67.32                        0.250              0.017     0.483
4759120       1-Jun-28      $364,722.27    59.35                        0.250              0.017     0.358
4759162       1-Apr-28      $241,679.61    94.63              01        0.250              0.017     0.233
4759196       1-Mar-28      $233,762.98    65.28                        0.250              0.017     0.108
4759229       1-Jun-28       $74,444.72    74.50                        0.250              0.017     0.483
4759339       1-Jun-28      $343,731.64    80.00                        0.250              0.017     0.233
4759473       1-Jul-28      $300,000.00    80.00                        0.250              0.017     0.608
4759488       1-Jul-28      $266,700.00    56.15                        0.250              0.017     0.483
4759571       1-Jun-28      $319,779.78    69.57                        0.250              0.017     0.858
4759683       1-Jun-28      $239,821.88    89.89              33        0.250              0.017     0.483
4759729       1-May-28      $373,443.15    72.62                        0.250              0.017     0.483
4759757       1-Jun-28      $149,882.98    71.43                        0.250              0.017     0.233
4759787       1-Jul-28      $650,000.00    59.09                        0.250              0.017     0.483
4759838       1-May-28      $309,560.99    73.81                        0.250              0.017     0.733
4759912       1-Jun-28      $279,786.94    62.22                        0.250              0.017     0.358
4759942       1-Jun-28      $459,675.33    74.80                        0.250              0.017     0.733
4760017       1-Jun-28      $467,643.89    74.29                        0.250              0.017     0.358
4760028       1-May-28      $279,679.63    95.00              11        0.250              0.017     0.858
4760035       1-Jun-28      $123,910.26    80.00                        0.250              0.017     0.608
4760170       1-Jun-28      $114,914.65    66.47                        0.250              0.017     0.483
4760182       1-May-28      $184,724.54    72.55                        0.250              0.017     0.483
4760200       1-Jun-28      $329,761.16    73.33                        0.250              0.017     0.608
4760360       1-Mar-28      $269,569.20    51.81                        0.250              0.017     0.358
4760369       1-Mar-28      $242,770.35    89.69              01        0.250              0.017     0.483
4760452       1-Jun-28      $303,934.85    90.00              33        0.250              0.017     0.608
4760459       1-Apr-28      $486,352.21    75.00                        0.250              0.017     0.233
4760511       1-Jun-28      $319,768.39    80.00                        0.250              0.017     0.608
4760524       1-Jun-28      $477,654.03    64.16                        0.250              0.017     0.608
4760556       1-Jun-28      $290,134.52    80.00                        0.250              0.017     0.483
4760577       1-May-28      $256,145.80    90.00              33        0.250              0.017     0.858
4760675       1-Jul-28      $298,200.00    70.00                        0.250              0.017     0.358
4760755       1-Jun-28       $50,963.99    75.00                        0.250              0.017     0.733
4760787       1-Jun-28      $287,786.26    80.00                        0.250              0.017     0.483
4760796       1-Apr-28      $376,196.57    77.73                        0.250              0.017     0.733
4760822       1-Jun-28      $312,073.97    90.00              17        0.250              0.017     0.608
4760854       1-Mar-28      $417,182.23    55.07                        0.250              0.017     0.233
4760865       1-Jun-28      $272,797.39    69.64                        0.250              0.017     0.483
4760886       1-Mar-28      $255,232.90    74.64                        0.250              0.017     0.483
4760908       1-Jun-28      $519,604.31    80.00                        0.250              0.017     0.358
4760963       1-Mar-28      $298,997.78    89.55              06        0.250              0.017     0.733
4761045       1-Jun-28      $692,498.42    60.26                        0.250              0.017     0.608
4761160       1-Jun-28      $239,817.37    64.86                        0.250              0.017     0.358
4761161       1-Jun-28      $284,044.70    79.62                        0.250              0.017     0.358
4761197       1-Jul-28      $289,000.00    77.07                        0.250              0.017     0.483
4761231       1-Jun-28      $313,748.90    80.00                        0.250              0.017     0.108
4761284       1-Jul-28      $238,000.00    80.00                        0.250              0.017     0.733
4761400       1-Jul-28      $395,000.00    87.78              33        0.250              0.017     0.608
4761455       1-Apr-28      $355,091.64    74.92                        0.250              0.017     0.733
4761470       1-Jun-28      $497,630.41    69.17                        0.250              0.017     0.483
4761475       1-Jun-28      $263,778.20    80.00                        0.250              0.017     0.000
4761516       1-Jun-28      $307,771.42    80.00                        0.250              0.017     0.483
4761520       1-Jul-28      $260,000.00    65.16                        0.250              0.017     0.483
4761527       1-Jul-28      $413,000.00    70.00                        0.250              0.017     0.608
4761578       1-May-18      $341,239.96    73.26                        0.250              0.017     0.358
4761583       1-Jun-28      $251,808.25    80.00                        0.250              0.017     0.358
4761608       1-May-28      $279,396.30    72.73                        0.250              0.017     0.483
4761611       1-Jun-28      $267,815.56    75.49                        0.250              0.017     0.858
4761694       1-Jun-28      $489,608.16    42.61                        0.250              0.017     0.108
4761713       1-Feb-28      $386,542.13    80.00                        0.250              0.017     0.483
4761724       1-May-28      $637,549.04    62.17                        0.250              0.017     0.483
4761731       1-Jun-28      $239,808.08    66.85                        0.250              0.017     0.108
4761740       1-Jun-28      $359,732.83    62.07                        0.250              0.017     0.483
4761785       1-May-28      $519,263.61    61.18                        0.250              0.017     0.733
4761786       1-May-28      $489,194.35    70.00                        0.250              0.017     0.000
4761793       1-May-28      $399,461.42    26.67                        0.250              0.017     0.983
4761899       1-Jul-28      $300,000.00    80.00                        0.250              0.017     0.233
4762029       1-Jun-28      $508,612.69    68.78                        0.250              0.017     0.358
4762038       1-Jul-28      $300,000.00    48.00                        0.250              0.017     0.358
4762115       1-Jun-28      $239,817.37    87.27              33        0.250              0.017     0.358
4762120       1-Jun-28      $303,774.39    80.00                        0.250              0.017     0.483
4762162       1-May-28      $648,904.71    54.17                        0.250              0.017     0.000
4762182       1-May-28      $269,587.85    68.35                        0.250              0.017     0.358
4762189       1-Jun-28      $339,741.28    56.20                        0.250              0.017     0.358
4762222       1-May-28      $499,255.54    41.67                        0.250              0.017     0.483
4762253       1-May-28      $267,441.11    79.99                        0.250              0.017     0.358
4762262       1-Jun-28      $179,856.05    75.00                        0.250              0.017     0.108
4762287       1-Jun-28      $251,808.24    90.00              06        0.250              0.017     0.358
4762288       1-May-28      $297,034.45    70.00                        0.250              0.017     0.233
4762291       1-Jun-18      $248,236.89    73.58                        0.250              0.017     0.233
4762294       1-Jun-28      $386,013.31    89.99              06        0.250              0.017     0.483
4762296       1-Jun-28      $248,011.14    75.00                        0.250              0.017     0.358
4762353       1-Jun-28      $377,335.42    69.22                        0.250              0.017     0.358
4762418       1-Jun-28      $247,806.53    68.89                        0.250              0.017     0.233
4762470       1-Jun-28      $649,505.40    61.32                        0.250              0.017     0.358
4762471       1-Jun-28      $999,294.21    47.62                        0.250              0.017     0.733
4762487       1-Jun-23      $187,772.48    44.76                        0.250              0.017     0.108
4762546       1-Jun-28      $397,719.10    57.10                        0.250              0.017     0.733
4762561       1-Jun-28      $265,702.66    69.99                        0.250              0.017     0.483
4762567       1-Jun-28      $299,741.71    57.69                        0.250              0.017     0.000
4762677       1-Jun-28      $284,766.38    74.03                        0.250              0.017     0.000
4762710       1-Jul-28      $269,200.00    54.94                        0.250              0.017     0.483
4762747       1-Jul-28       $60,000.00    53.10                        0.250              0.017     0.983
4762847       1-Jun-28      $307,777.07    80.00                        0.250              0.017     0.608
4762942       1-May-28      $648,877.58    67.71                        0.250              0.017     0.000
4762986       1-Jun-28      $398,703.88    61.38                        0.250              0.017     0.483
4763084       1-Jun-28      $311,768.45    80.00                        0.250              0.017     0.483
4763089       1-Jun-28      $256,318.96    95.00              17        0.250              0.017     0.733
4763115       1-Jun-28      $249,800.08    79.51                        0.250              0.017     0.108
4763317       1-Jun-28      $327,731.13    74.04                        0.250              0.017     0.000
4763325       1-Jun-28      $779,435.45    66.38                        0.250              0.017     0.608
4763367       1-Jul-28      $312,000.00    80.00                        0.250              0.017     0.608
4763425       1-Jun-28      $272,047.94    90.00              17        0.250              0.017     0.483
4763464       1-Apr-28      $448,981.72    76.27                        0.250              0.017     0.433
4763718       1-May-28      $267,580.58    80.00                        10.250             0.017     0.233
4763725       1-Jun-28      $280,569.83    80.00                        0.250              0.017     0.000
4763729       1-Jun-28      $314,754.27    57.27                        0.250              0.017     0.233
4763738       1-Jun-28      $359,732.82    78.60                        0.250              0.017     0.483
4763800       1-Jun-28      $344,750.30    58.47                        0.250              0.017     0.608
4763887       1-Jul-28      $350,000.00    72.54                        0.250              0.017     0.608
4763961       1-May-28      $248,987.90    71.65                        0.250              0.017     0.608
4763977       1-Jun-28      $252,657.59    89.99              17        0.250              0.017     0.358
4763982       1-Jun-28      $524,629.46    70.00                        0.250              0.017     0.733
4763998       1-Apr-28      $399,138.96    38.10                        0.250              0.017     0.683
4764012       1-Apr-28      $303,332.37    80.00                        0.250              0.017     0.583
4764268       1-May-28      $247,158.22    75.00                        0.250              0.017     0.858
4764269       1-Jun-28      $284,998.71    54.85                        0.250              0.017     0.733
4764408       1-Jun-28      $299,782.87    72.89                        0.250              0.017     0.608
4764446       1-Jun-28      $134,892.04    90.00              17        0.250              0.017     0.108
4764455       1-Jun-28      $399,687.96    74.77                        0.250              0.017     0.233
4764562       1-Jun-28      $249,819.07    69.25                        0.250              0.017     0.608
4764663       1-Jun-28      $384,707.05    62.60                        0.250              0.017     0.358
4764665       1-Jun-28      $255,814.71    80.00                        0.250              0.017     0.608
4764715       1-May-28      $255,499.55    94.99              05        0.250              0.017     0.233
4764745       1-May-28      $435,017.38    80.00                        0.250              0.017     0.608
4764825       1-Jul-28      $289,200.00    69.98                        0.250              0.017     0.358
4764910       1-Jul-28      $150,000.00    65.25                        0.250              0.017     0.000
4764974       1-Apr-28      $306,325.80    79.74                        0.250              0.017     0.583
4764990       1-Apr-28      $279,340.74    87.50              01        0.250              0.017     0.233
4765028       1-Oct-27      $299,515.01    90.00              12        0.250              0.017     0.683
4765032       1-Apr-28      $238,877.58    80.00                        0.250              0.017     0.683
4765065       1-Apr-28      $598,669.12    80.00                        0.250              0.017     0.533
4765067       1-Apr-28      $235,447.95    78.67                        0.250              0.017     0.433
4765104       1-May-28      $265,204.55    80.00                        0.250              0.017     0.483
4765158       1-Apr-28      $279,409.26    80.00                        0.250              0.017     0.783
4765195       1-Apr-28      $283,331.30    88.75              01        0.250              0.017     0.233
4765238       1-Jun-28      $339,747.67    77.27                        0.250              0.017     0.483
4765245       1-May-28      $329,483.56    74.16                        0.250              0.017     0.233
4765440       1-May-28      $299,553.32    74.07                        0.250              0.017     0.483
4765508       1-Jun-28      $384,721.34    73.33                        0.250              0.017     0.608
4765521       1-May-28      $279,593.39    94.92              01        0.250              0.017     0.608
4765522       1-May-28      $275,578.67    80.00                        0.250              0.017     0.358
4765564       1-Jun-28      $326,944.74    80.00                        0.250              0.017     0.233
4765652       1-May-28      $253,612.28    67.73                        0.250              0.017     0.358
4765657       1-Jun-28      $264,808.20    71.82                        0.250              0.017     0.608
4765667       1-Jun-28      $302,275.51    79.98                        0.250              0.017     0.483
4765690       1-May-28      $640,092.27    69.00                        0.250              0.017     0.733
4765718       1-Jun-28      $223,833.75    69.03                        0.250              0.017     0.483
4765807       1-Jun-28      $317,014.10    79.31                        0.250              0.017     0.733
4765872       1-Jun-28      $302,164.10    88.16              01        0.250              0.017     0.233
4765908       1-Jul-28      $196,000.00    70.00                        0.250              0.017     0.608
4765911       1-May-28       $68,904.72    65.09                        0.250              0.017     0.858
4765937       1-Jun-28      $289,784.78    80.00                        0.250              0.017     0.483
4765981       1-Jun-28      $649,517.60    66.67                        0.250              0.017     0.483
4766035       1-Jun-28      $373,729.31    49.87                        0.250              0.017     0.608
4766071       1-Jun-28      $359,719.16    80.00                        0.250              0.017     0.233
4766133       1-Jun-28      $279,786.94    58.33                        0.250              0.017     0.358
4766153       1-Jun-28      $499,619.54    80.00                        0.250              0.017     0.358
4766252       1-Jun-28      $301,258.89    90.00              17        0.250              0.017     0.108
4766370       1-May-28      $339,480.97    73.91                        0.250              0.017     0.358
4766421       1-May-28      $330,768.97    89.89              11        0.250              0.017     0.608
4766452       1-Jun-28      $343,718.02    76.44                        0.250              0.017     0.000
4766460       1-Jun-28      $127,897.64    80.00                        0.250              0.017     0.108
4766491       1-Jun-28      $279,792.19    58.95                        0.250              0.017     0.483
4766517       1-May-28      $314,542.58    90.00              12        0.250              0.017     0.608
4766534       1-May-28      $300,551.82    70.00                        0.250              0.017     0.483
4766537       1-May-28      $347,207.60    79.99                        0.250              0.017     0.733
4766550       1-Jul-28      $332,000.00    80.00                        0.250              0.017     0.233
4766575       1-Jun-28      $429,680.87    71.67                        0.250              0.017     0.483
4766616       1-Jun-28      $352,488.21    85.00              13        0.250              0.017     0.483
4766645       1-Jun-28      $274,790.74    50.00                        0.250              0.017     0.358
4766650       1-May-28      $262,099.30    70.00                        0.250              0.017     0.358
4766653       1-Jun-28      $254,805.97    76.48                        0.250              0.017     0.358
4766656       1-May-28      $367,424.11    80.00                        0.250              0.017     0.233
4766658       1-May-28      $299,542.04    92.91              17        0.250              0.017     0.358
4766667       1-Jun-28      $464,679.98    75.00                        0.250              0.017     0.858
4766671       1-May-28      $260,841.16    95.00              11        0.250              0.017     0.233
4766684       1-Jun-28      $271,803.14    57.75                        0.250              0.017     0.608
4766726       1-May-28      $421,355.81    69.18                        0.250              0.017     0.358
4766738       1-Jul-28      $425,000.00    68.00                        0.250              0.017     0.483
4766764       1-Jul-28      $382,500.00    90.00              33        0.250              0.017     0.983
4766772       1-Jun-28      $284,793.72    61.29                        0.250              0.017     0.608
4766884       1-May-28      $306,731.06    80.00                        0.250              0.017     0.358
4767002       1-Jun-28      $298,572.63    80.00                        0.250              0.017     0.358
4767057       1-Jun-28      $599,508.19    75.00                        0.250              0.017     0.000
4767058       1-Jun-28      $649,505.40    79.27                        0.250              0.017     0.358
4767068       1-May-28      $245,642.75    79.35                        0.250              0.017     0.608
4767128       1-Jun-28      $253,786.61    75.26                        0.250              0.017     0.000
4767132       1-Jun-28      $400,028.90    72.79                        0.250              0.017     0.483
4767133       1-Jun-28      $283,783.90    80.00                        0.250              0.017     0.358
4767143       1-May-28      $335,366.30    80.00                        0.250              0.017     0.233
4767185       1-Jun-28      $365,714.48    49.80                        0.250              0.017     0.233
4767206       1-May-28      $391,386.54    70.00                        0.250              0.017     0.233
4767226       1-May-28      $282,695.78    79.99                        0.250              0.017     0.108
4767227       1-May-28      $271,574.35    80.00                        0.250              0.017     0.233
4767335       1-Jul-28      $650,000.00    65.99                        0.250              0.017     0.233
4767400       1-Jun-28      $355,735.79    80.00                        0.250              0.017     0.483
4767405       1-Jul-28      $330,000.00    55.94                        0.250              0.017     0.000
4767616       1-Jun-28      $283,789.23    80.00                        0.250              0.017     0.483
4767634       1-May-28       $75,048.82    90.00                        10.250             0.017     0.983
4767811       1-Jun-28      $239,726.36    76.16                        0.250              0.017     0.608
4767829       1-Jun-28      $252,912.16    94.97                        0.250              0.017     0.483
4767833       1-May-28      $285,164.02    78.25                        0.250              0.017     0.358
4768042       1-Jun-28      $253,611.64    90.00              17        0.250              0.017     0.483
4768094       1-Jun-28      $235,620.57    90.00              17        0.250              0.017     0.358
4768163       1-Jun-28      $268,790.15    70.79                        0.250              0.017     0.233
4768174       1-Jan-28      $373,386.10    66.96                        0.250              0.017     0.733
4768181       1-Mar-28      $291,167.64    80.00                        0.250              0.017     0.733
4768201       1-Jul-28      $385,000.00    56.70                        0.250              0.017     0.358
4768220       1-Dec-27      $445,743.27    33.56                        0.250              0.017     0.733
4768232       1-Apr-28      $249,366.27    59.52                        0.250              0.017     0.000
4768260       1-Apr-28      $271,375.25    80.00                        0.250              0.017     0.358
4768262       1-Jul-28      $367,500.00    75.00                        0.250              0.017     0.733
4768268       1-Jun-28      $286,776.11    64.49                        0.250              0.017     0.233
4768270       1-Jun-18       $84,340.23    77.52                        0.250              0.017     0.108
4768291       1-Mar-28      $495,360.01    60.00                        0.250              0.017     0.358
4768352       1-Mar-28      $231,820.42    73.81                        0.250              0.017     0.608
4768358       1-Apr-28      $299,058.73    70.26                        0.250              0.017     0.733
4768359       1-Mar-28      $183,874.35    80.00                        0.250              0.017     0.733
4768364       1-Mar-28      $234,529.50    80.00                        0.250              0.017     0.733
4768377       1-Apr-28      $255,412.01    80.00                        0.250              0.017     0.358
4768426       1-May-28      $268,599.47    76.86                        0.250              0.017     0.483
4768445       1-May-28      $251,615.30    77.54                        0.250              0.017     0.358
4768458       1-Mar-28      $277,725.78    72.34                        0.250              0.017     0.858
4768471       1-Jun-28      $281,805.93    86.64              17        0.250              0.017     0.858
4768493       1-Jun-28      $231,148.69    90.00              17        0.250              0.017     1.108
4768530       1-Mar-28      $351,544.38    75.00                        0.250              0.017     0.983
4768532       1-May-28      $239,633.62    80.00                        0.250              0.017     0.358
4768542       1-Jun-28      $253,811.50    74.71                        0.250              0.017     0.483
4768544       1-Feb-28      $330,747.24    80.00                        0.250              0.017     0.858
4768563       1-Mar-28      $186,952.11    80.00                        0.250              0.017     0.733
4768704       1-Jun-28      $271,817.49    81.44              17        0.250              0.017     0.983
4768797       1-Apr-28      $302,354.28    78.50                        0.250              0.017     0.733
4768815       1-Apr-28      $290,908.88    79.89                        0.250              0.017     0.233
4768822       1-Jun-28      $319,750.36    55.65                        0.250              0.017     0.233
4768825       1-Mar-28      $255,768.80    64.13                        0.250              0.017     0.733
4768839       1-Feb-28      $301,861.46    87.07              12        0.250              0.017     0.483
4768851       1-Jun-28      $251,822.14    88.10              13        0.250              0.017     0.733
4768962       1-Apr-28      $399,019.40    74.77                        0.250              0.017     0.483
4768970       1-Jul-28      $275,600.00    74.89                        0.250              0.017     0.233
4768973       1-Apr-28      $317,838.10    60.09                        0.250              0.017     0.858
4768984       1-Mar-28      $304,130.54    79.22                        0.250              0.017     0.733
4768996       1-Jun-28      $317,786.62    88.33              06        0.250              0.017     0.983
4769000       1-Apr-28      $249,425.79    54.47                        0.250              0.017     0.358
4769038       1-Jun-28      $467,652.67    58.50                        0.250              0.017     0.483
4769200       1-Jul-28      $494,000.00    60.61                        0.250              0.017     0.358
4769217       1-Jun-28      $384,699.66    59.23                        0.250              0.017     0.233
4769382       1-Jun-28      $316,564.88    80.00                        0.250              0.017     0.483
4769413       1-Jun-28      $309,182.48    80.00                        0.250              0.017     0.233
4769435       1-Jun-28      $311,756.61    80.00                        0.250              0.017     0.233
4769466       1-Jun-28      $243,827.78    74.85                        0.250              0.017     0.733
4769468       1-Jun-28      $243,569.10    75.00                        0.250              0.017     0.483
4769551       1-Jun-28      $397,504.37    82.06              17        0.250              0.017     0.483
4769558       1-Jun-28      $386,890.36    80.00                        0.250              0.017     0.108
4769572       1-Jun-28      $335,744.33    80.00                        0.250              0.017     0.358
4769751       1-Jun-28      $280,780.79    72.61                        0.250              0.017     0.233
4769776       1-Jun-28      $481,651.14    60.25                        0.250              0.017     0.608
4769847       1-Jun-28      $294,270.26    75.51                        0.250              0.017     0.233
4769890       1-Jun-28      $274,785.47    61.11                        0.250              0.017     0.233
4769995       1-Jun-28      $256,794.48    73.43                        0.250              0.017     0.108
4770022       1-Jul-28      $278,500.00    61.89                        0.250              0.017     0.108
4770033       1-Jun-28      $282,770.39    74.87                        0.250              0.017     0.108
4770037       1-Jun-28      $329,742.56    68.75                        0.250              0.017     0.233
4770184       1-Jun-28      $296,790.37    63.19                        0.250              0.017     0.733
4770218       1-Jun-28      $351,745.23    80.00                        0.250              0.017     0.608
4770232       1-Nov-27      $333,954.51    75.56                        0.250              0.017     0.858
4770246       1-Mar-28      $387,077.30    69.22                        0.250              0.017     0.233
4770249       1-Apr-28      $295,436.61    90.00              12        0.250              0.017     0.483
4770265       1-Mar-28      $237,112.84    66.08                        0.250              0.017     0.483
4770270       1-Apr-28      $244,423.13    67.12                        0.250              0.017     0.233
4770279       1-Apr-28      $349,565.28    80.00                        0.250              0.017     0.233
4770289       1-Apr-28      $384,614.56    47.30                        0.250              0.017     0.358
4770303       1-Apr-28      $244,936.13    88.15              17        0.250              0.017     0.358
4770311       1-Mar-28      $260,005.89    80.00                        0.250              0.017     0.733
4770353       1-Mar-28      $387,844.25    69.48                        0.250              0.017     0.108
4770357       1-Jun-28      $258,212.98    95.00              17        0.250              0.017     0.608
4770363       1-Jun-28      $245,403.59    45.48    GD 4YR              0.250              0.017     0.108
4770543       1-Jun-28      $251,808.24    89.87              17        0.250              0.017     0.358
4770641       1-May-28      $249,608.76    75.87                        0.250              0.017     0.233
4770652       1-Jun-28      $240,076.12    90.00              17        0.250              0.017     0.608
4770669       1-Jun-28      $324,758.80    78.31                        0.250              0.017     0.483
4770693       1-Jul-28      $270,000.00    40.30                        0.250              0.017     0.733
4770760       1-Jun-28      $114,920.86    53.49                        0.250              0.017     0.858
4770794       1-Jun-28      $253,461.76    95.00              24        0.250              0.017     0.483
4770817       1-Jul-28      $292,000.00    73.00                        0.250              0.017     0.233
4770857       1-Jun-28      $255,810.01    80.00                        0.250              0.017     0.483
4770870       1-Jun-28      $259,781.56    58.43                        0.250              0.017     0.000
4770906       1-Jun-28      $387,312.34    80.00                        0.250              0.017     0.483
4770931       1-Apr-28      $199,457.61    68.97                        0.250              0.017     0.233
4770946       1-May-28      $499,236.74    71.94                        0.250              0.017     0.358
4770983       1-Jun-28      $449,657.59    59.76                        0.250              0.017     0.358
4770994       1-May-28      $249,608.77    63.29                        0.250              0.017     0.233
4770998       1-Jun-28      $304,518.11    79.99                        0.250              0.017     0.358
4771000       1-Sep-27      $410,169.07    79.93                        0.250              0.017     0.858
4771191       1-Jun-28      $259,802.16    76.47                        0.250              0.017     0.358
4771207       1-Jul-28      $325,000.00    61.34                        0.250              0.017     0.000
4771276       1-Jun-28      $281,879.93    70.00                        0.250              0.017     0.233
4771315       1-Jul-28      $355,200.00    80.00                        0.250              0.017     0.483
4771385       1-Jun-28      $242,800.81    90.00              11        0.250              0.017     0.000
4771392       1-Jun-28      $294,292.14    95.00              11        0.250              0.017     0.733
4771456       1-Jun-28      $228,842.40    79.79                        0.250              0.017     0.858
4771472       1-Jul-28      $195,000.00    74.14                        0.250              0.017     0.233
4771516       1-Jun-28      $289,723.81    69.87                        0.250              0.017     0.233
4771601       1-Jul-28      $340,000.00    62.96                        0.250              0.017     0.000
4771624       1-Jun-28      $323,759.54    90.00              06        0.250              0.017     0.483
4771751       1-May-28      $310,198.89    89.99              13        0.250              0.017     0.608
4771850       1-Jul-28      $330,000.00    70.21                        0.250              0.017     0.000
4771881       1-Jun-28      $243,823.40    80.00                        0.250              0.017     0.608
4771926       1-Jul-28      $299,700.00    90.00              17        0.250              0.017     0.000
4771933       1-Jun-28      $363,716.04    80.00                        0.250              0.017     0.233
4772012       1-Jul-28      $253,650.00    54.20                        0.250              0.017     0.233
4772156       1-Jun-28      $247,316.32    90.00              12        0.250              0.017     0.483
4772236       1-Jun-28      $289,758.13    70.98                        0.250              0.017     0.233
4772327       1-Mar-28      $378,077.91    89.41              24        0.250              0.017     0.858
4772350       1-Apr-28      $493,895.24    70.71                        0.250              0.017     0.733
4772368       1-Jun-28      $184,869.42    59.20                        0.250              0.017     0.733
4772372       1-May-28      $299,054.07    84.37              17        0.250              0.017     0.483
4772391       1-Mar-28      $269,148.35    79.94                        0.250              0.017     0.108
4772405       1-Mar-28      $348,703.13    60.29                        0.250              0.017     0.733
4772440       1-Jun-28      $263,304.44    79.99                        0.250              0.017     0.483
4772525       1-Jun-28      $289,779.33    80.00                        0.250              0.017     0.358
4772577       1-Jun-28      $137,405.36    69.80                        0.250              0.017     0.858
4772648       1-Jul-28      $360,000.00    79.56                        0.250              0.017     0.233
4772732       1-Mar-28      $211,399.01    80.00                        0.250              0.017     0.858
4772748       1-May-28      $239,592.72    79.98                        0.250              0.017     0.483
4772793       1-Mar-28      $260,435.71    79.18                        0.250              0.017     0.000
4772804       1-Mar-28      $253,598.93    80.00                        0.250              0.017     0.233
4772968       1-Mar-28      $304,152.11    74.94                        0.250              0.017     0.858
4772977       1-Mar-28      $410,605.35    75.00                        0.250              0.017     0.858
4773001       1-Jan-28      $283,773.41    77.45                        0.250              0.017     0.733
4773013       1-Oct-27      $339,854.88    86.00              12        0.250              0.017     0.858
4773044       1-Jun-28      $287,780.85    90.00              06        0.250              0.017     0.358
4773055       1-Apr-28      $321,846.50    75.00                        0.250              0.017     0.983
4773069       1-Jun-28      $294,746.55    77.23                        0.250              0.017     0.733
4773082       1-Jan-28      $498,291.68    52.68                        0.250              0.017     0.608
4773088       1-Jun-28      $309,764.12    87.08              01        0.250              0.017     0.358
4773103       1-Jun-28      $307,759.72    80.00                        0.250              0.017     0.233
4773125       1-Jun-28      $369,751.74    59.68                        0.250              0.017     0.983
4773153       1-Jul-28      $295,150.00    89.98              33        0.250              0.017     0.733
4773274       1-Jun-28      $279,797.35    80.00                        0.250              0.017     0.608
4773405       1-Nov-27      $217,305.74    79.99                        0.250              0.017     0.608
4773414       1-Nov-27      $323,898.44    80.00                        0.250              0.017     1.233
4773500       1-Jun-28      $359,133.27    64.24                        0.250              0.017     0.483
4773521       1-Jun-28      $299,777.35    70.59                        0.250              0.017     0.483
4773556       1-Jun-28      $296,056.21    75.00                        0.250              0.017     1.108
4773657       1-Jun-28      $291,777.81    80.00                        0.250              0.017     0.358
4773658       1-Jun-28      $343,681.69    80.00                        0.250              0.017     0.233
4773686       1-Jun-28      $299,782.86    72.64                        0.250              0.017     0.608
4773871       1-Jun-28       $69,850.67    84.32                        0.250              0.017     0.733
4773873       1-Jun-28      $203,241.33    67.80                        0.250              0.017     0.233
4773928       1-Jun-28      $347,721.70    80.00                        0.250              0.017     0.108
4773942       1-Jun-28      $167,374.57    56.33                        0.250              0.017     0.483
4773989       1-Jun-28      $267,895.99    79.99                        0.250              0.017     0.358
4774060       1-Jun-28      $849,369.17    65.38                        0.250              0.017     0.483
4774061       1-Jun-28      $421,694.57    78.44                        0.250              0.017     0.608
4774072       1-Jun-28      $607,592.04    80.00                        0.250              0.017     0.983
4774148       1-Jul-28      $600,000.00    42.86                        0.250              0.017     0.483
4774176       1-Jun-28      $373,472.62    67.34                        0.250              0.017     0.483
4774344       1-Jun-28      $380,930.96    80.00                        0.250              0.017     0.733
4774373       1-Jun-28      $292,277.44    67.63                        0.250              0.017     0.358
4774380       1-Jul-28      $233,600.00    69.94                        0.250              0.017     0.000
4774428       1-Jun-28      $438,682.26    60.14                        0.250              0.017     0.608
4774447       1-Jun-28      $235,170.91    90.00              17        0.250              0.017     0.358
4774449       1-Jul-28       $55,500.00    75.00                        0.250              0.017     0.608
4774640       1-Jun-28      $459,683.43    80.00                        0.250              0.017     0.858
4774657       1-Jun-28      $284,798.85    85.14              01        0.250              0.017     0.733
4774742       1-Jun-28      $399,717.68    88.89              06        0.250              0.017     0.733
4774776       1-Jun-28      $299,765.97    80.00                        0.250              0.017     0.233
4774798       1-Jun-28      $297,267.92    66.11                        0.250              0.017     0.233
4774905       1-Jun-28      $278,682.99    90.00              17        0.250              0.017     0.858
4774927       1-Jun-28      $363,723.03    73.54                        0.250              0.017     0.358
4774935       1-Jul-28      $180,000.00    68.44                        0.250              0.017     0.483
4775138       1-Jun-28      $247,820.50    74.92                        0.250              0.017     0.608
4775247       1-May-28      $329,508.65    79.94                        0.250              0.017     0.483
4775264       1-Jun-28      $249,795.07    54.35                        0.250              0.017     0.000
4775379       1-Jun-28      $649,529.55    36.11                        0.250              0.017     0.608
4775397       1-May-28      $236,655.85    74.06                        0.250              0.017     0.608
4775448       1-Jun-28      $236,824.11    59.55                        0.250              0.017     0.483
4775477       1-Jul-28      $385,000.00    59.69                        0.250              0.017     0.983
4775572       1-Jul-28      $350,000.00    70.00                        0.250              0.017     0.108
4775610       1-Jul-28      $608,000.00    80.00                        0.250              0.017     0.233
4775713       1-Jun-28      $516,975.56    76.64                        0.250              0.017     0.608
4775769       1-Jun-28      $312,340.28    95.00              12        0.250              0.017     0.983
4775790       1-Jul-28      $314,500.00    74.88                        0.250              0.017     0.358
4775793       1-May-28      $279,104.19    61.70                        0.250              0.017     0.733
4775811       1-Jun-28      $479,625.55    80.00                        0.250              0.017     0.233
4775855       1-Jun-28      $340,559.46    80.00                        0.250              0.017     0.733
4775948       1-Jun-28      $267,801.10    78.82                        0.250              0.017     0.483
4775949       1-May-28      $306,542.90    66.74                        0.250              0.017     0.483
4775989       1-Jun-28      $317,769.84    64.90                        0.250              0.017     0.608
4776049       1-Jul-28      $154,000.00    71.63                        0.250              0.017     0.483
4776055       1-Jul-28      $445,000.00    76.07                        0.250              0.017     0.983
4776078       1-Jul-28      $356,000.00    47.47                        0.250              0.017     0.108
4776129       1-Jun-28      $256,554.64    65.00                        0.250              0.017     0.358
4776151       1-Jun-28      $149,880.05    70.09                        0.250              0.017     0.108
4776161       1-Jun-28      $400,709.77    74.26                        0.250              0.017     0.608
4776204       1-Jul-28       $56,000.00    62.92                        0.250              0.017     0.858
4776241       1-Jun-28      $239,812.78    72.73                        0.250              0.017     0.233
4776246       1-Jun-28      $426,658.53    72.37                        0.250              0.017     0.108
4776291       1-Jun-28      $293,292.85    77.24                        0.250              0.017     0.733
4776436       1-Jun-28      $299,760.09    59.41                        0.250              0.017     0.108
4776463       1-Jun-28      $999,276.23    39.22                        0.250              0.017     0.608
4776585       1-Jul-28      $255,900.00    79.99                        0.250              0.017     0.233
4776714       1-Jun-28      $283,794.45    79.55                        0.250              0.017     0.608
4776721       1-Jul-28       $80,500.00    70.00                        0.250              0.017     0.608
4776825       1-May-28      $264,615.17    84.80              17        0.250              0.017     0.608
4776834       1-Jun-28      $149,894.13    63.83                        0.250              0.017     0.733
4776922       1-Jun-28      $331,741.00    80.00                        0.250              0.017     0.233
4777026       1-Jun-28      $314,760.31    64.29                        0.250              0.017     0.358
4777206       1-Jul-28      $500,000.00    60.61                        0.250              0.017     0.358
4777220       1-Jul-28      $331,000.00    66.20                        0.250              0.017     0.108
4777288       1-Jun-28      $299,771.72    69.77                        0.250              0.017     0.358
4777297       1-Jun-28      $393,684.92    59.70                        0.250              0.017     0.108
4777379       1-Jun-28      $245,812.81    70.89                        0.250              0.017     0.358
4777559       1-Jun-28      $524,620.02    56.15                        0.250              0.017     0.608
4777577       1-Jul-28      $600,000.00    77.42                        0.250              0.017     0.108
4777584       1-Jul-28      $324,000.00    84.16              17        0.250              0.017     0.733
4777588       1-Jul-28      $325,000.00    73.86                        0.250              0.017     0.000
4777615       1-Jul-28      $320,000.00    67.37                        0.250              0.017     0.358
4777644       1-Jun-28      $383,214.29    60.87                        0.250              0.017     0.483
4777689       1-Jun-28      $287,806.75    90.00              17        0.250              0.017     0.983
4777703       1-Jun-28      $491,616.19    80.00                        0.250              0.017     0.233
4777741       1-Jun-28       $97,531.12    78.08                        0.250              0.017     0.733
4777779       1-Jun-28      $274,790.75    73.33                        0.250              0.017     0.358
4777791       1-Jun-28      $519,594.35    80.00                        0.250              0.017     0.233
4777882       1-Jun-28      $247,316.32    90.00              11        0.250              0.017     0.483
4777899       1-Jun-28      $312,523.64    90.00              17        0.250              0.017     0.608
4778076       1-Jun-28       $93,680.43    61.98                        0.250              0.017     0.483
4778151       1-Jun-28      $399,703.14    67.34                        0.250              0.017     0.483
4778197       1-Jul-28      $263,950.00    80.00                        0.250              0.017     0.358
4778201       1-Jun-28      $278,932.23    80.00                        0.250              0.017     0.233
4778204       1-Jun-28      $277,288.85    75.00                        0.250              0.017     0.358
4778208       1-May-28      $395,395.49    80.00                        0.250              0.017     0.358
4778229       1-Jul-28      $388,000.00    80.00                        0.250              0.017     0.483
4778230       1-Jun-28      $549,581.50    73.83                        0.250              0.017     0.358
4778237       1-Jun-28      $275,290.36    95.00              12        0.250              0.017     0.358
4778261       1-Jun-28      $249,678.05    95.00              33        0.250              0.017     0.858
4778269       1-Jun-28      $340,933.83    80.00                        0.250              0.017     0.233
4778314       1-Jun-28      $324,764.78    73.03                        0.250              0.017     0.608
4778319       1-Jul-28      $462,500.00    55.72                        0.250              0.017     0.000
4778342       1-Jun-28      $242,832.76    90.00                        0.250              0.017     0.858
4778368       1-Jun-28      $250,023.41    90.00              17        0.250              0.017     0.733
4778385       1-Jul-28      $397,500.00    66.25                        0.250              0.017     0.358
4778474       1-Jun-28      $265,997.44    74.99                        0.250              0.017     0.358
4778521       1-Apr-28      $239,462.29    54.55                        0.250              0.017     0.483
4778583       1-Jun-28       $46,968.46    55.29                        0.250              0.017     0.983
4778609       1-Jun-28      $299,777.36    77.92                        0.250              0.017     0.483
4778768       1-Jun-28      $419,672.36    80.00                        0.250              0.017     0.233
4778779       1-Jun-28      $297,373.55    80.00                        0.250              0.017     0.358
4778793       1-Jul-28      $195,000.00    56.52                        0.250              0.017     0.233
4778834       1-Jul-28      $383,200.00    79.85                        0.250              0.017     0.233
4778919       1-Jun-28      $287,291.91    77.70                        0.250              0.017     0.608
4778922       1-May-28      $310,448.54    73.15                        0.250              0.017     0.608
4778927       1-May-28      $451,292.86    77.93                        0.250              0.017     0.608
4778933       1-Jun-28      $257,413.55    80.00                        0.250              0.017     0.608
4778955       1-May-28      $255,319.29    75.21                        0.250              0.017     0.483
4779067       1-Jul-28      $330,000.00    62.26                        0.250              0.017     0.483
4779092       1-Jun-28      $409,695.72    53.95                        0.250              0.017     0.483
4779111       1-Jul-28      $300,000.00    37.50                        0.250              0.017     0.358
4779119       1-Jun-28      $296,779.58    87.61                        0.250              0.017     0.483
4779206       1-Jul-28      $397,500.00    75.00                        0.250              0.017     0.233
4779288       1-Jun-28      $327,750.41    65.60                        0.250              0.017     0.358
4779313       1-Jun-28      $484,630.95    66.90                        0.250              0.017     0.358
4779317       1-Jul-28       $90,000.00    69.23                        0.250              0.017     0.608
4779390       1-Jun-28      $333,632.98    89.88              17        0.250              0.017     0.108
4779404       1-May-28      $424,398.15    77.98                        0.250              0.017     0.733
4779412       1-Jun-28      $407,697.20    85.00              33        0.250              0.017     0.483
4779463       1-May-28      $270,596.50    73.05                        0.250              0.017     0.483
4779472       1-Jun-28      $272,792.28    79.13                        0.250              0.017     0.358
4779508       1-Jun-28      $249,814.46    65.57                        0.250              0.017     0.483
4779564       1-May-28      $262,688.27    79.99                        0.250              0.017     0.233
4779565       1-Jun-28      $322,748.03    48.57                        0.250              0.017     0.233
4779589       1-Jun-28      $299,777.35    89.55              06        0.250              0.017     0.483
4779610       1-Jul-28      $279,000.00    79.94                        0.250              0.017     0.000
4779612       1-Jul-28      $436,000.00    80.00                        0.250              0.017     0.733
4779622       1-Jul-28      $288,000.00    90.00              17        0.250              0.017     0.000
4779670       1-Jun-28      $273,611.57    78.23                        0.250              0.017     0.858
4779679       1-Jun-28      $286,876.03    90.00              06        0.250              0.017     0.233
4779736       1-Jun-28      $374,721.69    72.12                        0.250              0.017     0.483
4779808       1-May-18      $273,535.51    90.00              01        0.250              0.017     0.733
4779956       1-May-28      $267,590.90    80.00                        0.250              0.017     0.358
4779961       1-May-28      $293,879.71    95.00              06        0.250              0.017     0.608
4780088       1-May-28      $395,156.11    80.00                        0.250              0.017     0.733
4780101       1-May-28      $248,867.34    47.62                        0.250              0.017     0.608
4780108       1-May-28      $263,635.45    80.00                        0.250              0.017     0.858
4780126       1-May-28      $357,114.52    23.87                        0.250              0.017     0.000
4780132       1-May-28      $313,236.87    75.54                        0.250              0.017     0.733
4780139       1-May-28      $261,398.24    55.16                        0.250              0.017     0.358
4780150       1-May-28      $449,329.97    70.31                        0.250              0.017     0.483
4780159       1-May-28      $251,624.79    80.00                        0.250              0.017     0.483
4780168       1-May-28      $357,026.36    80.00                        0.250              0.017     0.108
4780170       1-Jun-28      $349,746.68    56.00                        0.250              0.017     0.608
4780275       1-Jun-28      $284,777.67    74.03                        0.250              0.017     0.233
4780464       1-Jul-28      $500,000.00    74.18                        0.250              0.017     0.483
4780590       1-May-28      $279,550.85    80.00                        0.250              0.017     0.108
4780663       1-May-28      $331,505.66    80.00                        0.250              0.017     0.483
4780697       1-May-28      $424,950.33    80.00                        0.250              0.017     0.358
4780710       1-May-28      $265,778.56    93.68              01        0.250              0.017     0.483
4780732       1-Jun-28      $297,784.31    76.41                        0.250              0.017     0.608
4780737       1-May-28      $254,220.92    94.30              01        0.250              0.017     0.483
4780756       1-May-28      $245,642.78    75.69                        0.250              0.017     0.608
4780766       1-May-28      $235,657.31    80.00                        0.250              0.017     0.608
4780889       1-Jun-28      $274,795.91    58.51                        0.250              0.017     0.483
4780946       1-Jul-28      $372,800.00    80.00                        0.250              0.017     0.000
4780965       1-Jun-28      $251,808.24    80.00                        0.250              0.017     0.358
4780974       1-May-28      $265,603.95    95.00              06        0.250              0.017     0.483
4780976       1-Jul-28      $300,000.00    68.73                        0.250              0.017     0.000
4780987       1-May-28      $288,590.74    79.61                        0.250              0.017     0.733
4781261       1-Jul-28      $250,875.00    75.00                        0.250              0.017     0.233
4781281       1-Jun-28      $269,789.37    71.05                        0.250              0.017     0.233
4781300       1-May-28      $257,684.58    74.80                        0.250              0.017     0.733
4781301       1-Jun-28      $245,737.50    87.86              17        0.250              0.017     0.483
4781319       1-Jun-28      $267,815.56    89.93              13       10.250             0.017     0.858
4781327       1-May-28      $301,039.75    90.00              06        0.250              0.017     0.358
4781419       1-May-28      $265,863.37    75.00                        0.250              0.017     0.608
4781424       1-May-28      $236,200.12    92.94              13        0.250              0.017     0.733
4781433       1-May-28      $293,539.91    71.71                        0.250              0.017     0.233
4781441       1-May-28      $359,463.99    90.00              06        0.250              0.017     0.483
4781454       1-Jul-28      $403,000.00    65.00                        0.250              0.017     0.483
4781552       1-Apr-28      $269,395.10    75.00                        0.250              0.017     0.483
4781642       1-Jul-28      $248,000.00    80.00                        0.250              0.017     0.733
4781649       1-Apr-28      $254,470.06    94.95              17        0.250              0.017     0.858
4781658       1-Jun-28      $311,744.26    80.00                        0.250              0.017     0.000
4781664       1-Jun-28      $337,330.03    80.00                        0.250              0.017     0.108
4781670       1-Jun-28      $447,659.11    80.00                        0.250              0.017     0.358
4781694       1-Jun-28      $416,198.56    85.00              12        0.250              0.017     0.608
4781723       1-Jun-28      $349,733.69    35.00                        0.250              0.017     0.358
4781804       1-Jun-28      $239,812.77    79.47                        0.250              0.017     0.233
4781869       1-Jun-28      $149,896.77    75.00                        0.250              0.017     0.858
4781897       1-Jul-28      $650,000.00    76.47                        0.250              0.017     0.858
4781953       1-Jun-28      $274,585.63    64.69                        0.250              0.017     0.233
4781989       1-Jul-28      $273,000.00    76.90                        0.250              0.017     0.233
4782026       1-Jun-28      $223,833.76    70.00                        0.250              0.017     0.483
4782036       1-Jun-28      $359,745.91    67.29                        0.250              0.017     0.733
4782084       1-Jul-28       $91,000.00    70.00                        0.250              0.017     0.733
4782218       1-Jul-28      $254,400.00    80.00                        0.250              0.017     0.608
4782281       1-Jun-28      $385,706.28    79.96                        0.250              0.017     0.358
4782440       1-Jun-28      $344,730.87    68.32                        0.250              0.017     0.233
4782491       1-Jun-28      $389,724.74    69.03                        0.250              0.017     0.733
4782494       1-Jul-28      $280,000.00    75.47                        0.250              0.017     0.000
4782592       1-May-28      $251,584.12    79.98                        0.250              0.017     0.608
4782598       1-Jun-28      $346,549.00    66.69                        0.250              0.017     0.608
4782608       1-Jun-28      $305,761.29    65.81                        0.250              0.017     0.233
4782610       1-Jun-28      $267,911.77    67.13                        0.250              0.017     0.358
4782623       1-Jul-28      $460,000.00    80.00                        0.250              0.017     0.483
4782625       1-Jun-28      $599,508.19    66.67                        0.250              0.017     0.000
4782631       1-Jun-28      $283,384.20    77.70                        0.250              0.017     0.358
4782641       1-Jun-28      $275,479.53    76.58                        0.250              0.017     0.108
4782649       1-Jul-28      $620,000.00    75.61                        0.250              0.017     0.358
4782651       1-Jun-28      $259,802.16    61.18                        0.250              0.017     0.358
4782653       1-Jun-28      $599,543.45    17.14                        0.250              0.017     0.358
4782656       1-Jun-28      $391,701.72    78.40                        0.250              0.017     0.358
4782661       1-May-28      $305,133.51    80.00                        0.250              0.017     0.358
4782663       1-Jun-28      $330,760.43    87.11              33        0.250              0.017     0.608
4782667       1-Jun-28      $554,098.67    61.61                        0.250              0.017     0.608
4782676       1-May-28      $255,128.95    90.00              12        0.250              0.017     0.608
4782689       1-Jun-28      $259,811.81    83.87              33        0.250              0.017     0.608
4782703       1-Jun-28      $313,547.74    79.49                        0.250              0.017     0.608
4782739       1-Jul-28      $650,000.00    68.57                        0.250              0.017     0.233
4782814       1-Jun-28      $569,726.87    79.19                        0.250              0.017     0.483
4782883       1-May-28      $265,074.12    90.00              13        0.250              0.017     0.108
4782972       1-Jun-28      $349,740.25    77.76                        0.250              0.017     0.483
4782977       1-May-28      $467,230.52    52.00                        0.250              0.017     0.000
4782987       1-May-28      $289,328.54    65.17                        0.250              0.017     0.108
4782992       1-Jul-28      $532,000.00    57.51                        0.250              0.017     0.608
4783187       1-May-28      $239,668.58    80.00                        0.250              0.017     0.858
4783188       1-Jul-28      $311,250.00    75.00                        0.250              0.017     0.733
4783244       1-May-28      $379,434.20    81.90              13        0.250              0.017     0.483
4783253       1-May-18      $298,913.05    75.00                        0.250              0.017     0.483
4783263       1-May-28      $274,569.64    66.91                        0.250              0.017     0.233
4783264       1-May-28      $606,695.33    79.95                        0.250              0.017     0.483
4783267       1-May-28      $246,803.45    80.00                        0.250              0.017     0.108
4783273       1-May-28      $267,501.11    79.98                        0.250              0.017     0.483
4783275       1-May-28      $286,761.59    80.00                        0.250              0.017     0.358
4783282       1-May-28      $419,374.65    73.68                        0.250              0.017     0.483
4783294       1-May-28      $256,636.06    70.41                        0.250              0.017     0.733
4783300       1-May-28      $276,017.38    95.00              06        0.250              0.017     0.233
4783303       1-May-28      $307,529.83    80.00                        0.250              0.017     0.358
4783328       1-May-28      $295,148.75    80.00                        0.250              0.017     0.358
4783348       1-May-28      $280,831.23    75.00                        0.250              0.017     0.483
4783356       1-May-28      $247,711.75    77.53                        0.250              0.017     0.233
4783362       1-May-28      $267,600.97    73.42                        0.250              0.017     0.483
4783366       1-Jun-28      $251,803.41    66.32                        0.250              0.017     0.233
4783368       1-May-28      $264,946.81    75.00                        0.250              0.017     0.108
4783374       1-May-28      $294,571.61    64.84                        0.250              0.017     0.608
4783377       1-Mar-28      $239,225.45    70.59                        0.250              0.017     0.108
4783389       1-May-28      $296,557.78    79.20                        0.250              0.017     0.483
4783396       1-May-28      $249,602.08    52.63                        0.250              0.017     0.233
4783401       1-May-28      $329,430.14    55.93                        0.250              0.017     0.000
4783408       1-May-28      $254,610.74    69.86                        0.250              0.017     0.358
4783420       1-Apr-28      $249,425.79    78.13                        0.250              0.017     0.358
4783430       1-May-23      $311,286.46    73.41                        0.250              0.017     0.483
4783473       1-May-28      $287,581.78    80.00                        0.250              0.017     0.608
4783476       1-Jun-28      $479,634.76    76.19                        0.250              0.017     0.358
4783479       1-May-28      $309,549.85    72.09                        0.250              0.017     0.608
4783493       1-Jun-28      $255,810.01    78.77                        0.250              0.017     0.483
4783499       1-May-28      $238,644.15    71.34                        0.250              0.017     0.483
4783505       1-May-28      $276,077.92    70.00                        0.250              0.017     0.358
4783515       1-Jun-28      $784,431.83    60.38                        0.250              0.017     0.608
4783519       1-May-28      $309,549.83    87.82              05        0.250              0.017     0.608
4783535       1-Apr-28      $425,544.49    71.20                        0.250              0.017     0.483
4783558       1-Jun-28      $294,781.06    79.73                        0.250              0.017     0.483
4783761       1-Jun-28      $262,219.41    80.00                        0.250              0.017     0.858
4783772       1-May-28      $499,255.54    80.00                        0.250              0.017     0.483
4783947       1-Jun-28      $146,149.36    75.00                        0.250              0.017     0.858
4783954       1-Jun-28      $288,763.12    74.29                        0.250              0.017     0.000
4783967       1-May-28      $267,590.90    80.00                        0.250              0.017     0.358
4784008       1-Jun-28      $239,803.27    79.34                        0.250              0.017     0.000
4784054       1-Jul-28      $295,000.00    84.29              17        0.250              0.017     0.733
4784064       1-May-28      $291,646.70    90.00              11        0.250              0.017     0.858
4784069       1-Jun-28      $265,807.47    52.67                        0.250              0.017     0.608
4784094       1-May-28      $299,564.34    43.73                        0.250              0.017     0.608
4784105       1-May-28      $245,234.30    87.09              06        0.250              0.017     0.483
4784118       1-Mar-28      $272,097.01    70.91                        0.250              0.017     0.000
4784123       1-May-28      $242,987.07    75.00                        0.250              0.017     0.483
4784129       1-Apr-28      $245,391.55    80.00                        0.250              0.017     0.000
4784136       1-Apr-28      $374,159.88    78.13                        0.250              0.017     0.483
4784139       1-Apr-28      $309,305.49    52.99                        0.250              0.017     0.483
4784144       1-May-28      $344,486.30    46.00                        0.250              0.017     0.483
4784153       1-Apr-28      $254,428.70    76.12                        0.250              0.017     0.483
4784160       1-Apr-28      $264,406.29    67.95                        0.250              0.017     0.483
4784167       1-Apr-28      $279,340.77    80.00                        0.250              0.017     0.233
4784176       1-Jul-28      $383,500.00    79.81                        0.250              0.017     0.358
4784199       1-Jul-28      $379,500.00    75.00                        0.250              0.017     0.000
4784210       1-May-28      $302,566.87    80.00                        0.250              0.017     0.108
4784220       1-Jul-28      $307,500.00    55.91                        0.250              0.017     0.983
4784221       1-May-23      $364,165.26    60.83                        0.250              0.017     0.483
4784223       1-Jul-28      $312,000.00    75.18                        0.250              0.017     0.233
4784243       1-May-28      $450,839.04    77.20                        0.250              0.017     0.000
4784248       1-Jul-28      $281,250.00    75.00                        0.250              0.017     0.358
4784251       1-Jun-28      $329,729.50    75.00                        0.250              0.017     0.000
4784257       1-May-28      $249,237.55    80.00                        0.250              0.017     0.608
4784266       1-Jul-28      $244,000.00    75.08                        0.250              0.017     0.233
4784267       1-Jul-28      $460,000.00    80.00                        0.250              0.017     0.483
4784271       1-May-28      $251,615.30    80.00                        0.250              0.017     0.358
4784274       1-May-28      $275,589.04    80.00                        0.250              0.017     0.483
4784280       1-Apr-18      $394,338.39    55.07                        0.250              0.017     0.483
4784289       1-Jul-28      $255,000.00    77.74                        0.250              0.017     0.233
4784290       1-May-28      $259,612.87    73.24                        0.250              0.017     0.483
4784295       1-May-28      $263,565.94    80.00                        0.250              0.017     0.000
4784346       1-Jul-28      $268,481.23    79.41                        0.250              0.017     0.358
4784390       1-Jun-28      $338,061.22    66.07                        0.250              0.017     0.733
4784397       1-Jun-28      $309,769.94    79.90                        0.250              0.017     0.483
4784410       1-Jun-28      $273,791.51    73.46                        0.250              0.017     0.358
4784443       1-Jun-28      $299,754.09    80.00                        0.250              0.017     0.000
4784632       1-Jun-28      $313,761.07    62.18                        0.250              0.017     0.358
4784659       1-Jul-28      $261,400.00    75.44                        0.250              0.017     0.233
4784668       1-Jun-28      $249,664.58    95.00              01        0.250              0.017     0.483
4784715       1-Jun-28       $99,927.62    47.73                        0.250              0.017     0.608
4784790       1-Jun-28      $247,820.50    80.00                        0.250              0.017     0.608
4784814       1-Apr-28      $388,679.35    67.24                        0.250              0.017     0.233
4784820       1-May-28      $243,618.15    80.00                        0.250              0.017     0.233
4784832       1-May-28      $255,119.57    65.51                        0.250              0.017     0.483
4784840       1-May-28      $321,121.15    80.00                        0.250              0.017     0.483
4784847       1-Mar-28      $256,628.70    72.51                        0.250              0.017     0.483
4784850       1-May-28      $240,200.69    85.00              24        0.250              0.017     0.608
4784886       1-May-28      $304,445.24    65.17                        0.250              0.017     0.483
4784890       1-May-28      $330,007.90    74.60                        0.250              0.017     0.483
4784892       1-Jul-28      $500,000.00    58.82                        0.250              0.017     0.108
4784903       1-Jun-28      $262,999.73    80.00                        0.250              0.017     0.358
4784909       1-Jul-28      $265,450.00    89.98              17        0.250              0.017     0.483
4785004       1-Jul-28      $291,500.00    73.80                        0.250              0.017     0.233
4785054       1-Jun-28      $291,777.80    80.00                        0.250              0.017     0.358
4785057       1-Jul-28      $384,000.00    80.00                        0.250              0.017     0.483
4785071       1-Jul-28      $259,250.00    85.00              11        0.250              0.017     0.000
4785076       1-Jul-28      $244,000.00    68.35                        0.250              0.017     0.233
4785124       1-Jul-28      $263,500.00    85.00              17        0.250              0.017     0.483
4785170       1-Jul-28      $302,000.00    62.27                        0.250              0.017     0.233
4785490       1-Jun-28      $267,785.68    80.00                        0.250              0.017     0.108
4785495       1-Jul-28      $285,000.00    67.06                        0.250              0.017     0.608
4785662       1-Jul-28      $355,000.00    57.26                        0.250              0.017     0.233
4785669       1-Jul-28      $280,000.00    78.21                        0.250              0.017     0.608
4785679       1-Jun-28      $511,888.46    75.00                        0.250              0.017     0.733
4785733       1-Jun-28      $263,204.52    95.00              13        0.250              0.017     0.483
4785802       1-May-28      $384,382.40    74.18                        0.250              0.017     0.108
4785807       1-Jul-28      $279,000.00    69.75                        0.250              0.017     0.358
4786076       1-Jun-28      $504,615.74    64.74                        0.250              0.017     0.358
4786124       1-Jul-28      $310,250.00    85.00              17        0.250              0.017     0.608
4786220       1-Jun-28      $287,775.33    74.81                        0.250              0.017     0.233
4786401       1-Jul-28      $239,200.00    80.00                        0.250              0.017     0.358
4786438       1-Jul-28      $276,000.00    80.00                        0.250              0.017     0.358
4786440       1-Jun-28      $343,738.24    80.00                        0.250              0.017     0.358
4786555       1-Jul-28      $110,000.00    51.89                        0.250              0.017     0.483
4786568       1-Jul-28      $296,000.00    80.00                        0.250              0.017     0.858
4786595       1-Jun-28      $312,062.36    90.00              33        0.250              0.017     0.358
4786610       1-Jun-28      $348,834.36    69.82                        0.250              0.017     0.358
4786642       1-Jul-28      $275,000.00    67.73                        0.250              0.017     0.000
4786702       1-Jul-28      $616,000.00    80.00                        0.250              0.017     0.108
4786867       1-Jul-28      $302,400.00    90.00              17        0.250              0.017     0.733
4787140       1-Jul-28      $183,750.00    75.00                        0.250              0.017     0.608
4787146       1-Jun-28      $242,333.11    78.23                        0.250              0.017     0.858
4787158       1-Apr-28      $254,470.06    75.00                        0.250              0.017     0.858
4787304       1-Apr-28      $226,574.22    49.38                        0.250              0.017     0.000
4787320       1-Jul-28      $252,000.00    70.00                        0.250              0.017     0.233
4787327       1-Mar-28      $236,456.87    90.00              11        0.250              0.017     0.608
4787333       1-Apr-28      $259,387.84    72.22                        0.250              0.017     0.233
4787372       1-Apr-28      $267,443.03    76.57                        0.250              0.017     0.858
4787385       1-Mar-28      $285,071.58    95.00              11        0.250              0.017     0.358
4787395       1-Apr-28      $284,442.21    77.08                        0.250              0.017     0.733
4787407       1-Apr-28      $249,258.26    77.64                        0.250              0.017     0.733
4787414       1-Feb-28      $302,799.81    80.00                        0.250              0.017     0.233
4787426       1-Mar-28      $281,026.19    79.17                        0.250              0.017     0.608
4787493       1-Apr-28      $277,760.56    80.00                        0.250              0.017     0.358
4787500       1-Mar-28      $279,837.71    94.99              11        0.250              0.017     0.358
4787504       1-Jun-28      $243,814.33    67.78                        0.250              0.017     0.358
4787509       1-Mar-28      $553,252.42    75.00                        0.250              0.017     0.233
4787515       1-Oct-27      $333,809.67    80.00                        0.250              0.017     0.733
4787608       1-Jun-28      $339,700.02    64.89                        0.250              0.017     0.000
4787611       1-Jun-28      $251,822.14    90.00              13        0.250              0.017     0.733
4787621       1-Jun-28      $298,966.06    95.00              01        0.250              0.017     0.000
4787817       1-Jun-28      $486,620.09    62.44                        0.250              0.017     0.233
4787819       1-Jun-28      $384,707.05    79.38                        0.250              0.017     0.358
4787869       1-Jun-28      $158,266.92    80.00                        0.250              0.017     0.000
4787886       1-Jun-28      $439,665.20    80.00                        0.250              0.017     0.358
4788079       1-Jul-28      $310,700.00    69.04                        0.250              0.017     0.358
4788089       1-Jul-28      $300,000.00    73.17                        0.250              0.017     0.358
4788135       1-Jun-28      $299,777.36    80.00                        0.250              0.017     0.483
4788138       1-Jul-28      $300,000.00    78.95                        0.250              0.017     0.233
4788187       1-May-28      $239,651.50    88.21              24        0.250              0.017     0.608
4788203       1-Jun-28      $393,592.72    39.39                        0.250              0.017     0.233
4788213       1-Jun-28      $649,505.40    65.86                        0.250              0.017     0.358
4788234       1-Jun-28      $240,766.66    66.93                        0.250              0.017     0.358
4788238       1-May-28      $348,443.26    74.99                        0.250              0.017     0.608
4788276       1-Jun-28      $359,726.07    65.45                        0.250              0.017     0.358
4788287       1-May-28      $286,603.67    75.53                        0.250              0.017     0.858
4788307       1-Jul-28      $325,000.00    59.09                        0.250              0.017     0.233
4788332       1-Jun-28      $335,737.88    80.00                        0.250              0.017     0.233
4788508       1-Jul-28       $86,175.00    75.00                        0.250              0.017     0.358
4788528       1-Jun-28      $262,305.19    75.00                        0.250              0.017     0.483
4788531       1-Jul-28      $286,000.00    69.76                        0.250              0.017     0.233
4788574       1-Jul-28      $285,000.00    79.17                        0.250              0.017     0.108
4788702       1-Jul-28      $348,000.00    80.00                        0.250              0.017     0.000
4788827       1-Jun-28      $294,739.73    59.60                        0.250              0.017     0.000
4788906       1-Jul-28      $572,000.00    80.00                        0.250              0.017     0.000
4788966       1-Jun-28      $346,942.33    80.00                        0.250              0.017     0.483
4788975       1-Feb-28      $314,621.78    79.37                        0.250              0.017     0.108
4788986       1-Mar-28      $247,481.21    37.88                        0.250              0.017     0.858
4789000       1-May-28      $554,214.04    79.29                        0.250              0.017     0.733
4789022       1-Feb-28      $378,641.54    80.00                        0.250              0.017     0.733
4789029       1-Feb-28      $298,844.48    72.29                        0.250              0.017     0.358
4789037       1-Feb-28      $266,861.25    72.79                        0.250              0.017     0.000
4789091       1-Jul-28      $500,000.00    65.79                        0.250              0.017     0.000
4789241       1-Jul-28      $246,000.00    84.83              06        0.250              0.017     0.233
4789258       1-Jul-28      $498,000.00    35.57                        0.250              0.017     0.483
4789309       1-Jul-28      $310,000.00    71.93                        0.250              0.017     0.000
4789623       1-Jul-28      $381,000.00    79.87                        0.250              0.017     0.608
4789688       1-Jun-28      $321,060.56    79.44                        0.250              0.017     0.483
4789694       1-Jun-28      $290,389.67    88.06              33        0.250              0.017     0.608
4789698       1-Jun-28      $409,611.56    71.48                        0.250              0.017     0.608
4789701       1-Jun-28      $644,521.31    75.00                        0.250              0.017     0.483
4789720       1-Jul-28      $330,000.00    66.00                        0.250              0.017     0.358
4789983       1-Jul-28      $375,000.00    48.39                        0.250              0.017     0.233
4790070       1-Jun-28      $494,641.73    90.00                        0.250              0.017     0.608
4790110       1-Jun-28       $52,585.34    34.42                        0.250              0.017     0.358
4790116       1-Jun-28      $254,805.96    75.00                        0.250              0.017     0.358
4790524       1-Jul-28      $285,000.00    61.96                        0.250              0.017     0.000
4790557       1-Jul-28      $233,870.00    77.96                        0.250              0.017     0.358
4790620       1-Jun-28      $122,704.20    69.97                        0.250              0.017     0.233
4790721       1-Jun-28      $329,755.09    71.74                        0.250              0.017     0.483
4790934       1-May-28      $291,869.33    58.47                        0.250              0.017     0.000
4790941       1-Jun-28      $302,763.64    52.70                        0.250              0.017     0.233
4790953       1-Jul-28       $82,000.00    74.55                        0.250              0.017     0.233
4791346       1-Jul-28      $275,000.00    52.38                        0.250              0.017     0.483
4791368       1-Jul-28      $473,000.00    69.71                        0.250              0.017     0.983
4791560       1-Jul-28      $614,000.00    80.00                        0.250              0.017     0.483
4791599       1-Jun-28      $487,646.81    80.00                        0.250              0.017     0.608
4791605       1-Jul-28      $344,000.00    64.30                        0.250              0.017     0.358
4791678       1-Jul-28      $285,000.00    72.61                        0.250              0.017     0.358
4791750       1-Jul-28      $332,000.00    80.00                        0.250              0.017     0.733
4791780       1-Jul-28      $270,000.00    75.00                        0.250              0.017     0.358
4791929       1-Jun-28      $499,590.16    65.79                        0.250              0.017     0.000
4792215       1-Jun-28      $270,309.08    94.91              11        0.250              0.017     0.733
4792218       1-Jul-28      $319,000.00    79.95                        0.250              0.017     0.108
4792287       1-Jul-28      $241,800.00    62.64                        0.250              0.017     0.358
4792288       1-Jul-28      $370,000.00    67.58                        0.250              0.017     0.983
4792705       1-Jun-28      $328,761.89    65.80                        0.250              0.017     0.608
4792721       1-Jun-28      $649,505.40    69.89                        0.250              0.017     0.358
4792731       1-Jun-28      $299,777.35    53.10                        0.250              0.017     0.483
4792742       1-Jun-28      $385,720.62    34.46                        0.250              0.017     0.608
4792747       1-Jun-28      $247,616.10    65.21                        0.250              0.017     0.483
4792751       1-Jun-28      $299,747.96    58.82                        0.250              0.017     0.000
4792753       1-Jun-28      $269,773.17    57.45                        0.250              0.017     0.000
4792762       1-Jun-28      $275,300.61    95.00              33        0.250              0.017     0.608
4792765       1-Jun-28      $468,410.73    75.00                        0.250              0.017     0.608
4792971       1-May-28      $253,902.05    75.91                        0.250              0.017     0.233
4793301       1-Jun-18      $227,306.12    68.39                        0.250              0.017     0.000
4793455       1-May-28      $271,605.01    80.00                        0.250              0.017     0.608
4793581       1-Jul-28      $235,800.00    90.00              11        0.250              0.017     0.483
4793651       1-May-28      $524,256.53    70.00                        0.250              0.017     0.733
4793819       1-Jul-28      $310,000.00    69.66                        0.250              0.017     0.358
4793966       1-Jul-28      $402,500.00    79.70                        0.250              0.017     0.358
4795293       1-Jun-28      $246,807.32    52.83                        0.250              0.017     0.233
4796014       1-Apr-28      $511,407.80    59.59                        0.250              0.017     0.733
4796778       1-Jul-28      $260,000.00    80.00                        0.250              0.017     0.233
4796935       1-Jun-28      $266,097.37    79.99                        0.250              0.017     0.358
4797167       1-Jul-28      $350,000.00    51.85                        0.250              0.017     0.108
4797692       1-Jul-28      $102,000.00    75.00                        0.250              0.017     0.358
4797912       1-Jul-28      $496,000.00    62.00                        0.250              0.017     0.358
4798258       1-Jul-28      $261,000.00    90.00              11        0.250              0.017     0.358
4798332       1-Jun-28      $319,750.38    59.26                        0.250              0.017     0.233
4798395       1-Jun-28       $82,141.99    74.96                        0.250              0.017     0.733
4798407       1-Jun-28      $289,800.42    50.00                        0.250              0.017     0.858
4798722       1-Jul-28      $400,000.00    79.68                        0.250              0.017     0.000
4798848       1-Jul-28      $289,500.00    77.20                        0.250              0.017     0.733
4798930       1-Jul-28      $418,800.00    79.32                        0.250              0.017     0.233
4799358       1-Jul-28      $278,000.00    78.64                        0.250              0.017     0.483
4799804       1-Jul-28      $240,000.00    72.73                        0.250              0.017     0.483
4800384       1-Jun-28      $108,471.44    65.00                        0.250              0.017     0.608
4802126       1-Jul-28      $347,000.00    65.47                        0.250              0.017     0.358
4803988       1-Jul-28      $311,500.00    79.87                        0.250              0.017     0.000
4806050       1-May-28      $305,816.31    78.53                        0.250              0.017     0.733
6170551       1-Feb-28      $747,111.29    59.52                        0.250              0.017     0.358
6415002       1-Jun-28      $299,771.72    62.24                        0.250              0.017     0.358
6440428       1-Jun-28      $295,280.70    70.00                        0.250              0.017     0.483
6445095       1-May-28      $435,350.82    80.34                        0.250              0.017     0.483
6445256       1-May-28      $415,628.27    62.22                        0.250              0.017     0.858
6448013       1-Jun-28      $390,024.53    62.45                        0.250              0.017     0.733
6450121       1-Apr-28      $276,962.42    80.00                        0.250              0.017     0.358
6459997       1-Jul-28      $440,000.00    68.75                        0.250              0.017     0.358
6463540       1-May-28      $274,590.54    65.17                        0.250              0.017     0.483
6469008       1-Jun-28      $246,771.26    94.98              13        0.250              0.017     0.608
6478635       1-Jun-28      $374,707.47    58.14                        0.250              0.017     0.233
6480980       1-Jun-28      $242,228.92    79.93                        0.250              0.017     0.733
6483480       1-Jun-28      $288,574.70    80.00                        0.250              0.017     0.233
6493009       1-Jun-28      $255,745.32    73.98                        0.250              0.017     0.108
6493806       1-Jun-28      $359,237.44    80.00                        0.250              0.017     0.358
6497111       1-Jun-28      $281,061.29    75.00                        0.250              0.017     0.983
6498650       1-May-28      $494,316.46    83.05              17        0.250              0.017     0.858
6498762       1-Jun-28      $300,787.56    61.99                        0.250              0.017     0.733
6498775       1-Jun-28      $253,620.87    94.99              11        0.250              0.017     0.733
6504381       1-Jun-28      $324,746.47    76.47                        0.250              0.017     0.233
6505702       1-Jun-28      $319,762.51    75.37                        0.250              0.017     0.483
6521923       1-Feb-28      $323,716.95    89.78              33        0.250              0.017     0.233
6528191       1-May-28      $338,968.72    70.00                        0.250              0.017     0.233
6529818       1-Jun-28      $150,693.57    68.55                        0.250              0.017     0.733
6530104       1-Dec-27      $439,773.54    74.29                        0.250              0.017     0.733
6539247       1-Jun-28      $379,738.49    89.55              12        0.250              0.017     0.858
6539756       1-May-28      $249,598.97    63.15                        0.250              0.017     0.108
6544071       1-May-28      $294,549.68    79.99                        0.250              0.017     0.358
6546133       1-Jun-28      $249,800.08    79.37                        0.250              0.017     0.108
6548560       1-Jun-28      $334,725.41    76.48                        0.250              0.017     0.000
6549365       1-May-28      $332,216.22    79.99                        0.250              0.017     0.108
6550794       1-May-28      $374,662.77    79.99                        0.250              0.017     0.233
6564888       1-May-28      $365,177.47    79.99                        0.250              0.017     0.108
6570245       1-Jun-28      $359,719.17    69.22                        0.250              0.017     0.233
6570794       1-Jun-28      $341,452.69    85.00              33        0.250              0.017     0.608
6572132       1-Jun-28      $442,754.34    79.99                        0.250              0.017     0.233
6573279       1-Jun-28      $286,776.11    72.75                        0.250              0.017     0.233
6577864       1-Jun-28      $349,713.11    78.09                        0.250              0.017     0.000
6578729       1-May-28      $499,236.74    65.79                        0.250              0.017     0.358
6581206       1-May-28      $440,375.47    79.97                        0.250              0.017     0.733
6581638       1-Apr-28      $237,842.05    94.99              17        0.250              0.017     0.733
6583917       1-Apr-28      $409,126.27    64.06                        0.250              0.017     0.733
6589409       1-Jun-28      $245,049.68    80.00                        0.250              0.017     0.233
6589544       1-Apr-28      $348,697.26    90.00              17        0.250              0.017     0.358
6589652       1-Jun-28      $271,797.13    80.54                        0.250              0.017     0.483
6592023       1-May-28      $252,550.77    90.00              33        0.250              0.017     0.858
6596798       1-Jun-28      $359,745.92    90.00              01        0.250              0.017     0.733
6599084       1-Jul-28      $270,400.00    80.00                        0.250              0.017     0.108
6603294       1-Jun-28      $352,531.55    79.78                        0.250              0.017     0.358
6603387       1-Jun-28      $363,249.84    63.91                        0.250              0.017     0.858
6604089       1-Jun-28      $645,096.37    79.99                        0.250              0.017     0.233
6604562       1-Jul-28      $320,000.00    79.72                        0.250              0.017     0.358
6609313       1-Jun-28      $304,767.92    71.30                        0.250              0.017     0.358
6609645       1-Jan-28      $230,950.63    80.00                        0.250              0.017     0.483
6611684       1-Jun-28      $288,580.25    80.00                        0.250              0.017     0.358
6615385       1-Feb-28      $465,914.50    80.00                        0.250              0.017     0.483
6618305       1-May-28      $249,618.37    62.27                        0.250              0.017     0.358
6621793       1-Jun-28      $399,703.14    53.33                        0.250              0.017     0.483
6626042       1-May-28      $271,085.55    79.98                        0.250              0.017     0.358
6626567       1-Mar-28      $468,677.90    84.43              17        0.250              0.017     0.233
6628399       1-Jun-28      $342,045.97    70.00                        0.250              0.017     0.483
6631826       1-Jun-28      $249,804.98    45.91                        0.250              0.017     0.233
6632511       1-May-28      $251,584.56    80.00                        0.250              0.017     0.233
6635595       1-May-28      $344,199.46    90.00              33        0.250              0.017     0.608
6638566       1-May-28      $349,491.75    37.43                        0.250              0.017     0.608
6638572       1-Jun-18      $471,633.51    70.00                        0.250              0.017     0.358
6638690       1-Jun-28      $257,803.68    54.89                        0.250              0.017     0.358
6644396       1-May-28      $399,389.39    40.00                        0.250              0.017     0.358
6650674       1-Jun-18      $319,422.10    80.00                        0.250              0.017     0.483
6651462       1-Jun-28      $329,349.20    80.00                        0.250              0.017     0.358
6651614       1-May-28      $380,460.45    80.00                        0.250              0.017     0.733
6652199       1-Jun-23      $557,863.36    67.70                        0.250              0.017     0.483
6656652       1-May-28      $309,571.91    89.88              17        0.250              0.017     0.858
6658060       1-Feb-28      $326,672.83    76.81                        0.250              0.017     0.108
6658335       1-Jun-28      $259,274.44    80.00                        0.250              0.017     0.483
6659329       1-May-28      $324,051.90    79.93                        0.250              0.017     0.858
6661350       1-Jun-28      $337,367.67    80.00                        0.250              0.017     0.858
6664784       1-Apr-28      $272,987.03    80.00                        0.250              0.017     0.483
6666166       1-Jun-28      $249,819.06    44.25                        0.250              0.017     0.608
6666442       1-Jun-28      $313,093.14    75.80                        0.250              0.017     0.000
6671080       1-Jul-28      $252,900.00    90.00              13        0.250              0.017     0.358
6673629       1-Jun-28      $281,051.50    75.00                        0.250              0.017     0.733
6675807       1-Apr-28      $236,482.13    65.83                        0.250              0.017     0.608
6678248       1-Apr-28      $375,136.39    80.00                        0.250              0.017     0.358
6680958       1-Jun-28      $275,773.77    80.00                        0.250              0.017     0.000
6682226       1-Apr-28      $268,865.46    70.00                        0.250              0.017     0.233
6682955       1-Apr-28      $282,116.54    75.00                        0.250              0.017     0.483
6683061       1-Apr-28      $240,460.06    94.98              24        0.250              0.017     0.483
6684961       1-Apr-28      $387,152.17    80.00                        0.250              0.017     0.608
6685062       1-May-28      $461,676.40    80.00                        0.250              0.017     0.233
6685134       1-Apr-28      $252,903.14    70.42                        0.250              0.017     0.233
6686041       1-Jun-28      $381,942.33    80.00                        0.250              0.017     0.483
6688710       1-May-28      $285,494.78    78.49                        0.250              0.017     0.483
6688719       1-May-28      $347,868.17    75.02                        0.250              0.017     0.358
6689460       1-May-28      $878,722.13    69.95                        0.250              0.017     0.608
6695799       1-Apr-28      $219,354.61    70.00                        0.250              0.017     0.983
6699252       1-Mar-18      $337,116.65    53.32                        0.250              0.017     0.358
6699712       1-Apr-28      $349,175.92    72.92                        0.250              0.017     0.233
6701647       1-Jun-28      $269,804.59    70.87                        0.250              0.017     0.608
6702512       1-Apr-28      $349,215.87    50.39                        0.250              0.017     0.483
6704279       1-Apr-28      $246,964.07    80.00                        0.250              0.017     0.608
6704417       1-Apr-28      $348,773.68    89.39              24        0.250              0.017     0.858
6707353       1-Apr-28      $441,731.37    80.00                        10.250             0.017     0.108
6711517       1-Jun-28      $394,699.43    53.38                        0.250              0.017     0.358
6711701       1-Jun-28      $259,776.14    57.06                        0.250              0.017     0.000
6714222       1-Jun-28      $280,186.64    80.00                        0.250              0.017     0.358
6715261       1-Jun-28      $399,710.50    79.84                        0.250              0.017     0.608
6715909       1-Apr-28      $280,520.12    69.42                        0.250              0.017     0.483
6720396       1-Jun-28      $299,754.09    41.96                        0.250              0.017     0.000
6721348       1-Apr-28      $261,911.90    75.00                        0.250              0.017     0.483
6721672       1-Jun-28      $354,729.87    66.98                        0.250              0.017     0.358
6721793       1-Jun-28      $499,609.95    59.41                        0.250              0.017     0.233
6722476       1-May-28      $399,389.39    66.33                        0.250              0.017     0.358
6724960       1-Apr-28      $267,164.93    85.00              01        0.250              0.017     0.608
6725282       1-Apr-28      $300,098.87    90.00              06        0.250              0.017     0.000
6727173       1-May-28      $239,624.43    65.68                        0.250              0.017     0.233
6729286       1-May-28      $431,189.89    70.00                        0.250              0.017     0.000
6730038       1-Jun-28      $258,567.37    75.00                        0.250              0.017     0.733
6734312       1-Jun-28      $499,619.54    38.46                        0.250              0.017     0.358
6735701       1-Apr-28      $224,520.50    57.69                        0.250              0.017     0.733
6737308       1-Jun-28      $391,669.11    80.00                        0.250              0.017     0.483
6737646       1-Apr-28      $367,154.79    85.58              33        0.250              0.017     0.358
6738458       1-Jun-28      $398,404.11    79.99                        0.250              0.017     0.483
6739736       1-Apr-28      $249,329.75    79.87                        0.250              0.017     0.358
6739741       1-Jun-28      $378,659.57    90.00                        0.250              0.017     0.233
6740350       1-Mar-28      $259,118.75    80.00                        0.250              0.017     0.000
6743401       1-May-28      $270,606.47    79.94                        0.250              0.017     0.608
6744772       1-Apr-28      $369,161.60    79.30                        0.250              0.017     0.733
6745201       1-Apr-28      $228,439.57    69.18                        0.250              0.017     0.483
6750340       1-Jun-28      $251,812.98    80.00                        0.250              0.017     0.483
6751103       1-May-28      $238,144.89    90.00              12        0.250              0.017     0.483
6752178       1-May-28      $487,197.44    80.00                        0.250              0.017     0.000
6752230       1-May-28       $54,720.82    36.67                        0.250              0.017     0.733
6755201       1-Jun-28      $246,825.67    95.00              33        0.250              0.017     0.733
6757004       1-Jun-28      $320,269.27    77.27                        0.250              0.017     0.483
6757387       1-May-28      $287,149.87    80.00                        0.250              0.017     0.233
6757939       1-Jun-28      $529,565.57    68.39                        0.250              0.017     0.000
6758596       1-May-28      $319,535.31    80.00                        0.250              0.017     0.608
6758665       1-Jun-28      $255,810.01    94.98              17        0.250              0.017     0.483
6758776       1-Jun-28      $329,742.57    62.26                        0.250              0.017     0.233
6760408       1-Apr-28      $466,925.09    80.00                        0.250              0.017     0.358
6761527       1-May-28      $347,468.77    80.00                        0.250              0.017     0.358
6762423       1-Apr-28      $432,528.81    84.67              13        0.250              0.017     0.483
6763135       1-Apr-28      $228,972.89    88.95              12        0.250              0.017     0.358
6763314       1-May-28      $474,215.05    67.86                        0.250              0.017     0.233
6765526       1-Apr-28      $398,106.08    71.25                        0.250              0.017     0.483
6766654       1-Jun-28      $349,776.93    76.10                        0.250              0.017     0.233
6766933       1-Jun-28      $115,039.56    75.00                        0.250              0.017     0.483
6768508       1-Apr-28      $299,094.15    72.24                        0.250              0.017     0.233
6768602       1-May-28      $367,452.07    80.00                        0.250              0.017     0.483
6768840       1-May-28      $267,590.89    69.97                        0.250              0.017     0.358
6770343       1-Jul-28      $296,000.00    80.00                        0.250              0.017     0.233
6770871       1-Apr-28      $269,395.10    71.24                        0.250              0.017     0.483
6771575       1-Apr-28      $349,215.87    58.33                        0.250              0.017     0.483
6774557       1-May-28      $373,414.72    66.79                        0.250              0.017     0.233
6774846       1-Jun-28      $324,746.47    65.00                        0.250              0.017     0.233
6774982       1-Jun-28      $354,158.97    80.00                        0.250              0.017     0.483
6775537       1-Jun-28      $416,198.55    85.00              17        0.250              0.017     0.608
6775618       1-Apr-28      $314,219.88    88.98              33        0.250              0.017     0.358
6775633       1-Jul-28      $242,800.00    80.00                        0.250              0.017     0.483
6777063       1-Apr-28      $250,251.96    95.00              17        0.250              0.017     0.608
6777085       1-Apr-28      $299,239.54    75.00                        0.250              0.017     0.000
6778459       1-Apr-28      $301,778.65    67.40                        0.250              0.017     0.608
6781639       1-Apr-28      $304,281.88    78.21                        0.250              0.017     0.233
6781683       1-Jun-28      $339,753.92    80.00                        0.250              0.017     0.608
6782728       1-May-28      $423,349.67    80.00                        0.250              0.017     0.358
6783222       1-May-28      $598,010.57    80.00                        0.250              0.017     0.000
6784872       1-Jun-28      $236,524.34    90.00              06        0.250              0.017     0.483
6785353       1-May-28      $310,736.64    80.00                        0.250              0.017     0.483
6785872       1-Jun-28      $363,119.61    66.55                        0.250              0.017     0.733
6786038       1-May-28      $320,497.66    77.91                        0.250              0.017     0.233
6787299       1-Apr-28      $351,461.76    80.00                        0.250              0.017     0.108
6787580       1-Apr-28      $266,381.12    95.00              33        0.250              0.017     0.733
6788517       1-Jun-28      $279,981.42    74.72                        0.250              0.017     0.233
6790472       1-Jun-28      $139,696.25    49.93                        0.250              0.017     0.483
6790506       1-Jun-28      $353,930.48    77.00                        0.250              0.017     0.358
6790628       1-Jun-28      $328,555.98    80.00                        0.250              0.017     0.483
6791224       1-May-28      $180,244.40    51.57                        0.250              0.017     0.733
6791362       1-May-28      $318,309.84    75.00                        0.250              0.017     0.858
6792302       1-Apr-28      $157,654.76    69.00                        0.250              0.017     0.608
6792948       1-May-28      $106,852.25    59.44                        0.250              0.017     0.858
6793086       1-Jun-28      $334,745.09    70.53                        0.250              0.017     0.358
6793184       1-May-28      $317,538.23    80.00                        0.250              0.017     0.608
6793377       1-Apr-28      $421,030.74    80.00                        0.250              0.017     0.358
6793521       1-Apr-28      $245,498.74    95.00              33        0.250              0.017     0.483
6793675       1-Jun-28      $402,201.29    63.89                        0.250              0.017     0.483
6794295       1-May-28      $299,078.44    42.86                        0.250              0.017     0.358
6795966       1-May-28      $332,504.20    90.00              01        0.250              0.017     0.483
6796559       1-May-28      $290,805.40    77.67                        0.250              0.017     0.358
6797901       1-May-28      $251,541.23    80.00                        0.250              0.017     0.483
6798310       1-May-28      $327,486.71    80.00                        0.250              0.017     0.233
6798499       1-May-28      $260,601.58    59.32                        0.250              0.017     0.358
6799643       1-May-28      $242,638.19    78.64                        0.250              0.017     0.483
6800182       1-May-28      $258,633.22    70.00                        0.250              0.017     0.733
6800273       1-Jun-28      $243,814.33    80.00                        0.250              0.017     0.358
6800344       1-Jun-28      $255,805.20    80.00                        0.250              0.017     0.358
6800550       1-Jun-28      $304,762.07    67.25                        0.250              0.017     0.233
6800987       1-May-28      $234,532.41    90.00              17        0.250              0.017     0.233
6801467       1-Jun-28      $330,920.32    80.00                        0.250              0.017     0.608
6801936       1-Jun-28      $291,299.05    80.00                        0.250              0.017     0.858
6802056       1-Jun-28      $301,526.06    85.00              11        0.250              0.017     0.483
6802278       1-May-28      $287,549.30    80.00                        0.250              0.017     0.233
6802427       1-Apr-28      $373,602.12    80.00                        0.250              0.017     0.733
6802569       1-May-28      $490,830.69    67.81                        0.250              0.017     0.233
6802628       1-Jun-28      $362,730.60    89.74              06        0.250              0.017     0.483
6803226       1-May-28      $254,620.32    70.83                        0.250              0.017     0.483
6803943       1-May-28      $239,482.89    80.00                        0.250              0.017     0.483
6804067       1-Jun-28      $537,990.33    80.00                        0.250              0.017     0.358
6804407       1-Jun-28      $249,410.07    80.00                        0.250              0.017     0.358
6804519       1-Jun-28      $299,771.72    80.00                        0.250              0.017     0.358
6804932       1-Jun-28      $129,912.78    38.81                        0.250              0.017     0.983
6805699       1-Apr-28      $333,035.49    74.17                        0.250              0.017     0.733
6805727       1-Jun-28      $292,060.40    80.00                        0.250              0.017     0.000
6806014       1-Jun-28      $258,508.01    79.99                        0.250              0.017     0.483
6806032       1-Jun-28      $298,788.97    92.28              11        0.250              0.017     0.733
6806354       1-Apr-28      $369,191.49    78.72                        0.250              0.017     0.608
6808291       1-Jun-28      $314,760.31    90.00              24        0.250              0.017     0.358
6808515       1-Jun-28      $381,730.39    80.00                        0.250              0.017     0.733
6809837       1-Jun-28      $251,717.68    67.17                        0.250              0.017     0.608
6809958       1-Jun-28      $286,992.14    80.07                        0.250              0.017     0.608
6810125       1-Jun-28      $324,746.47    74.05                        0.250              0.017     0.233
6810269       1-Jun-28      $260,801.40    90.00              06        0.250              0.017     0.358
6811188       1-May-28      $499,309.54    48.78                        0.250              0.017     0.858
6811247       1-May-28      $247,639.86    80.00                        0.250              0.017     0.608
6811414       1-May-28      $203,688.59    80.00                        0.250              0.017     0.358
6812844       1-May-28      $279,843.05    95.00              17        0.250              0.017     0.608
6813890       1-Jun-28      $336,362.43    90.00              06        0.250              0.017     0.733
6814047       1-May-28      $375,661.20    78.39                        0.250              0.017     0.233
6816765       1-May-28      $267,590.89    80.00                        0.250              0.017     0.358
6817046       1-Jun-28      $999,257.85    69.20                        0.250              0.017     0.483
6818352       1-Jun-28      $368,739.56    90.00              01        0.250              0.017     0.733
6819641       1-Jun-28      $489,168.04    80.00                        0.250              0.017     0.000
6819762       1-Jun-28      $446,851.14    80.00                        0.250              0.017     0.233
6820981       1-Jun-28      $309,731.20    68.89                        0.250              0.017     0.733
6821885       1-May-28      $361,141.80    26.79                        0.250              0.017     0.608
6822461       1-Apr-28      $299,366.56    80.00                        0.250              0.017     0.858
6822663       1-Jun-28      $285,365.90    80.00                        0.250              0.017     0.000
6822982       1-Jun-28      $237,336.55    95.00              06        0.250              0.017     0.858
6823104       1-Jun-28      $360,718.38    79.99                        0.250              0.017     0.233
6823110       1-May-28      $239,642.67    80.00                        0.250              0.017     0.483
6825415       1-Jun-28      $395,706.11    80.00                        0.250              0.017     0.483
6825429       1-Jun-28      $239,808.08    85.71              17        0.250              0.017     0.108
6825775       1-Jun-28      $499,609.95    68.21                        0.250              0.017     0.233
6825882       1-Jun-28      $259,811.82    80.00                        0.250              0.017     0.608
6826336       1-Jun-28      $269,794.55    68.35                        0.250              0.017     0.358
6826341       1-May-28      $269,056.89    78.12                        0.250              0.017     0.000
6827264       1-May-28      $415,316.03    80.00                        0.250              0.017     0.000
6827828       1-May-23      $299,216.38    79.16                        0.250              0.017     0.733
6828632       1-May-28      $499,217.55    73.53                        0.250              0.017     0.233
6828676       1-Jun-28      $387,712.05    80.00                        0.250              0.017     0.483
6828722       1-May-28      $447,316.13    80.00                        0.250              0.017     0.358
6830072       1-May-28      $325,502.36    58.01                        0.250              0.017     0.358
6830436       1-Jun-28      $567,588.90    69.27                        0.250              0.017     0.608
6831266       1-May-28      $411,885.82    75.00                        0.250              0.017     0.483
6831331       1-May-28      $256,145.80    95.00              17        0.250              0.017     0.858
6831757       1-Apr-28      $648,507.06    57.78                        0.250              0.017     0.358
6831968       1-Jun-28      $283,508.46    80.00                        0.250              0.017     0.233
6832342       1-Jun-28      $251,817.61    90.00              17        0.250              0.017     0.608
6832703       1-May-28      $403,335.76    80.00                        0.250              0.017     0.000
6832875       1-Jun-28      $311,180.21    90.00              06        0.250              0.017     0.733
6833090       1-May-28      $335,424.31    78.12                        0.250              0.017     0.733
6834812       1-Jun-28      $443,644.94    80.00                        0.250              0.017     0.108
6834819       1-Jun-28      $209,836.18    62.69                        0.250              0.017     0.233
6835397       1-Jun-28      $343,718.03    80.00                        0.250              0.017     0.000
6835545       1-Jun-28      $605,027.65    70.00                        0.250              0.017     0.233
6835799       1-Jun-28      $292,812.91    85.22              33        0.250              0.017     0.358
6835933       1-Jun-28      $286,631.73    79.99                        0.250              0.017     0.358
6836098       1-Jun-28      $256,299.91    69.32                        0.250              0.017     0.233
6836106       1-May-28      $990,722.68    39.69                        0.250              0.017     0.483
6836353       1-Jun-28      $555,576.93    80.00                        0.250              0.017     0.358
6836649       1-Jun-28      $294,575.68    80.00                        0.250              0.017     0.358
6837638       1-May-28      $246,081.90    89.67              17        0.250              0.017     0.483
6837674       1-Jun-28      $423,669.24    80.00                        0.250              0.017     0.233
6838252       1-May-28      $253,502.64    78.03                        0.250              0.017     0.733
6838770       1-Jun-28      $327,256.95    77.98                        0.250              0.017     0.483
6838834       1-May-28      $334,488.62    71.28                        0.250              0.017     0.358
6839856       1-Jun-28      $261,785.24    77.21                        0.250              0.017     0.000
6840008       1-Jun-28      $399,695.63    48.48                        0.250              0.017     0.358
6840048       1-Jun-28      $467,652.68    80.00                        0.250              0.017     0.483
6842743       1-Jun-28      $310,974.77    80.00                        0.250              0.017     0.608
6842774       1-Jun-28      $250,204.66    80.00                        0.250              0.017     0.233
6842824       1-Jun-28      $291,788.66    80.00                        0.250              0.017     0.608
6842990       1-May-28      $427,362.73    80.00                        0.250              0.017     0.483
6843662       1-Jun-28      $287,758.05    76.60                        0.250              0.017     0.000
6844015       1-May-28      $285,524.25    94.99              17        0.250              0.017     0.483
6844962       1-May-28      $339,493.76    80.00                        0.250              0.017     0.483
6845033       1-Jun-28      $283,778.45    80.00                        0.250              0.017     0.233
6845678       1-Jun-28      $299,771.72    80.00                        0.250              0.017     0.358
6846337       1-Jun-28      $334,994.90    90.00              06        0.250              0.017     0.358
6846384       1-Jun-28      $277,288.85    75.00                        0.250              0.017     0.358
6846765       1-Jun-28      $311,756.61    80.00                        0.250              0.017     0.233
6846779       1-Jun-28       $49,964.71    42.92                        0.250              0.017     0.733
6847519       1-May-28      $339,993.02    79.93                        0.250              0.017     0.483
6848948       1-Jul-28      $356,000.00    80.00                        0.250              0.017     0.358
6849205       1-May-28      $278,604.89    90.00              11        0.250              0.017     0.733
6849516       1-Jun-28      $419,608.36    80.00                        0.250              0.017     0.483
6849650       1-Jun-28      $271,808.03    72.53                        0.250              0.017     0.733
6849715       1-May-28      $265,142.51    90.00              17        0.250              0.017     0.983
6849724       1-Jun-28      $310,291.66    90.00              01        0.250              0.017     0.983
6850076       1-Jul-28      $248,000.00    80.00                        0.250              0.017     0.000
6850343       1-Jun-28      $256,689.36    95.00              17        0.250              0.017     0.483
6850379       1-Jun-28      $240,812.00    68.86                        0.250              0.017     0.233
6850391       1-May-28      $255,609.21    80.00                        0.250              0.017     0.358
6850983       1-Jun-28      $249,119.56    90.00              17        0.250              0.017     0.608
6851219       1-Jun-28       $59,060.35    74.95                        0.250              0.017     0.983
6851999       1-Jul-28      $284,000.00    80.00                        0.250              0.017     0.483
6852328       1-Jun-28      $333,252.50    79.40                        0.250              0.017     0.483
6852391       1-May-28      $311,535.45    80.00                        0.250              0.017     0.483
6853150       1-Jun-28      $271,777.05    80.00                        0.250              0.017     0.000
6853662       1-Jun-28      $498,780.61    80.00                        0.250              0.017     0.000
6853995       1-Jun-28      $247,820.50    75.15                        0.250              0.017     0.608
6854164       1-Jun-28      $285,438.00    94.99              06        0.250              0.017     0.483
6854342       1-May-28      $364,428.82    40.56                        0.250              0.017     0.233
6855222       1-Jun-28      $255,770.26    95.00              11        0.250              0.017     0.108
6855460       1-Jun-28      $283,844.41    95.00              13        0.250              0.017     0.608
6855792       1-May-28      $250,009.47    95.00              33        0.250              0.017     0.358
6855858       1-May-28      $347,219.85    95.00              17        0.250              0.017     0.858
6856366       1-Jun-28      $267,401.40    80.00                        0.250              0.017     0.483
6856384       1-Jun-28      $259,802.16    68.42                        0.250              0.017     0.358
6856438       1-Jul-28      $242,000.00    70.66                        0.250              0.017     0.358
6856556       1-May-28      $255,609.21    80.00                        0.250              0.017     0.358
6857753       1-Jun-28      $250,813.72    89.96              06        0.250              0.017     0.483
6857882       1-Jun-28      $278,803.08    90.00              17        0.250              0.017     0.733
6858228       1-Jun-28      $444,885.78    53.96                        0.250              0.017     0.733
6858304       1-May-28      $439,311.43    78.57                        0.250              0.017     0.233
6858309       1-Jun-28      $443,686.63    80.00                        0.250              0.017     0.733
6858344       1-May-28      $350,450.72    68.82                        0.250              0.017     0.233
6858347       1-May-28      $299,518.76    80.00                        0.250              0.017     0.108
6858437       1-Jun-28      $249,827.96    69.44                        0.250              0.017     0.858
6858560       1-Jun-28      $255,810.01    80.00                        0.250              0.017     0.483
6858612       1-May-28      $349,478.88    76.25                        0.250              0.017     0.483
6858798       1-Jun-28      $209,832.07    66.14                        0.250              0.017     0.108
6859296       1-Jun-28       $99,927.63    31.25                        0.250              0.017     0.608
6859385       1-Jun-23      $269,192.80    78.69                        0.250              0.017     0.483
6859652       1-Jun-28      $899,380.63    37.50                        0.250              0.017     0.858
6859887       1-Jun-28      $403,707.59    80.00                        0.250              0.017     0.608
6860935       1-May-28      $275,599.21    80.00                        0.250              0.017     0.608
6861720       1-Jun-28      $303,779.98    80.00                        0.250              0.017     0.608
6861738       1-May-28      $299,506.75    68.18                        0.250              0.017     0.000
6861743       1-Jun-28      $261,070.21    95.00              06        0.250              0.017     0.858
6862198       1-Jun-28      $309,375.92    80.00                        0.250              0.017     0.608
6862255       1-Jul-28      $295,000.00    65.56                        0.250              0.017     0.483
6862498       1-Jun-28      $379,757.69    80.00                        0.250              0.017     1.233
6862763       1-Jun-28      $276,114.61    90.00              01        0.250              0.017     0.983
6862823       1-Jun-28      $231,473.73    66.19                        0.250              0.017     0.358
6863210       1-Jun-28      $251,808.25    63.00                        0.250              0.017     0.358
6863380       1-Jun-28      $358,919.79    80.00                        0.250              0.017     0.233
6863874       1-Jun-28      $499,590.16    62.89                        0.250              0.017     0.000
6864181       1-Jun-28      $309,769.94    75.61                        0.250              0.017     0.483
6864480       1-Jun-28      $314,248.50    65.79                        0.250              0.017     0.108
6864488       1-Jun-28      $331,759.70    77.57                        0.250              0.017     0.608
6864611       1-Jun-28      $615,240.46    76.96                        0.250              0.017     0.733
6864630       1-Jun-28       $98,931.87    69.72                        0.250              0.017     0.858
6864777       1-May-28      $348,453.84    65.23                        0.250              0.017     0.233
6864863       1-Jun-28      $251,808.25    90.00              01        0.250              0.017     0.358
6865016       1-Jun-28      $425,383.85    74.74                        0.250              0.017     0.483
6865046       1-Jun-28      $632,880.80    69.99                        0.250              0.017     0.000
6865553       1-Jun-28      $280,791.46    78.06                        0.250              0.017     0.483
6865651       1-Jun-28      $259,002.77    90.00              24        0.250              0.017     0.358
6866391       1-May-28      $260,001.29    90.00              33        0.250              0.017     0.733
6866433       1-Jun-28      $714,469.37    65.00                        0.250              0.017     0.483
6866521       1-May-28      $330,983.48    79.88                        0.250              0.017     0.358
6866562       1-Jun-28      $389,695.76    74.00                        0.250              0.017     0.233
6866977       1-Jun-28      $329,742.57    65.35                        0.250              0.017     0.233
6867166       1-May-28      $325,502.36    56.70                        0.250              0.017     0.358
6867276       1-Jun-28      $385,798.81    90.00              24        0.250              0.017     0.233
6867666       1-Jun-28      $999,276.23    74.07                        0.250              0.017     0.608
6867727       1-Jun-28      $359,726.07    80.00                        0.250              0.017     0.358
6867943       1-Jun-28      $439,656.75    80.00                        0.250              0.017     0.233
6868121       1-May-28      $432,138.55    55.91                        0.250              0.017     0.358
6868275       1-Jun-28      $327,744.13    80.00                        0.250              0.017     0.233
6868367       1-Jun-28      $294,525.72    90.00              17        0.250              0.017     0.358
6868490       1-Jun-28      $270,538.77    95.00              33        0.250              0.017     0.233
6868570       1-May-28      $303,319.85    75.00                        0.250              0.017     0.733
6868695       1-Jun-28      $299,915.86    90.00              33        0.250              0.017     0.233
6869316       1-Jun-28      $314,154.74    80.00                        0.250              0.017     0.233
6869384       1-Jun-28      $294,175.98    80.00                        0.250              0.017     0.358
6869835       1-Jun-28      $270,189.07    80.00                        0.250              0.017     0.233
6870545       1-Jun-28      $264,803.33    69.74                        0.250              0.017     0.483
6871295       1-Jun-28      $451,156.44    77.64                        0.250              0.017     0.358
6871301       1-Jun-28      $542,097.39    70.00                        0.250              0.017     0.483
6871574       1-Jun-28      $140,395.73    17.56                        0.250              0.017     0.483
6874318       1-Jun-28      $295,869.02    90.00              13        0.250              0.017     0.233
6874405       1-Jun-28      $279,786.94    80.00                        0.250              0.017     0.358
6874435       1-Jun-28      $431,679.39    80.00                        0.250              0.017     0.483
6874532       1-Jun-28      $382,194.12    69.55                        0.250              0.017     0.108
6875400       1-Jul-28      $288,000.00    88.62              01        0.250              0.017     0.858
6875769       1-Jun-28      $359,732.83    90.00              24        0.250              0.017     0.483
6876580       1-May-28      $278,604.89    60.26                        0.250              0.017     0.733
6877326       1-Jul-28      $308,000.00    77.00                        0.250              0.017     0.483
6877886       1-May-28      $284,859.52    80.00                        0.250              0.017     0.233
6878064       1-Jun-28      $147,862.40    75.00                        0.250              0.017     0.358
6878210       1-Jun-28      $268,895.23    90.00              33        0.250              0.017     0.358
6878389       1-Jun-28      $269,799.62    57.45                        0.250              0.017     0.483
6878405       1-Jun-28      $304,790.10    64.21                        0.250              0.017     0.858
6878551       1-Jun-28      $355,729.12    78.24                        0.250              0.017     0.358
6878853       1-Jun-28      $132,903.73    70.00                        0.250              0.017     0.608
6878884       1-Jun-28      $409,180.55    79.99                        0.250              0.017     0.233
6879534       1-Jun-28      $299,788.26    80.00                        0.250              0.017     0.733
6881439       1-Jun-28      $277,893.61    90.00              24        0.250              0.017     0.483
6881456       1-Jun-28      $277,908.61    90.00              17        0.250              0.017     0.858
6881914       1-Jun-28      $280,441.71    74.44                        0.250              0.017     0.483
6881934       1-Jun-28      $607,537.37    80.00                        0.250              0.017     0.358
6882114       1-Jun-28      $649,517.61    79.03                        0.250              0.017     0.483
6882320       1-May-28      $302,621.63    80.00                        0.250              0.017     0.000
6882538       1-Jun-28      $252,802.63    67.47                        0.250              0.017     0.233
6882625       1-Jul-28      $269,800.00    95.00              33        0.250              0.017     0.608
6882704       1-Jun-28      $309,769.94    76.54                        0.250              0.017     0.483
6882860       1-Jun-28      $283,178.92    84.99              06        0.250              0.017     0.233
6882970       1-Jun-28      $288,780.10    64.22                        0.250              0.017     0.358
6883039       1-Jun-28      $161,879.77    73.64                        0.250              0.017     0.483
6883288       1-Jun-28      $461,348.68    78.25                        0.250              0.017     0.358
6883355       1-May-28      $439,376.91    80.00                        0.250              0.017     0.733
6883993       1-Jun-28      $367,240.63    75.00                        0.250              0.017     0.733
6884047       1-Jun-28      $488,646.08    65.20                        0.250              0.017     0.608
6884248       1-Jun-28      $349,740.25    74.47                        0.250              0.017     0.483
6884252       1-May-28      $332,040.84    70.00                        0.250              0.017     0.858
6884504       1-Jun-28      $149,885.86    59.76                        0.250              0.017     0.358
6885698       1-Jun-28      $251,058.82    79.76                        0.250              0.017     0.358
6885876       1-Jun-28      $347,748.13    80.00                        0.250              0.017     0.608
6886346       1-Jun-28      $352,244.87    75.00                        0.250              0.017     0.608
6886548       1-Jun-28      $347,754.39    80.00                        0.250              0.017     0.733
6886690       1-Jun-28      $263,799.12    80.00                        0.250              0.017     0.358
6887232       1-Jun-28      $261,618.51    80.00                        0.250              0.017     0.608
6887479       1-Jun-28      $254,810.75    75.44                        0.250              0.017     0.483
6887709       1-May-28      $259,603.10    80.00                        0.250              0.017     0.358
6888039       1-Jun-28      $361,824.48    80.00                        0.250              0.017     0.358
6889608       1-Jul-28      $300,000.00    54.55                        0.250              0.017     0.358
6889671       1-Jun-28      $104,124.58    59.54                        0.250              0.017     0.608
6890875       1-Jun-28      $249,827.96    84.75              06        0.250              0.017     0.858
6891671       1-Jul-28      $250,000.00    68.49                        0.250              0.017     0.358
6891895       1-Jun-28      $291,772.22    80.00                        0.250              0.017     0.233
6892069       1-Jun-28      $304,429.51    90.00              17        0.250              0.017     0.608
6892119       1-Jun-28      $453,754.46    77.89                        0.250              0.017     0.358
6893550       1-Jun-28       $82,315.63    60.00                        0.250              0.017     0.483
6894485       1-Jun-28      $291,804.08    50.00                        0.250              0.017     0.983
6894700       1-Jun-28      $296,779.58    90.00              17        0.250              0.017     0.483
6894842       1-Jun-28      $324,726.96    52.85                        0.250              0.017     0.000
6895158       1-Jun-28      $308,553.06    80.00                        0.250              0.017     0.108
6896967       1-Jun-28      $630,519.86    74.24                        0.250              0.017     0.358
6897299       1-Jun-28      $256,314.35    90.00              17        0.250              0.017     0.608
6898134       1-Jun-28      $289,979.18    65.00                        0.250              0.017     0.358
6898573       1-Jun-28      $299,765.97    80.00                        0.250              0.017     0.233
6898976       1-Jun-28      $362,673.30    87.71              06        0.250              0.017     0.483
6898987       1-Jun-28      $251,567.79    95.00              17        0.250              0.017     0.608
6899056       1-Jun-28      $248,660.65    90.00              06        0.250              0.017     0.358
6899241       1-Jul-28      $320,000.00    67.37                        0.250              0.017     0.358
6899329       1-Jun-28      $246,897.46    79.99                        0.250              0.017     0.000
6899391       1-Jun-28      $349,726.96    65.79                        0.250              0.017     0.233
6899895       1-Jun-28      $174,180.04    79.99                        0.250              0.017     0.858
6900130       1-Jun-28      $359,732.83    80.00                        0.250              0.017     0.483
6901178       1-Jun-28      $150,399.01    70.00                        0.250              0.017     0.983
6901211       1-Jun-28      $232,572.89    95.00              17        0.250              0.017     0.358
6902253       1-Jun-28      $259,811.82    78.79                        0.250              0.017     0.608
6902728       1-Jun-28      $312,579.23    80.00                        0.250              0.017     0.733
6903544       1-Jun-28      $649,517.61    38.46                        0.250              0.017     0.483
6903654       1-Jun-28      $489,645.35    60.12                        0.250              0.017     0.608
6904335       1-Jun-28      $287,786.26    52.36                        0.250              0.017     0.483
6904702       1-Jun-28      $849,353.22    62.63                        0.250              0.017     0.358
6905131       1-Jun-28      $422,653.27    75.54                        0.250              0.017     0.000
6905853       1-Jun-28       $27,981.22    70.00                        0.250              0.017     0.983
6905901       1-Jun-28      $292,293.55    75.00                        0.250              0.017     0.733
6905944       1-Jun-28      $299,777.36    92.59              12        0.250              0.017     0.483
6906412       1-Jun-28      $249,400.40    80.00                        0.250              0.017     0.108
6906460       1-Jun-28      $239,808.08    80.00                        0.250              0.017     0.108
6906784       1-Jun-28      $275,285.08    95.00              33        0.250              0.017     0.233
6907170       1-May-28      $301,949.76    90.00              17        0.250              0.017     0.483
6908300       1-Jun-28      $319,268.76    90.00              33        0.250              0.017     0.608
6908341       1-Jun-28      $250,604.35    79.62                        0.250              0.017     0.233
6908577       1-Jun-28      $520,943.08    70.00                        0.250              0.017     0.108
6908643       1-Jun-28      $256,327.89    90.00              33        0.250              0.017     0.983
6908662       1-Jun-28      $247,329.67    75.00                        0.250              0.017     0.858
6909053       1-Jun-28      $299,765.97    73.17                        0.250              0.017     0.233
6910526       1-Jun-28      $399,703.14    29.63                        0.250              0.017     0.483
6912860       1-Jun-28      $434,677.17    67.97                        0.250              0.017     0.483
6913168       1-Jun-28      $427,182.74    75.00                        0.250              0.017     0.483
6913956       1-Jun-28      $247,999.84    80.00                        0.250              0.017     0.233
6914166       1-Jul-28      $250,000.00    70.42                        0.250              0.017     0.608
6914854       1-Jun-28      $347,048.63    79.84                        0.250              0.017     0.608
6914895       1-Jun-28      $289,773.77    59.18                        0.250              0.017     0.233
6915049       1-Jun-28      $410,495.13    80.00                        0.250              0.017     0.483
6915057       1-Jun-28      $629,520.62    70.00                        0.250              0.017     0.358
6915072       1-Jun-28      $291,948.43    80.00                        0.250              0.017     0.000
6915187       1-Jun-28      $118,916.01    24.79                        0.250              0.017     0.733
6915628       1-Jun-28      $248,810.53    75.00                        0.250              0.017     0.358
6916319       1-Jun-28      $276,573.11    80.00                        0.250              0.017     0.000
6916523       1-Jun-28      $248,395.17    74.70                        0.250              0.017     0.000
6916784       1-Jun-28      $262,405.11    95.00              12        0.250              0.017     0.483
6916920       1-Jun-28      $334,745.07    58.26                        0.250              0.017     0.358
6917167       1-Jun-28      $323,765.50    80.00                        0.250              0.017     0.608
6917282       1-Jun-28      $272,597.54    80.00                        0.250              0.017     0.483
6917381       1-Jun-28      $321,761.03    56.00                        0.250              0.017     0.483
6917527       1-Jun-28      $374,748.38    68.18                        0.250              0.017     0.983
6917539       1-Jun-28      $299,754.09    72.29                        0.250              0.017     0.000
6917643       1-Jun-28      $284,788.49    64.77                        0.250              0.017     0.483
6917666       1-Jun-28      $277,933.02    68.68                        0.250              0.017     0.233
6917710       1-Jun-28      $347,748.13    80.00                        0.250              0.017     0.608
6917716       1-Jun-28      $363,716.05    80.00                        0.250              0.017     0.233
6917794       1-Jun-28      $302,308.05    69.99                        0.250              0.017     0.108
6918488       1-Jun-28      $309,758.17    79.31                        0.250              0.017     0.233
6918498       1-Jun-28      $309,764.12    80.00                        0.250              0.017     0.358
6918935       1-Jun-28      $233,821.94    89.99              13        0.250              0.017     0.358
6919093       1-Jun-28      $234,630.06    94.99              12        0.250              0.017     0.608
6919283       1-Jun-28      $299,777.36    80.00                        0.250              0.017     0.483
6919342       1-Jun-28      $245,876.34    95.00              11        0.250              0.017     0.733
6919850       1-Jun-28       $66,453.07    70.00                        0.250              0.017     0.733
6919941       1-Jun-28      $269,239.81    80.00                        0.250              0.017     0.233
6920486       1-Jun-28      $343,638.32    80.00                        0.250              0.017     0.358
6920983       1-Jun-28      $257,813.27    62.93                        0.250              0.017     0.608
6921109       1-Jul-28      $236,000.00    80.00                        0.250              0.017     0.483
6921363       1-Jun-28      $339,741.28    77.27                        0.250              0.017     0.358
6921402       1-Jun-28      $299,782.87    75.00                        0.250              0.017     0.608
6921447       1-Jun-28      $279,781.58    70.18                        0.250              0.017     0.233
6921737       1-Jun-28      $243,804.88    80.00                        0.250              0.017     0.108
6921803       1-Jun-28      $387,704.76    80.00                        0.250              0.017     0.358
6922126       1-Jun-28      $255,810.01    80.00                        0.250              0.017     0.483
6922746       1-Jun-28      $266,047.41    75.00                        0.250              0.017     0.358
6923221       1-Jun-28      $449,648.96    66.67                        0.250              0.017     0.233
6923337       1-Jun-28      $291,783.29    88.62              12        0.250              0.017     0.483
6923740       1-Jun-28      $274,246.32    89.98              11        0.250              0.017     0.483
6923787       1-Jun-28      $349,752.98    72.92                        0.250              0.017     0.733
6923970       1-Jun-28      $475,905.30    75.00                        0.250              0.017     0.608
6924269       1-Jun-28      $261,060.92    79.99                        0.250              0.017     0.608
6925514       1-Jun-28      $399,663.95    58.06                        0.250              0.017     0.000
6925857       1-Jun-28      $399,695.63    88.89              24        0.250              0.017     0.358
6926086       1-Jun-28      $244,813.58    54.44                        0.250              0.017     0.358
6926956       1-Jun-28      $639,186.39    75.29                        0.250              0.017     0.233
6927535       1-Jul-28      $378,000.00    60.00                        0.250              0.017     0.608
6928562       1-Jul-28      $130,000.00    73.24                        0.250              0.017     0.733
6929729       1-Jun-28      $299,765.97    66.67                        0.250              0.017     0.233
6931789       1-Jun-28      $261,051.21    95.00              06        0.250              0.017     0.358
6931886       1-Jun-28      $306,760.51    69.77                        0.250              0.017     0.233
6931955       1-Jun-28      $246,812.05    79.94                        0.250              0.017     0.358
6932810       1-Jun-28      $235,824.85    76.13                        0.250              0.017     0.483
6932972       1-Jun-28      $327,524.45    75.00                        0.250              0.017     0.858
6933245       1-Jun-28      $342,239.39    77.84                        0.250              0.017     0.358
6935133       1-Jun-28      $281,790.72    80.00                        0.250              0.017     0.483
6935289       1-Jun-28      $304,767.92    43.02                        0.250              0.017     0.358
6935880       1-Jun-28      $271,261.53    80.00                        0.250              0.017     0.483
6937299       1-Jun-28      $235,829.19    80.00                        0.250              0.017     0.608
6938659       1-Jun-28      $239,817.38    79.47                        0.250              0.017     0.358
6939117       1-Jun-28      $239,826.30    56.47                        0.250              0.017     0.608
6939186       1-Jul-28      $230,000.00    57.57                        0.250              0.017     0.483
6939466       1-Jun-28       $62,956.65    75.00                        0.250              0.017     0.858
6940221       1-Jun-28       $48,959.83    48.46                        0.250              0.017     0.000
6940389       1-Jun-28      $349,720.12    44.93                        0.250              0.017     0.108
6941589       1-Jul-28      $760,000.00    80.00                        0.250              0.017     0.108
6944442       1-Jun-28      $448,432.08    56.13                        0.250              0.017     0.000
6945957       1-Jun-28      $263,794.05    80.00                        0.250              0.017     0.233
6947269       1-Jun-28      $341,733.21    78.62                        0.250              0.017     0.233
6947400       1-Jun-28      $999,239.08    33.33                        0.250              0.017     0.358
6950386       1-Jun-28      $276,299.88    70.00                        0.250              0.017     0.608
6955641       1-Jun-28      $314,788.64    79.75                        0.250              0.017     0.983
6957011       1-Jun-28      $150,898.69    59.68                        0.250              0.017     0.983
6957116       1-Jun-28      $899,262.28    80.00                        0.250              0.017     0.000
6960319       1-Jul-28      $296,050.00    89.98              11        0.250              0.017     0.483
6964103       1-Jul-28      $318,750.00    75.00                        0.250              0.017     0.608

                         $585,792,003.79


COUNT:              1795
WAC:                   7.442103292
WAM:                 357.3781758
WALTV:                73.21677721

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-17 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


                                                             NET
MORTGAGE                                          MORTGAGE  MORTGAGE  CURRENT
LOAN                               ZIP  PROPERTY  INTEREST  INTEREST  MONTHLY
NUMBER    CITY              STATE  CODE   TYPE      RATE     RATE     PAYMENT
------    ----               ----  ----   ----      ----     ----     -------

4646396   SAN JOSE            CA   95124   SFD    7.875    6.750     $2,030.19
4652502   PENSACOLA           FL   32507   SFD    7.500    6.750       $890.54
4668819   MIAMI               FL   33176   SFD    8.000    6.750     $1,937.14
4679492   MORRISVILLE         NC   27560   SFD    7.500    6.750     $2,086.11
4701421   DES MOINES          IA   50312   SFD    7.250    6.750     $1,871.89
4731706   LIVINGSTON          MT   59047   SFD    7.500    6.750       $874.02
4731770   NEWTON              CT   06470   SFD    7.000    6.733     $1,646.63
4731779   LINCOLN PARK        MI   48146   SFD    8.000    6.750       $561.33
4732614   PAWLEYS ISLAND      SC   29585   SFD    7.750    6.750     $2,005.95
4733463   LINCOLN             NE   68503   SFD    7.875    6.750       $522.05
4733540   WEST NEW YORK       NJ   07093   HCO    7.875    6.750       $580.06
4733611   SAHUARITA           AZ   85629   SFD    7.500    6.750       $978.90
4733991   SPRINGBORO          OH   45066   SFD    7.500    6.750     $1,258.59
4735094   ATHENS              GA   30606   SFD    8.000    6.750     $1,540.91
4735151   CROWN POINT         IN   46307   SFD    8.875    6.750       $708.12
4735174   JACKSONVILLE        FL   32223   SFD    7.750    6.750       $967.16
4740529   FORT LAUDERDALE     FL   33316   SFD    7.500    6.750     $2,684.99
4741656   NORWALK             CT   06851   SFD    7.000    6.733     $2,332.38
4742800   DACULA              GA   30019   SFD    7.250    6.750     $2,363.06
4742977   CLARK               NJ   07066   SFD    7.750    6.750     $2,607.75
4743090   LAGUNA NIGUEL       CA   92677   SFD    7.875    6.750     $1,803.97
4743385   PLEASANTON          CA   94566   SFD    7.500    6.750     $2,048.70
4744278   TRUMBULL            CT   06611   SFD    7.500    6.750     $1,943.82
4744283   FAIRFIELD           CT   06430   SFD    7.500    6.750     $2,097.65
4745357   WEST CHESTER        PA   19380   SFD    7.000    6.733     $1,594.07
4746661   MONROE              CT   06468   SFD    7.250    6.750     $2,592.44
4748180   WILTON              CT   06897   SFD    7.000    6.733     $1,995.91
4748858   ST AUGUSTINE        FL   32084   SFD    7.375    6.750     $2,693.63
4748866   WOOSTER             OH   44691   SFD    7.625    6.750     $2,293.26
4748958   LEESBURG            FL   34748   SFD    7.500    6.750     $2,251.47
4749080   REDDING             CT   06896   SFD    7.000    6.733     $2,222.12
4749087   GREENWICH           CT   06807   SFD    7.500    6.750     $1,622.18
4749802   PLYMOUTH            MN   55446   SFD    7.375    6.750     $2,555.50
4749803   EDEN PRAIRIE        MN   55344   SFD    7.375    6.750     $2,762.71
4749805   LINCOLN             NE   68520   SFD    7.375    6.750     $3,092.50
4750826   WEST HARTFORD       CT   06107   SFD    6.875    6.608     $3,021.88
4751179   MONUMENT            CO   80132   SFD    7.250    6.750     $1,584.34
4751277   SCOTTSDALE          AZ   85258   SFD    7.750    6.750     $1,941.48
4751502   TEMPE               AZ   85284   SFD    7.500    6.750     $2,069.68
4751594   GLASTONBURY         CT   06033   SFD    7.500    6.750     $2,160.58
4751810   ARLINGTON           TX   76012   SFD    7.375    6.750     $2,334.49
4751942   OKLAHOMA CITY       OK   73112   SFD    7.750    6.750     $2,074.73
4752223   MESA                AZ   85215   SFD    7.500    6.750     $1,622.18
4752288   WIMBERLY            TX   78676   SFD    7.625    6.750     $1,895.12
4752311   PHOENIX             AZ   85016   SFD    7.875    6.750     $2,004.82
4752338   FARMINGTON HILLS    MI   48331   SFD    7.750    6.750     $2,364.17
4752373   SCOTTSDALE          AZ   85250   SFD    7.750    6.750     $2,156.41
4752472   DAYTON              OH   45429   SFD    7.750    6.750     $4,218.38
4752771   ROCHESTER           MI   48306   SFD    7.750    6.750     $2,808.34
4752842   SCOTTSDALE          AZ   85259   SFD    7.750    6.750     $3,721.77
4752874   FOUNTAIN HILLS      AZ   85268   SFD    7.625    6.750     $1,704.02
4753111   SOUTH JORDAN        UT   84095   SFD    7.250    6.750     $1,599.71
4753222   PRESCOTT            AZ   86303   SFD    7.750    6.750     $2,052.63
4753244   SANDY               UT   84092   SFD    7.375    6.750     $1,738.78
4753327   EL PASO             TX   79912   SFD    7.625    6.750     $2,300.33
4753480   PALMER LAKE         CO   80133   SFD    7.875    6.750     $2,189.71
4753574   COPPER CANYON       TX   76226   SFD    7.250    6.750     $1,961.60
4753600   SCOTTSDALE          AZ   85260   SFD    7.500    6.750     $2,307.41
4753659   COLORADO SPRINGS    CO   80908   SFD    8.250    6.750     $3,144.81
4754030   PHOENIX             AZ   85044   SFD    7.625    6.750     $2,979.82
4754464   NICHOLASVILLE       KY   40356   SFD    7.750    6.750     $1,788.83
4754588   NICHOLS HILLS       OK   73116   SFD    7.500    6.750     $2,831.82
4756075   CLERMONT            FL   34711   SFD    7.375    6.750     $2,393.90
4756426   SCOTCH PLAINS       NJ   07076   SFD    7.500    6.750     $1,694.90
4758052   NICHOLS HILLS       OK   73116   SFD    7.375    6.750     $2,900.84
4759266   LEES SUMMIT         MO   64064   SFD    7.250    6.750     $2,728.71
4759763   NOVELTY             OH   44072   SFD    7.375    6.750     $1,954.62
4765587   WINTER GARDEN       FL   34787   PUD    7.000    6.733     $1,654.94
4765847   CHATTANOOGA         TN   37421   SFD    7.250    6.750     $2,404.67
4765945   ATLANTA             GA   30327   SFD    7.125    6.750     $3,045.88
4771178   BROAD RUN           VA   20137   SFD    7.250    6.750     $1,910.10
4771186   JACKSONVILLE        FL   32225   SFD    7.250    6.750     $2,404.67
4771210   PROSPECT            KY   40059   SFD    7.250    6.750     $2,053.35
4771237   WINDERMERE          FL   34786   SFD    7.875    6.750     $2,315.70
4771824   ALPHARETTA          GA   30004   SFD    7.250    6.750     $1,995.37
4771837   WINTER GARDEN       FL   34787   SFD    7.750    6.750     $2,464.46
4771864   ALEXANDRIA          VA   22314   SFD    7.250    6.750     $2,067.00
4771871   TAMPA               FL   33606   SFD    7.375    6.750     $2,348.30
4772079   REISTERSTOWN        MD   21136   SFD    7.250    6.750     $2,114.75
4772084   GAINESVILLE         GA   30501   SFD    7.125    6.750     $2,102.00
4772088   NICEVILLE           FL   32578   SFD    7.000    6.733     $1,936.03
4772095   FULTON              MD   20759   SFD    7.250    6.750     $1,998.78
4772121   RALEIGH             NC   27615   SFD    7.125    6.750     $1,657.35
4773344   PINECREST           FL   33156   SFD    7.375    6.750     $2,762.70
4773439   SAVANNAH            GA   31401   SFD    7.125    6.750     $2,964.36
4775694   OMAHA               NE   68135   SFD    7.500    6.750     $1,748.04
4778676   TULSA               OK   74114   SFD    7.125    6.750     $1,886.42
4778719   TULSA               OK   74105   SFD    7.375    6.750     $2,396.65
4781178   PONTE VEDRA BEACH   FL   32082   SFD    7.875    6.750     $1,880.83
4781189   POTOMAC             MD   20854   SFD    7.250    6.750     $2,080.64
4781231   WINTER PARK         FL   32789   SFD    7.375    6.750     $2,900.84
4781278   BELLEAIR            FL   33756   SFD    7.375    6.750     $1,906.27
4781304   SARASOTA            FL   34238   SFD    7.375    6.750     $1,629.99
4781482   NAPLES              FL   34109   SFD    7.375    6.750     $3,294.52
4781486   PLANTATION          FL   33317   SFD    7.375    6.750     $1,692.15
4781499   NICEVILLE           FL   32578   SFD    7.250    6.750     $2,080.64
4781504   FREEPORT            FL   32439   SFD    7.250    6.750     $1,910.09
4781515   BOCA RATON          FL   33428   SFD    7.750    6.750     $1,432.82
4781518   DACULA              GA   30019   SFD    7.500    6.750     $1,745.24
4781754   CHAPIN              SC   29036   SFD    7.375    6.750     $2,293.05
4781765   MADISON             CT   06443   SFD    7.000    6.733     $2,162.24
4781778   ROMEO               MI   48065   LCO    7.375    6.750     $1,709.42
4781794   SAVANNAH            GA   31411   SFD    7.250    6.750     $2,728.71
4781799   ATLANTA             GA   30305   SFD    7.250    6.750     $2,292.12
4781807   BRANDON             FL   33511   SFD    7.625    6.750     $1,776.56
4781882   BETHSEDA            MD   20817   SFD    7.250    6.750     $2,005.60
4781887   ATHENS              GA   30606   SFD    7.250    6.750     $2,455.83
4781906   WINTER PARK         FL   32789   SFD    7.250    6.750     $1,964.67
4781914   ORLANDO             FL   32804   SFD    7.500    6.750     $2,822.88
4781922   ORLANDO             FL   32804   SFD    7.625    6.750     $2,321.56
4781983   PONTE VEDRA BEACH   FL   32082   SFD    7.500    6.750     $2,286.44
4786260   NORTH LITTLE ROCK   AR   72116   SFD    7.625    6.750     $1,056.03
4786276   LA CANADA           CA   91011   SFD    7.500    6.750     $1,748.04
4786280   MOORESTOWN TOWNSHIP NJ   08057   SFD    7.500    6.750     $2,528.36
4786284   CINCINNATI          OH   45240   SFD    7.500    6.750       $503.43
4786290   CORONA              CA   91720   SFD    8.000    6.750     $1,350.13
4786325   VASHON ISLAND       WA   98070   SFD    8.125    6.750     $2,078.63
4786328   BLUE RIDGE          GA   30513   SFD    8.375    6.750     $2,736.27
4786540   CARPINTERIA         CA   93013   MF2    7.750    6.750     $2,342.67
4786544   FT WORTH            TX   76137   SFD    7.500    6.750     $1,524.29
4786556   MONTGOMERY          TX   77356   SFD    7.625    6.750     $1,203.24
4786565   PONTE VEDRA CEACH   FL   32082   SFD    7.500    6.750     $3,985.52
4786583   NEWTOWN             PA   18940   SFD    8.125    6.750       $742.49
4786591   SUN CITY            AZ   85351   PUD    7.625    6.750       $566.23
4786614   ISLE OF PALMS       SC   29451   PUD    8.250    6.750       $441.45
4786620   ST LOUIS            MO   63128   LCO    8.000    6.750       $623.70
4786632   SLIDELL             LA   70461   SFD    7.500    6.750       $716.69
4786637   JACKSONVILLE        FL   32217   SFD    8.125    6.750       $965.25
4786641   SOUTHAMPTON         NY   11968   SFD    7.125    6.750     $4,042.31
4786654   ARRINGTON           VA   22922   SFD    7.375    6.750     $3,246.17
4786657   WEED                CA   96094   SFD    7.750    6.750     $2,005.95
4786667   OAK PARK            CA   91301   LCO    8.000    6.750     $1,309.77
4786683   BROOKFIELD          CT   06804   SFD    7.500    6.750     $2,223.50
4786700   SAN FRANCISCO       CA   94105   LCO    8.125    6.750     $1,781.99
4786704   LAWRENCEVILLE       GA   30043   PUD    7.500    6.750     $1,048.13
4786715   PASADENA            CA   91107   SFD    7.500    6.750     $3,775.76
4786735   SAN DIEGO           CA   92107   SFD    7.500    6.750     $1,048.82
4786739   SOUTHFIELD          MI   48076   SFD    7.625    6.750       $530.85
4786749   CALIFON             NJ   07830   SFD    7.500    6.750     $3,845.68
4786755   BELLEVUE            WA   98006   SFD    7.875    6.750     $6,177.59
4786763   HILLSBOROUGH TWP    NJ   08502   SFD    7.500    6.750     $1,831.95
4786773   KEY WEST            FL   33040   SFD    7.500    6.750     $1,048.83
4786787   CORONA DEL MAR      CA   92625   PUD    7.500    6.750     $3,915.61
4786793   LOS ALTOS HILLS     CA   94024   SFD    8.125    6.750     $3,712.49
4786799   AVON                CO   81620   SFD    7.250    6.750     $2,217.07
4786803   WOODCLIFF LAKE      NJ   07675   SFD    7.500    6.750     $2,796.86
4786807   COLUMBIA            IL   62236   SFD    7.500    6.750     $2,249.05
4786816   BUCKEYE AREA        AZ   85326   SFD    7.500    6.750       $833.46
4786822   SAN JOSE            CA   95124   SFD    7.625    6.750     $1,833.19
4786830   KANEOHE             HI   96744   PUD    8.000    6.750     $4,402.59
4786840   ARVADA              CO   80005   PUD    7.625    6.750     $1,224.48
4786845   OWENS CROSS ROADS   AL   35763   PUD    7.500    6.750     $1,713.08
4786852   MIDDLETOWN          NJ   07748   SFD    7.500    6.750     $1,482.33
4786859   DURHAM              NC   27707   SFD    7.500    6.750     $1,398.43
4786884   MONTGOMERY          AL   36117   SFD    8.000    6.750       $457.87
4786889   SAN RAFAEL          CA   94903   LCO    7.750    6.750     $1,561.78
4786904   STATE COLLEGE       PA   16801   SFD    8.000    6.750     $1,214.38
4786906   ANAHEIM             CA   92807   SFD    7.375    6.750     $3,108.03
4786920   ENCINO              CA   91316   SFD    7.500    6.750     $2,377.33
4786928   HOLLISTER           CA   95023   SFD    7.500    6.750     $2,027.72
4786934   OJAI                CA   93023   SFD    7.500    6.750     $1,587.22
4786945   NEW SMYRNA BEACH    FL   32169   SFD    7.500    6.750     $1,048.82
4786946   SAN ANTONIO         TX   78230   SFD    7.500    6.750       $629.29
4787154   PARKLAND            FL   33067   SFD    7.000    6.733     $3,858.75
4787627   CENTERVILLE         UT   84014   SFD    7.500    6.750     $2,342.37
4788293   OKLAHOMA CITY       OK   73151   SFD    7.375    6.750     $1,961.52

                                  CUT-OFF
MORTGAGE  ORIGINAL  SCHEDULED      DATE                       MORTGAGE           T.O.P.    MASTER   FIXED
LOAN      TERM TO   MATURITY     PRINCIPAL                    INSURANCE SERVICE MORTGAGE  SERVICE  RETAINED
NUMBER    MATURITY    DATE        BALANCE       LTV   SUBSIDY   CODE      FEE     LOAN      FEE     YIELD
------    --------    ----        -------       ---   -------   ----      ---     ----      ---     -----
4646396      360    1-Aug-27     $277,809.47   80.00                     0.250             0.017    0.858
4652502      360    1-Mar-26     $124,480.01   27.99                     0.250             0.017    0.483
4668819      360    1-Oct-27     $262,362.57   80.00                     0.250             0.017    0.983
4679492      360    1-Oct-27     $296,272.69   85.00             01      0.250             0.017    0.483
4701421      360    1-Jun-28     $274,185.94   73.17                     0.250             0.017    0.233
4731706      360    1-Feb-28     $124,530.32   40.98                     0.250             0.017    0.483
4731770      360    1-Jun-28     $247,297.12   75.00                     0.250             0.017    0.000
4731779      360    1-Feb-28      $76,239.91   83.61                     0.250             0.017    0.983
4732614      360    1-Dec-27     $278,589.59   80.00                     0.250             0.017    0.733
4733463      360    1-Feb-28      $71,748.98  100.00                     0.250             0.017    0.858
4733540      360    1-Feb-28      $79,721.06   64.00                     0.250             0.017    0.858
4733611      360    1-Feb-28     $139,473.97   72.92                     0.250             0.017    0.483
4733991      360    1-Feb-26     $175,556.14   90.00                     0.250             0.017    0.483
4735094      360    1-Feb-28     $209,285.99  100.00                     0.250             0.017    0.983
4735151      360    1-Apr-26      $87,515.10   98.89                     0.250             0.017    1.858
4735174      360    1-Mar-26     $132,085.85   97.83                     0.250             0.017    0.733
4740529      360    1-Mar-28     $382,849.31   75.00                     0.250             0.017    0.483
4741656      300    1-Jun-23     $329,592.62   75.86                     0.250             0.017    0.000
4742800      360    1-Mar-28     $345,309.26   82.48             06      0.250             0.017    0.233
4742977      360    1-Jan-28     $362,433.38   77.45                     0.250             0.017    0.733
4743090      360    1-Mar-28     $248,108.36   80.00                     0.250             0.017    0.858
4743385      360    1-Mar-28     $290,906.95   51.40                     0.250             0.017    0.483
4744278      360    1-May-28     $277,587.36   79.89                     0.250             0.017    0.483
4744283      360    1-May-28     $299,553.31   66.67                     0.250             0.017    0.483
4745357      360    1-Jun-28     $239,403.60   80.00                     0.250             0.017    0.000
4746661      240    1-May-18     $326,774.77   75.40                     0.250             0.017    0.233
4748180      360    1-Jun-28     $299,754.09   78.95                     0.250             0.017    0.000
4748858      360    1-Mar-28     $388,801.99   75.73                     0.250             0.017    0.358
4748866      360    1-Jun-28     $323,465.49   76.24                     0.250             0.017    0.608
4748958      360    1-Mar-28     $321,035.12   80.00                     0.250             0.017    0.483
4749080      360    1-Jun-28     $333,726.21   75.91                     0.250             0.017    0.000
4749087      360    1-May-28     $231,654.56   80.00                     0.250             0.017    0.483
4749802      360    1-Jun-28     $369,435.19   74.00                     0.250             0.017    0.358
4749803      360    1-May-28     $399,389.37   62.31                     0.250             0.017    0.358
4749805      360    1-Jun-28     $447,409.30   68.88                     0.250             0.017    0.358
4750826      360    1-Jun-28     $459,613.54   80.00                     0.250             0.017    0.000
4751179      348    1-Nov-26     $225,862.91   68.06                     0.375             0.017    0.108
4751277      360    1-Dec-27     $269,628.75   41.82                     0.375             0.017    0.608
4751502      360    1-Feb-28     $294,886.93   80.00                     0.375             0.017    0.358
4751594      360    1-May-28     $308,539.91   74.46                     0.250             0.017    0.483
4751810      360    1-Dec-27     $334,964.35   67.60                     0.375             0.017    0.233
4751942      360    1-Feb-28     $288,564.72   82.74             11      0.375             0.017    0.608
4752223      360    1-Jan-28     $228,919.23   78.64                     0.375             0.017    0.358
4752288      360    1-Dec-27     $266,271.98   90.00             11      0.375             0.017    0.483
4752311      360    1-Dec-27     $275,141.46   70.00                     0.375             0.017    0.733
4752338      360    1-Feb-28     $328,820.26   75.00                     0.375             0.017    0.608
4752373      360    1-Dec-27     $299,483.73   90.00             06      0.375             0.017    0.608
4752472      360    1-Dec-27     $583,437.06   74.07                     0.375             0.017    0.608
4752771      360    1-Jan-28     $390,312.93   68.17                     0.375             0.017    0.608
4752842      360    1-Jan-28     $515,218.59   75.84                     0.375             0.017    0.608
4752874      360    1-Dec-27     $239,506.72   89.83             17      0.375             0.017    0.483
4753111      360    1-Dec-27     $232,789.90   84.99                     0.375             0.017    0.108
4753222      348    1-Dec-26     $282,440.82   84.78             17      0.375             0.017    0.608
4753244      360    1-Feb-28     $250,780.32   94.29             11      0.375             0.017    0.233
4753327      360    1-Feb-28     $323,808.83   60.75                     0.375             0.017    0.483
4753480      360    1-Jan-28     $300,732.37   86.29             01      0.375             0.017    0.733
4753574      360    1-Feb-28     $286,414.77   90.00             11      0.375             0.017    0.108
4753600      360    1-Dec-27     $328,253.15   68.76                     0.375             0.017    0.358
4753659      360    1-Jan-28     $416,970.61   70.00                     0.375             0.017    1.108
4754030      360    1-Dec-27     $418,825.90   56.13                     0.375             0.017    0.483
4754464      348    1-Jan-27     $246,339.04   90.00             11      0.375             0.017    0.608
4754588      360    1-Jun-28     $404,699.43   75.00                     0.250             0.017    0.483
4756075      240    1-Mar-18     $290,991.60   65.22                     0.250             0.017    0.358
4756426      360    1-Jun-28     $242,220.10   80.00                     0.250             0.017    0.483
4758052      360    1-Jun-28     $419,438.67   80.00                     0.250             0.017    0.358
4759266      360    1-Jun-28     $399,687.96   40.00                     0.250             0.017    0.233
4759763      360    1-Jun-28     $282,784.65   70.75                     0.250             0.017    0.358
4765587      360    1-Mar-28     $247,927.24   93.16                     0.250             0.017    0.000
4765847      360    1-Apr-28     $351,670.06   75.00                     0.250             0.017    0.233
4765945      360    1-Mar-28     $450,640.93   80.00                     0.250             0.017    0.108
4771178      360    1-Apr-28     $279,340.74   61.54                     0.250             0.017    0.233
4771186      360    1-Apr-28     $351,670.06   89.81             01      0.250             0.017    0.233
4771210      360    1-Apr-28     $300,291.31   79.21                     0.250             0.017    0.233
4771237      344    1-Oct-26     $314,444.29   68.33                     0.250             0.017    0.858
4771824      360    1-Mar-28     $291,158.67   75.00                     0.250             0.017    0.233
4771837      360    1-Mar-28     $343,019.38   80.00                     0.250             0.017    0.733
4771864      360    1-Apr-28     $302,286.59   72.14                     0.250             0.017    0.233
4771871      360    1-Apr-28     $337,972.26   68.00                     0.250             0.017    0.358
4772079      360    1-Apr-28     $308,698.62   69.66                     0.250             0.017    0.233
4772084      360    1-Mar-28     $310,993.08   78.39                     0.250             0.017    0.108
4772088      360    1-Apr-28     $290,280.23   84.35             01      0.250             0.017    0.000
4772095      360    1-Apr-28     $292,310.14   74.74                     0.250             0.017    0.233
4772121      360    1-Apr-28     $245,406.32   69.00                     0.250             0.017    0.108
4773344      360    1-Apr-28     $399,081.27   80.00                     0.250             0.017    0.358
4773439      360    1-Mar-28     $438,579.98   40.00                     0.250             0.017    0.108
4775694      360    1-Jun-28     $249,814.46   89.29             06      0.250             0.017    0.483
4778676      360    1-Jun-28     $279,776.08   65.12                     0.250             0.017    0.108
4778719      360    1-Jun-28     $346,735.95   80.00                     0.250             0.017    0.358
4781178      360    1-May-28     $259,041.79   78.27                     0.250             0.017    0.858
4781189      360    1-Apr-28     $304,281.88   78.21                     0.250             0.017    0.233
4781231      360    1-Apr-28     $419,035.33   80.00                     0.250             0.017    0.358
4781278      360    1-May-28     $275,578.67   80.00                     0.250             0.017    0.358
4781304      360    1-Apr-28     $235,457.96   80.00                     0.250             0.017    0.358
4781482      360    1-Apr-28     $475,904.42   36.69                     0.250             0.017    0.358
4781486      360    1-Mar-28     $244,247.41   92.45             13      0.250             0.017    0.358
4781499      360    1-Apr-28     $304,281.88   59.22                     0.250             0.017    0.233
4781504      360    1-Apr-28     $279,340.77   80.00                     0.250             0.017    0.233
4781515      360    1-Apr-28     $199,573.81   80.00                     0.250             0.017    0.733
4781518      360    1-Mar-28     $248,852.07   80.00                     0.250             0.017    0.483
4781754      360    1-May-28     $331,493.18   80.00                     0.250             0.017    0.358
4781765      360    1-Jun-28     $324,733.59   68.42                     0.250             0.017    0.000
4781778      360    1-May-28     $247,122.19   72.79                     0.250             0.017    0.358
4781794      360    1-Apr-28     $399,058.20   80.00                     0.250             0.017    0.233
4781799      360    1-Apr-28     $335,208.88   80.00                     0.250             0.017    0.233
4781807      360    1-Apr-28     $250,451.54   61.98                     0.250             0.017    0.608
4781882      360    1-Apr-28     $293,307.78   75.38                     0.250             0.017    0.233
4781887      360    1-Apr-28     $359,152.41   79.30                     0.250             0.017    0.233
4781906      360    1-May-28     $287,549.30   80.00                     0.250             0.017    0.233
4781914      348    1-Apr-27     $399,025.29   44.44                     0.250             0.017    0.483
4781922      360    1-Apr-28     $327,283.29   80.00                     0.250             0.017    0.608
4781983      360    1-May-28     $326,513.10   73.48                     0.250             0.017    0.483
4786260      360    1-Apr-28     $148,873.97   80.00                     0.250             0.017    0.608
4786276      360    1-Apr-28     $249,439.89   52.63                     0.250             0.017    0.483
4786280      360    1-Apr-28     $360,637.23   80.00                     0.250             0.017    0.483
4786284      360    1-Apr-28      $71,838.71   74.23                     0.250             0.017    0.483
4786290      360    1-Apr-28     $183,627.14   94.85                     0.250             0.017    0.983
4786325      360    1-Aug-25     $272,744.80   98.23                     0.250             0.017    1.108
4786328      360    1-Apr-26     $353,377.10  100.00                     0.250             0.017    1.358
4786540      360    1-Dec-27     $325,352.80   76.05                     0.250             0.017    0.733
4786544      360    1-Apr-28     $217,511.59  100.00                     0.250             0.017    0.483
4786556      360    1-Jan-28     $169,249.80   38.99                     0.250             0.017    0.608
4786565      360    1-Apr-28     $568,723.00  100.00                     0.250             0.017    0.483
4786583      360    1-Apr-28      $99,802.44   55.56                     0.250             0.017    1.108
4786591      360    1-Apr-28      $79,825.21  100.00                     0.250             0.017    0.608
4786614      360    1-Apr-28      $58,646.81   22.60                     0.250             0.017    1.233
4786620      360    1-Apr-28      $84,827.76   54.49                     0.250             0.017    0.983
4786632      360    1-Apr-28     $102,270.38  100.00                     0.250             0.017    0.483
4786637      360    1-Apr-28     $129,743.14   78.79                     0.250             0.017    1.108
4786641      360    1-Apr-28     $598,552.01   95.24                     0.250             0.017    0.108
4786654      360    1-Apr-28     $468,366.92   62.67                     0.250             0.017    0.358
4786657      360    1-Sep-25     $272,513.16  100.00                     0.250             0.017    0.733
4786667      360    1-Apr-28     $178,138.29   77.61                     0.250             0.017    0.983
4786683      360    1-Apr-28     $317,287.57  100.00                     0.250             0.017    0.483
4786700      360    1-Apr-28     $239,525.84  100.00                     0.250             0.017    1.108
4786704      360    1-Apr-28     $149,564.15   99.93                     0.250             0.017    0.483
4786715      360    1-Jun-28     $539,599.24   99.08                     0.250             0.017    0.483
4786735      360    1-Apr-28     $149,663.94   33.33                     0.250             0.017    0.483
4786739      360    1-Apr-28      $74,836.11   48.70                     0.250             0.017    0.608
4786749      360    1-Apr-28     $548,767.79   78.57                     0.250             0.017    0.483
4786755      360    1-Apr-28     $850,229.41   77.45                     0.250             0.017    0.858
4786763      360    1-Mar-28     $261,214.89   79.82                     0.250             0.017    0.483
4786773      360    1-Apr-28     $144,632.69   40.05                     0.250             0.017    0.483
4786787      360    1-Mar-28     $558,321.93   70.00                     0.250             0.017    0.483
4786793      360    1-Apr-28     $499,012.12   33.33                     0.250             0.017    1.108
4786799      360    1-Apr-28     $324,234.81   58.45                     0.250             0.017    0.233
4786803      360    1-Feb-28     $398,497.03   77.67                     0.250             0.017    0.483
4786807      360    1-Apr-28     $320,599.24   87.41                     0.250             0.017    0.483
4786816      360    1-Apr-28     $118,932.96   80.00                     0.250             0.017    0.483
4786822      360    1-Jan-28     $257,857.22  100.00                     0.250             0.017    0.608
4786830      360    1-Apr-28     $598,784.16   95.24                     0.250             0.017    0.983
4786840      360    1-Jan-28     $171,380.34   72.08                     0.250             0.017    0.608
4786845      360    1-Apr-28     $244,451.09   79.03                     0.250             0.017    0.483
4786852      360    1-Mar-28     $211,364.76   80.00                     0.250             0.017    0.483
4786859      360    1-Apr-28     $199,551.92   82.99                     0.250             0.017    0.483
4786884      360    1-Mar-28      $62,230.84   80.00                     0.250             0.017    0.983
4786889      360    1-Dec-27     $216,901.86   45.89                     0.250             0.017    0.733
4786904      360    1-Apr-28     $165,164.63  100.00                     0.250             0.017    0.983
4786906      360    1-Apr-28     $448,966.44   77.59                     0.250             0.017    0.358
4786920      360    1-Apr-28     $339,238.27   59.13                     0.250             0.017    0.483
4786928      360    1-Apr-28     $289,350.29   92.06                     0.250             0.017    0.483
4786934      360    1-Mar-28     $226,319.78   68.79                     0.250             0.017    0.483
4786945      360    1-Apr-28     $149,663.94   69.77                     0.250             0.017    0.483
4786946      360    1-Apr-28      $89,798.37  100.00                     0.250             0.017    0.483
4787154      360    1-Apr-28     $578,565.41   88.55                     0.250             0.017    0.000
4787627      360    1-Jun-28     $334,751.38   71.97                     0.250             0.017    0.483
4788293      360    1-Jun-28     $283,783.90   80.00                     0.250             0.017    0.358

                                  $48,726,395.01


COUNT:          166
WAC:              7.49509067
WAM:            353.328288
WALTV:           75.207152

NASCOR
NMI / 1998-17 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


MORTGAGE                               NMI
LOAN                                   LOAN
NUMBER   SERVICER                      SELLER
------   --------                      ------

4646396  FT MORTGAGE COMPANIES         FT MORTGAGE COMPANIES
4652502  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4668819  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4679492  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4701421  BRENTON MORTGAGE, INC.        BRENTON MORTGAGE, INC.
4731706  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4731770  PEOPLE'S BANK                 PEOPLE'S BANK
4731779  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4732614  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4733463  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4733540  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4733611  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4733991  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4735094  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4735151  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4735174  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4740529  FT MORTGAGE COMPANIES         FT MORTGAGE COMPANIES
4741656  PEOPLE'S BANK                 PEOPLE'S BANK
4742800  FT MORTGAGE COMPANIES         FT MORTGAGE COMPANIES
4742977  FT MORTGAGE COMPANIES         FT MORTGAGE COMPANIES
4743090  FT MORTGAGE COMPANIES         FT MORTGAGE COMPANIES
4743385  FT MORTGAGE COMPANIES         FT MORTGAGE COMPANIES
4744278  PEOPLE'S BANK                 PEOPLE'S BANK
4744283  PEOPLE'S BANK                 PEOPLE'S BANK
4745357  HUNTINGTON MORTGAGE COMPAN    HUNTINGTON MORTGAGE COMPAN
4746661  PEOPLE'S BANK                 PEOPLE'S BANK
4748180  PEOPLE'S BANK                 PEOPLE'S BANK
4748858  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4748866  HUNTINGTON MORTGAGE COMPAN    HUNTINGTON MORTGAGE COMPAN
4748958  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4749080  PEOPLE'S BANK                 PEOPLE'S BANK
4749087  PEOPLE'S BANK                 PEOPLE'S BANK
4749802  FIRST BANK NATIONAL ASSOC.    FIRST BANK NATIONAL ASSOC.
4749803  FIRST BANK NATIONAL ASSOC.    FIRST BANK NATIONAL ASSOC.
4749805  FIRST BANK NATIONAL ASSOC.    FIRST BANK NATIONAL ASSOC.
4750826  PEOPLE'S BANK                 PEOPLE'S BANK
4751179  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4751277  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4751502  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4751594  PEOPLE'S BANK                 PEOPLE'S BANK
4751810  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4751942  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752223  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752288  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752311  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752338  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752373  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752472  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752771  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752842  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4752874  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753111  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753222  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753244  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753327  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753480  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753574  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753600  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4753659  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4754030  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4754464  BANC ONE MORTGAGE CORP.       BANC ONE MORTGAGE CORP.
4754588  BANK OF OKLAHOMA, N.A.        BANK OF OKLAHOMA, N.A.
4756075  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4756426  HUNTINGTON MORTGAGE COMPAN    HUNTINGTON MORTGAGE COMPAN
4758052  BANK OF OKLAHOMA, N.A.        BANK OF OKLAHOMA, N.A.
4759266  BANK OF OKLAHOMA, N.A.        BANK OF OKLAHOMA, N.A.
4759763  HUNTINGTON MORTGAGE COMPAN    HUNTINGTON MORTGAGE COMPAN
4765587  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4765847  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4765945  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771178  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771186  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771210  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771237  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771824  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771837  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771864  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4771871  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4772079  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4772084  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4772088  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4772095  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4772121  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4773344  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4773439  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4775694  FARMERS STATE BANK & TRUST    FARMERS STATE BANK & TRUST
4778676  BANK OF OKLAHOMA, N.A.        BANK OF OKLAHOMA, N.A.
4778719  BANK OF OKLAHOMA, N.A.        BANK OF OKLAHOMA, N.A.
4781178  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781189  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781231  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781278  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781304  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781482  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781486  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781499  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781504  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781515  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781518  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781754  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781765  PEOPLE'S BANK                 PEOPLE'S BANK
4781778  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781794  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781799  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781807  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781882  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781887  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781906  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781914  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781922  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4781983  SUNTRUST MORTGAGE, INC.       SUNTRUST MORTGAGE, INC.
4786260  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786276  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786280  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786284  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786290  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786325  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786328  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786540  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786544  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786556  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786565  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786583  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786591  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786614  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786620  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786632  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786637  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786641  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786654  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786657  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786667  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786683  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786700  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786704  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786715  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786735  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786739  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786749  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786755  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786763  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786773  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786787  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786793  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786799  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786803  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786807  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786816  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786822  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786830  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786840  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786845  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786852  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786859  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786884  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786889  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786904  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786906  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786920  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786928  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786934  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786945  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4786946  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4787154  MERRILL LYNCH CREDIT CORP.    MERRILL LYNCH CREDIT CORP.
4787627  AMERICA FIRST CREDIT UNION    AMERICA FIRST CREDIT UNION
4788293  BANK OF OKLAHOMA, N.A.        BANK OF OKLAHOMA, N.A.

COUNT:    166
WAC:        7.495090666
WAM:      353.3282879
WALTV:     75.207152

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information
----------------

     Name of Mortgagor:                      _____________________________

     Servicer
     Loan No.:                               _____________________________


Custodian/Trustee
-----------------

     Name:                                   _____________________________

     Address:                                _____________________________

                                             _____________________________
     Custodian/Trustee
     Mortgage File No.:                      _____________________________


Seller
------

     Name:                                   _____________________________

     Address:                                _____________________________

                                             _____________________________

     Certificates:                           Mortgage Pass-Through Certificates,
                                             Series 1998-17


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1998-17, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of July 28, 1998 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

(  )   Promissory Note dated  ______________,  199__, in the original  principal sum  of  $___________,  made  by  ____________________,  payable  to,  or endorsed to the order of, the Trustee.

(  )   Mortgage   recorded   on    _____________________   as   instrument   no.
       ______________   in  the  County  Recorder's  Office  of  the  County  of
       ____________________,     State     of     _______________________     in
       book/reel/docket  ____________________  of official records at page/image
       ------------.

(  )   Deed  of  Trust  recorded  on   ____________________  as  instrument  no.
       _________________  in the  County  Recorder's  Office  of the  County  of
       ___________________,   State  of  _________________  in  book/reel/docket
       ____________________ of official records at page/image ------------.

(  )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded  on
       ______________________________  as instrument no.  ______________  in the
       County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ------------.

(  )   Other   documents,   including  any  amendments,   assignments  or  other
       assumptions of the Mortgage Note or Mortgage.

       ( ) _____________________________________________

       ( ) _____________________________________________

       ( ) _____________________________________________

       ( ) _____________________________________________


     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION

                                        By:  __________________________

                                        Title: ________________________


Date: ________________, 19__

                                    EXHIBIT H

                                              AFFIDAVIT   PURSUANT   TO  SECTION
                                              860E(e)(4) OF THE INTERNAL REVENUE
                                              CODE OF 1986, AS AMENDED,  AND FOR
                                              NON-ERISA INVESTORS

STATE OF            )
                    ) ss:
COUNTY OF           )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-17, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                        [NAME OF PURCHASER]


                                        By:__________________________
                                             [Name of Officer]
                                             [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of __________ , 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





            [Letter from Transferor of Class [A-R][A-LR] Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

     Re:  Norwest Asset Securities Corporation,
          Series 1998-17, Class [A-R][A-LR]

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                        Very truly yours,

                                        [Transferor]


                                        _____________________________

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-17
                  CLASS [A-8][A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER




                                        _________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703


     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-17, Class [A-8][A-PO][B-4][B-5][B-6] Certificates (the "Class [A-8][A-PO][B-4][B-5][B-6]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 28, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-17.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-8][A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

     (b)  The  Purchaser  is  acquiring  the  Class   [A-8][A-PO][B-4][B-5][B-6]
Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

     [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-8][A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-8][A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

     [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

     (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-8][A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-8][A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-8][A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-8][A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-8][A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-8][A-PO][B-4][B-5][B-6] Certificates.

     [(e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA,
Section 4975 of the Code or Similar Law).]

     [(e) For the Class A-8 Certificates: If the purchaser is an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan or a person utilizing the assets of a Plan, then such Plan or person is an "accredited investor" within the meaning of Rule 501(a)(1) of the Act.]

     (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-8][A-PO][B-4][B-5][B-6] Certificates.

     (a) The Purchaser understands that the Class [A-8][A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-8][A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-8][A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Class [A-8][A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

     (c) The Purchaser acknowledges that its Class [A-8][A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]



                                        By:  ______________________________

                                        Its: ______________________________

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-17
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER





                                        ________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703


     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-17, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 28, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-17.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

     Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3]
Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]



                                        By:  _____________________________

                                        Its: _____________________________

                                        [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                   Banc One Mortgage Corp. Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               First Bank National Association Servicing Agreement

                   Suntrust Mortgage Inc. Servicing Agreement

      Farmers State Bank and Trust Company of Superior Servicing Agreement

                        People's Bank Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                    Brenton Mortgage Inc. Servicing Agreement

                 Merrill Lynch Credit Corp. Servicing Agreement

                 America First Credit Union Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT


     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     __________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-17, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of July 28, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.


     ___________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices


     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-17. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company,

          Norwest Bank Minnesota, National Association
          7485 New Horizon Way
          Frederick, MD  21703

          Attention:     Vice President, Master Servicing
          Phone:         301-696-7800
          Fax:           301-815-6365


     (b) in the case of the Purchaser,

          ____________________________
          ____________________________
          ____________________________
          ____________________________
          Attention: _________________


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        Norwest Bank Minnesota, National
                                        Association



                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________



                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________